                                                                  EXHIBIT 99.17H

2001 ANNUAL REPORT
September 30, 2001

[MORGAN STANLEY LOGO]

Morgan Stanley Institutional Fund Trust

FIXED INCOME PORTFOLIOS

Fixed Income Portfolio
Special Purpose Fixed Income Portfolio
Fixed Income II Portfolio
Domestic Fixed Income Portfolio
Cash Reserves Portfolio
Global Fixed Income Portfolio
High Yield Portfolio
Intermediate Duration Portfolio
International Fixed Income Portfolio
Limited Duration Portfolio
Municipal Portfolio

BALANCED PORTFOLIOS

Balanced Portfolio
Multi-Asset-Class Portfolio

2001 ANNUAL REPORT
September 30, 2001

Table of Contents

Morgan Stanley Institutional Fund Trust
is pleased to present the Annual Report
for the Fixed Income and Balanced
Portfolios as of September 30, 2001.
Please call your client service
representative at 800-354-8185 with any
questions regarding this report.

President's Letter                                          1
-------------------------------------------------------------
PORTFOLIO OVERVIEWS AND STATEMENTS OF NET ASSETS
Core Fixed Income Distinguishing Characteristics and
  General Strategy                                          2
-------------------------------------------------------------
  Fixed Income Portfolio                                    3
-------------------------------------------------------------
  Special Purpose Fixed Income Portfolio                   14
-------------------------------------------------------------
  Fixed Income II Portfolio                                23
-------------------------------------------------------------
  Domestic Fixed Income Portfolio                          31
-------------------------------------------------------------
Cash Reserves Portfolio                                    39
-------------------------------------------------------------
Global Fixed Income Portfolio                              42
-------------------------------------------------------------
High Yield Portfolio                                       47
-------------------------------------------------------------
Intermediate Duration Portfolio                            55
-------------------------------------------------------------
International Fixed Income Portfolio                       63
-------------------------------------------------------------
Limited Duration Portfolio                                 67
-------------------------------------------------------------
Municipal Portfolio                                        75
-------------------------------------------------------------
Balanced Portfolio                                         83
-------------------------------------------------------------
Multi-Asset-Class Portfolio                                95
-------------------------------------------------------------
STATEMENTS OF OPERATIONS                                  110
-------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS                       114
-------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                      123
-------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                             139
-------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT                              153
-------------------------------------------------------------
FEDERAL INCOME TAX INFORMATION                            154
-------------------------------------------------------------

This annual report contains certain
investment return information. Past
performance is not indicative of future
results and the investment return and
principal value of an investment will
fluctuate so that an investor's shares,
when redeemed, may be worth either more
or less than their original cost.

This report has been prepared for
shareholders and may be distributed to
others only if preceded or accompanied
by a current prospectus.

2001 ANNUAL REPORT
September 30, 2001
                                                                               1

President's Letter

Dear Shareholders:

We are pleased to present the Fund's Annual Report for the one-year ended September 30, 2001. Our Fund currently offers 24 portfolios that provide investors with a diverse array of equity, fixed-income, and asset-allocation products. In this Report you will find portfolio manager commentary, performance statistics, and a complete list of holdings for each of the Fund's Fixed Income/Balanced Portfolios. The Annual Reports of the Equity and Advisory Portfolios of the Fund are presented separately.

MARKET OVERVIEW

Even before the beginning of fiscal year 2001, the major indexes were heading into bear-market territory in anticipation of an economic downturn. Over the next twelve months, those indexes continued to decline in value. Large-cap stocks were particularly hard hit. For the fiscal year ended September 30, 2001, the S&P 500 Index returned -26.6%. By comparison, mid-cap and small-cap equities performed somewhat better: the S&P MidCap 400 Index dropped by 19.0% and the Russell 2000 fell 21.2% for the same period.

During the first months of the fiscal year, market losses were heavily concentrated in technology stocks as companies aggressively trimmed spending on information technology. As a result, the Nasdaq and its hi-tech constituents declined precipitously. In the meantime, value-type equities performed well. From September 2000 to the end of December 2000, the S&P Barra Value Index outperformed the S&P Barra Growth Index by almost 19 percentage points. But by early 2001, the turmoil began to spread to old-economy stalwarts as well, leaving very few places in the market to hide. Then, shortly after the market appeared to be reaching a bottom, the September 11 terrorist attacks sent stocks swooning once again in one of the greatest weekly drops in history.

In an attempt to reverse the economic slowdown, the Federal Reserve Bank began to cut interest rates dramatically in January 2001. The Fed Funds rate dropped from 6.5% to 3.0% in just nine months. As investors fled equities in favor of more stable assets, bonds rallied. The Merrill Lynch Treasury index returned 12.9% in the twelve months ended September 2001, while the corresponding corporate index gained 13.6%.

MARKET OUTLOOK

The horrific attacks of September 11(th) interrupted an economy that appeared to be close to a bottom. Before the attack, unemployment had risen from a low of 3.9% in September 2000 to 4.9% one year later. Over the same time period, the University of Michigan index of consumer sentiment fell 25 points, to 82.7. Terrorism has exacerbated these economic challenges, and the consensus is that the economy is already in recession. Earnings expectations and GDP forecasts have been substantially lowered in the wake of the attacks.

But several factors suggest that the recession could be muted and that in 2002 the markets may begin to bounce back, leading the economy to recovery. Those factors that had slowed the economy at the turn of the millennium have reversed, laying the groundwork for a return to stronger economic growth. We believe the Fed's aggressive monetary easing should begin to take hold and promote stronger economic growth. Fiscal stimulus, including tax breaks and extended unemployment coverage, should also provide a boost. In addition, consumers and businesses should have more money to spend because of lower oil prices, which functions much like a tax break. We therefore believe that the market should, in our view, begin to rebound during 2002.

OTHER DEVELOPMENTS

As part of an ongoing global branding initiative, Morgan Stanley Dean Witter & Co. changed its brand name to Morgan Stanley in 2001. In conjunction with that change, Morgan Stanley Institutional Fund Trust (formerly, MAS Funds) and Morgan Stanley Institutional Fund, Inc. changed their brand name to Morgan Stanley Institutional Funds. Combining resources of our two institutional fund families gives Morgan Stanley's clients access to the full spectrum of world-class investment products. We are excited about the opportunities this brings to our clients and appreciate your continued support.

Sincerely,

[/s/ Ronald E. Robison]

Ronald E. Robison
President
November 2001

2

Portfolio Overview

CORE FIXED-INCOME PORTFOLIOS: DISTINGUISHING CHARACTERISTICS AND GENERAL
STRATEGY

- FIXED INCOME PORTFOLIO

- SPECIAL PURPOSE FIXED INCOME PORTFOLIO

- FIXED INCOME II PORTFOLIO

- DOMESTIC FIXED INCOME PORTFOLIO

The MSIF Trust core fixed-income portfolios invest in a broad array of fixed-income securities -- including U.S. Treasury and Agency securities, corporate obligations including high yielding securities, mortgage-backed issues, and, where permitted, non-dollar bonds -- while seeking to maintain a high overall credit quality. To meet the various needs of different core fixed-income investors, MSIF Trust offers four different core fixed-income mutual funds -- all of which are actively managed by Morgan Stanley Investments LP's fixed-income team.

The FIXED INCOME PORTFOLIO is the flagship offering of the MSIF Trust core fixed-income portfolios, and is structured to take full advantage of the Advisor's core fixed-income capabilities. The SPECIAL PURPOSE FIXED INCOME PORTFOLIO has similar broad guidelines, but is designed especially for use as part of a balanced investment program. The FIXED INCOME II PORTFOLIO invests only in fixed-income securities with credit-quality ratings of BBB or better, while the DOMESTIC FIXED INCOME PORTFOLIO invests only in dollar-denominated fixed-income securities issued by domestic entities with a credit-quality rating of BBB or better.

Morgan Stanley Investments LP's core fixed-income strategies have three major objectives. The first is to provide investors with a positive real return -- a total return including income and capital gains that is greater than the rate of inflation. The second is to help diversify equity-oriented strategies in other areas of clients' investment programs. The third is to provide a hedge against a severe economic contraction. To provide this hedge, each portfolio maintains a high average credit quality and an emphasis on non-callable, prepayment-protected securities. This approach positions each portfolio to perform well when other market sectors experience poor returns.

PERFORMANCE DISCUSSION:

In a period of high volatility for both fixed-income and equity securities, especially following the September 11, 2001 terrorist attacks on the U.S., the absolute returns were: the FIXED INCOME PORTFOLIO was 12.74%; the SPECIAL PURPOSE PORTFOLIO was 13.04%; the FIXED INCOME II PORTFOLIO was 13.45% and the DOMESTIC FIXED INCOME PORTFOLIO was 13.68%. All of the products mentioned above utilize the same benchmark, the Salomon Broad Investment Grade Index, which returned 13.04%.

The fiscal year 2001 was characterized by narrowing yield spreads and declining interest rates. With investment-grade corporates, mortgages, and agency debt securities offering exceptionally wide yield spreads relative to their underlying fundamental risks, the Portfolios sought to maintain an above-benchmark sensitivity to most non-Treasury sectors throughout the fiscal year. Investment-grade yield spreads narrowed as the market entered 2001, and this trend remained in place through most of the period. The combination of narrowing yield spreads plus the favorable "running yield" advantage of the Portfolios relative to both U.S. Treasuries and the benchmark had a favorable effect on relative performance. Although yield spreads widened following the tragic events of September 11, 2001, especially among corporates, this unfavorable development offset only a portion of the value added from our systematic overweight in these non-Treasury sectors, as well as the favorable effects of our security selection decisions. The FIXED INCOME AND SPECIAL PURPOSE FIXED INCOME Portfolios' opportunistic use of below investment-grade bonds was relatively small. It was a drag on relative performance during the year, as most of these bonds underperformed investment-grade corporates with similar levels of interest-rate risk.

Interest rates, especially at the short-end of the yield-curve, experienced significant declines during the fiscal year. In response to signs of a weaker economy and significant easing moves by the Federal Reserve, short-term Treasury yields declined by more than 300 basis points; long-term Treasury yields lagged this rally, declining by nearly half as much as those on shorter-term instruments. The Portfolios interest-rate risk management activities involve a careful analysis of market rates to uncover situations where the market's implied interest-rate forecast is extreme relative to underlying fundamentals. As interest rates fell, our analysis suggested that the market was already pricing-in expectations of unsustainably low short-term rates for an extended period of time. Viewing this as an extreme market forecast, the Portfolios scaled into a below-benchmark interest-rate risk position as the fiscal year progressed. While this position detracted from relative performance during the period as interest rates continued to decline, we remain confident that this strategy will add value; accordingly, we carried over this below-benchmark interest-rate risk position into the new fiscal year.

Our yield-curve strategy was geared toward achieving the desired interest-rate risk positions throughout the period. To attain a below-benchmark interest-rate risk posture, we initially underweighted longer-maturities. As these bonds became cheap relative to other areas of the curve, however, we eliminated this position in favor of an underweight in the five- to ten-year area of the yield curve. We viewed this area as being the most expensive part of the yield curve, and we maintained this position as the fiscal year came to a close.

The FIXED INCOME, SPECIAL PURPOSE FIXED INCOME and FIXED INCOME II Portfolios sought to make opportunistic use of non-dollar securities during the period. As the euro currency became highly attractive versus the U.S. dollar and European real yields remained competitive with U.S. real yields, we initiated a small non-dollar position in euro-denominated bonds on a currency-exposed basis. This position added value as the euro rallied versus the dollar. We maintained this small non-dollar position as we entered the new fiscal year.

At fiscal year-end, the Portfolios in our view were well positioned to take advantage of attractive opportunities in most non-Treasury sectors while maintaining a well-diversified, high-quality, call-protected investment strategy.

2001 ANNUAL REPORT
September 30, 2001
                                                                               3

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

FIXED INCOME
-----------------------------------------------------------
                       Institutional   Investment   Adviser       Salomon Broad
                            [ ]            L           P      INVESTMENT GRADE INDEX
----------------------------------------------------------------------------------------
One Year                  12.74%         12.59%     12.43%            13.04%
----------------------------------------------------------------------------------------
Five Years                 7.80%          7.65%      7.53%             8.07%
----------------------------------------------------------------------------------------
Ten Years                  8.37%          8.29%      8.23%             7.81%
----------------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. High yield fixed income securities, otherwise known as "junk bonds", represent a much greater risk of default and tend to be more volatile than lower rated bonds.

[ ] Represents an investment in the Institutional Class.

L   Represents an investment in the Investment Class which commenced operations
10/15/96. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.15% Shareholder Servicing Fee applicable to the Investment Class.

P   Represents an investment in the Adviser Class which commenced operations
11/7/96. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.25% 12b-1 Fee applicable to the Adviser Class.

Total returns for the Investment and Adviser Classes of the Portfolio reflect expenses reimbursed by the Adviser for certain periods. Without such reimbursements, total returns would have been lower.

*Total returns are compared to the Salomon Broad Investment Grade Index, an unmanaged market index.

4

Statement of Net Assets

FIXED INCOME PORTFOLIO
FIXED INCOME SECURITIES (120.5%)

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
           SEPTEMBER 30, 2001             & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (72.7%)
Federal Home Loan Mortgage Corporation,
 Conventional Pools:
   10.00%, 2/1/10-11/1/20                   Agy       $    8,845   $      9,763
   10.50%, 8/1/09-3/1/19                    Agy              285            318
   11.00%, 5/1/11-9/1/20                    Agy            1,912          2,136
   11.25%, 10/1/11-12/1/15                  Agy              638            713
   11.50%, 1/1/11-12/1/15                   Agy               81             93
   11.75%, 4/1/19                           Agy               32             37
   12.00%, 10/1/09-2/1/15                   Agy              118            135
   12.50%, 8/1/13                           Agy               17             19
   13.00%, 6/1/19                           Agy               23             26
   14.00%, 8/1/14                           Agy                7              8
   14.75%, 3/1/10                           Agy                9             10
 Gold Pools:
   7.50%, 3/1/30-12/1/30                    Agy           63,433         65,974
   8.50%, 3/1/09-7/1/31                     Agy           70,516         74,452
   9.00%, 7/1/17                            Agy            4,507          4,779
   9.50%, 1/1/21-12/1/22                    Agy            4,469          4,917
   10.00%, 6/1/17-3/1/21                    Agy            3,178          3,522
   10.50%, 8/1/19-4/1/21                    Agy            1,601          1,791
 ??October TBA
   6.50%, 10/1/31                           Agy           35,900         36,543
   7.00%, 10/1/31                           Agy           15,250         15,786
   8.00%, 10/1/31                           Agy           80,050         83,977
 ??November TBA
   6.50%, 11/1/31                           Agy           35,900         36,418
   7.00%, 11/1/31                           Agy            6,250          6,446
Federal National Mortgage Association,
 Conventional Pools:
   8.50%, 9/1/09-3/1/31                     Agy          392,903        414,928
   9.00%, 12/1/08-1/1/22                    Agy           11,525         12,219
   9.50%, 11/1/13-4/1/30                    Agy           40,013         43,687
   10.00%, 9/1/10-10/1/25                   Agy            3,346          3,709
   10.50%, 6/1/10-7/1/25                    Agy            4,268          4,788
   10.75%, 2/1/11                           Agy               11             12
   11.00%, 7/1/20-11/1/20                   Agy            1,455          1,655
   11.50%, 1/1/13-2/1/20                    Agy            1,806          2,076
   12.50%, 2/1/16                           Agy              242            283
 ??October TBA
   6.00%, 10/1/31                           Agy          180,025        179,359
   6.50%, 10/1/31                           Agy          258,900        263,174
   7.00%, 10/1/31                           Agy          125,000        129,211
   7.50%, 10/1/31                           Agy           68,125         70,814
   8.00%, 10/1/31                           Agy          360,675        378,088

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
 ??November TBA
   6.00%, 11/1/31                           Agy       $  105,025   $    104,324
   6.50%, 11/1/31                           Agy          206,750        209,473
   7.00%, 11/1/31                           Agy          145,000        149,364
   7.50%, 11/1/31                           Agy           74,125         76,916
   8.00%, 11/1/31                           Agy           83,150         87,061
Government National Mortgage
 Association,
 Adjustable Rate Mortgages:
   6.375%, 1/20/25-6/20/25                  Tsy           56,721         58,098
   7.38%, 1/20/28                           Tsy            2,780          2,831
   7.625%, 10/20/25-12/20/27                Tsy           22,517         23,093
   7.75%, 7/20/25-9/20/27                   Tsy           13,286         13,636
   11.00%, 11/20/15-12/20/15                Tsy               66             74
   11.50%, 4/20/19                          Tsy               36             40
 Various Pools:
   9.00%, 12/15/21-11/15/24                 Tsy           16,311         17,750
   9.50%, 10/15/18                          Tsy           10,978         12,163
   10.00%, 11/15/09-1/15/26                 Tsy           82,937         92,190
   10.50%, 2/15/13-2/15/25                  Tsy            7,531          8,480
   11.00%, 12/15/09-2/15/25                 Tsy           19,118         21,803
   11.50%, 4/15/13-11/15/15                 Tsy              284            327
   12.00%, 12/15/12-11/15/19                Tsy            8,830         10,304
??October TBA
   7.00%, 10/15/31                          Tsy          439,800        455,259
-------------------------------------------------------------------------------
GROUP TOTAL                                                           3,195,052
-------------------------------------------------------------------------------
ASSET BACKED CORPORATES (10.0%)
Arcadia Automobile Receivables Trust,
 Series:
   97-C A4
   6.375%, 1/15/03                          AAA            1,361          1,366
   97-D A3
   6.20%, 5/15/03                           AAA            1,082          1,088
Associates Automobile Receivables Trust,
 Series 00-1
   7.15%, 6/15/03                           AAA           10,401         10,442
Banc One Home Equity Trust,
 Series 99-1 A1
   6.06%, 1/25/12                           AAA            1,350          1,353
BMW Vehicle Lease Trust,
 Series 00-A A2
   6.65%, 2/25/03                           AAA           28,424         28,784
!Centex Home Equity Loan,
 Series 01-B A1
   4.93%, 11/25/16                          Aaa           27,807         28,096

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                               5

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
Chevy Chase Auto Receivables Trust,
 Series 97-4 A
   6.25%, 6/15/04                           AAA       $      962   $        971
Citibank Credit Card Issuance Trust,
 Series 00-A3 6.875%, 11/15/09              AAA           42,850         46,887
?!!Commercial Financial Services, Inc.,
 Series 97-5 A1 7.72%, 6/15/05              N/R            8,099          1,296
Connecticut RRB Special Purpose Trust,
 Series 01-1 A5 6.21%, 12/30/11             AAA           25,250         26,529
Conseco Finance,
 Series 00-B AF1 6.94%, 11/15/14            N/R            2,639          2,651
DaimlerChrysler Auto Trust,
 Series:
   00-C A2
   6.81%, 7/6/03                            AAA           28,577         28,932
   00-E A2
   6.21%, 12/8/03                           AAA           20,737         21,121
   01-C A2
   3.71%, 7/6/04                            AAA           11,300         11,374
Detroit Edison Securitization Funding
 LLC,
 Series:
   01-1 A3
   5.875%, 3/1/10                           AAA           13,685         14,316
   01-1 A5
   6.42%, 3/1/15                            AAA           22,715         23,647
EQCC Home Equity Loan Trust,
 Series:
   99-2 A1F 6.05%, 1/25/10                  AAA              143            143
   99-3 A1
   6.548%, 4/25/10                          AAA            1,576          1,573
First Security Auto Owner Trust,
 Series 00-1 A2 7.20%, 5/15/03              AAA            6,157          6,192
Ford Credit Auto Owner Trust,
 Series 98-A A 6.74%, 12/15/02              AAA           15,599         15,745

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
?!!Global Rated Eligible Asset Trust,
 Series 98-A A1 7.33%, 3/15/06              N/R       $    7,202   $      1,296
Greenpoint Manufactured Housing,
 Series 99-1 A1 5.78%, 12/15/09             AAA              186            185
Harley-Davidson Eaglemark Motorcycle
 Trust,
 Series 98-2 A2 5.87%, 4/15/04              AAA              498            507
MBNA Master Credit Card Trust,
 Series:
   99-B A
   5.90%, 8/15/11                           AAA           17,140         17,856
   99-I A
   6.40%, 1/18/05                           AAA            8,596          8,865
   00-E
   7.80%, 10/15/12                          AAA           17,900         20,769
Nissan Auto Receivables Owner Trust,
 Series:
   00-B A2
   7.15%, 12/15/02                          AAA           10,405         10,491
   00-C A2
   6.71%, 3/17/03                           AAA           19,056         19,268
Peco Energy Transition Trust,
 Series:
   00-A A2
   7.30%, 9/1/04                            AAA            4,800          4,940
   00-A A3
   7.625%, 3/1/10                           AAA           33,404         37,827
   01-A A1
   6.52%, 12/31/10                          AAA           10,065         10,763
PSE&G Transition Funding LLC,
 Series 01-1 A6 6.61%, 6/15/15              AAA           22,700         24,053
Toyota Auto Receivables Owner Trust,
 Series 01-A A2 5.38%, 12/15/03             AAA           11,226         11,345
-------------------------------------------------------------------------------
GROUP TOTAL                                                             440,671
-------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

6

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
ASSET BACKED MORTGAGES (0.0%)
Cityscape Home Equity Loan Trust,
 Series:
   96-3 A IO
   1.00%, 10/25/26                          AAA       $   40,742   $        216
   ?@96-3 A YMA
   10/25/26                                 N/R           37,107             --
Contimortgage Home Equity Loan Trust,
 Series:
   ?96-4 A11 IO
   1.10%, 1/15/28                           AAA           30,086            243
   @96-4 A11 YMA
   1/15/28                                  AAA           35,298             --
   ?96-4 A12 IO 1.05%, 1/15/28              AAA            4,550             24
   @96-4 A12 YMA
   1/15/28                                  AAA            5,439             --
   97-1 A10 IO 1.10%, 3/15/28               AAA           36,837            368
   @97-1 A10 YMA
   3/15/28                                  NR            41,353             --
-------------------------------------------------------------------------------
GROUP TOTAL                                                                 851
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (2.2%)
Federal Home Loan Mortgage Corporation,
 Series:
   1415-S Inv Fl IO
   15.58%, 11/15/07                         Agy              959            501
   1476-S Inv Fl IO REMIC PAC
   4.05%, 2/15/08                           Agy           10,437            882
   1485 S Inv Fl IO REMIC 4.54%, 3/15/08    Agy            7,484            766
   1600-SA Inv Fl IO REMIC
   2.94%, 10/15/08                          Agy           18,808          1,523
   1950-SC Inv Fl IO
   0.00%, 10/15/22                          Agy           11,355            866
   215 IO
   8.00%, 7/1/31                            Agy           79,264         10,379
   E2 F
   3.80%, 2/15/24                           Agy               22             22
Federal National Mortgage Association,
 Series:
   191 IO
   8.00%, 1/1/28                            Agy            4,652            779
   270 2 IO
   8.50%, 9/1/23                            Agy           26,801          4,925

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
   274 2 IO
   8.50%, 10/1/25                           Agy       $    3,210   $        523
   281 2 IO
   9.00%, 11/1/26                           Agy            4,504            839
   296 2 IO
   8.00%, 4/1/24                            Agy           24,357          4,453
   306 IO NTL STP
   8.00%, 5/1/30                            Agy           59,852          7,912
   307 IO
   8.00%, 6/1/30                            Agy           33,566          4,353
   90-118 S Inv Fl REMIC
   47.579%, 9/25/20                         Agy              382            669
   92-186 S Inv Fl IO
   3.05%, 10/25/07                          Agy           17,067          1,173
   96-14 PC PO
   12/25/23                                 Agy              644            582
   96-68 SC Inv Fl IO REMIC
   3.57%, 1/25/24                           Agy           10,865          1,388
   97-30 SI Inv Fl IO
   5.31%, 7/25/22                           Agy            2,286            184
   97-57 PV IO
   8.00%, 9/18/27                           Agy           19,579          3,585
   99-42 Inv Fl SA IO
   5.539%, 10/25/28                         Agy          104,275          8,300
   00-23 SB IO
   5.84%, 7/25/30                           Agy           85,285          5,441
   00-31 SB IO
   5.34%, 12/25/27                          Agy           72,795          3,705
   00-32 SM IO
   5.05%, 10/18/30                          Agy           57,677          3,633
   ##01-24 FA
   3.73%, 10/25/24                          Agy            8,056          8,054
   G92-53 S Inv Fl IO REMIC
   59.063%, 9/25/22                         Agy              654            659
Government National Mortgage
 Association,
 Series:
   96-12 S Inv Fl IO REMIC
   5.00%, 6/16/26                           Tsy              612             58
   96-13 S Inv Fl IO REMIC
   5.65%, 7/16/11                           Tsy              259             27
   96-17 S Inv Fl IO REMIC
   5.0625%, 8/16/26                         Tsy              979             96
   99-32 SB Inv Fl IO REMIC
   2.75%, 7/16/27                           Tsy           56,010          3,573
   99-34 SC Inv Fl IO
   5.1125%, 9/16/19                         Tsy           45,808          4,814

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                               7

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (CONT'D)
   99-38 SM Inv Fl IO
   4.912%, 5/16/26                          Tsy       $   46,534   $      2,922
   01-22 SK IO
   4.025%, 5/16/31                          Tsy           98,730          6,951
-------------------------------------------------------------------------------
GROUP TOTAL                                                              94,537
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.2%)
American Housing Trust,
 Series V 1G 9.125%, 4/25/21                AAA            2,219          2,296
!Kidder Peabody Mortgage Assets Trust,
 Series 87 B IO CMO 9.50%, 4/22/18          Aaa               26              5
##Morserv, Inc.,
 Series 96-2 1A1 3.51%, 11/25/26            AAA            6,615          6,625
-------------------------------------------------------------------------------
GROUP TOTAL                                                               8,926
-------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (1.3%)
!Asset Securitization Corp.,
 Series 97-D5 PS1 IO 1.64%, 2/14/41         Aaa           88,808          6,479
?Carousel Center Finance, Inc.,
 Series:
   1 A1
   6.828%, 11/15/07                         AA             6,415          6,572
   1 C
   7.527%, 11/15/07                         BBB+           2,663          2,712
?Creekwood Capital Corp.,
 Series 95-1A 8.47%, 3/16/15                AA             4,990          5,615
?Crystal Run Properties, Inc.,
 Series 1A 7.393%, 8/15/11                  AA            12,305         12,857
!##GMAC Commercial Mortgage Securities,
 Inc.,
 Series 96-C1 X2 IO 1.83%, 10/15/28         Aaa           19,975          1,135
!##GS Mortgage Securities Corp. II,
 Series 97-GL X2 IO 1.01%, 7/13/30          Aaa           32,379          1,040
##Nomura Asset Securities Corp.,
 Series:
   94-MD1 A2
   8.499%, 3/15/18                          N/R               40             40
   94-MD1 A3
   8.85%, 3/15/18                           N/R            4,274          4,273

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
?Park Avenue Finance Corp.,
 Series 97-C1 A1 7.58%, 5/12/12             N/R       $    9,162   $      9,949
?Prime Property Fund,
 Series 1 A 6.633%, 7/23/03                 AA             4,661          4,727
##Structured Asset Securities Corp.,
 Series:
   96-CFL X1 IO
   1.635%, 2/25/28                          N/R           20,109          1,154
   96-CFL X1A IO
   0.716%, 2/25/28                          N/R            5,551              3
   96-CFL X2 IO
   0.999%, 2/25/28                          N/R            4,306             55
-------------------------------------------------------------------------------
GROUP TOTAL                                                              56,611
-------------------------------------------------------------------------------
ENERGY (0.3%)
CMS Energy Corp.
   7.50%, 1/15/09                           BB             6,900          6,525
DTE Energy Co.
   7.05%, 6/1/11                            BBB            6,165          6,527
aMobile Energy Services LLC
   8.665%, 1/1/17                           D              8,347            417
-------------------------------------------------------------------------------
GROUP TOTAL                                                              13,469
-------------------------------------------------------------------------------
FEDERAL AGENCY (0.5%)
??Federal National Mortgage Association
   6.63%, 11/15/30                          Agy           20,000         21,304
-------------------------------------------------------------------------------
FINANCE (10.6%)
?AIG SunAmerica Global Financing VI
   6.30%, 5/10/11                           AAA           22,820         23,262
American General Corp.
   7.50%, 7/15/25                           AA-            5,715          5,986
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                            BBB+          10,110          9,888
 Series A 9.125%, 4/1/10                    BBB+           9,895         10,457
Bank of America Corp.
   7.40%, 1/15/11                           A             14,700         16,047
Bank One Corp.
   7.625%, 10/15/26                         A-             6,930          7,168
   8.00%, 4/29/27                           A-             9,575         10,326
Citigroup, Inc.
   7.25%, 10/1/10                           A+            29,440         32,044

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

8

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
FINANCE (CONT'D)
DR Structured Finance,
 Series:
   94-K1 A1
   7.60%, 8/15/07                           BB+       $    2,297   $      2,050
   94-K1 A2
   8.375%, 8/15/15                          BB+            1,055            817
EOP Operating LP
   6.763%, 6/15/07                          BBB+           3,685          3,864
   6.80%, 1/15/09                           BBB+           4,060          4,148
   7.50%, 4/19/29                           BBB+          11,275         10,787
Equitable Companies, Inc.
   6.50%, 4/1/08                            A+             5,785          5,970
   7.00%, 4/1/28                            A+             1,905          1,847
?Farmers Exchange Capital
   7.05%, 7/15/28                           A-             8,117          6,813
?Farmers Insurance Exchange
   8.625%, 5/1/24                           A-            14,570         14,801
?Florida Residential Property & Casualty
   7.375%, 7/1/03                           A              7,570          8,020
Ford Motor Credit Co.
   7.375%, 10/28/09                         A              7,220          7,363
General Electric Capital Corp.
   7.375%, 1/19/10                          AAA           14,850         16,330
General Motors Acceptance Corp.
   6.875%, 9/15/11                          A              9,045          8,914
Goldman Sachs Group, Inc.
   6.875%, 1/15/11                          A+            22,345         23,023
GS Escrow Corp.
   7.125%, 8/1/05                           BB+           12,655         12,883
Hartford Financial Services Group, Inc.
   7.90%, 6/15/10                           A              3,155          3,464
HMH Properties,
 Series A 7.875%, 8/1/05                    BB             4,790          4,215
Household Finance Corp.
   5.875%, 2/1/09                           A             14,790         14,504
   6.40%, 6/17/08                           A              3,400          3,461
?John Hancock Funds
   7.375%, 2/15/24                          AA-           15,525         15,540
J.P. Morgan Chase & Co.
   6.00%, 2/15/09                           A+             8,595          8,662
   7.00%, 11/15/09                          A+             2,325          2,470
MBNA America Bank
   6.50%, 6/20/06                           BBB+           6,855          7,011

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
?Metropolitan Life Insurance Co.
   7.45%, 11/1/23                           A+        $   13,670   $     13,330
   7.80%, 11/1/25                           A+             8,410          8,712
?Nationwide Mutual Insurance Co.
   7.50%, 2/15/24                           A-            17,685         16,110
?New England Mutual, Series DTC
   7.875%, 2/15/24                          A+               740            741
?Prime Property Funding II
   6.80%, 8/15/02                           A             10,560         10,803
   7.00%, 8/15/04                           A              7,625          7,973
?Prudential Insurance Co.
   8.30%, 7/1/25                            A-            24,810         25,957
State Street Corp.
   7.65%, 6/15/10                           A+             8,850          9,853
?Systems 2001 Asset Trust LLC
   6.664%, 9/15/13                          AAA           29,812         30,938
Washington Mutual Bank
   6.875%, 6/15/11                          BBB+           3,760          3,945
Washington Mutual, Inc.
   8.25%, 4/1/10                            BBB            6,400          7,224
?World Financial Properties,
 Series:
   96 WFP-B
   6.91%, 9/1/13                            AA-            9,697          9,914
   96 WFP-D
   6.95%, 9/1/13                            AA-           19,535         20,030
-------------------------------------------------------------------------------
GROUP TOTAL                                                             467,665
-------------------------------------------------------------------------------
FOREIGN GOVERNMENT BOND (1.9%)
Federal Home Loan Mortgage Corporation
   5.75%, 9/15/10                           Agy       EUR 87,320         82,959
-------------------------------------------------------------------------------
INDUSTRIALS (12.5%)
Adelphia Communications Corp.
   7.875%, 5/1/09                           B+        $    2,630          2,130
   9.375%, 11/15/09                         B+            10,330          8,832
Aetna, Inc.
   7.875%, 3/1/11                           BBB           11,805         11,804
Albertson's, Inc.
   7.45%, 8/1/29                            BBB+          10,090         10,081
American Home Products Corp.
   6.70%, 3/15/11                           A             19,250         20,211
AOL Time Warner, Inc.
   6.625%, 5/15/29                          BBB+          10,135          9,111
   6.75%, 4/15/11                           BBB+           2,275          2,319
   7.57%, 2/1/24                            BBB+           2,155          2,122
   7.625%, 4/15/31                          BBB+          10,310         10,453

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                               9

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Centex Corp.
   7.875%, 2/1/11                           BBB       $    8,700   $      8,794
#Charter Communications Holdings
   13.50%, 1/15/11                          B+            13,645          7,914
   ?11.75%, 5/15/11                         B+            10,215          5,618
Clear Channel Communications, Inc.
   7.65%, 9/15/10                           BBB-           6,480          6,860
CMS Panhandle Holdings Co.
   7.00%, 7/15/29                           BBB-           2,160          1,866
Conoco, Inc.
   6.95%, 4/15/29                           BBB+          25,050         23,657
Continental Airlines,
 Series 97-1A
   7.461%, 10/1/16                          AA+            2,213          2,134
Cox Communications, Inc.
   7.75%, 11/1/10                           BBB           10,315         10,985
CSC Holdings, Inc.
   7.25%, 7/15/08                           BB+            1,485          1,457
   ?7.625%, 4/1/11                          BB+              730            722
   7.625%, 7/15/18                                         4,400          3,947
   7.875%, 12/15/07                         BB+           10,190         10,396
   8.125%, 7/15/09                          BB+            1,200          1,232
DaimlerChrysler N.A. Holdings Corp.
   8.00%, 6/15/10                           A-             7,885          8,359
   8.50%, 1/18/31                           A-             5,295          5,586
?Dana Corp.
   9.00%, 8/15/11                           BBB-           6,955          6,098
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                           BBB            4,900          4,311
DR Structured Finance,
 Series 93-K1 A1
   6.66%, 8/15/10                           BB+            5,032          4,098
Federated Department Stores, Inc.
   6.90%, 4/1/29                            BBB+          14,765         12,437
   7.00%, 2/15/28                           BBB+           1,990          1,703
?Florida Windstorm
   7.125%, 2/25/19                          AAA           20,155         20,271
Ford Motor Co.
   6.625%, 10/1/28                          A             23,335         19,777
   7.45%, 7/16/31                           A              3,805          3,582
Fred Meyer, Inc.
   7.375%, 3/1/05                           BBB-           5,760          6,168
   7.45%, 3/1/08                            BBB-           3,340          3,597
?Fresenius Medical Capital Trust IV
   7.875%, 6/15/11                          B+             3,230          3,182

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Harrah's Operating Co., Inc.
   8.00%, 2/1/11                            BBB-      $    9,835   $      9,576
Hartford Life, Inc.
   7.375%, 3/1/31                           A             11,940         11,909
HCA, Inc.
   7.19%, 11/15/15                          BB+            8,895          8,406
   7.58%, 9/15/25                           BB+            4,980          4,552
   8.70%, 2/10/10                           BB+            1,250          1,355
   9.00%, 12/15/14                          BB+            5,750          6,472
?Health Net, Inc.
   8.375%, 4/15/11                          BBB-          10,650         10,990
Host Marriott LP
   8.375%, 2/15/06                          BB               645            574
Intermedia Communications, Inc.,
 Series B
   8.60%, 6/1/08                            B              4,230          4,272
?International Flavors & Fragrances,
 Inc.
   6.45%, 5/15/06                           BBB+          11,465         11,822
Kellogg Co.
   7.45%, 4/1/31                            BBB            7,710          8,070
Kmart Funding Corp.,
 Series F 8.80%, 7/1/10                     BB+            2,571          2,327
Kroger Co.
   6.80%, 4/1/11                            BBB-           2,115          2,192
   8.00%, 9/15/29                           BBB-             400            433
 Series B
   7.70%, 6/1/29                            BBB-             825            864
Lenfest Communications, Inc.
   7.625%, 2/15/08                          BBB           12,830         13,768
Lowe's Cos., Inc.
   6.50%, 3/15/29                           A             21,470         19,757
News America Holdings, Inc.
   7.28%, 6/30/28                           BBB-          15,605         13,952
   7.75%, 1/20/24                           BBB-           1,285          1,216
   7.75%, 2/1/24                            BBB-           3,116          2,948
   8.875%, 4/26/23                          BBB-           4,270          4,511
?Oxymar
   7.50%, 2/15/16                           BBB-           8,570          7,030
#Pharmacia Corp.
   6.60%, 12/1/28                           AA-           10,840         10,695
?Pulte Homes, Inc.
   7.875%, 8/1/11                           BBB-          10,820         10,182
Raytheon Co.
   8.20%, 3/1/06                            BBB-           8,750          9,517
   8.30%, 3/1/10                            BBB-           5,700          6,295

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

10

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Reed Elsevier Capital, Inc.
   6.75%, 8/1/11                            A-        $    2,020   $      2,069
Safeway, Inc.
   6.50%, 3/1/11                            BBB            2,205          2,270
   7.25%, 2/1/31                            BBB            5,720          5,851
Station Casinos, Inc.,
   8.375%, 2/15/08                          BB-            5,985          5,626
Sun Microsystems, Inc.
   7.65%, 8/15/09                           BBB+           8,065          8,538
Target Corp.
   6.35%, 1/15/11                           A+             3,775          3,877
   7.50%, 8/15/10                           A+             5,930          6,542
Telus Corp.
   8.00%, 6/1/11                            BBB+           5,780          6,127
TRW, Inc.
   7.625%, 3/15/06                          BBB            3,125          3,289
U.S. Airways Corp., Pass Through
 Certificate
   8.11%, 2/20/17                           AAA            7,859          8,142
Wal-Mart Stores, Inc.
   7.55%, 2/15/30                           AA            16,575         18,496
Waste Management, Inc.
   7.00%, 7/15/28                           BBB           13,185         12,334
   7.375%, 5/15/29                          BBB            6,055          5,835
Williams Cos.,
 Series A
   7.50%, 1/15/31                           BBB-           8,785          8,422
!WorldCom, Inc. -- WorldCom Group
   8.25%, 5/15/31                           A3             8,165          8,187
-------------------------------------------------------------------------------
GROUP TOTAL                                                             551,104
-------------------------------------------------------------------------------
NON-AGENCY FIXED RATE MORTGAGES (0.1%)
Household Bank,
 Series 85-1 CMO
   7.94%, 5/1/02                            N/R               76             76
##Magnolia Federal Bank,
 Series 84-2
   9.052%, 10/1/07                          N/R              367            376
Ryland Acceptance Corp. IV,
 Series 79-A
   6.65%, 7/1/11                            AA             2,176          2,228
-------------------------------------------------------------------------------
GROUP TOTAL                                                               2,680
-------------------------------------------------------------------------------
TELEPHONES (2.3%)
AT&T Corp.
   6.50%, 3/15/29                           A              8,525          7,439

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
?AT&T Wireless Services, Inc.
   8.75%, 3/1/31                            BBB       $   11,840   $     13,044
BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                           A+            14,765         13,328
Nextel Communications, Inc.
   #0.00%, 9/15/07                          B             15,140          9,084
   9.375%, 11/15/09                         B              4,680          2,902
Qwest Capital Funding
   7.25%, 2/15/11                           BBB+             800            805
   7.75%, 2/15/31                           BBB+          12,725         12,545
   7.90%, 8/15/10                           BBB+           6,505          6,851
Verizon Communications
   6.94%, 4/15/28                           A+            12,530         11,898
Verizon New England, Inc.
   6.50%, 9/15/11                           A+             2,530          2,608
WorldCom, Inc. -- WorldCom Group
   6.95%, 8/15/28                           BBB+          25,040         21,865
-------------------------------------------------------------------------------
GROUP TOTAL                                                             102,369
-------------------------------------------------------------------------------
TRANSPORTATION (0.5%)
Continental Airlines,
 Series:
   98-1 A
   6.648%, 3/15/19                          AA             8,139          7,497
   99-1 A
   6.545%, 2/2/19                           AA             3,990          3,564
?Jet Equipment Trust,
 Series:
   94-A A11
   10.00%, 6/15/12                          A-             1,535          1,505
   95-C
   10.69%, 11/1/13                          BB+            8,185          7,607
-------------------------------------------------------------------------------
GROUP TOTAL                                                              20,173
-------------------------------------------------------------------------------
UTILITIES (0.9%)
Calpine Corp.
   8.50%, 2/15/11                           BB+           10,430         10,113
Nisource Finance Corp.
   7.875%, 11/15/10                         BBB           15,400         17,156
PSEG Energy Holdings
   9.125%, 2/10/04                          BBB-          10,235         10,900
Williams Cos.
   7.75%, 6/15/31                           BBB-           2,180          2,148
-------------------------------------------------------------------------------
GROUP TOTAL                                                              40,317
-------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              11

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
YANKEE (4.5%)
Ahold Finance USA, Inc.
   6.875%, 5/1/29                           BBB+      $    8,310   $      7,747
   8.25%, 7/15/10                           BBB+           3,005          3,364
British Telecommunications plc
   8.63%, 12/15/30                          A-            15,845         17,862
Deutsche Telekom International Finance
 BV
   8.25%, 6/15/30                           A-            16,235         17,148
Fresenius Medical Capital Trust II
   7.875%, 2/1/08                           B+             1,785          1,767
Glencore Nickel Property Ltd.
   9.00%, 12/1/14                           BB-           16,695         11,687
Global Crossing Holdings Ltd.
   8.70%, 8/1/07                            B+            10,480          4,402
   9.125%, 11/15/06                         BB            14,965          6,435
?Hutchison Whampoa Financial
   7.50%, 8/1/27                            A              1,900          1,715
 Series B
   7.45%, 8/1/17                            A             13,765         12,857
?Hynix Semiconductor Manufacturing
 America, Inc.
   8.625%, 5/15/07                          CC             3,737          1,495
Multicanal S.A.
   10.50%, 4/15/18                          B-             4,345          1,390
?Oil Purchase Co.
   7.10%, 4/30/02                           BB+            4,415          4,381
?Oil Purchase Co. II
   10.73%, 1/31/04                          BB+            1,531          1,542
?Pemex Project Funding Master Trust
   9.125%, 10/13/10                         BB+            5,250          5,329
?Petrozuata Finance, Inc.
   8.22%, 4/1/17                            BB            16,980         13,584
?Ras Laffan Liquefied Natural Gas Co.
   8.294%, 3/15/14                          BBB+          14,500         15,489
Republic of Brazil,
 Series C
   8.00%, 4/15/14                           BB-            7,813          5,254
Republic of Colombia
   11.75%, 2/25/20                          BB            10,555         10,054
Republic of Philippines
   10.625%, 3/16/25                         BB+            3,000          2,468
Tyco International Group S.A.
   6.75%, 2/15/11                           A             11,190         11,525
   7.00%, 6/15/28                           A              2,240          2,147

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
United Mexican States
   8.125%, 12/30/19                         BB+       $    9,090   $      8,167
   8.30%, 8/15/31                           BB+            2,340          2,088
   8.375%, 1/14/11                          BB+            2,170          2,143
Vodafone Group plc
   7.75%, 2/15/10                           A              6,950          7,605
   7.875%, 2/15/30                          A             16,230         17,523
-------------------------------------------------------------------------------
GROUP TOTAL                                                             197,168
-------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES
 (Cost $5,289,233)                                                    5,295,856
-------------------------------------------------------------------------------
                                                        SHARES
                                                          ------
PREFERRED STOCK (1.0%)
-------------------------------------------------------------------------------
!?Home Ownership Funding Corp.
   13.333% (Cost $40,038)                   Aa2           59,625         41,902
-------------------------------------------------------------------------------
RIGHTS (0.0%)
-------------------------------------------------------------------------------
MISC-INDUSTRIALS (0.0%)
*@United Mexican States Recovery Rights,
   expiring 6/30/03 (Cost $0)                         20,338,000             --
-------------------------------------------------------------------------------
                                                         FACE
                                                        AMOUNT
                                                        (000)
                                                      ----------
STRUCTURED INVESTMENT (0.0%) -- SEE NOTE A6
Morgan Guaranty Trust Company,
 11/20/05: monthly payments equal to 1%
 per annum of the outstanding notional
 balance indexed to GNMA ARM pools
 (Cost $4,416)                              N/R       $   47,080            663
-------------------------------------------------------------------------------

CASH EQUIVALENTS (28.1%)
---------------------------------------------------------------------------
DISCOUNT NOTES (14.6%)
Federal Home Loan Bank
   2.70%, 10/12/01                                     41,200        41,165
   3.22%, 12/7/01                                      30,500        30,317
   3.40%, 10/12/01                                     50,000        49,948
   3.48%, 10/5/01                                      38,300        38,283
   3.50%, 10/26/01                                     40,000        39,903
   3.51%, 10/3/01                                      50,000        49,986
   3.52%, 10/19/01                                     50,000        49,913
Federal Home Loan Mortgage Corporation
   2.62%, 10/16/01                                     30,000        29,968
   3.38%, 10/30/01                                     86,000        85,766
   3.41%, 10/23/01                                     13,185        13,157
   3.45%, 10/9/01                                      30,000        29,977

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

12

                                                      FACE
                                                     AMOUNT        VALUE
                                                     (000)        (000)+
---------------------------------------------------------------------------
DISCOUNT NOTES (CONT'D)
   3.50%, 10/2/01                                      15,377   $    15,376
   4.00%, 10/4/01                                      40,000        39,986
Federal National Mortgage Association
   2.53%, 10/30/01                                     29,100        29,040
   3.37%, 10/26/01                                     50,000        49,883
   6.12%, 10/19/01                                     50,000        49,915
---------------------------------------------------------------------------
GROUP TOTAL                                                         642,583
---------------------------------------------------------------------------
REPURCHASE AGREEMENT (11.0%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01                  485,853       485,853
---------------------------------------------------------------------------
U.S. TREASURY SECURITIES (2.5%)
(++)U.S. Treasury Bill
   2.25%, 10/18/01                                    100,000        99,913
   3.35%, 11/15/01                                      8,000         7,964
---------------------------------------------------------------------------
GROUP TOTAL                                                         107,877
---------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS
 (Cost $1,236,325)                                                1,236,313
---------------------------------------------------------------------------
TOTAL INVESTMENTS (149.6%)
 (Cost $6,570,012)                                                6,574,734
---------------------------------------------------------------------------

OTHER ASSETS AND LIABILITIES (-49.6%)
Cash                                                               $      6,712
Dividends Receivable                                                        513
Interest Receivable                                                      40,193
Receivable for Investments Sold                                          96,243
Receivable for Forward Commitments                                      670,995
Receivable for Fund Shares Sold                                           2,650
Unrealized Gain on Swap Agreements                                        9,778
Receivable for Variation Margin on Futures
 Contracts                                                                1,036
Investments Held as Collateral for Loaned
 Securities                                                             198,915
Other Assets                                                                609
Payable for Investments Purchased                                       (60,788)
Payable for Forward Commitments                                      (2,932,329)
Payable for Fund Shares Redeemed                                        (10,968)
Payable for Investment Advisory Fees                                     (4,141)
Payable for Administrative Fees                                            (290)
Payable for Shareholder Servicing
 Fees -- Investment Class                                                   (20)
Payable for Distribution Fees -- Adviser Class                               (3)
Payable for Trustees' Deferred
 Compensation Plan -- Note F                                               (352)
Interest Payable on Swaps                                                  (257)

                                                                      VALUE
                                                                      (000)+
-------------------------------------------------------------------------------
Collateral on Securities Loaned, at Value                          $   (198,915)
Other Liabilities                                                          (552)
                                                                   ------------
                                                                     (2,180,971)
-------------------------------------------------------------------------------
NET ASSETS (100%)                                                  $  4,393,763
-------------------------------------------------------------------------------
INSTITUTIONAL CLASS
-------------------------------------------------------------------------------
NET ASSETS
Applicable to 349,794,824 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                  $  4,142,009
-------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $11.84
-------------------------------------------------------------------------------
INVESTMENT CLASS
-------------------------------------------------------------------------------
NET ASSETS
Applicable to 6,326,567 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                  $     74,905
-------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $11.84
-------------------------------------------------------------------------------
ADVISER CLASS
-------------------------------------------------------------------------------
NET ASSETS
Applicable to 14,947,964 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                  $    176,849
-------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $11.83
-------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-in Capital                                                   $  4,373,245
 Undistributed Net Investment Income (Loss)                              65,659
 Undistributed Realized Net Gain (Loss)                                 (54,868)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                  4,722
   Futures and Swaps                                                      5,005
-------------------------------------------------------------------------------
NET ASSETS                                                         $  4,393,763
-------------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
?     144A security. Certain conditions for public sale may exist.
*     Non-income producing security
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              13

! Moody's Investors Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
!!    Security is fair valued.
a     Security is in default.
??    Security is subject to delayed delivery. See Note A7 to Financial
      Statements.
# Step Bond -- Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date disclosed is the ultimate maturity.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
@     Value is less than $500.
CMO   Collateralized Mortgage Obligation
EUR   Euro
Inv Fl Inverse Floating Rate-Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO    Interest Only
N/R   Not rated by Moody's Investors Service, Inc. or Standard & Poor's
      Corporation.
PAC   Planned Amortization Class
PO    Principal Only
REMIC Real Estate Mortgage Investment Conduit
TBA   To be announced.
YMA   Yield Maintenance Agreement

    The accompanying notes are an integral part of the financial statements.

14

Portfolio Overview

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

SPECIAL PURPOSE FIXED INCOME
----------------------------------------------
                                Institutional        Salomon Broad
                                     [ ]         Investment Grade Index
---------------------------------------------------------------------------
One Year                           13.04%                13.04%
---------------------------------------------------------------------------
Five Years                          7.88%                 8.07%
---------------------------------------------------------------------------
Since Inception                     8.60%                 7.81%
---------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. High yield fixed income securities, otherwise known as "junk bonds", represent a much greater risk of default and tend to be more volatile than higher rate bonds.

[ ]Represents an investment in the Institutional Class

*The Special Purpose Fixed Income Portfolio commenced operations on 3/31/92. Total returns are compared to the Salomon Broad Investment Grade Index, an unmanaged market index.

2001 ANNUAL REPORT
September 30, 2001
                                                                              15

Statement of Net Assets

SPECIAL PURPOSE FIXED INCOME PORTFOLIO
FIXED INCOME SECURITIES (128.5%)

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
           SEPTEMBER 30, 2001             & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (75.0%)
Federal Home Loan Mortgage Corporation,
 Gold Pools:
   8.000%, 1/1/30-6/1/30                    Agy       $    2,249   $      2,357
   8.500%, 9/1/30                           Agy            3,316          3,500
   10.500%, 9/1/09-4/1/21                   Agy            2,831          3,161
   11.000%, 12/1/10-9/1/20                  Agy              735            821
   11.750%, 12/1/17                         Agy               47             54
 ??October TBA
   6.500%, 10/1/31                          Agy           13,150         13,386
   7.500%, 10/1/31                          Agy            4,200          4,369
   8.000%, 10/1/31                          Agy            2,200          2,308
 ??November TBA
   6.500%, 11/1/31                          Agy           13,150         13,340
Federal National Mortgage Association,
 Conventional Pools:
   8.500%, 11/1/08-03/1/31                  Agy           32,934         34,787
   9.000%, 1/1/21                           Agy            1,702          1,804
   9.500%, 11/1/20-02/1/27                  Agy            2,778          3,052
   10.000%, 11/1/18-05/1/22                 Agy            3,175          3,518
   10.500%, 8/1/15-04/1/22                  Agy              926          1,039
   11.000%, 11/1/20                         Agy               73             83
   12.000%, 11/1/15                         Agy            1,432          1,651
   12.500%, 9/1/15                          Agy              103            120
 ??October TBA
   6.000%, 10/1/31                          Agy            5,650          5,629
   6.500%, 10/1/31                          Agy            2,650          2,694
   7.000%, 10/1/31                          Agy           13,200         13,645
   7.500%, 10/1/31                          Agy            3,800          3,950
   8.000%, 10/1/31                          Agy           28,500         29,876
 ??November TBA
   6.000%, 11/1/31                          Agy              550            546
   7.000%, 11/1/31                          Agy            4,800          4,945
   7.500%, 11/1/31                          Agy            7,200          7,471
   8.000%, 11/1/31                          Agy            2,850          2,984
Government National Mortgage
 Association,
 Adjustable Rate Mortgages:
   6.375%, 2/20/25-2/20/27                  Tsy           10,656         10,912
   7.625%, 10/20/27-12/20/27                Tsy            2,680          2,748
 Various Pools:
   9.500%, 12/15/19                         Tsy            1,813          2,009
   10.000%, 2/15/16-12/15/21                Tsy            3,661          4,070
   10.500%, 10/15/15-4/15/25                Tsy            1,099          1,237

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
   11.000%, 1/15/10-7/15/20                 Tsy       $    2,169   $      2,473
   12.000%, 3/15/11                         Tsy               17             20
   12.500%, 6/15/10                         Tsy               27             32
 ??October TBA
   7.000%, 10/15/31                         Tsy           35,550         36,800
-------------------------------------------------------------------------------
GROUP TOTAL                                                             221,391
-------------------------------------------------------------------------------
ASSET BACKED CORPORATES (10.5%)
Arcadia Automobile Receivables Trust,
 Series 97-D A3
   6.20%, 5/15/03                           AAA              183            184
Associates Automobile Receivables Trust,
 Series 00-1 A2
   7.15%, 3/15/03                           AAA            1,003          1,007
BMW Vehicle Lease Trust,
 Series 00-A A2
   6.65%, 2/25/03                           AAA            1,851          1,875
Citibank Credit Card Issuance Trust,
 Series 00 A3
   6.875%, 11/16/09                         AAA            4,030          4,410
Connecticut RRB Special Purpose Trust,
 Series 01-1 A5
   6.21%, 12/30/11                          AAA            2,000          2,101
Daimler Benz Vehicle Trust,
 Series 98-A A3
   5.16%, 1/20/03                           AAA               97             97
DaimlerChrysler Auto Trust,
 Series:
   00-E A2
   6.21%, 12/8/03                           AAA            1,818          1,851
   01-C A2
   3.71%, 7/6/04                            AAA            2,300          2,315
Detroit Edison Securitization Funding
 LLC,
 Series:
   01-1 A3
   5.875%, 3/1/10                           AAA            1,155          1,208
   01-1 A5
   6.42%, 3/1/15                            AAA            1,350          1,405
EQCC Home Equity Loan Trust,
 Series 99-3 A1
   6.548%, 4/25/10                          AAA              162            162
First Security Auto Owner Trust,
 Series 00-1 A2
   7.20%, 5/15/03                           AAA              591            595
Ford Credit Auto Owner Trust,
 Series 00-A A3
   6.82%, 6/17/02                           AAA                4              4

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

16

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
Greenpoint Manufactured Housing,
 Series 99-1 A1
   5.78%, 12/15/09                          AAA       $       20   $         20
Harley-Davidson Eaglemark Motorcycle
 Trust,
 Series 99-2 A1
   5.84%, 10/15/03                          AAA              152            153
Honda Auto Receivables Owner Trust,
 Series 00-1 A2
   6.65%, 12/16/02                          AAA            1,986          2,004
!Household Home Equity Loan Trust,
 Series 99-1 A1
   6.83%, 12/20/16                          Aaa              118            118
MBNA Master Credit Card Trust,
 Series 00-E
   7.80%, 10/15/12                          AAA            1,815          2,106
Nissan Auto Receivables Owner Trust,
 Series:
   00-B A2
   7.15%, 12/16/02                          AAA            1,041          1,049
   00-C A2
   6.71%, 3/17/03                           AAA            1,573          1,591
Peco Energy Transition Trust,
 Series:
   00-A A3
   7.625%, 3/1/10                           AAA            2,350          2,661
   01-A A1
   6.52%, 12/31/10                          AAA            1,500          1,604
PSE&G Transition Funding LLC,
 Series 01-1 A6
   6.61%, 6/15/15                           AAA            1,220          1,293
? !!Securitized Multiple Asset Rated
 Trust,
 Series 97-3 A1
   7.71%, 6/15/06                           N/R            1,272            216
Toyota Auto Receivables Owner Trust,
 Series 01-A A2
   5.38%, 12/15/03                          AAA              960            970
-------------------------------------------------------------------------------
GROUP TOTAL                                                              30,999
-------------------------------------------------------------------------------
ASSET BACKED MORTGAGES (0.1%)
Cityscape Home Equity Loan Trust,
 Series:
   96-3 A IO
   1.00%, 10/25/26                          AAA            9,837             52
   ?@96-3 A YMA
   10/25/26                                 N/R            8,801             --

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Contimortgage Home Equity Loan Trust,
 Series:
   ?96-4 A11 IO
   1.10%, 1/15/28                           AAA       $    6,440   $         52
   @96-4 A11 YMA
   1/15/28                                  AAA            7,422             --
   ?96-4 A12 IO
   1.05%, 1/15/28                           AAA              952              5
   @96-4 A12 YMA
   1/15/28                                  AAA            1,143             --
   97-1 A10 IO
   1.10%, 3/15/28                           AAA            7,697             77
   @97-1 A10 YMA
   3/15/28                                  N/R            8,893             --
-------------------------------------------------------------------------------
GROUP TOTAL                                                                 186
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (2.7%)
Federal Home Loan Mortgage Corporation,
 Series:
   88-22 C REMIC PAC
   9.50%, 4/15/20                           Agy               22             24
   191 IO
   8.00%, 1/1/28                            Agy            1,602            268
   207 IO
   7.00%, 4/1/30                            Agy            1,542            274
   215 IO
   8.00%, 6/1/31                            Agy            2,293            300
   215 PO
   6/1/31                                   Agy              507            467
   1415-S Inv Fl IO
   29.75%, 11/15/07                         Agy              304            159
   1476-S Inv Fl IO REMIC PAC
   5.144%, 2/15/08                          Agy            3,360            284
   1485 S Inv Fl IO REMIC
   6.10%, 3/15/08                           Agy            2,390            245
   1600-SA Inv Fl IO REMIC
   4.50%, 10/15/08                          Agy            6,158            499
   2111 SB Inv Fl IO
   4.0125%, 1/15/29                         Agy            8,862            580
   2247 SC Inv Fl IO REMIC
   4.1025%, 8/15/30                         Agy            6,122            324

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              17

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (CONT'D)
Federal National Mortgage Association,
 Series:
   296 2 IO
   8.00%, 4/1/24                            Agy       $    1,833   $        335
   306 IO
   8.00%, 5/1/30                            Agy            7,206            952
   307 IO
   8.00%, 6/1/30                            Agy              720             93
   92-186 S Inv Fl IO
   4.14%, 10/25/07                          Agy            5,504            378
   ##94-97 FC REMIC
   3.39%, 3/25/24                           Agy              261            262
   96-14 PC PO,
   12/25/23                                 Agy              183            166
   96-68 SC Inv Fl IO REMIC
   5.413%, 1/25/24                          Agy            3,825            488
   01-24 FA
   2.81%, 10/25/24                          Agy              601            601
Government National Mortgage
 Association,
 Series:
   99-27 SE Inv Fl IO
   5.113%, 8/16/29                          Tsy            4,153            369
   99-32 SB Inv Fl IO REMIC
   4.51%, 7/16/27                           Tsy            5,922            378
   99-43 UD Inv Fl IO
   4.5125%, 11/16/29                        Tsy            5,783            518
-------------------------------------------------------------------------------
GROUP TOTAL                                                               7,964
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.2%)
American Housing Trust,
 Series:
   IV 2
   9.553%, 9/25/20                          A                125            126
   V 1G
   9.125%, 4/25/21                          AAA              532            550
-------------------------------------------------------------------------------
GROUP TOTAL                                                                 676
-------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (4.2%)
?Carousel Center Finance, Inc.,
 Series 1 A1
   6.828%, 11/15/07                         AA             1,550          1,588
?Creekwood Capital Corp.,
 Series 95-1A
   8.47%, 3/16/15                           AA             1,576          1,774
?Crystal Run Properties, Inc.,
 Series 1 A
   7.393%, 8/15/11                          AA             2,125          2,220

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
!##GMAC Commercial Mortgage Securities,
 Inc.,
 Series 96-C1 X2 IO
   1.83%, 10/15/28                          Aaa       $    4,802   $        273
!##GS Mortgage Securities Corp. II,
 Series 97-GL X2 IO
   1.01%, 7/13/30                           Aaa            5,274            169
##Nomura Asset Securities Corp.,
 Series 94-MD1 A3
   8.85%, 3/15/18                           N/R            1,135          1,135
?Park Avenue Finance Corp.,
 Series 97-C1 A1
   7.58%, 5/12/12                           N/R              838            910
?Prime Property Fund,
 Series 1 A
   6.633%, 7/23/03                          AA             1,519          1,540
?SFG Corp.
   6.776%, 2/1/04                           AA             2,300          2,413
##Structured Asset Securities Corp.,
 Series:
   96-CFL X1 IO
   1.635%, 2/25/28                          N/R            4,894            281
   96-CFL X1A IO
   0.716%, 2/25/28                          N/R              990              1
   96-CFL X2 IO
   0.999%, 2/25/28                          N/R              987             13
-------------------------------------------------------------------------------
GROUP TOTAL                                                              12,317
-------------------------------------------------------------------------------
ENERGY (0.4%)
CMS Energy Corp.
   7.50%, 1/15/09                           BB               675            638
DTE Energy Co.
   7.05%, 6/1/11                            BBB              510            540
a Mobile Energy Services LLC
   8.665%, 1/1/17                           D              1,709             86
-------------------------------------------------------------------------------
GROUP TOTAL                                                               1,264
-------------------------------------------------------------------------------
FEDERAL AGENCY (0.5%)
??Federal National Mortgage Association
   6.625%, 11/15/30                         Agy            1,350          1,438
-------------------------------------------------------------------------------
FINANCE (9.6%)
American General Corp.
   7.50%, 2/15/05                           AA-              175            183
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                            BBB+           1,135          1,110
Bank of America Corp.
   7.40%, 1/15/11                           A              1,220          1,332

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

18

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
FINANCE (CONT'D)
Bank One Corp.
   7.625%, 10/15/26                         A-        $    1,060   $      1,096
Citicorp,
 Series F
   6.375%, 11/15/08                         A+             1,285          1,321
Citigroup, Inc.
   7.25%, 10/1/10                           A+               850            925
EOP Operating LP
   6.763%, 6/15/07                          BBB+           1,065          1,117
   7.50%, 4/19/29                           BBB+             350            335
?Farmers Insurance Exchange
   8.625%, 5/1/24                           A-             2,200          2,235
?Florida Residential Property & Casualty
   7.375%, 7/1/03                           A                750            795
Ford Motor Credit Co.
   7.375%, 10/28/09                         A                630            642
General Motors Acceptance Corp.
   6.875%, 9/15/11                          A                605            596
GS Escrow Corp.
   7.125%, 8/1/05                           BB+            1,030          1,049
Hartford Financial Services Group, Inc.
   7.90%, 6/15/10                           A                275            302
HMH Properties,
 Series A
   7.875%, 8/1/05                           BB               490            431
Household Finance Corp.
   5.875%, 2/1/09                           A              1,100          1,079
   6.40%, 6/17/08                           A                155            158
?John Hancock Funds
   7.375%, 2/15/24                          AA-            1,380          1,381
MBNA America Bank
   6.50%, 6/20/06                           BBB+             535            547
?Metropolitan Life Insurance Co.
   7.45%, 11/1/23                           A+             2,000          1,950
   7.80%, 11/1/25                           A+               250            259
?Nationwide Mutual Insurance Co.
   7.50%, 2/15/24                           A-             1,550          1,412
?Prime Property Funding II
   6.80%, 8/15/02                           A                200            205
   7.00%, 8/15/04                           A              1,945          2,034
?Prudential Insurance Co.
   8.30%, 7/1/25                            A-             1,255          1,313
?Systems 2001 Asset Trust LLC
   6.664%, 9/15/13                          AAA            1,280          1,328
Washington Mutual Bank
   6.875%, 6/15/11                          BBB+             220            231

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Washington Mutual, Inc.
   8.25%, 4/1/10                            BBB       $      555   $        626
?World Financial Properties,
 Series 96 WFP-B
   6.91%, 9/1/13                            AA-            2,146          2,194
-------------------------------------------------------------------------------
GROUP TOTAL                                                              28,186
-------------------------------------------------------------------------------
FOREIGN GOVERNMENT BOND (2.0%)
Federal Home Loan Mortgage Corporation,
 (Euro)
   5.75%, 9/15/10                           Agy        EUR 6,310          5,995
-------------------------------------------------------------------------------
INDUSTRIALS (13.2%)
Adelphia Communications Corp.
   7.875%, 5/1/09                           B+        $      260            211
   9.375%, 11/15/09                         B+             1,020            872
Aetna, Inc.
   7.875%, 3/1/11                           BBB            1,140          1,140
Albertson's, Inc.
   7.45%, 8/1/29                            BBB+             640            639
AOL Time Warner, Inc.
   6.625%, 5/15/29                          BBB+           1,180          1,061
   7.57%, 2/1/24                            BBB+             215            212
   7.625%, 4/15/31                          BBB+             750            760
Centex Corp.
   7.875%, 2/1/11                           BBB              670            677
#Charter Communications Holdings
   0.00%, 1/15/10                           B+               285            181
   0.00%, 1/15/11                           B+               595            345
   ?0.00%, 5/15/11                          B+               770            424
Clear Channel Communications, Inc.
   7.65%, 9/15/10                           BBB-             725            768
Continental Airlines,
 Series 97-1 A 7.461%, 10/1/16              AA               436            420
Cox Communications, Inc.
   7.75%, 11/1/10                           BBB              990          1,054
CSC Holdings, Inc.
   7.875%, 12/15/07                         BB+            1,290          1,316
DaimlerChrysler N.A. Holdings Corp.
   8.00%, 6/15/10                           A-               795            843
?Dana Corp.
   9.00%, 8/15/11                           BBB-             535            469
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                           BBB              450            396

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              19

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
DR Structured Finance,
 Series:
   93-K1 A1 6.66%, 8/15/10                  BB+       $      375   $        305
   94-K2 A2 9.35%, 8/15/19                  BB+            1,010            835
Federated Department Stores, Inc.
   6.90%, 4/1/29                            BBB+           1,275          1,074
?Florida Windstorm
   7.125%, 2/25/19                          AAA            1,930          1,941
Ford Motor Co.
   6.625%, 10/1/28                          A              1,830          1,551
?Fresenius Medical Capital Trust IV
   7.875%, 6/15/11                          B+               170            167
Harrah's Operating Co., Inc.
   8.00%, 2/1/11                            BBB-             795            774
Hartford Life, Inc.
   7.375%, 3/1/31                           A                925            923
HCA, Inc.
   7.19%, 11/15/15                          BB+              525            496
   9.00%, 12/15/14                          BB+              785            884
?Health Net, Inc.
   8.375%, 4/15/11                          BBB-             900            929
?International Flavors & Fragrances,
 Inc.
   6.45%, 5/15/06                           BBB+             795            820
Kroger Co.,
 Series B 7.70%, 6/1/29                     BBB-           1,240          1,299
Lenfest Communications, Inc.
   7.625%, 2/15/08                          BBB            1,330          1,427
Lowe's Companies., Inc.
   6.50%, 3/15/29                           A                815            750
   6.875%, 2/15/28                          A                520            511
News America Holdings, Inc.
   7.28%, 6/30/28                           BBB-           1,660          1,484
Nextel Communications, Inc.
   9.375%, 11/15/09                         B                300            186
?Oxymar
   7.50%, 2/15/16                           BBB            1,490          1,222
?Pulte Homes, Inc.
   7.875%, 8/1/11                           BBB-             610            574
Raytheon Co.
   8.20%, 3/1/06                            BBB-             770            837
   8.30%, 3/1/10                            BBB-             445            491
Reed Elsevier Capital, Inc.
   6.75%, 8/1/11                            A-               175            179

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Safeway, Inc.
   7.25%, 2/1/31                            BBB       $      735   $        752
Station Casinos, Inc.
   8.375%, 2/15/08                          BB-              395            371
Sun Microsystems, Inc.
   7.65%, 8/15/09                           BBB+             930            985
Target Corp.
   6.35%, 1/15/11                           A+               385            395
Telus Corp.
   8.00%, 6/1/11                            BBB+             240            254
TRW, Inc.
   7.625%, 3/15/06                          BBB              305            321
U.S. Airways Corp. Pass Through
 Certificate,
 Series 00-1 G 8.11%, 2/20/17               AAA              739            765
Wal-Mart Stores, Inc.
   7.55%, 2/15/30                           AA             1,285          1,434
Waste Management, Inc.
   7.00%, 7/15/28                           BBB              700            655
   7.375%, 5/15/29                          BBB              525            506
Williams Cos.,
 Series A 7.50%, 1/15/31                    BBB-             860            825
WorldCom, Inc. -- WorldCom Group
   8.25%, 5/15/31                           BBB+             210            211
-------------------------------------------------------------------------------
GROUP TOTAL                                                              38,921
-------------------------------------------------------------------------------
NON-AGENCY FIXED RATE MORTGAGES (0.3%)
Ryland Acceptance Corp. IV,
 Series 79-A 6.65%, 7/1/11                  AA               690            706
Shearson American Express,
 Series A CMO 9.625%, 12/1/12               AA               102            102
-------------------------------------------------------------------------------
GROUP TOTAL                                                                 808
-------------------------------------------------------------------------------
TELEPHONES (2.9%)
AT&T Corp.
   6.50%, 3/15/29                           A                675            589
?AT&T Wireless Services, Inc.
   8.75%, 3/1/31                            BBB            1,130          1,245
BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                           A+             1,040            939
GTE Corp.
   6.94%, 4/15/28                           A+             1,165          1,106
#Nextel Communications, Inc.
   0.00%, 9/15/07                           B              1,660            996

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

20

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
TELEPHONES (CONT'D)
Qwest Capital Funding
   7.75%, 2/15/31                           BBB+      $    1,655   $      1,635
WorldCom, Inc. -- WorldCom Group
   6.95%, 8/15/28                           BBB+           2,205          1,925
-------------------------------------------------------------------------------
GROUP TOTAL                                                               8,435
-------------------------------------------------------------------------------
TRANSPORTATION (0.8%)
Continental Airlines,
 Series 99-1 A 6.545%, 8/2/20               AA               332            296
?Jet Equipment Trust,
 Series 95-C 10.69%, 5/1/15                 BB+            2,080          1,933
-------------------------------------------------------------------------------
GROUP TOTAL                                                               2,229
-------------------------------------------------------------------------------
UTILITIES (1.1%)
Calpine Corp.
   8.50%, 2/15/11                           BB+              790            766
Nisource Finance Corp.
   7.875%, 11/15/10                         BBB            1,515          1,688
PSEG Energy Holdings
   9.125%, 2/10/04                          BBB-             875            932
-------------------------------------------------------------------------------
GROUP TOTAL                                                               3,386
-------------------------------------------------------------------------------
YANKEE (5.0%)
Ahold Finance USA, Inc.
   6.875%, 5/1/29                           BBB+             610            569
   8.25%, 7/15/10                           BBB+             310            347
#British Telecommunications plc
   8.875%, 12/15/30                         A-               910          1,026
Deutsche Telekom International Finance
 BV
   8.25%, 6/15/30                           A-             1,260          1,331
Fresenius Medical Capital Trust II
   7.875%, 2/1/08                           B+               205            203
Glencore Nickel Property Ltd.
   9.00%, 12/1/14                           BB-            1,095            766
Global Crossing Holdings Ltd.
   9.125%, 11/15/06                         BB             1,165            501
?Hutchison Whampoa Financial,
 Series B 7.45%, 8/1/17                     A              1,175          1,097
?Hynix Semiconductor Manufacturing
 America, Inc.
   8.625%, 5/15/07                          CC               120             48

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Multicanal S.A.
   10.50%, 4/15/18                          B-        $      325   $        104
?Oil Purchase Co.
   7.10%, 4/30/02                           BB+              499            495
?Pemex Project Funding Master Trust
   9.125%, 10/13/10                         BB+              280            284
?Petrozuata Finance, Inc.
   8.22%, 4/1/17                            BB             1,765          1,412
?Ras Laffan Liquefied Natural Gas Co.
   8.294%, 3/15/14                          BBB+           1,100          1,175
Republic of Brazil,
 Series C 8.00%, 4/15/14                    BB-              603            406
Republic of Colombia
   11.75%, 2/25/20                          BB               975            929
Republic of Philippines
   10.625%, 3/16/25                         BB+              200            164
Tyco International Group S.A.
   6.75%, 2/15/11                           A              1,100          1,133
United Mexican States
   8.30%, 8/15/31                           BB+              180            161
   8.125%, 12/30/19                         BB+              755            678
   8.375%, 1/14/11                          BB+              185            183
 ##@Series A VRR
   0.00%, 6/30/03                           N/R            1,707             --
Vodafone Group plc
   7.75%, 2/15/10                           A                325            356
   7.875%, 2/15/30                          A              1,285          1,387
-------------------------------------------------------------------------------
GROUP TOTAL                                                              14,755
-------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES (Cost
 $380,293)                                                              378,950
-------------------------------------------------------------------------------
                                                        SHARES
                                                          ------
PREFERRED STOCK (1.2%)
-------------------------------------------------------------------------------
MORTGAGE -- OTHER (1.2%)
?!Home Ownership Funding Corp.
   13.33% (Cost $3,313)                     Aa2            5,000          3,514
-------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              21

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
STRUCTURED INVESTMENT (0.1%) --
   SEE NOTE A6
-------------------------------------------------------------------------------
Morgan Guaranty Trust Company, 11/20/05;
 monthly payments equal to 1% per annum
 of the outstanding notional balance
 indexed to GNMA ARM pools (Cost $1,159)    N/R       $   12,187   $        172
-------------------------------------------------------------------------------
CASH EQUIVALENTS (14.9%)
-------------------------------------------------------------------------------
DISCOUNT NOTES (8.5%)
Federal Home Loan Mortgage Corporation
 3.50%, 10/2/01                                           10,000          9,999
Federal National Mortgage Association
 3.37%, 10/26/01                                          15,000         14,965
-------------------------------------------------------------------------------
GROUP TOTAL                                                              24,964
-------------------------------------------------------------------------------
REPURCHASE AGREEMENT (6.1%)
**J.P. Morgan Securities Inc.,
 3.00%, dated 9/28/01, due 10/1/01                        17,997         17,997
-------------------------------------------------------------------------------
TREASURY BILL (0.3%)
(++)U.S. Treasury Bill
 2.25%, 10/18/01                                           1,000            998
-------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS (Cost $43,959)                                    43,959
-------------------------------------------------------------------------------
TOTAL INVESTMENTS (144.7%) (Cost
 $428,724)                                                              426,595
-------------------------------------------------------------------------------

                                                                          VALUE
                                                                         (000)+
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
OTHER ASSETS & LIABILITIES (-44.7%)
Cash                                                               $        103
Receivable for Investments Sold                                           7,216
Receivable for Forward Commitments                                       35,939
Interest Receivable                                                       3,042
Net Unrealized Gain on Swaps                                                782
Receivable for Variation Margin On Futures
 Contracts                                                                  101
Dividends Receivable                                                         34
Investments Held as Collateral for Loaned
 Securities                                                              13,343
Other Assets                                                                 67
Payable for Investments Purchased                                       (1,634)
Payable for Forward Commitments                                       (176,744)
Payable for Investment Advisory Fees                                      (304)
Payable for Fund Shares Redeemed                                          (176)
Payable for Trustees' Deferred
 Compensation Plan -- Note F                                               (47)
Payable for Administrative Fees                                            (20)
Interest Payable on Swaps                                                  (18)
Collateral on Securities Loaned, at Value                              (13,343)
Other Liabilities                                                          (78)
                                                                   ------------
                                                                      (131,737)
-------------------------------------------------------------------------------
NET ASSETS (100%)                                                  $    294,858
-------------------------------------------------------------------------------
INSTITUTIONAL CLASS
-------------------------------------------------------------------------------
NET ASSETS
Applicable to 24,802,326 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                  $    294,858
-------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $11.89
-------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                   $    296,763
 Undistributed Net Investment Income (Loss)                               4,312
 Undistributed Realized Net Gain (Loss)                                 (4,215)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                (2,129)
   Futures and Swaps                                                        127
-------------------------------------------------------------------------------
NET ASSETS                                                         $    294,858
-------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

SPECIAL PURPOSE FIXED INCOME PORTFOLIO

22

+      See Note A1 to Financial Statements.
++     Ratings are unaudited.
?      144A security. Certain conditions for public sale may exist.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
!!     Security is fair valued.
(a)    Security is in default.
??     Security is subject to delayed delivery. See Note A7 to Financial
       Statements.
# Step Bond-Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date disclosed is the ultimate maturity.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
@      Value is less than $500.
EUR    Euro
Inv Fl Inverse Floating Rate -- Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO     Interest Only
N/R    Not rated by Moody's Investor Service, Inc., or Standard & Poor's
       Corporation.
PAC    Planned Amortization Class
PO     Principal Only
REMIC  Real Estate Mortgage Investment Conduit
TBA    To be announced.
VRR    Value Recovery Rights
YMA    Yield Maintenance Agreement

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              23

Portfolio Overview

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

FIXED INCOME II
-------------------------------------------------
                                    Institutional       Salomon Broad
                                         [ ]        Investment Grade Index
------------------------------------------------------------------------------
One Year                               13.45%               13.04%
------------------------------------------------------------------------------
Five Years                              7.72%                8.07%
------------------------------------------------------------------------------
Ten Years                               7.94%                7.81%
------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost.

[ ]Represents an investment in the Institutional Class.

On May 12, 1997, shareholders approved a change in the Portfolio's investment policies to allow the Portfolio to invest in fixed-income securities of domestic issuers rated BBB or higher at the time of purchase. The Portfolio's performance pattern may have been affected by this change.

*Total returns are compared to the Salomon Broad Investment Grade Index, an unmanaged market index.

24

Statement of Net Assets

FIXED INCOME II PORTFOLIO
FIXED INCOME SECURITIES (124.0%)

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
SEPTEMBER 30, 2001                          & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (73.0%)
Federal Home Loan Mortgage Corporation,
 Conventional Pools:
   8.25%, 10/1/06                             Agy       $       25   $      27
   10.00%, 9/1/17-11/1/20                     Agy              365         402
   10.25%, 7/1/09                             Agy               78          86
   11.00%, 1/1/16                             Agy              104         116
   11.25%, 9/1/10-12/1/14                     Agy              116         130
 Gold Pools:
   8.00%, 6/1/30-12/1/30                                     5,196       5,446
   8.50%, 12/1/30                             Agy            3,226       3,405
   10.00%, 10/1/19-1/1/21                     Agy              607         673
   10.50%, 3/1/16                             Agy              327         366
 ??October TBA
   6.50%, 10/1/31                             Agy            1,500       1,527
   8.00%, 10/1/31                             Agy            7,100       7,448
 ??November TBA
   6.50%, 11/1/31                             Agy            1,500       1,522
   7.00%, 11/1/31                             Agy           11,600      11,963
   7.50%, 11/1/31                             Agy            8,300       8,619
Federal National Mortgage Association,
 Conventional Pools:
   8.50%, 4/1/30-5/1/31                       Agy           25,174      26,590
   9.00%, 2/1/17                              Agy              516         547
   9.50%, 5/1/28                              Agy            1,096       1,205
   10.00%, 3/1/20-6/1/28                      Agy            1,002       1,110
   10.50%, 11/1/17-10/1/18                    Agy              370         415
   10.75%, 8/1/13                             Agy               20          23
   11.00%, 4/1/21                             Agy              816         928
   11.25%, 8/1/13                             Agy               69          78
   11.50%, 1/1/17-11/1/19                     Agy              253         289
 ??October TBA
   6.00%, 10/1/31                             Agy           20,950      20,873
   6.50%, 10/1/31                             Agy           22,100      22,465
   7.50%, 10/1/31                             Agy            7,700       8,004
   8.00%, 10/1/31                             Agy           17,150      17,978
 ??November TBA
   6.00%, 11/1/31                             Agy            1,750       1,738
   6.50%, 11/1/31                             Agy            5,800       5,876
Government National Mortgage Association,
 Adjustable Rate Mortgages:
   6.375%, 2/20/25-1/20/28                    Tsy            4,753       4,867
   7.625%, 11/20/25-12/20/27                  Tsy            3,498       3,590
   7.75%, 7/20/25                             Tsy              331         340
   11.50%, 1/20/18                            Tsy                5           6

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
 Various Pools:
   9.00%, 11/15/17                            Tsy       $    1,373   $   1,503
   9.50%, 12/15/17-9/15/22                    Tsy            4,858       5,382
   10.00%, 11/15/09-2/15/25                   Tsy            6,959       7,736
   10.50%, 3/15/19-5/15/19                    Tsy               54          61
   11.00%, 2/15/10-2/15/19                    Tsy              397         452
 ??October TBA
   7.00%, 10/15/31                            Tsy           28,450      29,450
------------------------------------------------------------------------------
GROUP TOTAL                                                            203,236
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (8.6%)
Arcadia Automobile Receivables Trust,
 Series:
   97-C A4 6.375%, 1/15/03                    AAA              116         116
   97-D A3 6.20%, 5/15/03                     AAA              136         136
Banc One Home Equity Trust,
 Series 99-1 A1
   6.06%, 1/25/12                             AAA              103         104
BMW Vehicle Lease Trust,
 Series 00-A A2
   6.65%, 2/25/03                             AAA            1,254       1,270
Chevy Chase Auto Receivables Trust,
 Series 97-4 A 6.25%, 6/15/04                 AAA              102         103
Citibank Credit Card Issuance Trust,
 Series 00-C1 7.45%, 9/15/07                  BBB              840         898
Connecticut RRB Special Purpose Trust,
 Series 01-1 A5 6.21%, 12/30/11               AAA            1,800       1,891
CPS Auto Trust,
 Series 97-2 A 6.65%, 10/15/02                AAA               34          34
DaimlerChrysler Auto Trust,
 Series:
   00-E A2 6.21%, 12/8/03                     AAA            1,198       1,220
   01-C A2 3.71%, 7/6/04                      AAA            2,100       2,114
Detroit Edison Securitization Funding LLC,
 Series:
   01-1 A3 5.875%, 3/1/10                     AAA            1,185       1,240
   01-1 A5 6.42%, 3/1/15                      AAA            1,035       1,077

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME II PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              25

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
EQCC Home Equity Loan Trust,
 Series 99-3 A1 6.548%, 4/25/10               AAA       $      126   $     126
First Security Auto Owner Trust,
 Series 98-A A 5.97%, 4/15/04                 AAA              225         225
Ford Credit Auto Owner Trust,
 Series 00-E A4 6.74%, 6/15/04                AAA            2,000       2,079
Greenpoint Manufactured Housing,
 Series 99-1 A1 5.78%, 12/15/09               AAA               16          16
!HFC Home Equity Loan,
 Series 99-1 A1 6.83%, 12/20/16               Aaa              102         102
?Long Beach Acceptance Auto Grantor Trust,
 Series 98-1 A 6.19%, 1/25/05                 AAA               68          68
MBNA Master Credit Card Trust,
 Series 00-E 7.80%, 10/15/12                  AAA            1,495       1,735
Nissan Auto Receivables Owner Trust,
 Series:
   00-C A2 6.71%, 3/17/03                     AAA            1,088       1,100
   01-C A4 4.80%, 2/15/07                     AAA              750         766
!##Oakwood Mortgage Investors, Inc.,
 Series 99-B A1 3.61%, 5/15/09                Aaa               24          24
Peco Energy Transition Trust,
 Series:
   00-A A3 7.625%, 3/1/10                     AAA            1,625       1,840
   01-A A1 6.52%, 12/31/10                    AAA            1,125       1,203
PSE&G Transition Funding LLC,
 Series 01-1 A6 6.61%, 6/15/15                AAA              870         922
Residential Asset Securities Corp.,
 Series 00-KS5 A1 7.205%, 8/25/16             AAA              789         801

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
Toyota Auto Receivables Owner Trust,
 Series:
   01-A A2 5.38%, 12/15/03                    AAA       $      705   $     713
   01-C A2 3.77%, 7/15/04                     AAA            2,100       2,115
------------------------------------------------------------------------------
GROUP TOTAL                                                             24,038
------------------------------------------------------------------------------
ASSET BACKED MORTGAGES (0.0%)
Cityscape Home Equity Loan Trust,
 Series:
   96-3 A IO 1.00%, 10/25/26                  AAA            4,224          22
   ?@96-3 A YMA, 10/25/26                     N/R            3,779          --
Contimortgage Home Equity Loan Trust,
 Series:
   ?96-4 A11 IO 1.10%, 1/15/28                AAA            2,664          22
   @96-4 A11 YMA 1/15/28                      AAA            3,070          --
   ?96-4 A12 IO 1.05%, 1/15/28                AAA              394           2
   @96-4 A12 YMA 1/15/28                      AAA              473          --
   97-1 A10 IO 1.10%, 3/15/28                 AAA            3,158          31
   @97-1 A10 YMA 3/15/28                      NR             3,648          --
------------------------------------------------------------------------------
GROUP TOTAL                                                                 77
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (2.4%)
Federal Home Loan Mortgage Corporation,
 Series:
   47 F PAC-1 (12) 10.00%, 6/15/20            Agy              142         153
   63 SA Inv Fl IO 1.50%, 6/17/27             Agy            6,083         165
   ##1710-D IO 4.14%, 6/15/20                 Agy              558         559
   1887 SH Inv Fl 15.58%, 3/15/24             Agy            2,550       1,164
   2240 S Inv Fl IO 5.61%, 4/15/25            Agy            3,737         185

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME II PORTFOLIO

26

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (CONT'D)
Federal National Mortgage Association,
 Series:
   ##92-43 FC REMIC 3.288%, 10/25/21          Agy       $      157   $     157
   96-14 PC PO 6.29%, 12/25/23                Agy               49          44
   99-42 SA IO SA Inv Fl IO 5.539%,
   10/25/28                                   Agy            6,274         499
   ##01-24 FA 2.81%, 10/25/24                 Agy              499         499
   191 IO 8.00%, 1/1/28                       Agy            1,145         191
   215 IO 8.00%, 7/1/31                       Agy            3,912         512
   281-2 IO 9.00%, 11/1/26                    Agy              857         160
   296 2 IO 8.00%, 4/1/24                     Agy            1,864         341
   306 IO 8.00%, 5/1/30                       Agy            3,887         514
   307 IO 8.00%, 6/1/30                                        755          98
Government National Mortgage Association,
 Series:
   99-27 SE Inv FI IO 5.113%, 8/16/29         Tsy            3,651         324
   99-30 SA Inv FI IO 5.11%, 8/16/29          Tsy            5,651         378
   99-32 SB Inv Fl IO REMIC 4.51%, 7/16/27    Tsy            4,363         278
   99-43 UD Inv Fl IO 4.51%, 11/16/29         Tsy            5,029         451
------------------------------------------------------------------------------
GROUP TOTAL                                                              6,672
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.1%)
Mid-State Trust II,
 Series 88-2 A4 9.625%, 4/1/03                AAA              368         377
------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (4.9%)
American Southwest Financial Securities
 Corp.,
 Series:
   93-2 A1 7.30%, 1/18/09                     N/R              617         652
   93-2 S1 IO 1.13%, 1/18/09                  N/R            7,282         156

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
!Asset Securitization Corp.,
 Series 97-D5 PS1 IO 1.64%, 2/14/43           Aaa       $    5,787   $     422
?Beverly Finance Corp.,
 Series 94-1 8.36%, 7/15/04                   AAA              675         733
?Carousel Center Finance, Inc.,
 Series 1 B 7.188%, 11/15/07                  A              1,400       1,433
Chase Commercial Mortgage Securities
 Corp.,
 Series 99-2 A2 7.198%, 1/15/32               AAA            2,275       2,480
?Creekwood Capital Corp.,
 Series 95-1A 8.47%, 3/16/15                  AA               674         759
?Crystal Run Properties, Inc.,
 Series 1 A 7.393%, 8/15/11                   AA             1,100       1,149
!First Union-Chase Commercial Mortgage,
 Series 99-C2 A2 6.645%, 6/15/31              Aaa            1,750       1,853
##GMAC Commercial Mortgage Securities,
 Inc.,
 Series:
   +96-C1 X2 IO 1.83%, 10/15/28               Aaa            2,087         119
   98-C2 A2 6.42%, 8/15/08                    AAA            2,525       2,651
!##GS Mortgage Securities Corp. II,
 Series 97-GL X2 IO 1.01%, 7/13/30            Aaa            2,373          76
##Nomura Asset Securities Corp.,
 Series 94-MD1 A2 8.499%, 3/15/18             N/R              465         465
?Prime Property Fund,
 Series 1 A 6.633%, 7/23/03                   AA               794         805
------------------------------------------------------------------------------
GROUP TOTAL                                                             13,753
------------------------------------------------------------------------------
ENERGY (0.2%)
DTE Energy Co.
   7.05%, 6/1/11                              BBB              435         461
------------------------------------------------------------------------------
FEDERAL AGENCY (2.1%)
Federal National Mortgage Association
   ?? 6.625%, 11/15/30                        Agy            1,250       1,332
   7.25%, 5/15/30                             Agy            3,900       4,467
------------------------------------------------------------------------------
                                                                         5,799
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME II PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              27

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
FINANCE (11.9%)
American General Corp.
   7.50%, 7/15/25                             AA-       $      545   $     571
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                              BBB+             895         875
Bancwest Corp.,
 Series A 6.93%, 12/1/03                      A-             1,650       1,731
Bank of America Corp. 7.40%, 1/15/11          A              1,080       1,179
Bank One Corp. 6.00%, 2/17/09                 A-             1,120       1,109
CIGNA Corp. 7.00%, 1/15/11                    A+               375         389
Citicorp,
 Series F 6.375%, 11/15/08                    A+             1,455       1,496
Citigroup, Inc.
   5.75%, 5/10/06                             AA-            1,420       1,472
EOP Operating LP
   7.50%, 4/19/29                             BBB+             865         828
Equitable Cos., Inc.
   6.50%, 4/1/08                              A+               760         784
?Farmers Exchange Capital
   7.05%, 7/15/28                             A-             1,045         877
?Farmers Insurance Exchange
   8.625%, 5/1/24                             A-               975         990
FleetBoston Financial Corp.
   6.625%, 2/1/04                             A-               450         475
   6.625%, 12/1/05                            A-               535         566
?Florida Residential Property & Casualty
   7.375%, 7/1/03                             A                900         954
General Motors Acceptance Corp.
   6.875%, 9/15/11                            A                570         559
Hartford Life Corp.
   7.65%, 6/15/27                             A                970         999
Household Finance Corp.
   6.40%, 6/17/08                             A                285         290
   8.00%, 7/15/10                             A                730         809
?John Hancock Funds
   7.375%, 2/15/24                            AA-            1,305       1,306
MBNA America Bank
   6.50%, 6/20/06                             BBB+             465         476
?Metropolitan Life Insurance Co.
   7.45%, 11/1/23                             A+               875         853
   7.80%, 11/1/25                             A+               875         906

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
?Nationwide Mutual Insurance Co.
   7.50%, 2/15/24                             A-        $    1,245   $   1,134
?Prime Property Funding II
   6.80%, 8/15/02                             A                275         281
   7.00%, 8/15/04                             A              1,380       1,443
?Prudential Insurance Co.
   8.30%, 7/1/25                              A-             1,275       1,334
Suntrust Banks, Inc.
   7.75%, 5/1/10                              A                745         832
?Systems 2001 Asset Trust LLC
   6.664%, 9/15/13                            AAA            2,013       2,089
Washington Mutual Bank
   6.875%, 6/15/11                            BBB+             480         504
Washington Mutual, Inc.
   8.25%, 4/1/10                              BBB              365         412
Wellpoint Health Networks, Inc.
   6.375%, 6/15/06                            A-               425         437
Wells Fargo Financial, Inc.
   5.625%, 2/3/09                             A+             1,715       1,691
?World Financial Properties,
 Series 96 WFP-B 6.91%, 9/1/13                AA-            2,409       2,463
------------------------------------------------------------------------------
GROUP TOTAL                                                             33,114
------------------------------------------------------------------------------
FOREIGN GOVERNMENT BOND (1.9%)
Federal Home Loan Mortgage Corporation,
   5.75%, 9/15/10                             Agy       EUR  5,505       5,281
------------------------------------------------------------------------------
INDUSTRIALS (11.5%)
Aetna, Inc.
   7.875%, 3/1/11                             BBB       $    1,090       1,090
Albertson's, Inc.
   7.45%, 8/1/29                              BBB+             595         594
AOL Time Warner, Inc.
   6.625%, 5/15/29                            BBB+             970         872
   7.625%, 4/15/31                            BBB+             850         862
Centex Corp.
   7.875%, 2/1/11                             BBB              590         596
Clear Channel Communications, Inc.
   7.65%, 9/15/10                             BBB-             885         937
CMS Panhandle Holdings Co.
   7.00%, 7/15/29                             BBB-           1,675       1,447
Comcast Cable Communications
   6.75%, 1/30/11                             BBB              420         422
Conoco, Inc.
   6.95%, 4/15/29                             BBB+           1,580       1,492
Cox Communications, Inc.
   7.75%, 11/1/10                             BBB              670         713

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME II PORTFOLIO

28

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
DaimlerChrysler N.A. Holdings Corp.
   8.50%, 1/18/31                             A-        $      730   $     770
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                             BBB              355         312
Federated Department Stores, Inc.
   6.90%, 4/1/29                              BBB+             950         800
   7.00%, 2/15/28                             BBB+             170         145
?Florida Windstorm
   7.125%, 2/25/19                            AAA            1,720       1,730
Ford Motor Co.
   6.625%, 10/1/28                            A              2,535       2,149
   7.45%, 7/16/31                             A                230         217
Hertz Corp.
   7.625%, 8/15/07                            A-               865         930
?Hyatt Equities LLC
   9.25%, 5/15/06                             BBB            1,045       1,168
?International Flavors & Fragrances, Inc.
   6.45%, 5/15/06                             BBB+             775         799
Kroger Co., Series B
   7.70%, 6/1/29                              BBB-           1,125       1,179
Lowe's Cos., Inc.
   6.875%, 2/15/28                            A              1,340       1,315
?Marriott International, Inc.
   7.00%, 1/15/08                             BBB+           1,170       1,215
May Department Stores Co.
   6.70%, 9/15/28                             A+             1,300       1,199
   7.875%, 3/1/30                             A+               105         113
News America Holdings, Inc.
   7.75%, 1/20/24                             BBB-             550         520
   7.75%, 2/1/24                              BBB-             565         535
   8.875%, 4/26/23                            BBB-             780         824
Pharmacia Corp.
   6.60%, 12/1/28                             AA-              695         686
Raytheon Co.
   8.20%, 3/1/06                              BBB-             705         767
   8.30%, 3/1/10                              BBB-             330         364
Reed Elsevier Capital, Inc.
   6.75%, 8/1/11                              A-               150         154
Safeway, Inc.
   7.25%, 2/1/31                              BBB              555         568
Sun Microsystems, Inc.
   7.65%, 8/15/09                             BBB+             725         767
Target Corp.
   6.75%, 1/1/28                              A+               950         926
Telus Corp.
   8.00%, 6/1/11                              BBB+             375         398

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
TRW, Inc.
   7.625%, 3/15/06                            BBB       $      230   $     242
U.S. Airways Corp., Pass Through
 Certificates,
 Series 00-1G 8.11%, 2/20/17                  AAA              620         642
Wal-Mart Stores, Inc.
   6.875%, 8/10/09                            AA               400         433
Williams Cos., Series A
   7.50%, 1/15/31                             BBB-             650         623
WorldCom, Inc. -- WorldCom Group
   8.25%, 5/15/31                             BBB+             590         592
------------------------------------------------------------------------------
GROUP TOTAL                                                             32,107
------------------------------------------------------------------------------
NON-AGENCY FIXED RATE MORTGAGES (0.5%)
+BA Mortgage Securities, Inc.,
 Series 97-1 A2 3.161%, 7/25/26               Aaa              174         174
California Federal Savings & Loan,
 Series 86-1A 8.80%, 1/1/14                   AA                23          23
First Federal Savings & Loan Association,
 Series 92-C 8.75%, 6/1/06                    AA               175         175
Morserv, Inc.,
 Series 96-2 1A1 3.51%, 11/25/26              AAA              543         544
Ryland Acceptance Corp. IV,
 Series 79-A 6.65%, 7/1/11                    AA               369         378
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,294
------------------------------------------------------------------------------
TELEPHONES (2.2%)
AT&T Corp.
   6.50%, 3/15/29                             A                460         401
?AT&T Wireless Services, Inc.
   8.75%, 3/1/31                              BBB              865         953
BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                             A+               885         799
Qwest Capital Funding
   7.90%, 8/15/10                             BBB+           1,180       1,243
WorldCom, Inc. -- WorldCom Group
   6.95%, 8/15/28                             BBB+           1,575       1,375
Verizon Communications
   6.94%, 4/15/28                             A+             1,475       1,401
------------------------------------------------------------------------------
GROUP TOTAL                                                              6,172
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME II PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              29

                                            ++RATINGS      FACE
                                            (STANDARD     AMOUNT       VALUE
                                            & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
TRANSPORTATION (0.8%)
Continental Airlines
 Series 98-1 A 6.648%, 3/15/19                AA        $      628   $     578
Continental Airlines,
 Series 99-1 A 6.545%, 8/2/20                 AA               383         342
?Jet Equipment Trust,
 Series 94-A A11 10.00%, 6/15/12              A-             1,400       1,373
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,293
------------------------------------------------------------------------------
UTILITIES (0.5%)
Nisource Finance Corp.
   7.875%, 11/15/10                           BBB            1,045       1,164
Williams Cos.
   7.75%, 6/15/31                             BBB-             150         148
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,312
------------------------------------------------------------------------------
YANKEE (3.4%)
Ahold Finance USA, Inc.
   6.875%, 5/1/29                             BBB+           1,050         979
   8.25%, 7/15/10                             BBB+             140         157
British Telecommunications plc
   8.625%, 12/15/30                           A-               980       1,105
Deutsche Telekom International Finance BV
   8.25%, 6/15/30                             A-             1,270       1,341
?Hutchison Whampoa Financial,
 Series B 7.45%, 8/1/17                       A                905         845
?Oil Enterprises Ltd.
   6.239%, 6/30/08                            AAA            1,245       1,272
?Oil Purchase Co.
   7.10%, 4/30/02                             BB+              234         232
?Ras Laffan Liquefied Natural Gas Co.
   8.294%, 3/15/14                            BBB+           1,070       1,128
Tyco International Group S.A.
   6.75%, 2/15/11                             A                825         850
   7.00%, 6/15/28                             A                115         110
Vodafone Group plc
   7.75%, 2/15/10                             A                275         301
   7.875%, 2/15/30                            A              1,055       1,139
------------------------------------------------------------------------------
GROUP TOTAL                                                              9,459
------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES
(Cost $341,832)                                                        345,445
------------------------------------------------------------------------------
                                            ++RATINGS
                                            (STANDARD                  VALUE
                                            & POOR'S)     SHARES      (000)+
------------------------------------------------------------------------------
PREFERRED STOCK (1.1%)
------------------------------------------------------------------------------
MORTGAGE -- OTHER (1.1%)
?+Home Ownership Funding Corp.
   13.331% (Cost $2,917)                      Aa2            4,350   $   3,057
------------------------------------------------------------------------------
                                                              FACE
                                                            AMOUNT
                                                             (000)
                                                            ------
CASH EQUIVALENTS (21.8%)
------------------------------------------------------------------------------
(++)U.S. TREASURY SECURITY (0.3%)
U.S. Treasury Bill
   3.35%, 11/15/01                                      $      750         747
------------------------------------------------------------------------------
DISCOUNT NOTES (9.6%)
Federal Home Loan Bank
   2.34%, 12/7/01                                           10,000       9,940
Federal National Mortgage Association
   0.00%, 10/12/01                                          12,000      11,988
   2.34%, 10/19/01                                           5,000       4,991
------------------------------------------------------------------------------
                                                                        26,919
------------------------------------------------------------------------------
REPURCHASE AGREEMENT (11.9%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/01/01                       33,077      33,077
------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS (Cost $60,743)                                   60,743
------------------------------------------------------------------------------
TOTAL INVESTMENTS 146.9% (Cost $405,492)                               409,245
------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES (-46.9%)
Cash                                                                 $     217
Receivable for Investments Sold                                          4,635
Receivable for Forward Commitments                                      29,736
Interest Receivable                                                      2,491
Receivable for Fund Shares Sold                                            130
Unrealized Gain on Swap Agreements                                         625
Receivable for Variation Margin on Futures Contracts                        76
Investments Held as Collateral for Loaned Securities                    14,590
Other Assets                                                                46
Payable for Investments Purchased                                       (1,796)
Payable for Forward Commitments                                       (166,086)
Payable for Investment Advisory Fees                                      (265)
Payable for Administrative Fees                                            (18)
Payable for Trustees' Deferred Compensation Plan --
 Note F                                                                    (28)
Payable for Fund Shares Redeemed                                          (242)

    The accompanying notes are an integral part of the financial statements.

FIXED INCOME II PORTFOLIO

30

                                                                       VALUE
                                                                      (000)+
------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES (CONT'D)
Interest Payable on Swaps                                            $      (6)
Collateral on Securities Loaned, at Value                              (14,590)
Other Liabilities                                                         (103)
                                                                     ---------
                                                                      (130,588)
------------------------------------------------------------------------------
NET ASSETS (100%)                                                    $ 278,657
------------------------------------------------------------------------------
INSTITUTIONAL CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 24,610,630 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                             $ 278,657
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $11.32
------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                     $ 281,277
 Undistributed Net Investment Income (Loss)                              4,833
 Undistributed Realized Net Gain (Loss)                                (11,207)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                 3,753
   Futures and Swaps                                                         1
------------------------------------------------------------------------------
NET ASSETS                                                           $ 278,657
------------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
?     144A security. Certain conditions for public sale may exist.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
??    Security is subject to delayed delivery. See Note A7 to Financial
      Statements.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
@     Value is less than $500.
CMO   Collateralized Mortgage Obligation
EUR   Euro
Inv FlInverse Floating Rate -- Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO    Interest Only
N/R   Not rated by Moody's Investor Service, Inc., Standard & Poor's
      Corporation.
PAC   Planned Amortization Class
PO    Principal Only
REMIC Real Estate Mortgage Investment Conduit
TBA   To be announced.
YMA   Yield Maintenance Agreement

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              31

Portfolio Overview

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

DOMESTIC FIXED INCOME
-------------------------------------------------------------
                                   Institutional     Adviser      Salomon
                                        [ ]             P       BROAD INDEX
-------------------------------------------------------------------------------
One Year                              13.68%         13.29%       13.04%
-------------------------------------------------------------------------------
Five Years                             7.57%          7.42%        8.07%
-------------------------------------------------------------------------------
Ten Years                              8.20%          8.12%        7.81%
-------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost.

[ ]Represents an investment in the Institutional Class.

P Represents an investment in the Adviser Class which commenced operations 3/1/99. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.25% 12b-1 Fee applicable to the Adviser Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

On December 19, 1994, shareholders approved a change in the Portfolio's investment policies to emphasize fixed-income securities of domestic issuers rated A or higher. Shareholders then voted on May 1, 1997, to permit the Portfolio to invest a limited portion of its assets in fixed-income securities of domestic issuers rated BBB at the time of purchase. The Portfolio's performance pattern may have been affected by these changes.

*Total returns are compared to the Salomon Broad Investment Grade Index, an unmanaged market index.

32

Statement of Net Assets

DOMESTIC FIXED INCOME PORTFOLIO
FIXED INCOME SECURITIES (114.3%)

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
            SEPTEMBER 30, 2001                & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (68.5%)
Federal Home Loan Mortgage Corporation,
 Conventional Pools:
   10.00%, 10/1/12                             Agy        $   187   $     206
   10.00%, 11/1/20                             Agy             96         106
   11.50%, 8/1/19                              Agy            200         229
   12.50%, 4/1/14                              Agy              5           6
 Gold Pools:
   7.50%, 11/1/29-3/1/31                       Agy          4,380       4,556
   8.00%, 4/1/30-3/1/31                        Agy          1,408       1,476
   8.50%, 3/1/30-7/1/31                        Agy          5,082       5,363
   10.00%, 6/1/17-3/1/21                       Agy            582         646
   12.00%, 11/1/19                             Agy             36          40
 ??October TBA
   7.00%, 10/1/31                              Agy          9,550       9,886
   7.50%, 10/1/31                              Agy          1,750       1,820
   8.00%, 10/1/31                              Agy          7,300       7,658
Federal National Mortgage Association,
 Conventional Pools:
   8.50%, 3/1/30-1/1/31                        Agy          7,786       8,224
   9.50%, 2/1/20-8/1/21                        Agy            686         753
   10.00%, 8/1/18-2/1/25                       Agy            313         347
   10.50%, 11/1/10-1/1/19                      Agy            457         513
   11.00%, 9/1/19-9/1/20                       Agy            540         614
   11.50%, 11/1/19                             Agy            342         391
 ??October TBA
   6.00%, 10/1/31                              Agy         12,425      12,379
   6.50%, 10/1/31                              Agy          6,000       6,099
   7.00%, 10/1/31                              Agy            200         207
   7.50%, 10/1/31                              Agy          1,250       1,299
   8.00%, 10/1/31                              Agy         18,750      19,655
 ??November TBA
   6.00%, 11/1/31                              Agy          9,225       9,163
   6.50%, 11/1/31                              Agy          3,600       3,647
   7.00%, 11/1/31                              Agy            200         206
   7.50%, 11/1/31                              Agy          1,250       1,297
   8.00%, 11/1/31                              Agy         10,600      11,099
Government National Mortgage Association
 Adjustable Rate Mortgages:
   6.375%, 2/20/25-1/20/28                     Tsy          1,072       1,099
   7.625%, 10/20/27-12/20/27                   Tsy            333         342
   7.75%, 8/20/25-9/20/27                      Tsy          1,831       1,878
 ??October TBA
   7.00%, 10/15/31                             Tsy         18,050      18,684
 Various Pools:
   9.00%, 11/15/17                             Tsy            230         252
   9.50%, 12/15/17-12/15/21                    Tsy          1,675       1,855

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
   10.00%, 9/15/18-4/1/25                      Tsy        $ 1,412   $   1,570
   10.50%, 2/15/13-2/15/25                     Tsy          2,544       2,864
   11.00%, 12/15/09-7/15/20                    Tsy            276         315
   11.50%, 4/15/13-8/15/13                     Tsy            268         308
   12.00%, 12/15/12-1/15/15                    Tsy             21          24
-----------------------------------------------------------------------------
GROUP TOTAL                                                           137,076
-----------------------------------------------------------------------------
ASSET BACKED CORPORATES (10.7%)
Banc One Home Equity Trust,
 Series 99-1 A1
  6.06%, 1/25/12                               AAA             43          43
BMW Vehicle Lease Trust,
 Series 00-A A2
  6.65%, 2/25/03                               AAA            791         801
Chase Credit Card Master Trust,
 Series 01-4 A
  5.50%, 11/17/08                              AAA            865         897
Chevy Chase Auto Receivables Trust,
 Series 97-4 A
  6.25%, 6/15/04                               AAA            139         141
Citibank Credit Card Issuance Trust,
 Series:
   00-A3
   6.875%, 11/16/09                            AAA          1,240       1,357
   00-C1
   7.45%, 9/15/07                              BBB            705         754
Connecticut RRB Special Purpose Trust,
 Series 01-1 A5
  6.21%, 12/30/11                              AAA          1,000       1,051
CPS Auto Trust,
 Series 97-2 A
  6.65%, 10/15/02                              AAA             96          96
DaimlerChrysler Auto Trust,
 Series:
   00-E A2
   6.21%, 12/8/03                              AAA            764         778
   01-C A2
   3.71%, 7/6/04                               AAA          1,400       1,409
Detroit Edison Securitization Funding LLC,
 Series:
   01-1 A3
   5.875%, 3/1/10                              AAA            550         575
   01-1 A5
   6.42%, 3/1/15                               AAA            640         666
EQCC Home Equity Loan Trust,
 Series 99-3 A1
  6.548%, 4/25/10                              AAA             64          64

    The accompanying notes are an integral part of the financial statements.

DOMESTIC FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              33

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
Federal Home Loan Mortgage Corporation,
 Pass-Through Securities,
 Series T-31 A1
  5.938%, 6/25/15                              AAA        $   386   $     389
First Security Auto Owner Trust,
 Series 98-A A
  5.97%, 4/15/04                               AAA            125         125
Ford Credit Auto Owner Trust,
 Series 01-A A3
  5.35%, 7/15/03                               AAA            893         904
Greenpoint Manufactured Housing,
 Series 99-1 A1
  5.78%, 12/15/09                              AAA              6           6
Harley-Davidson Eaglemark Motorcycle
 Trust,
 Series 99-2 A1
  5.84%, 10/15/03                              AAA             62          62
Honda Auto Receivables Owner Trust,
 Series 00-1 A3
  6.62%, 7/15/04                               AAA            890         922
!Household Home Equity Loan Trust,
 Series 99-1 A1
  6.83%, 12/20/16                              Aaa             48          48
MBNA Master Credit Card Trust,
 Series 00 E
  7.80%, 10/15/12                              AAA            755         876
MMCA Automobile Trust,
 Series 00-1 A3
  7.00%, 6/15/04                               AAA          1,890       1,956
Nissan Auto Receivables Grantor Trust,
 Series 98-A A
  5.45%, 4/15/04                               AAA            279         280
Nissan Auto Receivables Owner Trust,
 Series:
   00-C A2
   6.71%, 3/17/03                              AAA            680         688
   00-C A3
   6.72%, 8/16/04                              AAA          1,060       1,103
   01-C A4
   4.80%, 2/15/07                              AAA            525         537
##!Oakwood Mortgage Investors, Inc.,
 Series 99-B A1
  3.61%, 5/15/05                               Aaa             10          11

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
Peco Energy Transition Trust,
 Series:
   00-A A3
   7.625%, 3/1/10                              AAA        $   975   $   1,104
   01-A A1
   6.52%, 12/31/10                             AAA            700         749
PSE&G Transition Funding LLC,
 Series 01-1 A6
  6.61%, 6/15/15                               AAA            525         556
Residential Asset Securities Corp.,
 Series 00-KS5 AI1
  7.205%, 8/25/16                              AAA            499         506
Toyota Auto Receivables Owner Trust,
 Series:
   01-A A2
   5.38%, 12/15/03                             AAA            426         430
   01-C A2
   3.77%, 7/15/04                              AAA          1,500       1,510
-----------------------------------------------------------------------------
GROUP TOTAL                                                            21,394
-----------------------------------------------------------------------------
ASSET BACKED MORTGAGES (0.0%)
Cityscape Home Equity Loan Trust,
 Series:
   96-3 A IO
   1.00%, 10/25/26                             AAA          2,180          11
   ?@96-3 A YMA
   0.966%, 10/25/26                            N/R          1,885          --
Contimortgage Home Equity Loan Trust,
 Series:
   ?96-4 A11 IO
   1.10%, 1/15/28                              AAA          1,332          11
   @96-4 A11 YMA, 1/15/28                      AAA          1,535          --
   ?96-4 A12 IO
   1.05%, 1/15/28                              AAA            197           1
   @96-4 A12 YMA,
   1/15/28                                     AAA            237          --
   97-1 A10 IO
   1.10%, 3/15/28                              AAA          1,579          16
   @97-1 A10 IO YMA,
   3/15/28                                     N/R          1,824          --
-----------------------------------------------------------------------------
GROUP TOTAL                                                                39
-----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

DOMESTIC FIXED INCOME PORTFOLIO

34

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES
(2.7%)
Federal Home Loan Mortgage Corporation,
 Series:
   1911 PO,
   11/15/23                                    Agy        $   448   $     411
   ##1887 SH
   15.58%, 3/15/24                             Agy            450         205
   191 IO
   8.00%, 1/1/28                               Agy            546          91
   2141 SD IO Inv Fl
   4.66%, 4/15/29                              Agy          2,408         261
   215 IO
   8.00%, 7/1/31                               Agy            995         130
   2171 B
   6.279%, 6/15/09                             Agy          1,140       1,182
   2234 SC IO Inv Fl
   5.06%, 10/15/29                             Agy          2,284         133
   2240 S IO Inv Fl
   5.61%, 4/15/25                              Agy          2,354         116
   63 SA IO Inv Fl
   1.50%, 6/17/27                              Tsy          1,057          29
Federal National Mortgage Association,
 Series:
   01-24 FA
   2.81%, 10/25/24                             Agy            318         318
   01-4 SA IO Inv Fl
   4.063%, 2/17/31                             Agy          2,719         223
   270-2 IO
   8.50%, 9/1/23                               Agy            305          56
   281-2 IO
   9.00%, 11/1/26                              Agy            323          60
   296-2 IO
   8.00%, 4/1/24                               Agy          1,553         284
   306 IO
   8.00%, 5/1/30                               Agy          2,004         265
   307 IO
   8.00%, 6/1/30                               Agy          3,053         396
   ##92-43 FC REMIC
   6.29%, 10/25/21                             Agy             49          49
   97-53 PI IO PAC
   8.00%, 8/18/27                              Agy            483          81
   99-42 SA IO SA Inv Fl IO
   5.539%, 10/25/28                            Agy          6,547         521

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
Government National Mortgage Association,
 Series:
   99-32 IO Inv Fl
   3.513%, 7/16/27                             Tsy        $ 4,653   $     100
   97-14 SB Inv FI IO
   4.50%, 9/16/27                              Tsy          2,400         211
   99-30 SA Inv FI IO
   5.11%, 8/16/29                              Tsy          2,826         189
-----------------------------------------------------------------------------
GROUP TOTAL                                                             5,311
-----------------------------------------------------------------------------
COMMERCIAL MORTGAGES (2.5%)
American Southwest Financial Securities
 Corp.,
 Series 93-2 S1 IO
  1.13%, 1/18/09                               N/R          4,221          90
?Carousel Center Finance, Inc.,
 Series 1 B
  7.188%, 11/15/07                             A              325         333
Chase Commercial Mortgage Securities
 Corp.,
 Series 99-2 A2
   7.198%, 1/15/32                             AAA          1,100       1,199
?Creekwood Capital Corp.,
 Series 95-1A
  8.47%, 3/16/15                               AA             225         253
!First Union-Chase Commercial Mortgage,
 Series 99-C2 A2
  6.645%, 6/15/31                              Aaa            925         979
GMAC Commercial Mortgage Securities, Inc.,
 Series:
   !96-C1 X2 IO
   1.83%, 10/15/28                             Aaa          1,338          76
   98-C2 A2
   6.42%, 8/15/08                              AAA          1,175       1,234
##Nomura Asset Securities Corp.,
 Series:
   94-MD1 A2
   8.499%, 3/15/18                             N/R             78          77
   +97-D5 PS1 IO
   1.64%, 2/14/43                              Aaa          2,561         187
?Park Avenue Finance Corp.,
 Series 97-C1 A1
  7.58%, 5/12/12                               N/R            353         383
?Prime Property Fund,
 Series 1 A
  6.633%, 7/23/03                              AA             173         175

    The accompanying notes are an integral part of the financial statements.

DOMESTIC FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              35

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
COMMERCIAL MORTGAGES (CONT'D)
##Structured Asset Securities Corp.,
 Series:
   96-CFL X1 IO
   1.635%, 2/25/28                             N/R        $ 1,081   $      62
   @96-CFL X1A IO
   0.716%, 2/25/28                             N/R            256          --
   96-CFL X2 IO
   0.999%, 2/25/28                             N/R            238           3
-----------------------------------------------------------------------------
GROUP TOTAL                                                             5,051
-----------------------------------------------------------------------------
ENERGY (0.1%)
DTE Energy Co.
  7.05%, 6/1/11                                BBB            255         270
-----------------------------------------------------------------------------
FEDERAL AGENCY (4.3%)
Federal National Mortgage Association
   (++)6.25%, 5/15/29                            Agy          6,240       6,319
   ??6.625%, 11/15/30                          Agy            900         959
   7.25%, 5/15/30                              Agy            190         218
Tennessee Valley Authority,
 Series A
   5.625%, 1/18/11                             Agy          1,125       1,123
-----------------------------------------------------------------------------
GROUP TOTAL                                                             8,619
-----------------------------------------------------------------------------
FINANCE (11.2%)
?AIG SunAmerica Global Financing VI
   6.30%, 5/10/11                              AAA            965         984
American General Corp.
   7.50%, 7/15/25                              AA-            430         450
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                               BBB+           430         421
?BancWest Corp.,
 Series A
   6.93%, 12/1/03                              A-             575         603
Bank of America Corp.
   7.40%, 1/15/11                              A              670         731
Bank One Corp.
   6.00%, 2/17/09                              A-             730         723
CIGNA Corp.
   7.00%, 1/15/11                              A+             235         244
Citicorp,
 Series F
   6.375%, 11/15/08                            A+             915         941
Citigroup, Inc.
   5.75%, 5/10/06                              AA-            600         622

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
EOP Operating LP
   6.763%, 6/15/07                             BBB+       $   165   $     173
   7.50%, 4/19/29                              BBB+           365         349
?Equitable Cos., Inc.
   6.50%, 4/1/08                               A+             290         299
Equitable Life Assurance Society USA,
 Series 1A
  6.95%, 12/1/05                               A+             860         915
?Farmers Insurance Exchange
   7.05%, 7/15/28                              A-             455         382
   8.625%, 5/1/24                              A-             475         483
FleetBoston Financial Corp.
   6.625%, 2/1/04-12/1/05                      A-             505         534
?Florida Residential Property & Casualty
   7.375%, 7/1/03                              A              350         371
General Electric Capital Corp.
   7.375%, 1/19/10                             AAA            825         907
General Motors Acceptance Corp.
   6.875%, 9/15/11                             A              405         397
Goldman Sachs Group, Inc.
   6.875%, 1/15/11                             A+             870         896
Hartford Life Corp.
   7.65%, 6/15/27                              A              730         752
Household Finance Corp.
   5.875%, 2/1/09                              A              105         103
   6.40%, 6/17/08                              A              215         219
   8.00%, 7/15/10                              A              400         443
?Hyatt Equities LLC
   7.00%, 5/15/02                              BBB            710         714
?John Hancock Financial Services, Inc.
   7.375%, 2/15/24                             AA-            930         931
J.P. Morgan Chase & Co.
   7.00%, 11/15/09                             A+             150         159
   6.00%, 2/15/09                              A+             415         418
MBNA America Bank
   6.50%, 6/20/06                              BBB+           375         384
?Metropolitan Life Insurance Co.
   7.45%, 11/1/23                              A+             400         390
   7.80%, 11/1/25                              A+             250         259
?Nationwide Mutual Life Insurance Co.
   7.50%, 2/15/24                              A-             755         688
?New England Mutual,
 Series DTC
   7.875%, 2/15/24                             A+             350         350
?Prime Property Funding II
   7.00%, 8/15/04                              A              400         418

    The accompanying notes are an integral part of the financial statements.

DOMESTIC FIXED INCOME PORTFOLIO

36

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
FINANCE (CONT'D)
?Prudential Insurance Co. of America
   8.30%, 7/1/25                               A-         $   900   $     942
State Street Corp.
   7.65%, 6/15/10                              A+             360         401
Suntrust Banks, Inc.
   7.75%, 5/1/10                               A              385         430
Washington Mutual, Inc.
   8.25%, 4/1/10                               BBB            420         474
Wellpoint Health Networks, Inc.
   6.375%, 6/15/06                             A-             260         268
Wells Fargo Financial, Inc.
   5.625%, 2/3/09                              A+           1,035       1,020
?World Financial Properties,
 Series:
   96 WFP-B
   6.91%, 9/1/13                               AA-            438         448
   96 WFP-D
   6.95%, 9/1/13                               AA-            850         872
-----------------------------------------------------------------------------
GROUP TOTAL                                                            22,508
-----------------------------------------------------------------------------
INDUSTRIALS (11.4%)
Aetna, Inc.
   7.875%, 3/1/11                              BBB            670         670
Albertson's, Inc.
   7.45%, 8/1/29                               BBB+           415         415
American Home Products Corp.
   6.70%, 3/15/11                              A              745         782
?American West Airlines
   7.10%, 4/2/21                               AAA            720         723
AOL Time Warner, Inc.
   6.625%, 5/15/29                             BBB+           140         126
   7.57%, 2/1/24                               BBB+           185         182
   7.625%, 4/15/31                             BBB+           735         745
Bristol-Myers Squibb Co.
   5.75%, 10/1/11                              AAA          1,485       1,509
Centex Corp.
   7.875%, 2/1/11                              BBB            360         364
Clear Channel Communications, Inc.
   7.65%, 9/15/10                              BBB-           545         577
CMS Panhandle Holdings Co.
   7.00%, 7/15/29                              BBB-           805         695
Comcast Cable Communications
   6.75%, 1/30/11                              BBB            300         301
Conoco, Inc.
   6.95%, 4/15/29                              BBB+         1,070       1,010

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
Continental Airlines,
 Series 97-1 A
  7.461%, 10/1/16                              AA         $   319   $     307
Cox Communications, Inc.
   7.75%, 11/1/10                              BBB            425         453
DaimlerChrysler N.A. Holdings Corp.
   7.20%, 9/1/09                               A-             355         359
   8.50%, 1/18/31                              A-             220         232
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                              BBB            200         176
Federated Department Stores, Inc.
   6.625%, 9/1/08                              BBB+           120         117
   6.90%, 4/1/29                               BBB+           575         484
?Florida Windstorm
   7.125%, 2/25/19                             AAA          1,160       1,167
Ford Motor Co.
   6.625%, 10/1/28                             A            1,335       1,131
   7.45%, 7/16/31                              A              160         151
Hertz Corp.
   7.625%, 8/15/07                             A-             350         376
Intermedia Communications, Inc.,
 Series B
   #0.00%, 7/15/07                             BBB+           100          98
   8.60%, 6/1/08                               BBB+           130         131
?International Flavors & Fragrances, Inc.
   6.45%, 5/15/06                              BBB+           475         490
?Kellogg Co.
   7.45%, 4/1/31                               BBB            345         361
Kroger Co.
   7.50%, 4/1/31                               BBB-           140         144
Kroger Co.,
 Series B
  7.70%, 6/1/29                                BBB-           645         676
Lowe's Cos., Inc.
   6.50%, 3/15/29                              A              625         575
   6.875%, 2/15/28                             A              380         373
?Marriott International
   7.00%, 1/15/08                              BBB+           745         773
May Department Stores Co.
   6.70%, 9/15/28                              A+           1,010         932
News America Holdings, Inc.
   7.75%, 1/20/24-2/1/24                       BBB-           680         643
   8.875%, 4/26/23                             BBB-           295         312
Pharmacia Corp.
   6.60%, 12/1/28                              AA-            465         459

    The accompanying notes are an integral part of the financial statements.

DOMESTIC FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              37

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Raytheon Co.
   8.20%, 3/1/06                               BBB-       $   510   $     555
   8.30%, 3/1/10                               BBB-           195         215
Safeway, Inc.
   6.50%, 3/1/11                               BBB             95          98
   7.25%, 2/1/31                               BBB            330         338
Sun Microsystems, Inc.
   7.65%, 8/15/09                              BBB+           370         392
Target Corp.
   6.65%, 8/1/28                               A+             320         308
   6.75%, 1/1/28                               A+             285         278
TRW, Inc.
   7.625%, 3/15/06                             BBB            140         147
U.S. Airways Corp.
 Pass Through Certificate,
 Series 00-1 G
  8.11%, 2/20/17                               AAA            312         324
Wal-Mart Stores, Inc.
   6.875%, 8/10/09                             AA             285         309
Williams Cos.,
 Series A
   7.50%, 1/15/31                              BBB            395         379
WorldCom, Inc.
   8.25%, 5/15/31                              BBB+           425         426
-----------------------------------------------------------------------------
GROUP TOTAL                                                            22,788
-----------------------------------------------------------------------------
NON-AGENCY FIXED RATE MORTGAGE (0.1%)
##Gemsco Mortgage Pass Through Certficate,
 Series 87-A
  8.70%, 11/25/10                              AA              94          98
-----------------------------------------------------------------------------
STRIPPED MORTGAGE BACKED SECURITIES -- AGENCY COLLATERAL SERIES
 (0.1%)
Federal Home Loan Mortgage Corporation,
 Series 207 IO
  7.00%, 4/1/30                                Agy            694         123
-----------------------------------------------------------------------------
TELEPHONES (1.9%)
AT&T Corp.
   6.50%, 3/15/29                              A              315         275
?AT&T Wireless Group
   8.75%, 3/1/31                               BBB            500         551
BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                              A+             650         587

                                              ++RATINGS      FACE
                                              (STANDARD    AMOUNT       VALUE
                                              & POOR'S)     (000)      (000)+
-----------------------------------------------------------------------------
GTE Corp.
   6.94%, 4/15/28                              A+         $   890   $     845
Qwest Capital Funding
   7.75%, 2/15/31                              BBB+            95          92
   7.90%, 8/15/10                              BBB+           720         758
WorldCom, Inc.-WorldCom Group
   6.95%, 8/15/28                              BBB+           890         777
-----------------------------------------------------------------------------
GROUP TOTAL                                                             3,885
-----------------------------------------------------------------------------
TRANSPORTATION (0.4%)
Continental Airlines,
 Series 99-1 A
  6.545%, 2/2/19                               AA             412         368
?Jet Equipment Trust,
 Series 94-A A11
  10.00%, 12/15/13                             A-             395         387
-----------------------------------------------------------------------------
GROUP TOTAL                                                               755
-----------------------------------------------------------------------------
UTILITIES (0.4%)
Nisource Finance Corp.
   7.875%, 11/15/10                            BBB            660         735
Williams Cos.
   7.75%, 6/15/31                              BBB-            90          89
-----------------------------------------------------------------------------
GROUP TOTAL                                                               824
-----------------------------------------------------------------------------
TOTAL FIXED INCOME (Cost $225,534)                                    228,741
-----------------------------------------------------------------------------
                                                           SHARES
                                                           ------
PREFERRED STOCK (0.4%)
-----------------------------------------------------------------------------
MORTGAGE -- OTHER (0.4%)
?!Home Ownership Funding Corp.
   13.33%, (Cost $772)                         Aa2          1,200         843
-----------------------------------------------------------------------------
                                                             FACE
                                                           AMOUNT
                                                            (000)
                                                           ------
CASH EQUIVALENTS (30.2%)
-----------------------------------------------------------------------------
DISCOUNT NOTES (12.7%)
Federal Home Loan Bank
   3.50%, 10/26/01                                        $ 8,500       8,480
Federal Home Loan Mortgage Association
   4.00%, 10/4/01                                           7,000       6,997

    The accompanying notes are an integral part of the financial statements.

DOMESTIC FIXED INCOME PORTFOLIO

38

                                                           FACE
                                                          AMOUNT        VALUE
                                                           (000)       (000)+
-----------------------------------------------------------------------------
DISCOUNT NOTES (CONT'D)
Federal National Mortgage Association
   3.37%, 10/26/01                                        $10,000   $   9,977
-----------------------------------------------------------------------------
GROUP TOTAL                                                            25,454
-----------------------------------------------------------------------------
REPURCHASE AGREEMENT (10.0%)
**J.P. Morgan Securities Inc.,
  3.00%, dated 9/28/01, due 10/1/01                        19,920      19,920
-----------------------------------------------------------------------------
TREASURY BILL (7.5%)
U.S. Treasury Bill
   2.25%, 10/18/01                                         15,000      14,987
-----------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS (Cost $60,361)                                  60,361
-----------------------------------------------------------------------------
TOTAL INVESTMENTS (144.9%) (Cost $286,667)                            289,945
-----------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES (-44.9%)
Cash                                                                $   9,040
Receivable for Investments Sold                                         3,026
Receivable for Forward Commitments                                     25,418
Interest Receivable                                                     1,576
Dividends Receivable                                                       16
Receivable for Fund Shares Sold                                           423
Unrealized Gain on Swap Agreements                                        415
Receivable for Daily Variation on Futures Contracts                        31
Investments Held as Collateral for Loaned Securities                   24,794
Other Assets                                                               23
Payable for Investments Purchased                                      (1,935)
Payable for Forward Commitments                                      (127,668)
Payable for Investment Advisory Fees                                     (163)
Payable for Administrative Fees                                           (13)
Payable for Trustees' Deferred Compensation
 Plan -- Note F                                                           (13)
Interest Payable on Swaps                                                  (4)
Payable for Distribution Fee -- Adviser Class                              (1)
Collateral on Securities Loaned, at Value                             (24,794)
Other Liabilities                                                         (14)
                                                                    ---------
                                                                      (89,843)
-----------------------------------------------------------------------------
NET ASSETS (100%)                                                   $ 200,102
-----------------------------------------------------------------------------
INSTITUTIONAL CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 17,535,775 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                     195,467
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                              $11.15
-----------------------------------------------------------------------------

                                                                        VALUE
                                                                       (000)+
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
ADVISER CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 417,373 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                            $   4,635
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                              $11.10
-----------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                    $ 196,539
 Undistributed Net Investment Income (Loss)                             3,076
 Undistributed Realized Net Gain (Loss)                                (2,973)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                3,278
   Futures and Swaps                                                      182
-----------------------------------------------------------------------------
NET ASSETS                                                          $ 200,102
-----------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
?     144A security. Certain conditions for public sale may exist.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
??    Security is subject to delayed delivery. See Note A7 to Financial
      Statements.
# Step Bond -- Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date disclosed is the ultimate maturity.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
@     Value is less than $500.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
Inv Fl Inverse Floating Rate -- Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO    Interest Only
N/R   Not rated by Moody's Investor Service, Inc., or Standard & Poor's
      Corporation.
PAC   Planned Amortization Class
PO    Principal Only
REMIC Real Estate Mortgage Investment Conduit
TBA   To be announced.
YMA   Yield Maintenance Agreement

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              39

Portfolio Overview

CASH RESERVES PORTFOLIO

The Cash Reserves Portfolio is a money-market fund whose primary objectives are liquidity, preservation of capital, and high current income. The Portfolio is managed in a conservative style, generally without the use of derivatives or funding agreements. Investments are diversified across several fixed-income sectors, and may include high quality commercial paper, negotiable certificates of deposit, the bank notes of carefully selected, large depository institutions, Federal agency obligations, and fully collateralized repurchase agreements.

Weak economic statistics released during the fourth quarter of 2000 caused short-term rates to decline and the money market yield curve to become sharply inverted. Responding to continued weak factory activity, as well as to eroding consumer and business confidence and uncertainty caused by the World Trade Center attack, the Federal Reserve lowered its federal funds target rate on eight separate occasions for a total of 350 basis points for the first three quarters of 2001. After the September 17 announcement, the Fed left its formal economic assessment as one that indicates risks are weighted mainly toward conditions that may generate economic weakness in the foreseeable future.

Despite declining rates, recent economic data reflect continued softness in the overall economy. Gross Domestic Product expanded just 0.3% in the second quarter, down from 1.3% in Q1 and 1.9% in the fourth quarter of 2000. Industrial production declined for eleven consecutive months ended August, and capacity utilization fell monthly over the same period. September consumer confidence plunged to 97.6, its lowest level in more than five years.

We have continued to invest in high quality commercial paper, bank notes, negotiable certificates of deposit of financially strong commercial banks and Federal agency obligations. Over the past year, we raised our high credit standards even higher in the Portfolio by using an increased mix of Federal agency obligations, while at the same time attempting to limit purchases of corporate obligations to only those issuers that possess both top short-term credit ratings and relatively high long-term debt ratings as well. In the current economic environment of declining interest rates, we have been purchasing longer maturities of selected high quality issuers. This strategy extended weighted average maturity of the Portfolio, locking in current market rates longer.

As of September 30, 2001, the Portfolio's weighted average maturity was 47 days and 89% of holdings were due to mature in less than three months. Therefore, we believe the Portfolio is well positioned for stability of principal with a very high degree of liquidity. The Portfolio continues to serve as a useful investment for liquidity, preservation of capital and a yield that reflects prevailing money market conditions.

We anticipate that the Fed could take further steps to reduce short-term interest rates during the remainder of 2001.

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

CASH RESERVES                                                       Salomon
-------------------------------------------------      Lipper       1-Month
                       Institutional   Investment   Money Market    Treasury
                            [ ]            L          AVERAGE      BILL INDEX
---------------------------------------------------------------------------------
One Year                   5.03%         4.88%         4.49%         4.68%
---------------------------------------------------------------------------------
Five Years                 5.33%         5.26%         4.82%         4.79%
---------------------------------------------------------------------------------
Ten Years                  4.77%         4.74%         4.38%         4.39%
---------------------------------------------------------------------------------
7-Day Effective Yield      3.05%         2.90%
---------------------------------------------------------------------------------
SEC 7-Day Current
 Yield                     3.01%         2.86%
---------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The SEC 7-day yield quotation more closely reflects the current earnings of the Portfolio than the total return quotation. You may obtain the Portfolio's current SEC 7-day yield by calling 1-800-354-8185.

[ ]Represents an investment in the Institutional Class.

L Represents an investment in the Investment Class which commenced operations 8/16/99. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.15% Shareholder Servicing Fee applicable to the Investment Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

*Total returns are compared to the Lipper Money Market Average of money market funds and the Salomon 1-Month Treasury Bill Index. While the Portfolio may invest in the government securities represented by the Salomon 1-Month Treasury Bill Index, it also invests in non-government issues and securities with maturities greater than one month.

40

Statement of Net Assets

CASH RESERVES PORTFOLIO
COMMERCIAL PAPER (40.0%)

                                                         FACE
                                                        AMOUNT        VALUE
                  SEPTEMBER 30, 2001                     (000)       (000)+
---------------------------------------------------------------------------
BANKING (4.0%)
Barclays U.S. Funding Corp.
   2.48%, 12/28/01                                      $ 2,000   $   1,988
Mellon Finance Corp.
   3.52%, 11/14/01                                        2,000       1,991
Northeastern Trust Corp.
   3.63%, 10/12/01                                        2,000       1,998
---------------------------------------------------------------------------
GROUP TOTAL                                                           5,977
---------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES (4.0%)
General Electric Capital Corp.
   3.59%, 12/14/01                                        2,000       1,985
   3.69%, 10/31/01                                        2,000       1,994
Westpac Capital Corp.
   3.42%, 11/9/01                                         2,000       1,993
---------------------------------------------------------------------------
GROUP TOTAL                                                           5,972
---------------------------------------------------------------------------
FINANCE -- AUTOMOTIVE (1.4%)
American Honda Finance Corp.
   2.43%, 11/8/01                                         2,000       1,995
---------------------------------------------------------------------------
FINANCE -- CONSUMER (8.7%)
Ciesco LP Corp.
   3.00%, 10/1/01                                         5,000       5,000
FCAR Owner Trust I
   3.65%, 10/3/01                                         2,000       2,000
   3.69%, 10/12/01                                        2,000       1,998
New Center Asset Trust Corp.
   3.39%, 11/26/01                                        2,000       1,989
   3.79%, 11/2/01                                         2,000       1,993
---------------------------------------------------------------------------
GROUP TOTAL                                                          12,980
---------------------------------------------------------------------------
INSURANCE (1.3%)
American General Corp.
   3.61%, 10/24/01                                        2,000       1,995
---------------------------------------------------------------------------
INTERNATIONAL BANKS (12.5%)
Abbey National N.A. Corp.
   3.43%, 10/24/01                                        2,400       2,394
ANZ (Delaware), Inc.
   2.43%, 12/24/01                                        2,000       1,989
CBA (Delaware) Finance, Inc.
   3.52%, 11/6/01                                         2,000       1,993
   3.53%, 10/29/01                                        2,300       2,293

                                                         FACE
                                                        AMOUNT        VALUE
                                                         (000)       (000)+
---------------------------------------------------------------------------
Deutsche Bank
   3.42%, 10/23/01                                      $ 2,000   $   1,996
Halifax plc
   3.52%, 11/21/01                                        2,000       1,990
   3.56%, 10/22/01                                        2,000       1,996
Societe Generale
   3.38%, 12/7/01                                         2,000       1,987
Toronto Dominion Holdings USA, Inc.
   2.51%, 11/23/01                                        2,000       1,993
---------------------------------------------------------------------------
GROUP TOTAL                                                          18,631
---------------------------------------------------------------------------
INVESTMENT BANKERS/BROKERS/SERVICES (2.7%)
Goldman Sachs Group, Inc.
   3.70%, 10/10/01                                        2,000       1,998
   3.05%, 10/23/01                                        2,000       1,996
---------------------------------------------------------------------------
GROUP TOTAL                                                           3,994
---------------------------------------------------------------------------
MAJOR PHARMACEUTICALS (2.7%)
Merck & Co., Inc.
   2.88%, 10/22/01                                        2,000       1,997
Schering Corp.
   3.50%, 11/9/01                                         2,000       1,992
---------------------------------------------------------------------------
GROUP TOTAL                                                           3,989
---------------------------------------------------------------------------
MAJOR U.S. TELECOMMUNICATIONS (2.7%)
Verizon Network Funding Corp.
   3.57%, 10/2/01                                         2,000       2,000
   3.57%, 10/11/01                                        2,000       1,998
---------------------------------------------------------------------------
GROUP TOTAL                                                           3,998
---------------------------------------------------------------------------
TOTAL COMMERCIAL PAPER (Cost $59,531)                                59,531
---------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT (5.4%)
---------------------------------------------------------------------------
MAJOR BANKS (5.4%)
State Street Corp.
   3.45%, 11/16/01                                        2,000       2,000
   3.47%, 11/15/01                                        2,000       2,000
Wells Fargo & Co.
   2.48%, 12/20/01                                        2,000       2,000
   3.44%, 10/26/01                                        2,000       2,000
---------------------------------------------------------------------------
GROUP TOTAL                                                           8,000
---------------------------------------------------------------------------
TOTAL CERTIFICATES OF DEPOSIT (Cost $8,000)                           8,000
---------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

CASH RESERVES PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              41

                                                         FACE
                                                        AMOUNT        VALUE
                                                         (000)       (000)+
---------------------------------------------------------------------------
BANK NOTES (2.6%)
---------------------------------------------------------------------------
BANKING (1.3%)
Bank of America Corp.
   3.59%, 10/17/01                                      $ 2,000   $   2,001
INTERNATIONAL BANKS (1.3%)
LaSalle Bank
   2.53%, 2/19/02                                         2,000       2,001
---------------------------------------------------------------------------
GROUP TOTAL                                                           4,002
---------------------------------------------------------------------------
TOTAL BANK NOTES (COST $4,002)                                        4,002
---------------------------------------------------------------------------
DISCOUNT NOTES (36.7%)
Federal Farm Credit Discount Note
   3.50% 11/19/01                                         2,500       2,488
   4.00% 1/11/02                                          2,000       1,977
Federal Home Loan Bank
   3.54% 10/9/01                                         10,000       9,994
Federal Home Loan Mortgage Association
   3.45% 4/15/02                                          2,500       2,453
   3.62% 10/4/01                                          2,000       1,999
Federal National Mortgage Association
   2.05% 10/15/01                                        10,000       9,992
   3.47% 4/16/02                                          1,600       1,570
   3.58% 7/18/02                                          4,000       3,885
   3.83% 10/26/01                                         2,000       1,995
   3.04% 11/2/01                                          8,000       7,978
   3.34% 11/29/01                                         2,000       1,989
   3.36% 12/27/01                                         2,000       1,984
   4.20% 3/8/02                                           2,000       1,963
   3.98% 4/5/02                                           3,000       2,941
   Series BB
   4.97% 10/5/01                                          1,500       1,500
---------------------------------------------------------------------------
TOTAL DISCOUNT NOTES (Cost $54,708)                                  54,708
---------------------------------------------------------------------------
REPURCHASE AGREEMENT (15.5%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01 (Cost $23,127)      23,127      23,127
---------------------------------------------------------------------------
TOTAL INVESTMENTS (100.2%) (Cost $149,368)                          149,368
---------------------------------------------------------------------------

                                                                      VALUE
                                                                     (000)+
---------------------------------------------------------------------------
---------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES (-0.2%)
Cash                                                              $       1
Interest Receivable                                                      47
Other Assets                                                             12
Dividends Payable                                                     (332)
Payable for Investment Advisory Fees                                   (55)
Payable for Administrative Fees                                         (9)
Payable for Trustees' Deferred Compensation Plan -- Note F             (13)
Other Liabilities                                                      (18)
                                                                  ---------
                                                                      (367)
---------------------------------------------------------------------------
NET ASSETS (100%)                                                 $ 149,001
---------------------------------------------------------------------------
INSTITUTIONAL CLASS
---------------------------------------------------------------------------
NET ASSETS
Applicable to 132,888,556 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                   132,901
---------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                             $1.00
---------------------------------------------------------------------------
INVESTMENT CLASS
---------------------------------------------------------------------------
NET ASSETS
Applicable to 16,100,219 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                 $  16,100
---------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                             $1.00
---------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid In Capital                                                  $ 148,989
 Undistributed Net Investment Income (Loss)                              12
---------------------------------------------------------------------------
NET ASSETS                                                        $ 149,001
---------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.

    The accompanying notes are an integral part of the financial statements.

42

Portfolio Overview

GLOBAL FIXED INCOME PORTFOLIO

The Global Fixed Income Portfolio invests in high-grade fixed-income securities throughout the world, fluctuating around a neutral position that is approximately two-thirds foreign bonds and one-third U.S. securities. Fixed-income securities in the Portfolio include government bonds, corporate bonds, mortgages, and other fixed-income securities.

The Portfolio returned 5.26% versus 6.65% of the Salomon World Government Bond Index over the past fiscal year. The primary cause of this lower relative return was the Portfolio's holdings of corporate bonds, especially U.S. dollar issues, which underperformed the government bonds that comprise the benchmark. Currency management helped the Portfolio versus its benchmark while interest rate management was a small net negative.

The Portfolio began the fiscal year with a significant exposure to U.S. corporate bonds, to capture what were historically wide yield spreads versus U.S. Treasuries. Holdings were highly diversified, and almost entirely in investment-grade securities. Individual issues were selected because they offered the best compensation for credit risk in the judgment of the global credit team. During much of the year these securities outperformed Treasuries, and boosted relative portfolio performance. As they did so, holdings were reduced, in part to build up ownership of corporate bonds denominated in Euro. However, one of the consequences of the terrorist attacks of September 11, 2001 was a sharp widening of credit risk premiums. Corporate bonds underperformed governments by a wide margin in September 2001 and the Portfolio, still with a sizable exposure, fell behind its benchmark.

At the start of the fiscal year the Portfolio was long the Euro against its benchmark, funded by an equivalent underweight in yen. This position was motivated both by the high yield premium of Euro versus yen denominated bonds and the relative price-competitiveness of the Euro. A sharp rise in the Euro versus the yen made this a very profitable position for the Portfolio. Also, over the course of the year, the Portfolio reduced its U.S. dollar exposure in favor of the Euro and the Australian and Canadian dollars. The U.S. dollar had reached historic highs against these currencies while U.S. interest rates reached relatively low levels. Primarily owing to the weakness of the Australian dollar during the year these positions gave up relative return, but not by enough to offset the Portfolio's gains on Euro/yen.

Interest rate management detracted from relative Portfolio performance during the year. Based on relatively low real yields on offer, the Portfolio was positioned defensively, with somewhat less interest rate risk than its benchmark. Some of this defensive position was in Japanese government bonds, which paid off as Japanese bond yields increased on balance across the year. Below-market exposure to U.S. interest rates was costly, however, as yields declined.

Global bond markets are priced for a recessionary environment, with low real yields and wide corporate risk premiums. Economic policy is responding forcefully, however, and establishing the basis for solid economic recovery during 2002. As a consequence, the Portfolio is positioned to benefit from a better economic climate, with a below-benchmark exposure to yield levels and well-diversified holdings of investment-grade corporate debt.

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

GLOBAL FIXED INCOME
----------------------------------------------------------------------
                                      Institutional    Salomon World
                                           [ ]        Gov't Bond Index
--------------------------------------------------------------------------
One Year                                   5.26%           6.65%
--------------------------------------------------------------------------
Five Years                                 2.39%           3.31%
--------------------------------------------------------------------------
Since Inception                            4.83%           5.16%
--------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. Foreign investments are subject to certain risks such as currency fluctuations, economic instability, and political developments.

[ ]Represents an investment in the Institutional Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

*The Global Fixed Income Portfolio commenced operations on 4/30/93. Total returns are compared to the Salomon World Government Bond Index, an unmanaged market index.

2001 ANNUAL REPORT
September 30, 2001
                                                                              43

Statement of Net Assets

GLOBAL FIXED INCOME PORTFOLIO
FIXED INCOME SECURITIES (89.1%)

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
SEPTEMBER 30, 2001                           & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
BRITISH POUND (4.5%)
#NTL, Inc.
   0.00%, 4/1/08                               B-         GBP   260   $    114
Orange plc
   8.625%, 8/1/08                              BBB+             110        161
United Kingdom Treasury Bond
   8.00%, 6/10/03                              AAA              865      1,343
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,618
------------------------------------------------------------------------------
CANADIAN DOLLAR (6.3%)
Government of Canada
   5.50%, 6/1/09                               AAA       CAD  3,550      2,295
------------------------------------------------------------------------------
EURO (30.7%)
ABN AMRO Bank NV
   4.625%, 5/12/09                             AA-        EUR   160        138
CIT Group, Inc.
   5.50%, 5/16/05                              A+               100         93
Clear Channel Communications, Inc.
   6.50%, 7/7/05                               BBB-              75         68
?Dana Corp.
   9.00%, 8/15/11                              BBB-              75         60
Deutsche Ausgleichsbank
   4.00%, 7/4/09                               AAA              630        542
?Deutsche Pfandbriefe & Hypothekenbank A.G.
   5.50%, 1/15/10                              AAA              575        538
Fixed Link Finance B.V.
   5.75%, 8/1/25                               AAA              100         92
Government of France
   5.25%, 4/25/08                              AAA            1,225      1,161
Government of France O.A.T.
   8.50%, 10/25/19                             AAA              130        160
Government of Germany
   6.25%, 1/4/24                               AAA            1,086      1,075
   6.50%, 7/4/27                               AAA            1,800      1,839
   6.875%, 5/12/05                             AAA            1,250      1,248
   7.25%, 10/21/02                             AAA              345        326
   8.00%, 7/22/02                              AAA            1,000        942
!Hammerson plc
   6.25%, 6/20/08                              Baa1             125        115
Lloyds TSB Bank
   5.625%, 7/15/49                             A+               150        131

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
                                             & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
Mannesmann Finance BV
   4.75%, 5/27/09                              A-         EUR   305   $    260
Pearson plc
   6.125%, 2/1/07                              BBB+              75         71
Republic of Italy BTPS
   9.50%, 2/1/06                               AAA              466        512
   10.00%, 8/1/03                              AAA              962        972
+Securitas A.B.
   6.125%, 3/14/08                             Baa1             155        141
Tecnost International Finance NV
   6.575%, 7/30/09                             BBB              205        165
?Tyco International Group S.A.
   6.125%, 4/4/07                              A                100         94
?Unicredito Italia
   8.048%, 10/29/49                            A-               100         97
VNU N.V.
   6.625%, 5/30/07                             BBB+             125        121
WPP Group plc
   6.00%, 6/18/08                              A-               165        145
------------------------------------------------------------------------------
GROUP TOTAL                                                             11,106
------------------------------------------------------------------------------
GERMAN MARK (0.7%)
Citicorp
   5.50%, 6/30/10                              A+         DEM   205        182
Colt Telecom Group plc
   7.625%, 7/31/08                             B+               340         76
------------------------------------------------------------------------------
GROUP TOTAL                                                                258
------------------------------------------------------------------------------
JAPANESE YEN (10.2%)
Federal National Mortgage
 Association -- Global
   1.75%, 3/26/08                              Agy       JPY 100,000       894
Government of Japan
   0.90%, 12/22/08                             AAA          331,700      2,777
------------------------------------------------------------------------------
GROUP TOTAL                                                              3,671
------------------------------------------------------------------------------
SWEDISH KRONA (2.2%)
Swedish Government
   6.00%, 2/9/05                               AA+       SEK  8,080        793
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

GLOBAL FIXED INCOME PORTFOLIO

44

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
                                             & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
UNITED STATES DOLLAR (34.5%)
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (12.8%)
??Federal Home Loan Mortgage Corporation,
 October TBA
   7.00%, 10/1/31                              Agy       $      700   $    725
??Federal National Mortgage Association,
 October TBA
   6.00%, 10/1/31                              Agy              625        623
   6.50%, 10/1/31                              Agy            1,050      1,067
 November TBA
   6.00%, 11/1/31                              Agy              125        124
??Government National Mortgage Association,
 October TBA
   7.00%, 10/15/31                             Tsy            2,000      2,070
------------------------------------------------------------------------------
GROUP TOTAL                                                              4,609
------------------------------------------------------------------------------
ENERGY (0.3%)
CMS Energy Corp.
   7.50%, 1/15/09                              BB                70         66
DTE Energy Co.
   7.05%, 6/1/11                               BBB               50         53
------------------------------------------------------------------------------
GROUP TOTAL                                                                119
------------------------------------------------------------------------------
FINANCE (7.0%)
American General Corp.
   7.50%, 7/15/25                              AA-               25         26
?Anthem Insurance Co., Inc.
   9.00%, 4/1/27                               BBB+              90         88
   9.125%, 4/1/10                              BBB+              65         69
Bank of America Corp.
   7.40%, 1/15/11                              A                105        115
Bank One Corp.
   7.625%, 10/15/26                            A-               100        103
CIGNA Corp.
   7.00%, 1/15/11                              A+                50         52
EOP Operating LP
   6.763%, 6/15/07                             BBB+             140        147
Equitable Cos., Inc.
   7.00%, 4/1/28                               A+               275        266
?Farmers Exchange Capital
   7.05%, 7/15/28                              A-               200        168
General Motors Acceptance Corp.
   6.875%, 9/15/11                             A                 75         74
Goldman Sachs Group, Inc.
   6.875%, 1/15/11                             A+               170        175
GS Escrow Corp.
   7.125%, 8/1/05                              BB+              105        107

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
                                             & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
Hartford Financial Services Group, Inc.
   7.90%, 6/15/10                              A         $      180   $    198
Household Finance Corp.
   6.40%, 6/17/08                              A                 40         41
   8.00%, 7/15/10                              A                 90        100
?Nationwide Mutual Life Insurance Co.
   7.50%, 2/15/24                              A-               200        182
?Prudential Insurance Co. of America
   8.30%, 7/1/25                               A-               150        157
?Systems 2001 Asset Trust, Series 2001 G
   6.664%, 9/15/13                             AAA               98        102
Washington Mutual Bank
   6.875%, 6/15/11                             BBB+              45         47
Washington Mutual Financial Corp.
   6.875%, 5/15/11                             A-                45         47
?World Financial Properties, Series 96
 WFP-D
   6.95%, 9/1/13                               AA-              275        282
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,546
------------------------------------------------------------------------------
INDUSTRIALS (8.1%)
Aetna, Inc.
   7.875%, 3/1/11                              BBB              105        105
Albertson's, Inc.
   7.45%, 8/1/29                               BBB+              75         75
American Home Products
   6.70%, 3/15/11                              A                145        152
AOL Time Warner, Inc.
   6.625%, 5/15/29                             BBB+             100         90
   7.625%, 4/15/31                             BBB+             115        117
Bristol-Myers Squibb Co.
   5.75%, 10/1/11                              AAA              145        147
#Charter Communications Holdings
   0.00%, 1/15/10-1/15/11                      B+                85         52
Comcast Cable Communications
   6.75%, 1/30/11                              BBB               60         60
Conoco, Inc.
   6.95%, 4/15/29                              BBB+             200        188
Cox Communications, Inc.
   7.75%, 11/1/10                              BBB               85         91
CSC Holdings, Inc.
   7.25%, 7/15/08                              BB+              245        240
DaimlerChrysler N.A. Holdings Corp.
   8.00%, 6/15/10                              A-                65         69
   8.50%, 1/18/31                              A-                55         58

    The accompanying notes are an integral part of the financial statements.

GLOBAL FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              45

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
                                             & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                              BBB       $       50   $     44
Federated Department Stores, Inc.
   6.90%, 4/1/29                               BBB+              80         67
   6.30%, 4/1/09                               BBB+              35         33
?Florida Windstorm
   7.125%, 2/25/19                             AAA              180        181
Ford Motor Co.
   6.625%, 10/1/28                             A                200        169
HCA, Inc.
   7.19%, 11/15/15                             BB+              170        161
Intermedia Communications, Inc., Series B
   8.60%, 6/1/08                               BBB+              20         20
?Kellogg Co.
   7.45%, 4/1/31                               BBB               65         68
Kroger Co., Series B
   7.70%, 6/1/29                               BBB-              40         42
News America Holdings, Inc.
   8.875%, 4/26/23                             BBB--            170        180
?Pulte Homes, Inc.
   7.875%, 8/1/11                              BBB-              95         89
Raytheon Co.
   8.20%, 3/1/06                               BBB-             120        131
Reed Elsevier Capital, Inc.
   6.75%, 8/1/11                               A-                15         15
Target Corp.
   7.50%, 8/15/10                              A+                75         83
Telus Corp.
   8.00%, 6/1/11                               BBB+              25         27
TRW, Inc.
   7.625%, 3/15/06                             BBB               30         32
Waste Management, Inc.
   7.375%, 5/15/29                             BBB              120        116
WorldCom, Inc.
   8.25%, 5/15/31                              BBB+              25         25
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,927
------------------------------------------------------------------------------
TELEPHONES (2.0%)
AT&T Corp.
   6.50%, 3/15/29                              A                 65         57
?AT&T Wireless Group
   8.75%, 3/1/31                               BBB              105        116
GTE Corp.
   6.94%, 4/15/28                              A+               100         95

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
                                             & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
#Nextel Communications, Inc.
   0.00%, 9/15/07                              B         $      150   $     90
Qwest Capital Funding
   7.75%, 2/15/31                              BBB+              20         19
   ?7.75%, 2/15/31                             BBB+              40         39
   7.90%, 8/15/10                              BBB+             100        105
WorldCom, Inc. -- WorldCom Group
   6.95%, 8/15/28                              BBB+             245        214
------------------------------------------------------------------------------
GROUP TOTAL                                                                735
------------------------------------------------------------------------------
UTILITIES (0.8%)
Calpine Corp.
   8.50%, 2/15/11                              BB+              105        102
Nisource Finance Corp.
   7.875%, 11/15/10                            BBB               90        100
Williams Cos
   7.75%, 6/15/31                              BBB-              80         79
------------------------------------------------------------------------------
GROUP TOTAL                                                                281
------------------------------------------------------------------------------
YANKEE (3.5%)
Ahold Finance USA, Inc.
   6.875%, 5/1/29                              BBB+              70         65
   8.25%, 7/15/10                              BBB+              20         22
##British Telecom plc
   8.875%, 12/15/30                            A-               120        135
Deutsche Telekom International Finance B.V.
   8.00%, 6/15/10                              A-               175        189
Global Crossing Holdings Ltd.
   8.70%, 8/1/07                               B+                75         32
   9.125%, 11/15/06                            BB               145         62
?Hutchison Whampoa Financial, Series B
   7.45%, 8/1/17                               A                195        182
?Oil Purchase Co.
   7.10%, 4/30/02                              BB+               51         51
?Oil Purchase Co. II
   10.73%, 1/31/04                             BB+               25         25
?Pemex Project Funding Master Trust
   9.125%, 10/13/10                            BB+               45         46
?Petrozuata Finance, Inc.
   8.22%, 4/1/17                               BB               150        120
?Ras Laffan Liquefied Natural Gas Co.
   8.294%, 3/15/14                             BBB+             100        107
Republic of Brazil, Series C
   8.00%, 4/15/14                              BB-               43         29
Republic of Colombia
   11.75%, 2/25/20                             BB                95         90
Republic of Philippines
   10.625%, 3/16/25                            BB+               25         21

    The accompanying notes are an integral part of the financial statements.

GLOBAL FIXED INCOME PORTFOLIO

46

                                             ++RATINGS      FACE
                                             (STANDARD     AMOUNT      VALUE
                                             & POOR'S)     (000)       (000)+
------------------------------------------------------------------------------
YANKEE (CONT'D)
United Mexican States
   8.375%, 1/14/11                             BB+       $       75   $     74
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,250
------------------------------------------------------------------------------
TOTAL UNITED STATES DOLLAR                                              12,467
------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES
 (Cost $33,769)                                                         32,208
------------------------------------------------------------------------------
PREFERRED STOCK (3.1%)
------------------------------------------------------------------------------
                                                             SHARES
                                                             ------
MORTGAGE -- OTHER (3.1%)
?!Home Ownership Funding Corp. Step Down
   13.33% (Cost $1,056)                        Aa2            1,575      1,107
------------------------------------------------------------------------------
                                                               FACE
                                                             AMOUNT
                                                              (000)
                                                             ------
CASH EQUIVALENTS (17.3%)
------------------------------------------------------------------------------
DISCOUNT NOTES (11.0%)
Federal Home Loan Bank
   3.50%, 10/26/01                                       $    2,000      1,995
Federal Home Loan Mortgage Corporation
   3.45%, 10/9/01                                             2,000      1,999
------------------------------------------------------------------------------
GROUP TOTAL                                                              3,994
------------------------------------------------------------------------------
REPURCHASE AGREEMENT (5.7%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01                          2,071      2,071
------------------------------------------------------------------------------
(++)TREASURY BILL (0.6%)
U.S. Treasury Bill
   3.02% 10/18/01                                               200        200
------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS
 (Cost $6,265)                                                           6,265
------------------------------------------------------------------------------
TOTAL INVESTMENTS (109.5%)
 (Cost $41,090)                                                         39,580
------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES (-9.5%)
Cash                                                                        43
Foreign Currency (Cost $19)                                                 19
Receivable for Investments Sold                                            414
Receivable for Forward Commitments                                         124
Dividends Receivable                                                         8
Interest Receivable                                                        548
Due from Broker                                                            311
Receivable for Fund Shares Sold                                              3

                                                                       VALUE
                                                                       (000)+
------------------------------------------------------------------------------
                                                             ------
Receivable for Variation Margin on Futures Contracts                  $     11
Other Assets                                                                 8
Payable for Investments Purchased                                        (104)
Payable for Forward Commitments                                        (4,690)
Payable for Investment Advisory Fees                                      (34)
Payable for Administrative Fees                                            (5)
Payable for Trustees' Deferred Compensation
 Plan -- Note F                                                            (7)
Unrealized Loss on Forward Foreign Currency Contracts                     (48)
Other Liabilities                                                         (38)
                                                                      --------
                                                                       (3,437)
------------------------------------------------------------------------------
NET ASSETS (100%)                                                     $ 36,143
------------------------------------------------------------------------------
INSTITUTIONAL CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 3,868,039 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                              $ 36,143
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $9.34
------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                      $ 41,295
 Undistributed Net Investment Income (Loss)                            (1,407)
 Undistributed Realized Net Gain (Loss)                                (2,048)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                               (1,510)
   Foreign Currency Transactions                                          (40)
   Futures                                                               (147)
------------------------------------------------------------------------------
NET ASSETS                                                            $ 36,143
------------------------------------------------------------------------------

+    See Note A1 to Financial Statements.
++   Ratings are unaudited.
?    144A security. Certain conditions for public sale may exist.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
??   Security is subject to delayed delivery. See Note A7 to Financial
     Statements.
# Step Bond -- Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001.
## Variable or floating rate securities -- rate disclosed is as of September 30, 2001.
TBA  To be announced.

     The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              47

Portfolio Overview

HIGH YIELD PORTFOLIO

The high yield market experienced a volatile and difficult past twelve months. After a very poor September and October of 2000, the high yield market rallied substantially in December through February led by the large reduction in the Fed Fund's rate by the Federal Reserve. The high yield market then trended slightly lower over the next six months prior to the tragic events of September 11th. These events have had a profound impact on the economy as well as both fixed income and equity markets. Despite a fifty-basis point reduction in the Fed Fund's rate by the Federal Reserve in September, the expected flight-to-quality mentality emerged, pushing equities and, to a lesser extent, high yield, sharply lower. The industries that experienced the largest sell-off in high yield in September included airlines, lodging, and insurance, as well as telecom and cable. The spread of the CSFB High Yield Index widened by 188 basis points in September to end the month at +1,012 basis points over treasuries. This spread level is very close to the peak spread that was attained in late 1990.

The High Yield Portfolio returned -16.27% over the past twelve months as compared to -4.93% for the CSFB High Yield Index. The Portfolio's higher allocations to fixed-line telecom (down over 40%), cable (down over 10%), and wireless communications (down over 15%) were the major reasons for the poor performance over the past twelve months. Also hindering the performance to a lesser degree were the under-weight allocations to utilities and energy. On the positive side, our allocations in healthcare, housing, services and gaming contributed to performance as these sectors performed better than the overall market. In addition, our higher overall credit quality helped returns in this difficult environment.

We are continuing with overweight positions in cable, fixed-line telecom, and wireless communications, as we believe they are undervalued. It is our assessment that the sensitivity of telecom firms to the near-term economic fallout is not excessive relative to many other sectors. We believe that the Portfolio's underweight allocation in many of the most economically sensitive sectors may aid performance as market participants closely study the impact of the economic environment on high yield issuers.

As mentioned previously, the high yield market is now trading at close to the widest spread ever experienced in its history. Due to the recent tragic events, the economic environment will be weaker over the next three to six months than was previously expected. However, we feel that the current spread of the high yield market is pricing in a prolonged downturn with an extended period of high default rates that we believe will not occur. We believe the high degree of monetary and fiscal policy moves that have already been implemented (and future moves to come) will work and bring the economy back to more normal growth levels. This should lead the high yield market back on the path of strong returns. We feel the Portfolio is well positioned in the current environment.

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

HIGH YIELD
------------------------------------------------------------
                       Institutional   Investment   Adviser    CS First Boston
                            [ ]            L           P       HIGH YIELD INDEX
-----------------------------------------------------------------------------------
One Year                 (16.27)%       (16.42)%    (16.62)%       (4.93)%
-----------------------------------------------------------------------------------
Five Years                  1.50%          1.34%      1.24%          3.01%
-----------------------------------------------------------------------------------
Ten Years                   7.81%          7.72%      7.68%          7.76%
-----------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. High-yield fixed-income securities, otherwise known as "junk bonds," represent a much greater risk of default and tend to be more volatile than higher-rated bonds.

[ ]Represents an investment in the Institutional Class.

L Represents an investment in the Investment Class which commenced operations 5/21/96. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.15% Shareholder Servicing Fee applicable to the Investment Class.

P Represents an investment in the Adviser Class which commenced operations 1/31/97. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.25% 12b-1 Fee applicable to the Adviser Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

*Total returns are compared to the CS First Boston High Yield Index, an unmanaged market index.

48

Statement of Net Assets

HIGH YIELD PORTFOLIO
FIXED INCOME SECURITIES (85.4%)

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
SEPTEMBER 30, 2001                       & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
ASSET BACKED CORPORATES (0.4%)
?(++)Commercial Financial Services, Inc.,
 Series 97-5 A1
   7.72%, 6/15/05                          N/R          $ 4,693   $       751
?OHA Auto Grantor Trust,
 Series 97-A B
   11.00%, 9/15/03                         BB             2,576         1,733
-----------------------------------------------------------------------------
GROUP TOTAL                                                             2,484
-----------------------------------------------------------------------------
CABLE (11.5%)
Adelphia Communications Corp.,
 Series B:
   7.75%, 1/15/09                          B+             8,595         6,855
   8.375%, 2/1/08                          B+             9,645         7,909
British Sky Broadcasting Group plc
   6.875%, 2/23/09                         BB+            6,410         6,004
   8.20%, 7/15/09                          BB+            7,900         7,954
Cablevision S.A.
   13.75%, 5/1/09                          B-             3,965         1,784
Callahan Nordrhein-Westfalen
   14.00%, 7/15/10                         B-            11,975         6,646
Charter Communications Holdings LLC
   10.25%, 1/15/10                         B+            10,045         9,643
CSC Holdings, Inc.
   ?7.625%, 4/1/11                         BB+              515           510
   9.875%, 5/15/06                         BB-            4,020         4,146
Echostar DBS Corp.
   9.375%, 2/1/09                          B+             2,790         2,727
NTL Communications Corp.
   #0.00%, 4/1/08                          B-        GBP 14,645         6,458
 Series B 11.875%, 10/1/10                 B-           $ 3,980         2,000
ONO Finance plc
   14.00%, 2/15/11                         CCC+           5,450         3,379
#RCN Corp.
   0.00%, 10/15/07                         B-            14,425         3,318
 Series B
   0.00%, 2/15/08                          B-             5,325         1,118
#Telewest Communications plc
   0.00%, 4/15/09                          B         GBP 13,730         6,660
   0.00%, 4/15/09                          B            $ 3,170         1,125
United Pan-Europe Communications N.V.
   10.875%, 8/1/09                         B-             7,935         1,111
-----------------------------------------------------------------------------
GROUP TOTAL                                                            79,347
-----------------------------------------------------------------------------

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
CHEMICALS (3.8%)
?Acetex Corp.
   10.875%, 8/1/09                         B+           $ 1,640   $     1,574
?Equistar Chemicals LP/Equistar Funding
 Corp.
   10.125%, 9/1/08                         BBB-           1,670         1,541
Huntsman ICI Chemicals LLC
   10.125%, 7/1/09                         B              6,180         5,315
   10.125%, 7/1/09                         B         EUR  4,285         3,177
ISP Holdings, Inc., Series B  9.00%,
 10/15/03                                  B+           $ 5,550         5,384
Lyondell Chemical Co.
   9.625%, 5/1/07                          BB             3,920         3,606
?Messer Griesheim Holding AG
   10.375%, 6/1/11                         B+        EUR  4,340         3,736
Millennium America, Inc.
   9.25%, 6/15/08                          BBB-         $ 1,600         1,504
-----------------------------------------------------------------------------
GROUP TOTAL                                                            25,837
-----------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.0%)
!Citicorp Mortgage Securities, Inc.,
 Series 90-8 A7
   9.50%, 6/25/05                          B3               258           117
-----------------------------------------------------------------------------
COMMERCIAL MORTGAGES (0.1%)
?Federal Mortgage Acceptance Corp.,
 Loan Receivables Trust,
 Series 96-B C
   7.9005%, 11/15/18                       N/R            4,059            41
!##GMAC Commercial Mortgage Securities,
 Inc.,
 Series 96-C1 X2 IO
   1.83%, 10/15/28                         Aaa            8,560           486
##Structured Asset Securities Corp.,
 Series:
   96-CFL X1 IO
   1.635%, 2/25/28                         N/R            6,658           382
   96-CFL X1A IO
   0.716%, 2/25/28                         N/R            1,356             1
   96-CFL X2 IO
   0.999%, 2/25/28                         N/R            1,359            17
-----------------------------------------------------------------------------
GROUP TOTAL                                                               927
-----------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (6.7%)
Adelphia Business Solutions, Inc., Series B:
   12.25%, 9/1/04                          BB-            1,000           560
   #13.00%, 4/15/03                        B+            11,080         4,875

    The accompanying notes are an integral part of the financial statements.

HIGH YIELD PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              49

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (CONT'D)
?aBayan Telecommunications, Inc.
   13.50%, 7/15/06                         D            $ 7,255   $     1,234
aEsprit Telecom Group
   11.00%, 6/15/08                         D          DEM 2,608            36
   11.50%, 12/15/07                        D              3,265            23
aExodus Communications, Inc.
   11.625%, 7/15/10                        D            $10,990         1,209
Focal Communications Corp.,
 Series B:
   #0.00%, 2/15/08                         C              6,375           765
   11.875%, 1/15/10                        CCC           11,560         2,312
Global Crossing Holdings Ltd.
   8.70%, 8/1/07                           B+            14,340         6,023
   9.50%, 11/15/09                         BB             6,565         2,757
Globix Corp.
   12.50%, 2/1/10                          B-            11,800         2,124
#GT Group Telecom, Inc.
   0.00%, 2/1/10                           B-            20,085         4,017
aHermes Europe Railtel B.V.
   10.375%, 1/15/09                        CC             2,480           372
   11.50%, 8/15/07                         CC             5,210           782
Maxcom Telecomunicaciones,
 Series B
   13.75%, 4/1/07                          N/R            7,655         1,531
McLeodUSA, Inc.
   11.375%, 1/1/09                         CCC+          15,075         4,372
Metromedia Fiber Network, Inc.
   10.00%, 12/15/09                        CCC-          12,410         1,489
Netia Holdings B.V.,
 Series B
   10.25%, 11/1/07                         B+             2,740           219
Netia Holdings II B.V.
   13.125%, 6/15/09                        B+             1,225            98
 Series B 13.50%, 6/15/09                  B+        EUR  3,910           320
Primus Telecommunications Group, Inc.
   11.25%, 1/15/09                         CCC          $ 6,305         1,198
   12.75%, 10/15/09                        CCC            2,780           528
 Series B
   9.875%, 5/15/08                         CCC            1,480           281
aPSINet, Inc.
   11.00%, 8/1/09                          D              5,100           306
 Series B
   10.00%, 2/15/05                         D             14,205           852

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
aRhythms NetConnections, Inc.
   12.75%, 4/15/09                         D             $  500   $        55
 Series B:
   #0.00%, 5/15/08                         D             10,720           938
   14.00%, 2/15/10                         D             12,115           606
aRSL Communications plc
   #0.00%, 3/1/08                          D              9,280           279
   #0.00%, 3/15/08                         D         DEM  8,556           175
   9.125%, 3/1/08                          D            $ 8,495           297
   9.875%, 11/15/09                        D              4,225           148
   12.00%, 11/1/08                         D              3,945           138
   12.25%, 11/15/06                        D                970            34
Song Networks N.V.
   11.875%, 12/1/09                        B-        EUR  1,390           253
   12.375%, 2/1/08                         B-             3,000           546
   13.00%, 5/15/09                         B-             5,705         1,038
   13.00%, 5/15/09                         B-           $ 2,105           442
a#Viatel, Inc.
   0.00%, 4/15/08                          D         DEM  1,687            15
   0.00%, 4/15/08                          D            $13,095            33
(LOGO)Winstar Communications, Inc.
   #0.00%, 4/15/10                         D             58,455           292
   12.75%, 4/15/10                         D              2,000            20
XO Communications, Inc.
   #0.00%, 4/15/08                         B              6,615           595
   #0.00%, 6/1/09                          CCC            2,565           205
   #0.00%, 12/1/09                         CCC            4,315           345
   10.75%, 11/15/08                        CCC            4,785           909
   10.75%, 6/1/09                          CCC            2,000           390
-----------------------------------------------------------------------------
GROUP TOTAL                                                            46,036
-----------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (5.3%)
Cellco Finance N.V.
   12.75%, 8/1/05                          CCC+           2,915         1,749
Centennial Cellular Corp.
   10.75%, 12/15/08                        B-             8,410         7,233
#CTI Holdings S.A.
   0.00%, 4/15/08                          CCC+          11,170         2,792
a#Dolphin Telecom plc
   0.00%, 6/1/08                           D         EUR 11,260           154
 Series B
   0.00%, 5/15/09                          D            $ 4,395            44
aGlobalstar LP/Capital
   11.375%, 2/15/04                        D              7,025           281
Grupo Iusacell S.A. de C.V.
   14.25%, 12/1/06                         B+             6,000         5,940

    The accompanying notes are an integral part of the financial statements.

HIGH YIELD PORTFOLIO

50

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (CONT'D)
Motient Corp.
   12.25%, 4/1/08                          N/R          $ 8,230   $     1,564
Nextel Communications, Inc.
   #0.00%, 9/15/07                         B             10,155         6,093
   #0.00%, 2/15/08                         B              2,000         1,060
   9.375%, 11/15/09                        B              3,520         2,182
#PTC International Finance B.V.
   0.00%, 7/1/07                           B+             1,550         1,224
PTC International Finance II S.A.
   11.25%, 12/1/09                         B+        EUR  7,330         6,102
-----------------------------------------------------------------------------
GROUP TOTAL                                                            36,418
-----------------------------------------------------------------------------
ENERGY (5.7%)
BRL Universal Equipment LP
   8.875%, 2/15/08                         BB-          $ 4,735         4,688
Chesapeake Energy Corp.
   8.125%, 4/1/11                          B+             6,400         6,016
?Hanover Equipment Trust,
 Series:
   01 A
   8.50%, 9/1/08                           BB-            1,200         1,203
   01 B
   8.75%, 9/1/11                           BB+            1,295         1,295
##Husky Oil Ltd.
   8.90%, 8/15/28                          BB+           13,075        13,732
Key Energy Services, Inc., Series B
   8.375%, 3/1/08                          BB-              820           799
?Pemex Project Funding Master
 Trust
   9.125%, 10/13/10                        BB+            4,285         4,349
Vintage Petroleum, Inc.
   8.625%, 2/1/09                          BB-            6,355         6,450
   9.75%, 6/30/09                          BB-              820           859
-----------------------------------------------------------------------------
GROUP TOTAL                                                            39,391
-----------------------------------------------------------------------------
FINANCE (2.5%)
?Anthem Insurance Cos., Inc.
   9.125%, 4/1/10                          BBB+           7,560         7,989
GS Escrow Corp.
   7.125%, 8/1/05                          BB+            6,350         6,465
iStar Financial, Inc.
   8.75%, 8/15/08                          BB+            2,665         2,576
-----------------------------------------------------------------------------
GROUP TOTAL                                                            17,030
-----------------------------------------------------------------------------

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
FOOD & BEVERAGE (1.7%)
Michael Foods, Inc.
   11.75%, 4/1/11                          B-           $ 4,395   $     4,615
Smithfield Foods, Inc.
   7.625%, 2/15/08                         BB+            7,100         6,905
-----------------------------------------------------------------------------
GROUP TOTAL                                                            11,520
-----------------------------------------------------------------------------
GAMING (4.7%)
Harrah's Operating Co., Inc.
   8.00%, 2/1/11                           BBB-           6,220         6,056
Horseshoe Gaming Holding Corp.
   8.625%, 5/15/09                         B+             8,000         7,840
International Game Technology
   8.375%, 5/15/09                         BB+            7,250         7,304
Park Place Entertainment Corp.
   8.50%, 11/15/06                         BBB-           3,445         3,471
Station Casinos, Inc.
   8.375%, 2/15/08                         BB-            1,735         1,631
   8.875%, 12/1/08                         B+             3,055         2,658
   9.875%, 7/1/10                          B+             3,750         3,394
-----------------------------------------------------------------------------
GROUP TOTAL                                                            32,354
-----------------------------------------------------------------------------
GENERAL INDUSTRY (1.5%)
Flowserve Corp.
   12.25%, 8/15/10                         B              7,975         8,254
Manitowoc Co., Inc. (The)
   10.375%, 5/15/11                        B+        EUR  2,575         2,120
-----------------------------------------------------------------------------
GROUP TOTAL                                                            10,374
-----------------------------------------------------------------------------
HEALTH CARE (6.7%)
Aetna, Inc.
   7.875%, 3/1/11                          BBB          $ 6,880         6,879
Fresenius Medical Capital Trust II
   7.875%, 2/1/08                          B+             4,940         4,891
   9.00%, 12/1/06                          B+             5,900         6,018
HCA, Inc.
   7.15%, 3/30/04                          BB+            4,770         4,758
   7.58%, 9/15/25                          BB+              660           603
   7.69%, 6/15/25                          BB+            9,535         8,549
   7.875%, 2/1/11                          BB+            2,700         2,767
?Health Net, Inc.
   8.375%, 4/15/11                         BBB-           7,200         7,430
?Omnicare, Inc.
   8.125%, 3/15/11                         BB+            4,155         4,290
-----------------------------------------------------------------------------
GROUP TOTAL                                                            46,185
-----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

HIGH YIELD PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              51

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
HOTELS & LODGING (1.3%)
Hilton Hotels Corp.
   7.95%, 4/15/07                          BBB-         $ 3,175   $     3,069
HMH Properties, Series A
   7.875%, 8/1/05                          BB             6,385         5,619
-----------------------------------------------------------------------------
GROUP TOTAL                                                             8,688
-----------------------------------------------------------------------------
MEDIA & ENTERTAINMENT (7.1%)
Advanstar Communications, Inc., Series
 B
   12.00%, 2/15/11                         B-               280           190
Alliance Atlantis Communications, Inc.
   13.00%, 12/15/09                        B              7,450         7,524
?Nextmedia Operating, Inc.
   10.75%, 7/1/11                          B-             3,835         3,662
?PRIMEDIA, Inc.
   8.875%, 5/15/11                         BB-            7,695         5,771
?Quebecor Media, Inc.
   11.125%, 7/15/11                        BB-            5,000         4,950
?Radio One, Inc.
   8.875%, 7/1/11                          B-             2,700         2,660
?Salem Communications Holding
 Corp.
   9.00%, 7/1/11                           B-             5,445         5,595
Satelites Mexicanos S.A.
   10.125%, 11/1/04                        B-             7,970         4,782
TV Azteca S.A.,
 Series B
   10.50%, 2/15/07                         B+             7,290         6,197
XM Satellite Radio, Inc.
   14.00%, 3/15/10                         CCC+           2,695         1,267
?Young Broadcasting, Inc.
   10.00%, 3/1/11                          B              7,760         6,169
-----------------------------------------------------------------------------
GROUP TOTAL                                                            48,767
-----------------------------------------------------------------------------
METALS (2.8%)
Glencore Nickel Property Ltd.
   9.00%, 12/1/14                          BB-            3,680         2,576
Murrin Murrin Holdings Property Ltd.
   9.375%, 8/31/07                         B+             9,500         7,125
National Steel Corp.,
 Series D
   9.875%, 3/1/09                          B-            11,450         4,351
Phelps Dodge Corp.
   8.75%, 6/1/11                           BBB-           4,750         4,876

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
aRepublic Technologies
 International LLC
   13.75%, 7/15/09                         D            $ 5,170           491
-----------------------------------------------------------------------------
GROUP TOTAL                                                            19,419
-----------------------------------------------------------------------------
PAPER & PACKAGING (5.1%)
aIndah Kiat Finance Mauritius
   10.00%, 7/1/07                          D             10,750   $     1,612
Norampac, Inc.
   9.50%, 2/1/08                           BB             7,355         7,484
?Norske Skog Canada Ltd.
   8.625%, 6/15/11                         BB             1,075         1,072
Owens-Illinois, Inc.
   7.50%, 5/15/10                          B+             6,900         5,106
   7.80%, 5/15/18                          B+             5,000         3,325
Pacifica Papers, Inc.
   10.00%, 3/15/09                         BB             7,600         7,942
aPindo Deli Financial Mauritius
   10.75%, 10/1/07                         D             13,065         1,307
Tembec Industries, Inc.
   8.50%, 2/1/11                           BB+            7,210         7,282
-----------------------------------------------------------------------------
GROUP TOTAL                                                            35,130
-----------------------------------------------------------------------------
REAL ESTATE/BUILDING (5.7%)
Beazer Homes USA, Inc.
   8.625%, 5/15/11                         BB-            6,500         6,175
Centex Corp.
   7.875%, 2/1/11                          BBB            7,115         7,192
D.R. Horton, Inc.
   8.00%, 2/1/09                           BB             4,210         3,915
Louisiana Pacific Corp.
   8.875%, 8/15/10                         BB             1,665         1,514
   10.875%, 11/15/08                       BB-            4,330         3,984
?Schuler Homes, Inc.
   9.375%, 7/15/09                         B+             6,000         5,670
   10.50%, 7/15/11                         B-             3,000         2,850
Toll Corp.
   8.25%, 2/1/11                           BB+            9,160         8,244
-----------------------------------------------------------------------------
GROUP TOTAL                                                            39,544
-----------------------------------------------------------------------------
RETAIL (1.7%)
DR Structured Finance,
 Series:
   93-K1 A1
   6.66%, 8/15/10                          BB+            2,479         2,019
   94-K1 A1
   7.60%, 8/15/07                          BB+               72            64
   94-K1 A2
   8.375%, 8/15/15                         BB+            1,705         1,321

    The accompanying notes are an integral part of the financial statements.

HIGH YIELD PORTFOLIO

52

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
RETAIL (CONT'D)
HMV Media Group plc,
 Series B:
   10.25%, 5/15/08                         B-           $ 3,510   $     2,457
   10.875%, 5/15/08                        B-        GBP  2,875         3,212
Kmart Funding Corp.,
 Series F
   8.80%, 7/1/10                           BB+          $ 3,199         2,895
-----------------------------------------------------------------------------
GROUP TOTAL                                                            11,968
-----------------------------------------------------------------------------
SERVICES (3.3%)
?Allied Waste of North America
   8.875%, 4/1/08                          BB-            6,000         6,120
?Blum CB Corp.
   11.25%, 6/15/11                         B              4,680         4,212
?Encompass Services Corp.
   10.50%, 5/1/09                          B+             4,360         2,965
Waste Management, Inc.
   6.875%, 5/15/09                         BBB            1,200         1,228
   7.125%, 10/1/07                         BBB            2,385         2,521
   7.125%, 12/15/17                        BBB            1,545         1,486
   7.375%, 8/1/10                          BBB            3,640         3,818
-----------------------------------------------------------------------------
GROUP TOTAL                                                            22,350
-----------------------------------------------------------------------------
SOVEREIGN & EMERGING MARKETS (1.8%)
Republic of Brazil,
 Series C
   8.00%, 4/15/14                          BB-            5,892         3,852
?Republic of Colombia
   9.75%, 4/23/09                          BB             4,415         4,327
Republic of Philippines
   10.625%, 3/16/25                        BB+            1,680         1,382
United Mexican States
   8.375%, 1/14/11                         BB+            2,870         2,834
-----------------------------------------------------------------------------
GROUP TOTAL                                                            12,395
-----------------------------------------------------------------------------
SUPERMARKET/DRUG (0.9%)
?CA FM Lease Trust
   8.50%, 7/15/17                          BBB-           6,368         6,528
-----------------------------------------------------------------------------
TECHNOLOGY (0.3%)
aHynix Semiconductor Manufacturing
 America, Inc.
   8.25%, 5/15/04                          CC             1,697           871
   8.625%, 5/15/07                         CC             2,615         1,046
-----------------------------------------------------------------------------
GROUP TOTAL                                                             1,917
-----------------------------------------------------------------------------

                                         ++RATINGS      FACE
                                         (STANDARD     AMOUNT        VALUE
                                         & POOR'S)     (000)        (000)+
-----------------------------------------------------------------------------
TRANSPORTATION (2.8%)
Air Canada
   10.25%, 3/15/11                         B+           $ 8,500   $     3,655
?AutoNation, Inc.
   9.00%, 8/1/08                           BB+            2,935         2,818
?Dana Corp.
   9.00%, 8/15/11                          BBB-           4,520         3,963
Hayes Lemmerz International, Inc.
   8.25%, 12/15/08                         B-            13,650         2,048
   9.125%, 7/15/07                         B-             2,460           369
?Jet Equipment Trust,
 Series:
   95 C1
   11.79%, 6/15/13                         BB+            3,050         2,592
   95 D
   11.44%, 11/1/14                         BB+            2,050         1,845
TRW, Inc.
   7.625%, 3/15/06                         BBB            1,975         2,078
-----------------------------------------------------------------------------
GROUP TOTAL                                                            19,368
-----------------------------------------------------------------------------
UTILITIES (2.0%)
AES Corp.
   8.50%, 11/1/07                          B+             4,560         3,694
Calpine Corp.
   8.50%, 2/15/11                          BB+            6,100         5,914
CMS Energy Corp.
   7.50%, 1/15/09                          BB               430           407
?PG&E National Energy Corp.
   10.375%, 5/16/11                        BBB            3,465         3,736
-----------------------------------------------------------------------------
GROUP TOTAL                                                            13,751
-----------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES (Cost
 $950,416)                                                            587,845
-----------------------------------------------------------------------------
                                                         SHARES
                                                         ------
COMMON STOCK (0.0%)
-----------------------------------------------------------------------------
TELEPHONE SERVICES (0.0%)
*?Song Networks Holding AB ADR
 (Cost $0)                                 N/R          107,400            40
-----------------------------------------------------------------------------
CONVERTIBLE PREFERRED STOCK (0.2%)
-----------------------------------------------------------------------------
MEDIA & ENTERTAINMENT (0.2%)
*?Paxson Communications Corp. PIK
 9.75% (Cost $1,111)                       N/R              148         1,228
-----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

HIGH YIELD PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              53

                                         ++RATINGS
                                         (STANDARD                   VALUE
                                         & POOR'S)     SHARES       (000)+
-----------------------------------------------------------------------------
PREFERRED STOCKS (6.3%)
-----------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (1.6%)
Broadwing Communications, Inc.,
 Series B
   12.50%                                  B+            10,664   $     9,918
*XO Communications, Inc. PIK
  14.00%                                   CCC-          72,409           326
*XO Communications, Inc.,
 Series E, PIK
   13.50%                                  CCC-           8,590           687
-----------------------------------------------------------------------------
GROUP TOTAL                                                            10,931
-----------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (2.6%)
*!Dobson Communications Corp. PIK
  13.00%                                   Caa2          12,140        11,290
*Nextel Communications, Inc.,
 Series D, PIK
   13.00%                                  CCC+          13,224         6,744
-----------------------------------------------------------------------------
GROUP TOTAL                                                            18,034
-----------------------------------------------------------------------------
MEDIA & ENTERTAINMENT (0.9%)
*Paxson Communications Corp. PIK
  13.25%                                   CCC+             577         5,193
PRIMEDIA, Inc., Series D
 10.00%                                    B-            10,680           630
PRIMEDIA, Inc., Series F
  9.20%                                    B-            12,390           731
-----------------------------------------------------------------------------
GROUP TOTAL                                                             6,554
-----------------------------------------------------------------------------
UTILITIES (1.2%)
*TNP Enterprises, Inc.,
 Series D, PIK
   14.50%                                  BB             7,791         8,142
-----------------------------------------------------------------------------
TOTAL PREFERRED STOCKS (Cost $51,238)                                  43,661
-----------------------------------------------------------------------------

                                         ++RATINGS
                                         (STANDARD     NO. OF        VALUE
                                         & POOR'S)    WARRANTS      (000)+
-----------------------------------------------------------------------------
WARRANTS (0.1%)
-----------------------------------------------------------------------------
CABLE (0.0%)
*?ONO Finance plc,
   expiring 3/16/11                        CCC+          54,500   $       204
-----------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (0.0%)
*GT Group Telecom, Inc.,
   expiring 2/1/10                         B-           200,850           100
*Maxcom Telecomunicaciones,
   expiring 4/1/07                         N/R           75,000             7
-----------------------------------------------------------------------------
GROUP TOTAL                                                               107
-----------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (0.0%)
*?@Globalstar Telecommunications
 Ltd.,
   expiring 2/15/04                        N/R            4,780            --
*?Motient Corp.,
   expiring 4/1/08                         N/R           79,050             2
*Occidente y Caribe Celular,
   expiring 3/15/04                        N/R           69,370            69
-----------------------------------------------------------------------------
GROUP TOTAL                                                                71
-----------------------------------------------------------------------------
MEDIA & ENTERTAINMENT (0.0%)
*?Paxson Communications Corp.,
   expiring 6/30/03                        N/R           34,060             5
*!XM Satellite Radio Holdings, Inc.,
   expiring 3/15/10                        Caa1           4,965             3
-----------------------------------------------------------------------------
GROUP TOTAL                                                                 8
-----------------------------------------------------------------------------
METALS (0.0%)
*?Republic Technologies
 International LLC,
   expiring 7/15/09                        N/R           51,700             1
-----------------------------------------------------------------------------
UTILITIES (0.1%)
*SW Acquisition LP,
   expiring 4/1/11                         BB             6,945           208
-----------------------------------------------------------------------------
TOTAL WARRANTS (Cost $1,037)                                              599
-----------------------------------------------------------------------------
                                                        FACE
                                                       AMOUNT
                                                       (000)
                                                         ------
CASH EQUIVALENTS (3.8%)
-----------------------------------------------------------------------------
REPURCHASE AGREEMENT (3.6%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01                    $24,816        24,816
-----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

HIGH YIELD PORTFOLIO

54

                                                        FACE
                                                       AMOUNT        VALUE
                                                       (000)        (000)+
-----------------------------------------------------------------------------
U.S. TREASURY SECURITY (0.2%)
(++)U.S. Treasury Bill
   2.25%, 10/18/01                                      $ 1,000   $       998
-----------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS (Cost $25,814)                                  25,814
-----------------------------------------------------------------------------
TOTAL INVESTMENTS (95.8%) (Cost
 $1,029,616)                                                          659,187
-----------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES (4.2%)
Dividends Receivable                                                      154
Interest Receivable                                                    19,043
Receivable for Investments Sold                                        33,874
Receivable for Fund Shares Sold                                         1,338
Receivable for Daily Variation on Futures Contracts                        28
Investments Held as Collateral for Loaned Securities                   97,181
Other Assets                                                              751
Payable for Bank Overdraft                                                (56)
Payable for Fund Shares Redeemed                                      (23,467)
Payable for Investment Advisory Fees                                     (998)
Payable for Administrative Fees                                          (115)
Payable for Trustees' Deferred
 Compensation Plan -- Note F                                              (65)
Payable for Shareholder Servicing
 Fees -- Investment Class                                                  (4)
Payable for Distribution Fee -- Adviser Class                             (20)
Collateral on Securities Loaned, at Value                             (97,181)
Unrealized Loss on Forward Foreign
 Currency Contracts                                                    (1,302)
Other Liabilities                                                        (152)
                                                                  -----------
                                                                       29,009
-----------------------------------------------------------------------------
NET ASSETS (100%)                                                 $   688,196
-----------------------------------------------------------------------------
INSTITUTIONAL CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 101,440,772 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                 $   583,110
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $5.75
-----------------------------------------------------------------------------
INVESTMENT CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 1,669,926 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                 $     9,603
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $5.75
-----------------------------------------------------------------------------

                                                                     VALUE
                                                                    (000)+
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
ADVISER CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 16,680,992 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                 $    95,483
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $5.72
-----------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                  $ 1,090,421
 Undistributed Net Investment Income (Loss)                            26,273
 Undistributed Realized Net Gain (Loss)                               (56,217)
 Unrealized Appreciation (Depreciation)
   on:
   Investment Securities                                             (370,429)
   Foreign Currency Transactions                                       (1,272)
   Futures                                                               (580)
-----------------------------------------------------------------------------
NET ASSETS                                                        $   688,196
-----------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
*     Non-income producing security.
?     144A security. Certain conditions for public sale may exist.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
! Moody's Investors Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
!!    Security is fair valued.
a     Security is in default.
# Step Bond -- Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date disclosed is the ultimate maturity.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
@     Value is less than $500.
ADR   American Depositary Receipt
DEM   German Mark
EUR   Euro
GBP   British Pound
IO    Interest Only
N/R   Not rated by Moody's Investors Service, Inc. or Standard & Poor's
      Corporation.
PIK   Payment-in-Kind Security.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              55

Portfolio Overview

INTERMEDIATE DURATION PORTFOLIO

The Intermediate Duration Portfolio invests in a broad array of fixed-income securities -- including U.S. Treasury and Agency securities, investment-grade corporate obligations, and mortgage-backed issues -- while seeking to maintain a high overall credit quality and an overall duration between two and five years.

In a period of high volatility for both fixed-income and equity securities, especially following the September 11 terrorist attacks on the U.S., the absolute return on the Portfolio was 13.42% for the fiscal year. This return was 52 basis points ahead of the Lehman Intermediate Government/Credit Index's return of 12.90% for the same period.

The fiscal year was characterized by narrowing yield spreads and declining interest rates. With investment-grade corporates, mortgages, and agency debt securities offering exceptionally wide yield spreads relative to their underlying fundamental risks, the Portfolio maintained an above-benchmark sensitivity to most non-Treasury sectors throughout the fiscal year. Investment-grade yield spreads narrowed as the market entered 2001, and this trend remained in place through most of the period. The combination of narrowing yield spreads plus the favorable "running yield" advantage of the Portfolio relative to both U.S. Treasuries and the benchmark had a favorable effect on relative performance. Although yield spreads widened following the tragic events of September 11, especially among corporates, this unfavorable development offset only a portion of the value added from our systematic overweight in these non-Treasury sectors, as well as the favorable effects of our security selection decisions.

Interest rates, especially at the short-end of the yield-curve, experienced significant declines during the fiscal year. In response to signs of a weaker economy and significant easing moves by the Federal Reserve, short-term Treasury yields declined by more than 300 basis points; long-term Treasury yields lagged this rally, declining by nearly half as much as those on shorter-term instruments. The Portfolio's interest-rate risk management activities involve a careful analysis of market rates to uncover situations where the market's implied interest-rate forecast is extreme relative to underlying fundamentals. In our view, as interest rates fell, the market was already pricing-in expectations of unsustainably low short-term rates for an extended period of time. Viewing this as an extreme market forecast, we scaled the Portfolio into a below-benchmark interest-rate risk position as the fiscal year progressed. While this position detracted from relative performance during the period as interest rates continued to decline, we remain confident that this strategy will add value; accordingly, we carried over this below-benchmark interest-rate risk position into the new fiscal year.

Our yield-curve strategy was geared toward achieving the desired interest-rate risk positions throughout the period. To attain a below-benchmark interest-rate risk posture, we initially underweighted the ten-year area of the curve. As the year progressed, we shifted a larger portion of our underweight to the five-year part of the yield curve. We viewed the five- to ten-year area as being the most expensive part of the yield curve, and we maintained this position as the fiscal year came to a close.

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

INTERMEDIATE DURATION
----------------------------------------------------
                          Institutional   Investment   Lehman Intermediate
                               [ ]            L        GOV'T/CREDIT INDEX
------------------------------------------------------------------------------
One Year                     13.42%         13.24%           12.90%
------------------------------------------------------------------------------
Five Years                    7.40%          7.33%            7.60%
------------------------------------------------------------------------------
Since Inception               7.81%          7.76%            7.77%
------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost.

[ ]Represents an investment in the Institutional Class.

L Represents an investment in the Investment Class which commenced operations 8/16/99. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.15% Shareholder Servicing Fee applicable to the Investment Class.

Total returns for the Institutional Class of the Portfolio reflect expenses reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

*The Intermediate Duration Portfolio commenced operations on 10/3/94. Total returns are compared to the Lehman Brothers Intermediate Government/Credit Bond Index, an unmanaged market index.

56

Statement of Net Assets

INTERMEDIATE DURATION PORTFOLIO
FIXED INCOME SECURITIES (115.2%)

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
             SEPTEMBER 30, 2001               & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (56.7%)
Federal Home Loan Mortgage Corporation,
 Conventional Pools:
   10.50%, 5/1/19                               Agy       $     20   $      22
   11.00%, 7/1/13                               Agy             50          56
 Gold Pools:
   8.00%, 6/1/30-2/1/31                         Agy            949         994
   8.50%, 7/1/30                                Agy            149         158
   9.50%, 12/1/22                               Agy            157         173
   10.00%, 6/1/17                               Agy            128         142
 ??October TBA
   7.00%, 10/1/31                               Agy          3,120       3,230
   8.00%, 10/1/31                               Agy          8,550       8,969
 ??November TBA
   7.00%, 11/1/31                               Agy          1,450       1,495
Federal National Mortgage Association,
 Conventional Pools:
   8.50%, 8/1/30-3/1/31                         Agy            665         703
   9.50%, 12/1/21                               Agy            367         403
   10.00%, 7/1/18-5/1/22                        Agy             91         100
   10.50%, 12/1/10                              Agy             52          58
 ??October TBA
   6.00%, 10/1/31                               Agy          2,825       2,815
   6.50%, 10/1/31                               Agy          9,250       9,403
   7.00%, 10/1/31                               Agy          1,900       1,964
   8.00%, 10/1/31                               Agy          2,450       2,568
 ??November TBA
   6.00%, 11/1/31                               Agy          7,475       7,425
   6.50%, 11/1/31                               Agy          1,550       1,570
Government National Mortgage Association,
 Adjustable Rate Mortgages:
   6.375%, 3/20/25-1/20/28                      Tsy          1,153       1,181
   7.625%, 11/20/25-11/20/27                    Tsy            766         786
   7.75%, 7/20/25-9/20/27                       Tsy            487         500
 Various Pools:
   9.50%, 11/15/16-12/15/21                     Tsy          1,086       1,203
   10.00%, 1/15/16-3/15/25                      Tsy          1,564       1,739
   10.50%, 8/15/13-2/15/18                      Tsy            212         238
   11.00%, 3/15/10-8/15/27                      Tsy            601         685
   11.50%, 6/15/13                              Tsy             47          54
   12.00%, 12/15/12-5/15/14                     Tsy             34          40
   12.50%, 12/15/10                             Tsy             13          15
------------------------------------------------------------------------------
GROUP TOTAL                                                             48,689
------------------------------------------------------------------------------

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (13.4%)
Associates Automobile Receivables Trust,
 Series 00-1 A3 7.30%, 1/15/04                  AAA       $    475   $     492
BMW Vehicle Lease Trust,
 Series 00-A A2 6.65%, 2/25/03                  AAA            314         317
Chase Credit Card Master Trust,
 Series 01-4 A 5.50%, 11/17/08                  AAA            595         617
Chevy Chase Auto Receivables Trust,
 Series:
   97-4 A 6.25%, 6/15/04                        AAA             33          34
   98-1 A
   5.97%, 10/20/04                              AAA            284         288
Citibank Credit Card Issuance Trust,
 Series:
   00-A1 A1 6.90%, 10/15/07                     AAA            575         625
   00-C1 7.45%, 9/15/07                         BBB            185         198
Citibank Credit Card Master Trust I,
 Series 99-7 A 6.65%, 11/15/06                  AAA            475         510
Connecticut RRB Special Purpose Trust,
 Series 01-1 1A 5.36%, 3/30/07                  AAA            375         388
CPS Auto Trust,
 Series:
   97-2 A 6.65%, 10/15/02                       AAA             25          25
   98-1 A 6.00%, 8/15/03                        AAA            127         129
DaimlerChrysler Auto Trust,
 Series:
   00-C A3 6.82%, 9/6/04                        AAA            440         459
   01-C A2 3.71%, 7/6/04                        AAA            700         705
Detroit Edison Securitization Funding LLC,
 Series 01-1 A2 5.51%, 3/1/07                   AAA            500         520
First Security Auto Owner Trust,
 Series 00-1 A3 7.30%, 7/15/04                  AAA            460         475

    The accompanying notes are an integral part of the financial statements.

INTERMEDIATE DURATION PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              57

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
Ford Credit Auto Owner Trust,
 Series:
   99-D A4 6.40%, 10/15/02                      AAA       $    338   $     340
   00-E A4 6.74%, 6/15/04                       AAA            480         499
General Electric Home Equity Loan
 Asset-Backed Certificates,
 Series 91-1 B
   8.70%, 9/15/11                               AAA            158         158
?!!Global Rated Eligible Asset Trust,
 Series 98-A A1 7.45%, 3/15/06                  N/R            336          60
Honda Auto Receivables Owner Trust,
 Series 00-1 A3
   6.62%, 7/15/04                               AAA            350         363
?Long Beach Acceptance Auto Grantor Trust,
 Series 98-1 A 6.19%, 1/25/05                   AAA             29          29
MBNA Master Credit Card Trust,
 Series:
   99-I A 6.40%, 1/18/05                        AAA            325         335
   00-I A 6.90%, 1/15/08                        AAA            115         125
MMCA Automobile Trust,
 Series 00-1 A3 7.00%, 6/15/04                  AAA            365         378
Nissan Auto Receivables Owner Trust,
 Series:
   00-A A3 7.01%, 9/15/03                       AAA            571         584
   00-C A3 6.72%, 8/16/04                       AAA            355         369
   01-C A4 4.80%, 2/15/07                       AAA            250         256
Peco Energy Transition Trust,
 Series 00-A A2 7.30%, 9/1/04                   AAA            425         437
Premier Auto Trust,
 Series 99-3 A4 6.43%, 3/8/04                   AAA            500         518
Residential Funding Mortgage Securities II,
 Series 00-HI4 AI2 7.39%, 4/25/11               AAA            375         381

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
Toyota Auto Receivables Owner Trust,
 Series 01-C A2 3.77%, 7/15/04                  AAA       $    700   $     705
Union Acceptance Corp.,
 Series:
   97-A A2 6.375%, 10/8/03                      AAA             74          74
   97-B A2 6.70%, 6/8/03                        AAA             99         100
------------------------------------------------------------------------------
GROUP TOTAL                                                             11,493
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (1.3%)
Federal Home Loan Mortgage Corporation,
 Series:
   ##1710-D IO 3.95%, 6/15/20                   Agy            253         253
   191 IO 8.00%, 1/1/28                         Agy            119          20
   215 IO 8.00%, 7/1/31                         Agy            476          62
Federal National Mortgage Association,
 Series:
   270-2 IO 8.50%, 9/1/23                       Agy            406          75
   281-2 IO 9.00%, 11/1/26                      Agy            343          64
   306 IO 8.00%, 5/1/30                         Agy            339          45
   96-14 PC PO 12/25/23                         Agy             12          11
   ##97-24 FG REMIC 4.05%, 9/18/22              Agy             24          24
   97-53 PI IO PAC 8.00%, 8/18/27               Agy            552          92
Government National Mortgage Association,
 Series:
   97-13 SB Inv Fl IO 4.50%, 9/16/27            Tsy          3,750         322
   97-14 SB Inv FI IO 4.50%, 9/16/27            Tsy          1,300         114
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,082
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.5%)
!GE Capital Commercial Mortgage Corp.,
 Series 01-1 A1 6.079%, 5/15/33                 Aaa            442         458
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

INTERMEDIATE DURATION PORTFOLIO

58

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (2.6%)
Asset Securitization Corp.,
 Series:
   96-MD6 A1C 7.04%, 11/13/26                   AAA       $    160   $     170
   +97-D5 PS1 IO 1.64%, 2/14/43                 Aaa          1,945         142
!Bear Stearns Commercial Mortgage
 Securities, Inc.,
 Series 99-WF2 A1 6.80%, 9/15/08                Aaa            333         353
?Carousel Center Finance, Inc.,
 Series 1 C 7.527%, 11/15/07                    BBB+            38          39
Chase Commercial Mortgage Securities Corp.,
 Series 99-2 A1 7.032%, 1/15/32                 AAA            333         356
DLJ Commercial Mortgage Corp.,
 Series 98-CG1 A1A 6.11%, 6/10/31               AAA            364         377
First Union -- Chase Commercial Mortgage,
 Series 99-C2 A1 6.363%, 6/15/31                AAA            273         286
!GS Mortgage Securities Corp. II,
 Series 97-GL X2 IO 1.01%, 7/13/30              Aaa            879          28
Nationslink Funding Corp.,
 Series 98-2 A1 6.001%, 11/20/07                AAA            305         317
?Park Avenue Finance Corp.,
 Series 97-C1 A1 7.58%, 5/12/07                 N/R            176         192
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,260
------------------------------------------------------------------------------
ENERGY (0.5%)
CMS Panhandle Holdings Co.
   6.50%, 7/15/09                               BBB-           240         234
DTE Energy Co.
   7.05%, 6/1/11                                BBB            165         175
------------------------------------------------------------------------------
GROUP TOTAL                                                                409
------------------------------------------------------------------------------

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
FINANCE (17.2%)
?AIG SunAmerica Global Financing VI
   6.30%, 5/10/11                               AAA       $    420   $     428
American General Finance Corp.,
 Series F 5.875%, 7/14/06                       A+             475         492
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                                BBB+           225         220
?Bancwest Corp.,
 Series A 6.93%, 12/1/03                        A-             350         367
Bank of America Corp.
   7.40%, 1/15/11                               A              255         278
Bank of New York Co.
   8.50%, 12/15/04                              A              310         348
Bank One Corp.
   6.00%, 2/17/09                               A-             240         238
CIGNA Corp.
   7.00%, 1/15/11                               A+             150         156
Citicorp,
 Series F 6.375%, 11/15/08                      A+             305         314
Citigroup, Inc.
   5.75%, 5/10/06                               AA-            295         306
Credit Suisse First Boston USA, Inc.
   5.875%, 8/1/06                               AA-            415         425
EOP Operating LP
   6.763%, 6/15/07                              BBB+           255         267
?Equitable Life Assurance Society of the
 U.S.,
 Series 1A 6.95%, 12/1/05                       A+             275         293
?Farmers Insurance Exchange
   8.625%, 5/1/24                               A-             300         305
FleetBoston Financial Corp.
   6.625%, 2/1/04                               A-             100         106
   6.625%, 12/1/05                              A-             110         116
   8.125%, 7/1/04                               A-             200         219
?Florida Residential Property & Casualty
   7.375%, 7/1/03                               A              125         132
Ford Motor Credit Co.
   6.875%, 2/1/06                               A              680         700
   7.375%, 10/28/09                             A              165         168
General Motors Acceptance Corp.
   7.50%, 7/15/05                               A              255         269
Goldman Sachs Group, Inc.
   6.875%, 1/15/11                              A+              60          62
   7.625%, 8/17/05                              A+             295         322

    The accompanying notes are an integral part of the financial statements.

INTERMEDIATE DURATION PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              59

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
FINANCE (CONT'D)
Hartford Financial Services Group, Inc.
   7.75%, 6/15/05                               A         $     85   $      91
Hartford Life Corp.
   7.65%, 6/15/27                               A              200         206
Homeside Lending, Inc.
   6.875%, 6/30/02                              BBB            201         207
Household Finance Corp.
   6.00%, 5/1/04                                A               85          89
   6.08%, 3/8/06                                A              238         243
   6.50%, 1/24/06                               A              115         120
?Hyatt Equities LLC
   7.00%, 5/15/02                               BBB            635         639
?John Hancock Global Funding II
   7.90%, 7/2/10                                AA+            280         315
JP Morgan Chase & Co.
   5.625%, 8/15/06                              AA-            275         283
   6.00%, 2/15/09                               A+             170         171
Marsh & McLennan Cos, Inc.
   6.625%, 6/15/04                              AA-            225         239
MBNA America Bank
   6.50%, 6/20/06                               BBB+           300         307
Mellon Funding Corp.
   7.50%, 6/15/05                               A+             260         286
?Metropolitan Life Insurance Co.
   6.30%, 11/1/03                               A+             445         464
?Monument Global Funding II
   6.05%, 1/19/06                               AA+            285         296
Nisource Finance Corp.
   7.625%, 11/15/05                             BBB            270         294
PNC Funding Corp.
   5.75%, 8/1/06                                A-             270         277
?Prime Property Funding II
   6.80%, 8/15/02                               A              240         246
   7.00%, 8/15/04                               A              120         125
?Prudential Funding LLC
   6.60%, 5/15/08                               A+             200         207
?Systems 2001 Asset Trust LLC
   6.664%, 9/15/13                              AAA            522         541
Toyota Motor Credit Corp.
   5.65%, 1/15/07                               AAA            385         396
U.S. Bancorp
   6.875%, 12/1/04                              A              375         400

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
?USAA Capital Corp.
   7.41%, 6/30/03                               AAA       $    280   $     297
Washington Mutual, Inc.
   8.25%, 4/1/10                                BBB            150         169
Wellpoint Health Networks, Inc.
   6.375%, 6/15/06                              A-             110         113
Wells Fargo & Co.
   5.90%, 5/21/06                               A+             320         334
Wells Fargo Financial, Inc.
   5.625%, 2/3/09                               A+             300         296
?World Financial Properties,
 Series 96 WFP-B 6.91%, 9/1/13                  AA-            548         560
------------------------------------------------------------------------------
GROUP TOTAL                                                             14,742
------------------------------------------------------------------------------
FOREIGN GOVERNMENT BOND (2.0%)
Federal Home Loan Mortgage Corporation
   5.75%, 9/15/10                               Agy       EUR 1,835      1,743
------------------------------------------------------------------------------
INDUSTRIALS (14.5%)
Aetna, Inc.
   7.875%, 3/1/11                               BBB       $    210         210
Albertson's, Inc.
   7.50%, 2/15/11                               BBB+           285         307
American Home Products Corp.
   6.70%, 3/15/11                               A              300         315
AOL Time Warner, Inc.
   6.75%, 4/15/11                               BBB+           380         387
?AT&T Wireless Services, Inc.
   7.875%, 3/1/11                               BBB            215         230
Bristol-Myers Squibb Co.
   5.75%, 10/1/11                               AAA            685         696
Centex Corp.
   7.875%, 2/1/11                               BBB            155         157
Clear Channel Communications, Inc.
   7.25%, 9/15/03                               BBB-           425         448
Comcast Cable Communications
   6.75%, 1/30/11                               BBB            140         141
ConAgra Foods, Inc.
   6.00%, 9/15/06                               BBB+           190         195
Conoco, Inc.
   6.95%, 4/15/29                               BBB+           320         302
Cox Communications, Inc.
   7.50%, 8/15/04                               BBB            370         395
CVS Corp.
   5.625%, 3/15/06                              A              300         304
DaimlerChrysler N.A. Holdings Corp.
   6.40%, 5/15/06                               A-             300         304

    The accompanying notes are an integral part of the financial statements.

INTERMEDIATE DURATION PORTFOLIO

60

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Deere & Co.
   6.55%, 7/15/04                               A         $    350   $     370
Delphi Automotive Systems Corp.
   6.125%, 5/1/04                               BBB            220         226
   7.125%, 5/1/29                               BBB             60          53
Federated Department Stores, Inc.
   7.90%, 5/1/46                                BBB+           370         354
FEDEX Corp.
   6.875%, 2/15/06                              BBB            145         140
?Florida Windstorm
   7.125%, 2/25/19                              AAA            285         287
Hertz Corp.
   7.00%, 7/1/04                                A-             270         284
?International Flavors & Fragrances, Inc.
   6.45%, 5/15/06                               BBB+           220         227
Kellogg Co.
   6.60%, 4/1/11                                BBB            380         387
Kroger Co.
   6.80%, 4/1/11                                BBB-           100         104
 Series B 7.70%, 6/1/29                         BBB-           265         278
Lowe's Cos., Inc.
   6.875%, 2/15/28                              A              305         299
   7.50%, 12/15/05                              A               95         103
Marriott International, Inc.
   ?7.00%, 1/15/08                              BBB+           200         208
   8.125%, 4/1/05                               BBB+           140         153
May Department Stores Co.
   5.95%, 11/1/08                               A+             200         203
   6.875%, 11/1/05                              A+              85          90
News America Holdings, Inc.
   6.625%, 1/9/08                               BBB-           300         305
Phillips Petroleum Co.
   8.50%, 5/25/05                               BBB+           230         256
Progress Energy, Inc.
   6.75%, 3/1/06                                BBB            300         318
Raytheon Co.
   6.75%, 8/15/07                               BBB-           220         227
   8.20%, 3/1/06                                BBB-            70          76
Reed Elsevier Capital
   6.125%, 8/1/06                               A-             140         145
Safeway, Inc.
   6.15%, 3/1/06                                BBB            230         238
Sun Microsystems, Inc.
   7.00%, 8/15/02                               BBB+           325         332

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
Target Corp.
   6.35%, 1/15/11                               A+        $     35   $      36
   6.65%, 8/1/28                                A+             125         120
   6.75%, 1/1/28                                A+              65          63
Telus Corp.
   8.00%, 6/1/11                                BBB+           140         148
TRW, Inc.
   7.625%, 3/15/06                              BBB            140         147
UnitedHealth Group, Inc.
   7.50%, 11/15/05                              A              180         194
?Viacom, Inc.
   6.40%, 1/30/06                               A-             400         419
Walt Disney Co.
   5.50%, 12/29/06                              A               80          80
   7.30%, 2/8/05                                A              385         413
Waste Management, Inc.
   7.00%, 7/15/28                               BBB            150         140
Williams Cos., Inc. (The)
   6.50%, 8/1/06                                BBB-           230         236
WorldCom, Inc.-WorldCom Group
   7.50%, 5/15/11                               BBB+           365         372
------------------------------------------------------------------------------
GROUP TOTAL                                                             12,422
------------------------------------------------------------------------------
TAXABLE MUNICIPALS (0.5%)
New York State Power Authority,
 Series B 6.11%, 2/15/11                        AA-            400         413
------------------------------------------------------------------------------
TELEPHONES (1.5%)
AT&T Corp.
   6.50%, 3/15/29                               A              130         113
BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                               A+             185         167
GTE Corp.
   6.94%, 4/15/28                               A+             325         309
Qwest Capital Funding
   7.25%, 2/15/11                               BBB+            75          75
   7.75%, 8/15/06                               BBB+           345         371
Verizon New England, Inc.
   6.50%, 9/15/11                               A+              65          67
WorldCom, Inc.-WorldCom Group
   6.95%, 8/15/28                               BBB+           240         210
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,312
------------------------------------------------------------------------------
TRANSPORTATION (0.8%)
Continental Airlines, Inc.,
 Series 98-1 A 6.648%, 3/15/19                  AA             279         258

    The accompanying notes are an integral part of the financial statements.

INTERMEDIATE DURATION PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              61

                                              ++RATINGS     FACE
                                              (STANDARD    AMOUNT      VALUE
                                              & POOR'S)    (000)      (000)+
------------------------------------------------------------------------------
TRANSPORTATION (CONT'D)
Norfolk Southern Corp.
   7.875%, 2/15/04                              BBB       $     30   $      32
Union Pacific Corp.
   6.34%, 11/25/03                              BBB-           400         416
------------------------------------------------------------------------------
GROUP TOTAL                                                                706
------------------------------------------------------------------------------
UTILITIES (0.3%)
Niagara Mohawk Power Co.,
 Series E 7.375%, 7/1/03                        BBB-           272         285
------------------------------------------------------------------------------
YANKEE (3.4%)
Ahold Finance USA, Inc.
   6.875%, 5/1/29                               BBB+           120         112
   8.25%, 7/15/10                               BBB+            75          84
British Telecommunications plc
   7.625%, 12/15/05                             A-             255         276
Deutsche Telekom International Finance BV
   8.00%, 6/15/10                               A-             285         308
?Hutchison Whampoa Financial,
 Series B 7.45%, 8/1/17                         A              385         360
?Oil Enterprises Ltd.
   6.239%, 6/30/08                              AAA            404         412
?Oil Purchase Co.
   7.10%, 4/30/02                               BB+             51          50
Tyco International Group S.A.
   6.375%, 2/15/06                              A              355         369
   6.875%, 9/5/02                               A               75          77
Unilever Capital Corp.
   6.75%, 11/1/03                               A+             340         361
Vodafone Group plc
   7.75%, 2/15/10                               A              485         531
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,940
------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES (Cost $97,049)                            98,954
------------------------------------------------------------------------------

                                                         SHARES
                                                         ------
PREFERRED STOCKS (0.5%)
-----------------------------------------------------------------------------
MORTGAGES -- OTHER (0.5%)
?!Home Ownership Funding Corp.
   13.33% (Cost $436)                         Aa2             650         457
-----------------------------------------------------------------------------

                                                          FACE
                                                         AMOUNT       VALUE
                                                          (000)      (000)+
-----------------------------------------------------------------------------
CASH EQUIVALENTS (27.7%)
-----------------------------------------------------------------------------
U.S. TREASURY SECURITY (0.2%)
(++)U.S. Treasury Bill
   3.35%, 11/15/01                                      $     150   $     149
-----------------------------------------------------------------------------
DISCOUNT NOTES (20.9%)
Federal Home Loan Bank
   2.34%, 10/15/01                                          4,000       3,994
   2.37%, 10/26/01                                          5,000       4,988
Federal Home Loan Mortgage Corporation
   2.64%, 10/23/01                                          4,000       3,992
   3.45%, 10/2/01                                           5,000       5,000
-----------------------------------------------------------------------------
GROUP TOTAL                                                            17,974
-----------------------------------------------------------------------------
REPURCHASE AGREEMENT (6.6%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01                        5,626       5,626
-----------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS (Cost $23,749)                                  23,749
-----------------------------------------------------------------------------
TOTAL INVESTMENTS (143.4%) (Cost $121,234)                            123,160
-----------------------------------------------------------------------------
OTHER ASSETS & LIABILITIES (-43.4%)
Cash                                                                      409
Foreign Currency (Cost $94)                                                95
Receivable for Investments Sold                                           877
Receivable for Forward Commitments                                     10,496
Interest Receivable                                                       678
Dividends Receivable                                                       19
Unrealized Gain on Swap Agreements                                        140
Receivable for Funds Shares Sold                                           80
Other Assets                                                               12
Payable for Forward Commitments                                       (49,576)
Dividends Payable                                                        (329)
Payable for Investment Advisory Fees                                      (82)
Payable for Daily Variation on Futures Contracts                          (26)
Payable for Shareholder Servicing Fee -- Investment
 Class                                                                     (9)
Payable for Trustees' Deferred Compensation Plan --
 Note F                                                                    (7)
Payable for Administrative Fees                                            (6)
Interest Payable on Swaps                                                  (1)
Other Liabilities                                                         (22)
                                                                    ---------
                                                                      (37,252)
-----------------------------------------------------------------------------
NET ASSETS (100%)                                                   $  85,908
-----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

INTERMEDIATE DURATION PORTFOLIO

62

                                                                      VALUE
                                                                     (000)+
-----------------------------------------------------------------------------
INSTITUTIONAL CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 4,902,386 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                            $  50,814
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                              $10.37
-----------------------------------------------------------------------------
INVESTMENT CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 3,390,933 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                            $  35,094
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                              $10.35
-----------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                    $  84,812
 Undistributed Net Investment Income (Loss)                               264
 Undistributed Realized Net Gain (Loss)                                (1,382)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                1,926
   Foreign Currency Transactions                                            1
   Futures and Swaps                                                      287
-----------------------------------------------------------------------------
NET ASSETS                                                          $  85,908
-----------------------------------------------------------------------------

+      See Note A1 to Financial Statements.
++     Ratings are unaudited.
?      144A security. Certain conditions for public sale may exist.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
!!     Security is fair valued.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
??     Security is subject to delayed delivery. See Note A7 to Financial
       Statements.
##     Variable or floating rate security -- rate disclosed is as of
       September 30, 2001.
Inv Fl Inverse Floating Rate -- Interest rate
       fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO     Interest Only
N/R    Not rated by Moody's Investor Service, Inc. or
       Standard & Poor's Corporation.
PAC    Planned Amortization Class
PO     Principal Only
REMIC  Real Estate Mortgage Investment Conduit
TBA    To be announced.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              63

Portfolio Overview

INTERNATIONAL FIXED INCOME PORTFOLIO

The International Fixed Income Portfolio invests in high-grade fixed-income securities, using a benchmark that is 100 percent invested in foreign bonds. Most investments of the Portfolio consist of securities issued by governments and supranational organizations such as the World Bank, although the Portfolio may also hold corporate bonds, mortgages, and other fixed-income securities. The Portfolio may also invest to a limited extent in U.S. securities when the U.S. fixed-income market is more attractive than foreign markets.

The Portfolio returned 3.63% versus 4.46% for the Salomon World Government Bond Ex-U.S. Index over the past fiscal year. Holdings of corporate bonds, primarily denominated in Euro, underperformed the government bonds that comprise the benchmark. Currency management helped the Portfolio versus its benchmark while interest rate management was a small net negative.

During the year the Portfolio built up its holdings of Euro-denominated corporate bonds. Individual issues were selected by the global fixed income team on the basis of attractive compensation for credit risk, and to maintain a well-diversified exposure. Weaker economic growth in Europe and the consequences of the September 11 terrorist attacks pushed credit spreads wider, however, and the Portfolio's holdings did not keep pace with price gains on Euro-denominated government issues.

At the start of the fiscal year the Portfolio was long the Euro against its benchmark, funded by an equivalent underweight in yen. This position was motivated both by the high yield premium of Euro versus yen denominated bonds and the relative price-competitiveness of the Euro. A sharp rise in the Euro versus the yen made this a very profitable position for the Portfolio. Also, over the course of the year, the Portfolio reduced its U.S. dollar exposure in favor of the Euro and the Australian and Canadian dollars. The U.S. dollar had reached historic highs against these currencies while U.S. interest rates reached relatively low level. Primarily owing to the weakness of the Australian dollar during the year these positions gave up relative return, but not by enough to offset the Portfolio's gains on Euro/yen.

Interest rate management added to relative Portfolio performance during the year. Based on relatively low real yields on offer, the Portfolio was positioned defensively, with somewhat less interest rate risk than its benchmark. Most of this defensive position was in Japanese government bonds, however, which boosted relative returns as Japanese bond yields increased on balance across the year.

Global bond markets are priced for a recessionary environment, with low real yields and wide corporate risk premiums. Economic policy is responding forcefully, however, and establishing the basis for solid economic recovery during 2002. As a consequence, the Portfolio is positioned to benefit from a better economic climate, with a below-benchmark exposure to yield levels and well-diversified holdings of investment-grade corporate debt.

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

INTERNATIONAL FIXED INCOME
---------------------------------------------
                                Institutional   Salomon World Gov't
                                     [ ]        Bond Ex-U.S. Index
-----------------------------------------------------------------------
One Year                            3.63%              4.46%
-----------------------------------------------------------------------
Five Years                          0.88%              1.34%
-----------------------------------------------------------------------
Since Inception                     3.63%              4.08%
-----------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. Foreign investments are subject to certain risks such as currency fluctuations, economic instability, and political developments.

[ ]Represents an investment in the Institutional Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

*The International Fixed Income Portfolio commenced operations on 4/29/94. Total returns are compared to the Salomon World Government Bond Ex-U.S. Index, an unmanaged market index.

64

Statement of Net Assets

INTERNATIONAL FIXED INCOME PORTFOLIO
FIXED INCOME SECURITIES (68.7%)

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
          SEPTEMBER 30, 2001              & POOR'S)      (000)       (000)+
-----------------------------------------------------------------------------
BRITISH POUND (5.5%)
Orange plc
   8.625%, 8/1/08                           BBB+      GBP     305   $     446
United Kingdom Treasury Bond
   6.00%, 12/7/28                           AAA               275         476
   8.00%, 6/10/03                           AAA             2,165       3,361
-----------------------------------------------------------------------------
GROUP TOTAL                                                             4,283
-----------------------------------------------------------------------------
CANADIAN DOLLAR (3.2%)
Government of Canada
   5.50%, 6/1/09                            AAA       CAD   3,800       2,456
-----------------------------------------------------------------------------
DANISH KRONE (6.0%)
Kingdom of Denmark
   5.00%, 8/15/05                           AAA       DKK  37,200       4,651
-----------------------------------------------------------------------------
EURO (36.6%)
Axa
   6.00%, 6/18/13                           A+        EUR     525         475
CIT Group, Inc.
   5.50%, 5/16/05                           A+                225         209
Clear Channel Communications, Inc.
   6.50%, 7/7/05                            BBB-              275         251
DaimlerChrysler International Finance
 B.V.
   6.125%, 3/21/06                          A-                175         165
?Dana Corp.
   9.00%, 8/15/11                           BBB-              275         220
Deutsche Telekom International Finance
 BV
   5.875%, 7/11/06                          A-                375         342
Fixed Link Finance BV
   5.75%, 8/1/25                            AAA               550         508
FKI plc
   6.625%, 2/22/10                          BBB+              275         228
GAP International BV
   5.00%, 9/30/04                           A                 175         158
General Motors Acceptance Corp.
   5.75%, 2/14/06                           A                 200         185
Goldman Sachs Group, Inc.
   6.50%, 10/6/10                           A+                400         372
Government of Finland
   9.50%, 3/15/04                           AA-             2,173       2,234
Government of France
   5.25%, 4/25/08                           AAA             1,135       1,075
Government of France O.A.T.
   8.50%, 10/25/19                          AAA             2,450       3,010
Government of Germany
   6.00%, 7/4/07                            AAA             1,295       1,281
   6.25%, 1/4/24                            AAA             2,785       2,758
   7.25%, 10/21/02                          AAA             6,460       6,103

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)      (000)       (000)+
-----------------------------------------------------------------------------
!Hammerson plc
   6.25%, 6/20/08                           Baa1      EUR     425   $     392
Household Finance Corp.
   5.125%, 6/24/09                          A                 475         410
International Lease Finance Corp.
   4.125%, 7/12/04                          AA-               400         354
#Lloyds TSB Bank
   5.625%, 7/15/49                          A+                425         371
Mannesmann Finance BV
   4.75%, 5/27/09                           A-                490         418
MBNA Europe Funding plc
   5.75%, 2/20/04                           BBB+              325         302
Netherlands Government
   8.25%, 2/15/07                           AAA               639         687
North West Water Finance plc
   6.625%, 11/8/07                          A-                375         363
Pearson plc
   6.125%, 2/1/07                           BBB+              175         165
Reed Elsevier Capital
   5.75%, 7/31/08                           A-                225         204
Republic of Italy BTPS
   10.00%, 8/1/03                           AAA             1,001       1,012
Rolls-Royce plc
   6.375%, 6/14/07                          A-                300         288
Royal Bank of Scotland Group plc
   6.77%, 3/31/49                           A-                375         362
Sanpaolo IMI Capital
   8.126%, 12/29/49                         A-                175         170
!Securitas AB
   6.125%, 3/14/08                          Baa1              425         387
@(c)Spanish Government
   5.15%, 7/30/09                           AA+                --          --
Stora Enso Oyj
   6.375%, 6/29/07                          BBB+              300         286
Syngenta Luxembourg Finance S.A.
   5.50%, 7/10/06                           A-                275         251
##Tecnost International Finance NV
   6.575%, 7/30/09                          BBB               525         422
Thales S.A.
   6.125%, 11/14/05                         A-                350         333
Tyco International Group S.A.
   6.125%, 4/4/07                           A                 325         307
?Unicredito Italia
   8.048%, 10/29/49                         A-                285         275
VNU NV
   6.625%, 5/30/07                          BBB+              400         386

    The accompanying notes are an integral part of the financial statements.

INTERNATIONAL FIXED INCOME PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              65

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)      (000)       (000)+
-----------------------------------------------------------------------------
EURO (CONT'D)
WorldCom, Inc.
   6.75%, 5/15/08                           BBB+      EUR     300   $     275
WPP Group plc
   6.00%, 6/18/08                           A-                360         316
-----------------------------------------------------------------------------
GROUP TOTAL                                                            28,310
-----------------------------------------------------------------------------
GERMAN MARK (5.3%)
Citicorp
   5.50%, 6/30/10                           A+        DEM     562         499
Colt Telecom Group plc
   7.625%, 7/31/08                          B+                900         201
International Bank for Reconstruction
 & Development
   7.125%, 4/12/05                          AAA             2,664       2,650
MBNA America-Europe Strategic Offering
   5.125%, 4/19/08                          AAA               818         748
-----------------------------------------------------------------------------
GROUP TOTAL                                                             4,098
-----------------------------------------------------------------------------
JAPANESE YEN (9.6%)
Government of Japan
   0.90%, 12/22/08                          AAA       JPY 888,000       7,434
-----------------------------------------------------------------------------
SWEDISH KRONA (2.5%)
Swedish Government
   6.00%, 2/9/05                            AA+       SEK  19,800       1,943
-----------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES
 (Cost $56,001)                                                        53,175
-----------------------------------------------------------------------------
CASH EQUIVALENTS (36.5%)
-----------------------------------------------------------------------------
DISCOUNT NOTES (9.3%)
Federal Home Loan Bank
   4.13%, 10/12/01                                    $     3,200       3,197
Federal Home Loan Mortgage Corp.
   5.16%, 11/9/01                                           4,000       3,991
-----------------------------------------------------------------------------
GROUP TOTAL                                                             7,188
-----------------------------------------------------------------------------
REPURCHASE AGREEMENT (18.7%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01,
   due 10/1/01                                             14,482   $  14,482
-----------------------------------------------------------------------------

                                                         FACE
                                                        AMOUNT        VALUE
                                                         (000)       (000)+
-----------------------------------------------------------------------------
U.S. TREASURY SECURITIES (8.5%)
U.S. Treasury Bill
   2.35%, 11/23/01                                    $     6,500       6,477
   (++)3.38%, 11/15/01                                        100         100
-----------------------------------------------------------------------------
GROUP TOTAL                                                             6,577
-----------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS (Cost $28,247)                                  28,247
-----------------------------------------------------------------------------
TOTAL INVESTMENTS (105.2%) (Cost $84,248)                              81,422
-----------------------------------------------------------------------------


OTHER ASSETS AND LIABILITIES (-5.2%)
Cash                                                                       17
Dividends Receivable                                                       11
Interest Receivable                                                     1,473
Foreign Currency (Cost $55)                                                43
Foreign Currency Held as Collateral on Futures
 (Cost $4)                                                                  4
Receivable for Fund Shares Sold                                           111
Due from Broker                                                           805
Variation Margin on Futures Contracts                                      22
Unrealized Gain on Forward Foreign Currency
 Contracts                                                                148
Other Assets                                                               15
Payable for Investments Purchased                                      (6,476)
Payable for Fund Shares Redeemed                                          (88)
Payable for Investment Advisory Fees                                      (86)
Payable for Administrative Fees                                            (6)
Payable for Trustees' Deferred Compensation Plan --
 Note F                                                                   (14)
Other Liabilities                                                         (38)
                                                                    ---------
                                                                       (4,059)
-----------------------------------------------------------------------------
NET ASSETS (100%)                                                   $  77,363
-----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

INTERNATIONAL FIXED INCOME PORTFOLIO

66

                                                                      VALUE
                                                                     (000)+
-----------------------------------------------------------------------------
INSTITUTIONAL CLASS
-----------------------------------------------------------------------------
NET ASSETS
Applicable to 8,629,763 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                            $  77,363
-----------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                           $    8.96
-----------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                    $  90,427
 Undistributed Net Investment Income (Loss)                            (8,802)
 Undistributed Realized Net Gain (Loss)                                (1,664)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                               (2,826)
   Foreign Currency Transactions                                          180
   Futures                                                                 48
-----------------------------------------------------------------------------
NET ASSETS                                                          $  77,363
-----------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
?     144A Security. Certain conditions for public sale may exist.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
## Variable or floating rate securities -- rate disclosed is as of September 30, 2001.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
# Step Bond -- Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date disclosed is the ultimate maturity.
@     Value is less than $500.
(c)   Face value is less than $500.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              67

Portfolio Overview

LIMITED DURATION PORTFOLIO

For the fiscal year 2001, the Limited Duration Portfolio returned 10.23%, compared with 10.65% for the benchmark Salomon 1-3 Year Index. The Portfolio's strong absolute returns were driven by the significant drop in short and intermediate Treasury yields, itself a function of the Federal Reserve's lowering of the targeted Fed Funds rate by 4.0% to 2.5% during 2001 at the time of this writing. In response to a rapid slowing in capital spending, the Fed surprised the markets by initially cutting the Fed Funds rate by 50 basis points in January, sparking a broad rally in the fixed income markets. The Fed's action proved timely as the economy continued to moderate up until the shocking terrorist attacks on the World Trade Center and Pentagon in September. This event sparked the Fed to lower the Fed Funds rate two more times by early October, each by 50 basis points. The strong flight to quality in short term Treasury securities helped generate the strong absolute performance of the Portfolio.

The Portfolio began the fiscal year with an interest rate sensitivity (IRS) that was neutral to its benchmark, and with overweighted positions in the corporate, asset-backed, and mortgage securities. The Portfolio's corporate and asset-backed holdings comprised over 50% of the Portfolio at the beginning of the period. These higher yielding securities provided the Portfolio with a significant income advantage over the benchmark and was a consistent source of added relative return throughout the year. During the first half of 2001, the non-Treasury sectors largely outperformed the Treasury sector of the market as investors reacted optimistically to the Fed's aggressive actions on monetary policy. Yield spreads in the non-Treasury sectors narrowed relative to Treasury securities, generating significant outperformance for the Limited Duration Portfolio. As yield spreads narrowed, we began to trim the allocations to the mortgage and corporate sectors. Yield spreads widened significantly following the September 11 attack causing our still overweighted positions in these sectors to detract from relative returns. We sought to take advantage of these more attractive valuations by adding back to our non-Treasury holdings. This was done by adding an almost 10% position to the Portfolio's mortgage allocation.

As interest rates fell throughout the spring and summer, we began to reduce the Portfolio's IRS. By August, the Portfolio's IRS was 0.1 years shorter than that of the benchmark, and was shortened to almost 0.4 years short following the significant drop in rates following the September 11(th) attack. Our yield curve models were suggesting that the market was becoming excessively optimistic about the degree to which the inflation rate might fall and the extent to which the Fed would continue to lower and maintain the Fed Fund's rate. Our view was that the market had priced in an excessive expectation about interest rates, which warranted a shorter IRS position. The short IRS position did detract from relative performance in the last several months of the fiscal year.

While the tragic events of September 11, 2001 have clearly diminished the prospects for near term economic recovery, the massive monetary and fiscal policy response should sew the seeds for recovery in 2002. A lower Fed Funds rate and a steeper yield curve should set the table for improved performance in the non-Treasury sectors of the market. The Portfolio's strategy remains focused on capturing the attractive yields in these sectors and should benefit further with any subsequent narrowing of yield spreads. Additionally, The Portfolio's short IRS position is designed to buffer it from any unexpected rise in interest rates, an appropriate risk management strategy given the degree to which rates have fallen and in our view, the still excessive expectations priced into the market.

68

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

LIMITED DURATION
---------------------------------------------------------
                                            Institutional      Salomon
                                                 [ ]        1-3 Year Index
------------------------------------------------------------------------------
One Year                                       10.23%           10.65%
------------------------------------------------------------------------------
Five Years                                      6.64%            6.90%
------------------------------------------------------------------------------
Since Inception                                 6.23%            6.34%
------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost.

[ ]Represents an investment in the Institutional Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

*The Limited Duration Portfolio commenced operations on 3/31/92. Total returns are compared to the Salomon 1-3 Year Treasury/Government Sponsored Index, an unmanaged market index.

2001 ANNUAL REPORT
September 30, 2001
                                                                              69

Statement of Net Assets

LIMITED DURATION PORTFOLIO
FIXED INCOME SECURITIES (93.3%)

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
           SEPTEMBER 30, 2001             & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (32.8%)
Federal Home Loan Mortgage Corporation,
 Conventional Pools:
   10.00%, 4/1/10-10/1/20                   Agy       $    1,163   $      1,280
   10.50%, 12/1/14                          Agy              142            159
   11.00%, 8/1/15                           Agy               14             15
   11.50%, 4/1/11-1/1/18                    Agy              371            426
 Gold Pools:
   8.50%, 8/1/28-10/1/30                    Agy              933            985
   10.00%, 10/1/21                          Agy               89             98
   10.50%, 1/1/19-10/1/20                   Agy              340            382
   11.00%, 5/1/20                           Agy               52             59
   11.50%, 8/1/10                           Agy               61             69
   12.00%, 6/1/15-9/1/15                    Agy              152            168
 ??October TBA
   6.00%, 10/1/31                           Agy           23,650         24,060
 ??November TBA
   7.00%, 11/1/31                           Agy            3,000          3,094
Federal National Mortgage Association,
 Conventional Pools:
   9.50%, 11/1/20                           Agy              229            251
   10.00%, 12/1/15-9/1/16                   Agy              291            322
   10.50%, 4/1/15-12/1/16                   Agy              193            217
   11.00%, 7/1/20                           Agy              145            165
   11.50%, 11/1/19                          Agy              179            205
   12.00%, 5/1/14-8/1/20                    Agy               35             41
   12.50%, 2/1/15                           Agy               38             45
 ??October TBA
   6.50%, 10/1/31                           Agy            6,350          6,455
   7.00%, 10/1/31                           Agy            3,350          3,463
   7.50%, 10/1/31                           Agy           10,650         11,130
   8.00%, 10/1/31                           Agy            4,650          4,874
Government National Mortgage
 Association, Adjustable Rate Mortgages:
   6.375%, 1/20/25-1/20/28                  Tsy            3,932          4,025
   7.625%, 12/20/25-12/20/27                Tsy            1,705          1,750
   7.75%, 7/20/27-9/20/27                   Tsy            1,600          1,641
 Various Pools:
   9.00%, 7/15/16-1/15/17                   Tsy            1,042          1,141
   9.50%, 12/15/17-12/15/21                 Tsy            1,464          1,622
   10.00%, 11/15/09-7/15/22                 Tsy            2,645          2,940
   10.50%, 11/15/18-8/15/21                 Tsy              196            221
   11.00%, 1/15/10-1/15/21                  Tsy            1,230          1,402
   11.50%, 2/15/13-11/15/19                 Tsy              707            813
-------------------------------------------------------------------------------
GROUP TOTAL                                                              73,518
-------------------------------------------------------------------------------

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
ASSET BACKED CORPORATES (16.8%)
Associates Automobile Receivables Trust,
 Series 00-1 A3
   7.30%, 1/15/04                           AAA       $    1,415   $      1,465
BMW Vehicle Lease Trust,
 Series 00-A A2
   6.65%, 2/25/03                           AAA              836            846
Chase Credit Card Master Trust,
 Series 01-4 A
   5.50%, 11/17/08                          AAA            1,520          1,577
CIT Marine Trust,
 Series 99-A A2
   5.80%, 4/15/10                           AAA            1,543          1,572
Citibank Credit Card Issuance Trust,
 Series:
   00-A1 A1
   6.90%, 10/15/07                          AAA            1,465          1,593
   00-C1
   7.45%, 9/15/07                           BBB              505            540
Connecticut RRB Special Purpose Trust,
 Series 01-1 1A
   5.36%, 3/30/07                           AAA              950            983
CPS Auto Trust,
 Series:
   97-2 A
   6.65%, 10/15/02                          AAA               32             32
   98-2 A
   6.09%, 11/15/03                          AAA              199            201
Daimler Benz Vehicle Trust,
 Series 98-A A3
   5.16%, 1/20/03                           AAA               48             48
DaimlerChrysler Auto Trust,
 Series:
   00-A A2
   6.76%, 1/6/03                            AAA              369            371
   00-C A3
   6.82%, 9/6/04                            AAA              540            563
Detroit Edison Securitization Funding
 LLC,
 Series 01-1 A2
   5.51%, 3/1/07                            AAA            1,400          1,455
First Security Auto Owner Trust,
 Series:
   99-1 A4
   5.74%, 6/15/04                           AAA            2,080          2,119
   00-1 A3
   7.30%, 7/15/04                           AAA            1,400          1,445

    The accompanying notes are an integral part of the financial statements.

LIMITED DURATION PORTFOLIO

70

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
Ford Credit Auto Owner Trust,
 Series 99-D A4
   6.40%, 10/15/02                          AAA       $    1,351   $      1,358
General Electric Home Equity Loan Asset-
 Backed Certificates,
 Series 91-1 B
   8.70%, 9/15/11                           AAA              358            358
?!!Global Rated Eligible Asset Trust,
 Series 98-A A1
   7.45%, 3/15/06                           N/R              650            117
Harley-Davidson Eaglemark Motorcycle
 Trust,
 Series:
   98-2 A2
   5.87%, 4/15/04                           AAA              779            793
   99-1 A2
   5.52%, 2/15/05                           AAA            1,245          1,273
?Honda Auto Receivables Grantor Trust,
 Series 98-A A
   5.50%, 7/15/04                           AAA              492            497
Honda Auto Receivables Owner Trust,
 Series:
   99-1 A4
   5.35%, 10/15/04                          AAA            1,100          1,116
   00-1 A3
   6.62%, 7/15/04                           AAA              870            902
MBNA Master Credit Card Trust,
 Series:
   97-J A
   3.0675%, 2/15/07                         AAA            2,125          2,126
   99-I A
   6.40%, 1/18/05                           AAA              850            876
   99-M A
   6.60%, 4/16/07                           AAA            1,600          1,715
MMCA Automobile Trust,
 Series 00-1 A3
   7.00%, 6/15/04                           AAA            1,125          1,164
Newcourt Equipment Trust Securities,
 Series 98-2 A3
   5.45%, 10/15/02                          AAA              136            136

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Nissan Auto Receivables Owner Trust,
 Series:
   00-A A3
   7.01%, 9/15/03                           AAA       $      837   $        856
   00-C A3
   6.72%, 8/16/04                           AAA              905            942
   01-C A4
   4.80%, 2/15/07                           AAA              575            588
Peco Energy Transition Trust,
 Series:
   99-A A2
   5.63%, 3/1/05                            AAA            1,230          1,261
   99-A A3
   3.61%, 3/1/06                            AAA              800            800
Premier Auto Trust,
 Series:
   99-1 A3
   5.69%, 11/8/02                           AAA              311            312
   99-2 A4
   5.59%, 2/9/04                            AAA            2,100          2,150
   99-3 A4
   6.43%, 3/8/04                            AAA            2,100          2,177
Residential Funding Mortgage Securities
 II,
 Series 00-HI4 AI2
   7.39%, 4/25/11                           AAA            1,100          1,119
Union Acceptance Corp.,
 Series 97-B A2
   6.70%, 6/8/03                            AAA              176            177
-------------------------------------------------------------------------------
GROUP TOTAL                                                              37,623
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (1.5%)
Federal Home Loan Mortgage Corporation,
 Series:
   1114 E PAC (11)
   8.00%, 7/15/06                           Agy              963          1,006
   1971 PJ PAC (11)
   6.50%, 10/15/22                          Agy              702            707
Federal National Mortgage Association,
 Series:
   00-44 PV PAC (11)
   6.95%, 7/25/19                           Agy            1,298          1,300
   ##01-24 FA
   2.81%, 10/25/24                          Agy              318            318
-------------------------------------------------------------------------------
GROUP TOTAL                                                               3,331
-------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

LIMITED DURATION PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              71

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (1.3%)
Bank of America Mortgage Securities,
 Series 00-6 A2
   7.50%, 11/25/30                          AAA       $      805   $        813
Countrywide Home Loans,
 Series 00-5 1A2
   7.75%, 10/25/30                          AAA              783            791
GMAC Mortgage Corporation Loan Trust,
 Series 00-J3 A1
   7.75%, 10/25/30                          AAA              692            696
Residential Funding Mortgage Securities
 I,
 Series 00-S9 A6
   7.75%, 7/25/30                           AAA              573            580
-------------------------------------------------------------------------------
GROUP TOTAL                                                               2,880
-------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (0.2%)
Asset Securitization Corp.,
 Series 97-D5 A1A
   6.50%, 2/14/43                           AAA              436            438
!Midland Realty Acceptance Corp.,
 Series 96-C2 A1
   7.02%, 1/25/29                           Aaa              154            156
-------------------------------------------------------------------------------
GROUP TOTAL                                                                 594
-------------------------------------------------------------------------------
ENERGY (1.1%)
Conoco, Inc.
   5.90%, 4/15/04                           BBB+           1,500          1,547
DTE Energy Co.
   6.45%, 6/1/06                            BBB              985          1,029
-------------------------------------------------------------------------------
GROUP TOTAL                                                               2,576
-------------------------------------------------------------------------------
FEDERAL AGENCY (2.8%)
Federal National Mortgage Association
   7.125%, 6/15/10                          Agy            5,510          6,236
-------------------------------------------------------------------------------
FINANCE (17.5%)
?AIG SunAmerica Global Financing V
   5.20%, 5/10/04                           AAA              830            859
American General Finance Corp.,
 Series F
   5.875%, 7/14/06                          A+             1,165          1,207
?Bancwest Corp.,
 Series A
   6.93%, 12/1/03                           A-             1,075          1,128
Bank of New York Co.
   8.50%, 12/15/04                          A                855            959
Bank One Corp.
   6.50%, 2/1/06                            A              1,255          1,322

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Citigroup, Inc.
   5.75%, 5/10/06                           AA-       $    1,470   $      1,524
Credit Suisse First Boston USA, Inc.
   5.875%, 8/1/06                           AA-            1,080          1,107
EOP Operating LP
   6.50%, 6/15/04                           BBB+           1,020          1,067
?Farmers Insurance Exchange
   8.50%, 8/1/04                            A-               680            732
First Fidelity Bancorp
   6.80%, 6/15/03                           A-             1,200          1,263
FleetBoston Financial Corp.
   6.625%, 12/1/05                          A-               425            449
   8.125%, 7/1/04                           A-               505            552
?Florida Residential Property & Casualty
   7.375%, 7/1/03                           A                910            964
Ford Motor Credit Co.
   6.875%, 2/1/06                           A              2,100          2,162
General Motors Acceptance Corp.
   7.50%, 7/15/05                           A                695            733
Goldman Sachs Group, Inc.
   7.625%, 8/17/05                          A+               605            661
Hartford Financial Services Group, Inc.
   7.75%, 6/15/05                           A                535            576
Hartford Life, Inc.
   6.90%, 6/15/04                           A                285            303
Heller Financial, Inc.
   6.50%, 7/22/02                           A-               465            479
Homeside Lending, Inc.
   6.875%, 6/30/02                          BBB              891            918
Household Finance Corp.
   6.00%, 5/1/04                            A              1,385          1,443
?Hyatt Equities LLC
   7.00%, 5/15/02                           BBB            1,190          1,197
?John Hancock Global Funding II
   5.625%, 6/27/06                          AA+              980          1,003
JP Morgan Chase & Co.
   5.625%, 8/15/06                          AA-              985          1,014
 Series C
   5.69%, 2/10/04                           AA-            1,165          1,206
Marsh & McLennan Cos, Inc.
   6.625%, 6/15/04                          AA-            1,030          1,093
MBNA America Bank
   6.50%, 6/20/06                           BBB+             765            782
Mellon Funding Corp.
   7.50%, 6/15/05                           A+               775            853
?(++)Metropolitan Life Insurance Co.
   6.30%, 11/1/03                           A+             1,555          1,623

    The accompanying notes are an integral part of the financial statements.

LIMITED DURATION PORTFOLIO

72

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
FINANCE (CONT'D)
?Monument Global Funding II
   6.05%, 1/19/06                           AA+       $      760   $        789
?Nationwide Mutual Insurance Co.
   6.50%, 2/15/04                           A-             1,198          1,251
Nisource Finance Corp.
   7.625%, 11/15/05                         BBB              705            768
PNC Funding Corp.
   5.75%, 8/1/06                            A-               680            697
?Prime Property Funding II
   6.80%, 8/15/02                           A                785            803
   7.00%, 8/15/04                           A                225            235
?Prudential Insurance Co.
   6.375%, 7/23/06                          A+               915            955
Target Corp.
   7.50%, 2/15/05                           A+               715            783
U.S. Bancorp
   6.875%, 12/1/04                          A              1,035          1,104
?USAA Capital Corp.
   7.41%, 6/30/03                           AAA              820            870
Wellpoint Health Networks, Inc.
   6.375%, 6/15/06                          A-               280            288
Wells Fargo & Co.
   5.90%, 5/21/06                           A+             1,470          1,533
-------------------------------------------------------------------------------
GROUP TOTAL                                                              39,255
-------------------------------------------------------------------------------
INDUSTRIALS (12.2%)
Aetna, Inc.
   7.375%, 3/1/06                           BBB              600            612
American Home Products Corp.
   6.25%, 3/15/06                           A                840            876
Bristol-Myers Squibb Co.
   4.75%, 10/1/06                           AA             1,445          1,454
Centex Corp.
   9.75%, 6/15/05                           BBB              295            326
Clear Channel Communications, Inc.
   7.25%, 9/15/03                           BBB-             975          1,027
ConAgra Foods, Inc.
   6.00%, 9/15/06                           BBB+             450            462
Cox Communications, Inc.
   7.50%, 8/15/04                           BBB              925            987
CVS Corp.
   5.50%, 2/15/04                           A              1,525          1,576
DaimlerChrysler N.A. Holdings Corp.
   6.40%, 5/15/06                           A-               720            729
Deere & Co.
   6.55%, 7/15/04                           A                955          1,009

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
Delphi Automotive Systems Corp.
   6.125%, 5/1/04                           BBB       $      815   $        837
Federated Department Stores, Inc.
   6.30%, 4/1/09                            BBB+             790            755
FEDEX Corp.
   6.875%, 2/15/06                          BBB              375            363
Fred Meyer, Inc.
   7.15%, 3/1/03                            BBB-           1,145          1,199
Hertz Corp.
   7.00%, 7/1/04                            A-               935            985
IBM Credit Corp.
   6.64%, 10/29/01                          A+             1,255          1,258
Kellogg Co.
   6.00%, 4/1/06                            BBB            1,145          1,185
Lowe's Companies, Inc.
   7.50%, 12/15/05                          A                880            952
Marriott International, Inc.
   8.125%, 4/1/05                           BBB+             375            408
May Department Stores Co.
   6.875%, 11/1/05                          A+               960          1,019
Phillips Petroleum Co.
   8.50%, 5/25/05                           BBB+             685            762
Progress Energy, Inc.
   6.75%, 3/1/06                            BBB              775            822
Raytheon Co.
   6.75%, 8/15/07                           BBB-             780            804
Reed Elsevier Capital
   6.125%, 8/1/06                           A-               345            358
Safeway, Inc.
   6.15%, 3/1/06                            BBB              600            622
Sun Microsystems, Inc.
   7.00%, 8/15/02                           BBB+             995          1,016
Telus Corp.
   7.50%, 6/1/07                            BBB+             890            943
TRW, Inc.
   7.625%, 3/15/06                          BBB              360            379
Union Pacific Corp.
   5.84%, 5/25/04                           BBB-             245            253
UnitedHealth Group, Inc.
   7.50%, 11/15/05                          A                455            489
?Viacom, Inc.
   6.40%, 1/30/06                           A-               970          1,016
Walt Disney Co.
   5.50%, 12/29/06                          A                170            171
   7.30%, 2/8/05                            A                995          1,068

    The accompanying notes are an integral part of the financial statements.

LIMITED DURATION PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              73

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Williams Cos., Inc. (The)
   6.50%, 8/1/06                            BBB-      $      568   $        583
WorldCom, Inc. -- WorldCom Group
   6.50%, 5/15/04                           BBB+             195            200
-------------------------------------------------------------------------------
GROUP TOTAL                                                              27,505
-------------------------------------------------------------------------------
TAXABLE MUNICIPALS (0.4%)
New York State Power Authority,
 Series B
   6.11%, 2/15/11                           AA-              805            831
-------------------------------------------------------------------------------
TELEPHONES (2.3%)
AT&T Corp.
   5.625%, 3/15/04                          A                865            885
?AT&T Wireless Services, Inc.
   7.35%, 3/1/06                            BBB              975          1,036
GTE Corp.
   9.10%, 6/1/03                            A+               990          1,078
Qwest Capital Funding
   7.75%, 8/15/06                           BBB+             800            860
WorldCom, Inc. -- WorldCom Group
   6.25%, 8/15/03                           BBB+           1,195          1,224
-------------------------------------------------------------------------------
GROUP TOTAL                                                               5,083
-------------------------------------------------------------------------------
TRANSPORTATION (0.6%)
Norfolk Southern Corp.
   7.875%, 2/15/04                          BBB              725            783
Union Pacific Corp.
   9.625%, 12/15/02                         BBB-             625            667
-------------------------------------------------------------------------------
GROUP TOTAL                                                               1,450
-------------------------------------------------------------------------------
UTILITIES (0.4%)
Niagara Mohawk Power Co.,
 Series E
   7.375%, 7/1/03                           BBB-             783            820
-------------------------------------------------------------------------------
YANKEE (3.4%)
British Telecommunications plc
   7.625%, 12/15/05                         A-               600            649
Deutsche Telekom International Finance
 BV
   7.75%, 6/15/05                           A-             1,000          1,068
?Oil Enterprises Ltd.
   6.239%, 6/30/08                          AAA              763            779

                                          ++RATINGS      FACE
                                          (STANDARD     AMOUNT        VALUE
                                          & POOR'S)     (000)         (000)+
-------------------------------------------------------------------------------
?Oil Purchase Co.
   7.10%, 4/30/02                           BB+       $      122   $        121
Quebec Province
   5.50%, 4/11/06                           A+             1,795          1,856
Tyco International Group S.A.
   6.375%, 2/15/06                          A                695            722
   6.875%, 9/5/02                           A                255            261
Unilever Capital Corp.
   6.75%, 11/1/03                           A+               835            886
Vodafone Group plc
   7.625%, 2/15/05                          A              1,150          1,243
-------------------------------------------------------------------------------
GROUP TOTAL                                                               7,585
-------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES
 (Cost $203,654)                                                        209,287
-------------------------------------------------------------------------------
                                                        SHARES
                                                          ------
PREFERRED STOCK (0.6%)
-------------------------------------------------------------------------------
MORTGAGE -- OTHER (0.6%)
?!Home Ownership Funding Corp.
   13.33% (Cost $1,207)                                    1,800          1,265
-------------------------------------------------------------------------------
                                                         FACE
                                                        AMOUNT
                                                        (000)
                                                          ------
CASH EQUIVALENTS (26.5%)
-------------------------------------------------------------------------------
DISCOUNT NOTES (21.3%)
Federal Home Loan Bank
   3.22%, 12/7/01                                     $   10,000          9,940
   3.50%, 10/26/01                                        10,000          9,977
Federal Home Loan Mortgage Corporation
   2.03%, 11/9/01                                         10,000          9,978
   3.394%, 10/9/01                                        18,000         17,986
-------------------------------------------------------------------------------
GROUP TOTAL                                                              47,881
-------------------------------------------------------------------------------
REPURCHASE AGREEMENT (5.2%)
**J.P. Morgan Securities, Inc.,
   3.00%, dated 9/28/01, due 10/01/01                     11,581         11,581
-------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS
 (Cost $59,462)                                                          59,462
-------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

LIMITED DURATION PORTFOLIO

74

                                                                      VALUE
                                                                      (000)+
-------------------------------------------------------------------------------
TOTAL INVESTMENTS (120.4%)
 (Cost $264,323)                                                   $    270,014
-------------------------------------------------------------------------------
OTHER ASSETS & LIABILITIES (-20.4%)
Cash                                                                          7
Receivable for Fund Shares Sold                                           5,723
Receivable for Investments Sold                                             103
Receivable for Forward Commitments                                        3,101
Interest Receivable                                                       1,919
Receivable for Daily Variation on Futures Contracts                           6
Other Assets                                                                 18
Payable for Investments Purchased                                         (320)
Payable for Forward Commitments                                        (55,683)
Dividends Payable                                                          (37)
Payable for Fund Shares Redeemed                                          (265)
Payable for Investment Advisory Fees                                      (157)
Payable for Trustees' Deferred Compensation Plan --
 Note F                                                                    (18)
Payable for Administrative Fees                                            (14)
Other Liabilities                                                          (39)
                                                                   ------------
                                                                       (45,656)
-------------------------------------------------------------------------------
NET ASSETS (100%)                                                  $    224,358
-------------------------------------------------------------------------------
INSTITUTIONAL CLASS
-------------------------------------------------------------------------------
NET ASSETS
Applicable to 21,194,282 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                  $    224,358
-------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $10.59
-------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                   $    223,325
 Undistributed Net Investment Income (Loss)                                 717
 Undistributed Realized Net Gain (Loss)                                 (4,874)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                  5,691
   Futures                                                                (501)
-------------------------------------------------------------------------------
NET ASSETS                                                         $    224,358
-------------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
?     144A security. Certain conditions for public sale may exist.
(++) A portion of these securities was pledged to cover margin requirements for futures contracts.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
!!    Security is fair valued.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
??    Security is subject to delayed delivery. See Note A7 to Financial
      Statements.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
N/R   Not rated by Moody's Investor Service, Inc. or Standard & Poor's
      Corporation.
PAC   Planned Amortization Class
TBA   To be announced.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              75

Portfolio Overview

MUNICIPAL PORTFOLIO

The Municipal Portfolio invests primarily in tax-exempt municipal debt obligations issued by state and local governments or their agencies. The Portfolio may also invest selectively in taxable fixed-income securities. Normally, at least 80% of the Portfolio's income will be exempt from regular federal income tax.

For the past fiscal year, the Portfolio returned 10.69% versus 9.83% for the benchmark (a 50%/50% Blend of the Lehman Five & Ten Year Municipal Indices). Sector allocation had the largest positive impact on relative returns. In particular, the Portfolio had greater than benchmark exposure to changes in municipal yields, which added significant value throughout the year. In addition, opportunistic exposure to taxable bonds also added value during the period. Security selection decisions in the municipal sector, particularly a focus on quality, also contributed to relative performance. Interest rate risk management detracted somewhat from returns. Duration was a bit shorter than the benchmark as rates fell over the last few months.

Duration remains below that of the benchmark. Our value measures indicate that Treasury yields are significantly below fair value. Real interest rates are low, and the inflation forecast implied by the yield curve is very optimistic relative to current inflation levels. The Treasury market, in our view, is pricing in an extremely pessimistic long term forecast for the economy. While the economy certainly faces significant challenges, we believe that fiscal and monetary stimulus along with natural cyclical forces will eventually support a recovery.

We are maintaining opportunistic exposure to taxable bonds, including below investment grade issues. While the risks have increased, the yield advantage for bearing corporate credit risk is close to an all time high. We are also finding what we believe is good value in Agency mortgage backed securities and are maintaining exposure to the sector. Municipal holdings emphasize longer maturity issues where we see the most value. Exposure to changes in municipal yields remains modestly above that of the benchmark. The Portfolio continues to emphasize high credit quality (AA1 average) and strong call protection. These characteristics help us to meet our objective of balancing attractive risk adjusted, after-tax performance, deflation protection and conservation of capital. While both absolute and relative performance has been strong over the last year, we believe that our holdings offer above-average value, and that the Portfolio is well positioned to earn attractive risk-adjusted, after-tax returns going forward.

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

MUNICIPAL                                Lehman      Lehman
-------------------------------------    5 Year      10 Year     Blended
                        Institutional   Municipal   Municipal   Municipal
                             [ ]          Index       Index       Index
-----------------------------------------------------------------------------
One Year                    10.69%        9.65%      10.00%       9.83%
-----------------------------------------------------------------------------
Five Years                   6.57%        5.86%       6.78%       6.32%
-----------------------------------------------------------------------------
Since Inception              7.12%        5.74%       6.82%       6.63%
-----------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost.

[ ]Represents an investment in the Institutional Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

The Portfolio was initially focused on longer-term securities. On April 15, 1996, shareholders approved a change in the Portfolio's investment policies to emphasize fixed-income securities of shorter duration. On October 2, 1998, shareholders approved a change in the Portfolio's investment policies to specify that generally at least 80% of its income will be exempt from regular federal income tax. The Portfolio's performance pattern may have been affected by these changes.

*The Municipal Portfolio commenced operations on 10/1/92. Total returns are compared to the Lehman 5 Year Municipal Index and the Lehman 10 Year Municipal Index, both unmanaged market indices, as well as the Blended Municipal Index, an unmanaged index comprised of the Lehman Long Municipal Index from 10/1/92 to 3/31/96 and 50% Lehman 10 Year Municipal Index and 50% Lehman 5 Year Municipal Index thereafter.

76

Statement of Net Assets

MUNICIPAL PORTFOLIO
FIXED INCOME SECURITIES (113.7%)

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
SEPTEMBER 30, 2001                          & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
MUNICIPAL BONDS (90.0%)
##Abilene, TX Health Facilities
 Development
 Corp. SAVRS (MBIA)
   2.50%, 9/19/25                             AAA       $    1,600   $   1,600
Allegheny County, PA Hospital Development
 Authority Revenue Bonds
   9.25%, 11/15/15                            B+             1,300       1,373
##Amarillo, TX Health Facilities Corp.
 Revenue Bonds SAVRS
   2.54%, 1/3/22                              AAA            1,600       1,600
Arkansas State Development Finance
 Authority Home Mortgage Revenue Bonds,
 Series B-1
   4.90%, 7/1/29                              AAA                5           5
Austin, TX Convention Enterprises, Inc.
 Revenue Bonds,
 Series A
   6.70%, 1/1/28                              BBB-             400         413
Beaver County, PA Industrial Development
 Authority Pollution Control Revenue Bonds
   4.65%, 6/1/33                              BB-              750         753
Berks County, PA (FGIC)
   Zero Coupon, 5/15/19                       AAA            1,250         496
   Zero Coupon, 11/15/20                      AAA            1,000         367
Brazos County, TX River Authority Revenue
 Bonds,
   5.05%, 6/1/30                              BBB              425         435
 Series B
   5.20%, 12/1/18                             BBB              550         561
Brunswick County, NC, General Obligation
 Bonds
   5.00%, 5/1/17                              AAA            1,700       1,735
##Bucks County, PA Industrial Development
 Authority Revenue Bonds, Grand View
 Hospital
 Series B (FGIC)
   2.55%, 7/3/12                              AAA            1,600       1,600
!Bucks County, PA Water & Sewer Authority
 Series B
   5.50%, 2/1/08                              Aaa               90          95
Butler & Sedgwick Counties, KS Unified
 School District (FSA)
   5.85%, 9/1/17                              AAA            1,375       1,501
California Housing & Finance Agency
 Revenue Bonds (MBIA)
   5.30%, 8/1/14                              AAA               35          35

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
Carbon County, PA Industrial Development
 Authority Revenue Bonds
   6.65%, 5/1/10                              BBB-      $      345   $     367
Carrollton, TX General Obligation Bonds
 (FSA)
   5.125%, 8/15/16                            AAA            1,045       1,069
Center Township, PA Sewer Authority
 Revenue Bonds,
 Series A (MBIA)
   Zero Coupon, 4/15/17                       AAA              615         278
##Chattanooga-Hamilton County, TN Hospital
 Authority Revenue Bonds
   2.50%, 11/15/24                            AAA            1,600       1,600
##Chattanooga-Hamilton County, TN Hospital
 Authority Revenue Bonds, Erlanger Health
 Systems
   2.65%, 10/1/25                             AAA            1,600       1,600
##Chelsea, MA Lease Revenue,
 Series B SAVRS
   2.55%, 6/13/23                             AAA            1,550       1,550
Chicago, IL General Obligation Bonds,
 Series A (FGIC)
   Zero Coupon, 1/1/19                        AAA            4,000       1,611
Children's Trust Fund Revenue Bonds
   5.75%, 7/1/20                              A              1,320       1,408
Clear Creek, TX Independent School
 District (PSFG)
   5.65%, 2/15/19                             AAA            1,000       1,049
!Cleveland, OH Airport Special Revenue
 Bonds
   5.50%, 12/1/08                             B1               750         634
Clinton County, PA Industrial Development
 Authority
   6.25%, 11/15/06                            BB+              115         115
##Colorado Health Facilities Authority
 Revenue Bonds, SAVRS
 Series A
   2.50%, 10/29/20                            AAA            1,550       1,550
Colorado Health Facilities Revenue Bonds,
 Series A
   Zero Coupon, 7/15/20                       AAA            1,000         314
Colorado Public Highway Authority Revenue
 Bonds,
 Series B (MBIA)
   Zero Coupon, 9/1/29                        AAA           18,900       4,120
Crown Point, IN Multi-School Building
 Corp.
 Revenue Bonds
   Zero Coupon, 1/15/24                       AAA            5,200       1,548

    The accompanying notes are an integral part of the financial statements.

MUNICIPAL PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              77

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
MUNICIPAL BONDS (CONT'D)
Dallas Fort Worth, TX International
 Airport
 Facility Corporate Revenue Bonds
   6.375%, 5/1/35                             AAA       $    1,100   $     877
Delaware County, PA Industrial Development
 Authority Revenue Bonds
   6.50%, 1/1/08                              BBB              200         217
Denton, TX Utility System
 Revenue Bonds (AMBAC)
   5.00%, 12/1/16                             AAA            1,340       1,357
##District Of Columbia Revenue Bonds,
 Series C
   2.52%, 4/25/34                             AAA            1,600       1,600
!Dover, PA Area School District (FGIC)
   5.00%, 4/1/16                              Aaa            1,000       1,019
Eagle-Union Middle School Building Revenue
 Bonds (AMBAC)
   4.90%, 7/5/16                              AAA            1,000       1,007
   5.00%, 7/5/17                              AAA            1,000       1,009
East Porter County, IN School Building
 Corp.
 Revenue Bonds (MBIA)
   4.70%, 7/15/12                             AAA            1,025       1,048
!Edgewood, TX Independent School District
 (PSFG)
   4.75%, 8/15/16                             Aaa            1,310       1,288
   4.85%, 8/15/17                             Aaa              880         864
Elizabeth Forward, PA School District,
 Series B (MBIA)
   Zero Coupon, 9/1/11                        AAA            1,250         807
!Essex County, NJ Utility Authority
 Revenue Bonds,
 Series A (FSA)
   4.80%, 4/1/14                              Aaa            1,005       1,025
Fort Wayne, IN Hospital Authority Hospital
 Revenue Bonds (MBIA)
   4.70%, 11/15/11                            AAA            1,100       1,131
Georgetown County, SC Pollution Control
 Facility Revenue Bonds
   5.125%, 2/1/12                             BBB              725         720
Georgia State Housing & Financing
 Authority,
 Series A A2 (FHA)
   5.875%, 12/1/19                            AAA               50          51
Girard Area, PA School District (FGIC)
   Zero Coupon, 10/1/18                       AAA              700         294
   Zero Coupon, 10/1/19                       AAA              250          98
Grapevine, TX Certificates of Obligation
 (FGIC)
   5.75%, 8/15/17                             AAA            1,000       1,071

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
Hawaii State Certificate of Participation,
 Series A (AMBAC)
   4.80%, 5/1/12                              AAA       $    1,275   $   1,314
##Henrico County, VA Industrial
 Development Authority Revenue Bonds (FSA)
   2.63%, 8/23/27                             AAA            1,600       1,600
Houston, TX Housing Finance & Development
 Corp., Single Family Mortgage Revenue
 Bonds,
 Series B-1
   8.00%, 6/1/14                              A                125         136
!Idaho Housing & Finance Association,
 Single Family Mortgage Revenue Bonds,
 Series H-2 (FHA)
   5.40%, 7/1/27                              Aaa               60          61
Illinois Development Finance Authority
 Revenue Bonds (FGIC)
   Zero Coupon, 12/1/09                       AAA            2,000       1,414
Illinois Development Finance Authority,
 Solid Waste Disposal Revenue Bonds,
   5.85%, 2/1/07                              BBB              110         116
##Illinois Health Facilities Authority
 Revenue Bonds SAVRS
   2.25%, 9/16/24                             AAA            1,550       1,550
Illinois Health Facilities Authority
 Revenue Bonds
   5.00%, 11/15/12                            AAA            1,000       1,036
Indiana State University Revenue Bonds,
 Series I (FGIC)
   5.20%, 10/1/12                             AAA            1,640       1,727
Indiana Transportation Finance Authority
 Highway Revenue Bonds (AMBAC)
   Zero Coupon, 12/1/16                       AAA            1,695         786
Indianapolis Airport Authority Revenue
 Bonds
   7.10%, 1/15/17                             BBB              375         395
Intermountain Power Agency, UT Power
 Supply Revenue Bonds,
 Series A
   Zero Coupon, 7/1/17                        A+             1,750         783
Kane & De Kalb Counties, IL Unit School
 District (AMBAC)
   Zero Coupon, 12/1/09                       AAA              725         512
##Kansas State Development Finance
 Authority Revenue Bonds,
 Series E
   2.54%, 3/15/24                             AAA            1,600       1,600

    The accompanying notes are an integral part of the financial statements.

MUNICIPAL PORTFOLIO

78

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
MUNICIPAL BONDS (CONT'D)
Lakeview, MI Public School District
   5.00%, 5/1/16                              AAA       $    1,060   $   1,080
Long Island, NY Power Authority Electric
 System Revenue Bonds,
 Series A (FSA)
   Zero Coupon, 6/1/16                        AAA            3,700       1,818
##Louisiana Public Facilities Authority
 Hospital
 Revenue Bonds SAVRS
   2.38%, 7/22/24                             AAA              500         500
##Louisville, KY Hospital Revenue Bonds
 (MBIA)
   2.38%, 10/1/14                             AAA              900         900
Maryland State Economic Development Corp.,
 Revenue Bonds
   7.50%, 12/1/14                             AAA              350         350
##Massachusetts State Water Reserve
 Authority Revenue Bonds SAVRS
 Series D (AMBAC)
   4.38%, 4/1/29                              AAA            1,600       1,600
Massachusetts State Development Financing
 Agency, Resource Recovery Revenue Bonds
   6.90%, 12/1/29                             BBB              250         280
Massachusetts State Health & Educational
 Facility Authority Revenue Bonds
   4.80%, 7/1/12                              AAA            1,665       1,720
Massachusetts State Port Authority
 Revenue Bonds, Series 99 A
   5.75%, 10/1/29                             BB-              900         801
Maury County, TN Industrial Development
 Board Solid Waste Disposal Revenue Bonds,
 Series A
   6.30%, 8/1/18                              BBB            1,075       1,103
Midland, TX Independent School District
   5.95%, 3/1/18 (FGIC)                       AAA            1,225       1,327
   Zero Coupon, 8/15/06 (PSFG)                AAA              750         629
Minneapolis & St. Paul, MN Community
 Special Facilities Revenue Bonds,
 Series B
   6.50%, 4/1/25                              N/R              405         381
Minnesota State Housing & Finance Agency,
 Single Family Mortgage Revenue Bonds
   5.05%, 7/1/24                              AA+              190         193
##Missouri State Health & Educational
 Facilities Authority Health Facilities
 Revenue Bonds, Series C SAVRS
   2.53%, 3/14/24                             AAA            1,600       1,600

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
Mobile, AL Industrial Development Board
 Solid Waste Family Mortgage
 Revenue Bonds,
 Series E
   6.95%, 1/1/20                              CCC       $      269   $      16
##Montana State Health Facility Authority
 Revenue Bonds SAVRS (AMBAC)
   2.54%, 3/8/16                              AAA              400         400
 Series C (AMBAC) 2.54%, 2/15/17              AAA            1,300       1,300
Montgomery County, PA Industrial
 Development Authority Pollution Control
 Revenue Bonds
   5.20%, 10/1/30                             BBB+             850         887
Montour, PA School District (MBIA)
   Zero Coupon, 1/1/13                        AAA              300         177
!Morton Grove, IL (FGIC)
   4.50%, 12/1/13                             Aaa            1,480       1,474
(+)Nassau County, NY Improvement Bonds,
 Series E
   6.00%, 3/1/17                              AAA            1,275       1,408
Nebraska Investment Financing Authority,
 Revenue Bonds
 Series:
   B
   5.60%, 3/1/20                              AAA              310         313
   D
   5.80%, 3/1/20                              AAA              105         106
##Nebraska Investment Financing Authority
 Hospital Revenue Bonds SAVRS
   2.54%, 11/15/16                            AAA            1,600       1,600
Nevada Department of Business & Industry
 Revenue Bonds, (AMBAC)
   Zero Coupon, 1/1/21                        AAA            2,000         710
   Zero Coupon, 1/1/23                        AAA            1,845         583
Nevada Housing Division,
 Series
   !B2
   5.70%, 10/1/27                             Aaa              455         469
   !C
   5.65%, 4/1/27                              Aaa               10          10
   E (FHA)
   5.30%, 4/1/28                              AAA              680         706

    The accompanying notes are an integral part of the financial statements.

MUNICIPAL PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              79

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
MUNICIPAL BONDS (CONT'D)
   !5.35%, 10/1/27                            Aaa       $      215   $     218
##New Hampshire State Turnpike System
 Revenue Bonds SAVRS
 Series B (FGIC)
   2.50%, 11/1/17                             AAA            1,200       1,200
New Jersey Economic Development Authority
 Revenue Bonds, Series A
   Zero Coupon, 4/1/12                        N/R              625         327
##New York City, NY General Obligation
 Inverse Bonds
   24.56%, 9/30/03                            A                350         483
New York City, NY Industrial Development
 Agency Revenue Bonds (FSA)
   6.00%, 11/1/15                             AAA            2,095       2,200
New York State Dormitory Authority Revenue
 Bonds,
 Series
   E (FSA)
   5.10%, 2/15/11                             AAA            1,250       1,327
   H (FGIC)
   5.10%, 2/15/11                             AAA              825         876
Noblesville, IN High School Building Corp.
 (AMBAC)
   Zero Coupon, 2/15/19                       AAA            1,850         738
##Norman, OK Regional Hospital Authority
 Revenue Bonds SAVRS
 Series B
   2.30%, 9/1/22                              AAA            1,550       1,550
North Carolina Housing Finance Agency
 Revenue Bonds,
 Series:
   JJ (FHA)
   5.00%, 9/1/22                              AA               874         899
   RR (FHA)
   5.75%, 3/1/23                              AA                25          25
!North Carolina Municipal Power Agency,
 Electric Revenue Bonds
   6.625%, 1/1/10                             BBB+             850         961
!North Dakota State Housing & Finance,
 Agency Revenue Bonds,
 Series C
   5.15%, 1/1/21                              Aa3              510         529
Northern Securitization Corp, Alaska,
   Asset Backed Bonds,
   6.20%, 6/1/22                              A                225         240

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
Okemos, MI Public School District (MBIA)
   Zero Coupon, 5/1/15                        AAA       $      900   $     464
##Orange County, FL Health Facilities
 Authority
 Revenue Bonds SAVRS
 Series C
   2.53%, 10/15/26                            AAA            1,400       1,400
Orange County, FL Housing & Finance
 Authority Single Family Mortgage
 Revenue Bonds,
   5.10%, 9/1/27                              AAA              365         379
Ouachita Parish, LA West Ouachita Parish
 School District Revenue Bonds (MBIA)
   4.70%, 9/1/14                              AAA            1,020       1,033
Penn Hills Township, PA
   Zero Coupon, 6/1/12                        N/R            1,615         952
 Series B
   Zero Coupon, 12/1/13                       N/R              500         270
Pennsylvania Convention Center Authority
   6.25%, 9/1/04                              BBB              160         168
   6.70%, 9/1/16 (FGIC)                       AAA              500         605
Pennsylvania Housing Finance Authority,
 Series:
   47
     5.20%, 4/1/27                            AA+              180         187
   48
     5.375%, 10/1/16                          AA+              155         162
   50A
     5.35%, 10/1/08                           AA+              130         135
   51
     5.65%, 4/1/20                            AA+              135         138
   52B
     5.55%, 10/1/12                           AA+              435         449
Pennsylvania State Financing Authority,
 School Revenue Bonds, Aliquippa School
 District
   Zero Coupon, 6/1/12                        A                685         407
!Pennsylvania State Public School Building
 Authority, Marple Newtown School District
 Project Revenue Bonds (MBIA)
   4.60%, 3/1/15                              Aaa            1,065       1,055
   4.70%, 3/1/16                              Aaa              715         707
##Person County, NC Industrial Facilities
 & Pollution Control Financing Authority
 Revenue Bonds SAVRS
 Series A
   2.59%, 11/1/18                             AAA            1,600       1,600

    The accompanying notes are an integral part of the financial statements.

MUNICIPAL PORTFOLIO

80

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
MUNICIPAL BONDS (CONT'D)
Petersburg, IN Pollution Control Revenue
 Bonds
   5.75%, 8/1/21                              BBB       $      470   $     475
Philadelphia, PA Authority For Industrial
 Development Revenue Bonds
   7.50%, 5/1/10                              N/R              525         236
 Series A
   6.50%, 10/1/27                             N/R              320         325
##Philadelphia, PA Hospitals & Higher
 Education Facilities Authority Revenue
 Bonds SAVRS
   2.20%, 3/6/12                              AAA            1,700       1,700
   !6.15%, 7/1/05                             Baa3              50          55
!Philadelphia, PA Hospitals Authority
 Revenue Bonds
   10.875%, 7/1/08                            Aaa              100         122
Philadelphia, PA Water & Wastewater
 Revenue Bonds (FGIC)
   5.15%, 6/15/04                             AAA               50          53
Pittsburgh, PA General Obligation Bonds
 (AMBAC)
   6.50%, 4/1/11                              AAA              220         249
Port Authority, NY & NJ Special Obligation
 Revenue Bonds
   7.00%, 10/1/07                             N/R              700         741
Richardson, TX, Hotel Occupancy
 Certificates of Obligation (FGIC)
   5.75%, 2/15/17                             AAA            1,405       1,500
Robinson Township, PA
   6.90%, 5/15/18                             AAA              105         123
Saginaw, MI Hospital Financing Authority
 Revenue Bonds (MBIA)
   5.375%, 7/1/19                             AAA            1,265       1,292
San Antonio County, TX Parking System
 Revenue Bonds (AMBAC)
   5.50%, 8/15/17                             AAA              700         731
San Bernardino County, CA Series A (MBIA)
   5.50%, 7/1/16                              AAA            1,600       1,648
##San Francisco, CA City & County
 International Airport Revenue Bonds SAVRS
 (PSFG)
   2.40%, 5/1/25                              AAA              500         500
!Sanger, TX Independent School District
   Zero Coupon, 2/15/19                       Aaa            1,255         501
   Zero Coupon, 2/15/21                       Aaa            1,505         532
   Zero Coupon, 2/15/22                       Aaa            1,505         500
Savannah, GA Economic Development
 Authority Revenue Bonds
   7.40%, 4/1/26                              N/R              310         308

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
Scranton, PA Health & Welfare Authority
   6.625%, 7/1/09                             AAA       $       95   $     108
Southeastern Area Schools, PA, Revenue
 Bonds,
 Series:
   A
   Zero Coupon, 10/1/06                       A                200         166
   B
   Zero Coupon, 10/1/06                       A                390         324
##Spartanburg County, SC Hospital
 Facilities Revenue Bonds SAVRS
   2.55%, 4/13/22                             AAA            1,600       1,600
St. Charles Parish, LA Pollution Control
 Revenue Bonds,
 Series C
   5.35%, 10/1/29                             BBB-             950         979
Steel Valley, PA Allegheny County
   Zero Coupon, 11/1/17                       A                650         271
Steel Valley, PA School District
   Zero Coupon, 11/1/11                       A              1,170         724
Texas State Housing & Community
 Revenue Bonds,
 Series D
   5.45%, 3/1/21                              AAA              735         754
!Toledo-Lucas County, OH Port Authority
 Revenue Bonds
   6.45%, 12/15/21                            Baa2             900         970
!Tomball, TX Independent School District
 (PSFG)
   4.75%, 2/15/15                             Aaa            1,205       1,205
!Tyler, TX Health Facilities Development
 Corp.
 Series A
   5.25%, 7/1/02                              Baa2             425         429
Upper Darby Township, PA (AMBAC)
   Zero Coupon, 7/15/11                       AAA              525         341
Vancouver, WA Water & Sewer Revenue Bonds
 (MBIA)
   4.60%, 6/1/13                              AAA            1,000       1,005
##Vermont Educational & Health Buildings
 Funding Agency SAVRS (FGIC)
   2.85%, 9/12/13                             AAA            1,350       1,350
!##Wake County, NC Industrial Facility &
 Pollution Control Funding Authority
 Revenue Bonds,
 Series G SAVRS (AMBAC)
   2.45%, 10/1/22                             Aaa            1,600       1,600

    The accompanying notes are an integral part of the financial statements.

MUNICIPAL PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              81

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
MUNICIPAL BONDS (CONT'D)
Washington County, West PA Power Co.
   4.95%, 3/1/03                              AAA       $      150   $     154
!Washington State Health Care Facilities
 Authority Revenue Bonds
   5.125%, 11/15/11 (AMBAC)                   Aaa            1,000       1,054
   4.70%, 10/1/11 (FSA)                       Aaa            1,075       1,102
Washington State Recreational Facility,
 Series S-5 (FGIC)
   Zero Coupon, 1/1/17                        AAA            6,900       3,148
Washoe County, NV General Obligation Bonds
 Series B (FSA)
   Zero Coupon, 7/1/18                        AAA            4,235       1,771
##West Virginia State Parkways Economic
 Development & Tourism Authority SAVRS
 (FGIC)
   2.35%, 5/16/19                             AAA            1,600       1,600
West Virginia University Revenue Bonds,
 Series A (AMBAC)
   Zero Coupon, 4/1/22                        AAA            1,000         335
   Zero Coupon, 4/1/24                        AAA            1,000         299
##Western Michigan University Revenue
 Bonds, SAVRS
   2.55%, 11/15/30                            AAA            1,400       1,400
##Wichita, KS Hospital Revenue Bonds,
 Series III (MBIA)
   2.20%, 10/21/22                            AAA            1,700       1,700
!Winnebago County, IL School District
 General Obligation Bonds (FSA)
   Zero Coupon, 1/1/14                        Aaa            3,600       1,989
Wisconsin Housing & Economic Development
 Authority Home Ownership Revenue Bonds,
 Series E
   5.125%, 9/1/26                             AA             1,745       1,777
Wisconsin State Health & Educational
 Facilities Authority (AMBAC)
   5.625%, 2/15/12                            AAA            1,000       1,087
Ypsilanti, MI School District General
 Obligation Bonds (FGIC)
   4.70%, 5/1/12                              AAA            1,115       1,144
------------------------------------------------------------------------------
GROUP TOTAL                                                            147,997
------------------------------------------------------------------------------

                                            ++RATINGS         FACE
                                            (STANDARD       AMOUNT       VALUE
                                            & POOR'S)        (000)      (000)+
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (22.2%)
Federal Home Loan Mortgage Corporation,
 ??October TBA
   8.00%, 10/1/31                             Agy       $   28,900   $  30,318
Federal National Mortgage Association,
 ??October TBA
   6.50%, 10/1/31                             Agy            2,500       2,541
 ??November TBA
   8.00%, 11/1/31                             Agy            3,550       3,717
------------------------------------------------------------------------------
GROUP TOTAL                                                             36,576
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (1.5%)
Federal Home Loan Mortgage Corporation,
 Series:
   ##1707 S Inv IO
   5.30%, 3/15/24                             Agy            1,442         208
   207 IO
   7.00%, 4/1/30                              Agy            1,503         204
   215 IO
   8.00%, 7/1/31                              Agy            5,666         742
   ##2240 Inv IO
   5.61%, 4/15/25                             Agy            1,699          84
Federal National Mortgage Association,
 Series 307 IO
   8.00%, 6/1/30                                               636          82
Government National Mortgage Association,
 Series:
   99-43 IO
   4.51%, 11/16/29                            Tsy            2,372         213
   99-44 Inv Fl IO
   5.06%, 12/16/29                            Tsy            1,907         185
   00-9 Inv Fl IO
   5.513%, 2/16/30                            Tsy            3,294         347
   00-16 IO
   5.06%, 4/16/19                             Tsy            4,073         423
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,488
------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES (Cost
 $179,422)                                                             187,061
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

MUNICIPAL PORTFOLIO

82

                                                                         VALUE
                                                            SHARES      (000)+
------------------------------------------------------------------------------
CASH EQUIVALENTS (8.7%)
------------------------------------------------------------------------------
MONEY MARKET FUNDS (6.9%)
Dreyfus Basic Municipal Money Market Fund                5,678,351   $   5,678
Vanguard Municipal Money Market Fund                     5,688,668       5,689
------------------------------------------------------------------------------
GROUP TOTAL                                                             11,367
------------------------------------------------------------------------------

                                                              FACE
                                                            AMOUNT
                                                             (000)
------------------------------------------------------------------------------
REPURCHASE AGREEMENTS (1.3%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01,
   (Cost $2,213)                                        $    2,213       2,213
------------------------------------------------------------------------------
U.S. TREASURY SECURITIES (0.5%)
(+)U.S. Treasury Bills
   2.25%, 10/18/01                                             700         699
   3.35%, 11/15/01                                             100         100
------------------------------------------------------------------------------
GROUP TOTAL                                                                799
------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS
 (Cost $14,378)                                                         14,379
------------------------------------------------------------------------------
TOTAL INVESTMENTS (122.4%) (Cost $193,800)                             201,440
------------------------------------------------------------------------------

OTHER ASSETS AND LIABILITIES (-22.4%)
Cash                                                                 $     353
Receivable for Forward Commitments                                       3,823
Interest Receivable                                                      1,225
Dividends Receivable                                                        54
Receivable for Fund Shares Sold                                            123
Unrealized Gain on Swap Agreements                                       1,567
Other Assets                                                                11
Dividends Payable                                                         (406)
Payable for Investments Purchased                                       (1,931)
Payable for Forward Commitments                                        (40,064)
Payable for Investment Advisory Fees                                      (152)
Payable for Administrative Fees                                            (11)
Payable for Trustees' Deferred
 Compensation Plan -- Note F                                               (11)
Payable for Fund Shares Redeemed                                          (305)
Payable for Daily Variation on Futures Contracts                          (104)
Interest Payable on Swaps                                               (1,062)
Other Liabilities                                                          (46)
                                                                     ---------
                                                                       (36,936)
------------------------------------------------------------------------------
NET ASSETS (100%)                                                    $ 164,504
------------------------------------------------------------------------------

                                                                       VALUE
                                                                      (000)+
------------------------------------------------------------------------------
INSTITUTIONAL CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 13,552,708 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                             $ 164,504
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $12.14
------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid In Capital                                                     $ 157,535
 Undistributed Net Investment Income (Loss)                                 69
 Undistributed Realized Net Gain (Loss)                                 (2,474)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                                 7,640
   Futures and Swaps                                                     1,734
------------------------------------------------------------------------------
NET ASSETS                                                           $ 164,504
------------------------------------------------------------------------------

+      See Note A1 to Financial Statements.
++     Ratings are unaudited.

** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.

(+) A portion of these securities were pledged to cover margin requirements for futures contracts.
! Moody's Investors Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
??     Security is subject to delayed delivery. See Note A7 to Financial
       Statements.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
Inv Fl Inverse Floating Rate -- Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate of the effective rate at September 30, 2001.
IO     Interest Only
AMBAC  American Municipal Bond Assurance
FGIC   Financial Guaranty Insurance Corporation
FHA    Federal Housing Administration
FSA    Financial Security Assurance
MBIA   Municipal Bond Insurance Association
N/R    Not rated by Moody's Investor Service, Inc., or Standard & Poor's
       Corporation.
PSFG   Permanent School Fund Guaranteed
TBA    To be announced.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              83

Portfolio Overview

BALANCED PORTFOLIO

The Balanced Portfolio provides active asset allocation management using Morgan Stanley Investment Management's core equity and fixed-income strategies in a single portfolio. We shift assets as relative values change, using a 60% equity and 40% fixed-income allocation as a neutral starting point, and manages diversification and risk control across both asset classes.

During fiscal 2001, the Portfolio returned -13.5% compared to -11.9% for its benchmark of 60% S&P 500 and 40% Salomon Broad Index. Asset allocation provided a positive contribution relative to the benchmark, while security selection in the equity portion of the Portfolio detracted from returns.

During the year, the Portfolio maintained, on average, a neutral to underweight equity position. It began the fiscal year with a significant underweight in equities. By the beginning of calendar 2001 the Portfolio had shifted to an overweight position in equities. After the rally in the stock markets the Portfolio reduced the equity weighting to a neutral position where it remained until the end of March. In late March the Portfolio took advantage of inexpensive valuations by increasing the equity position to overweight. By May, the Portfolio once again had a neutral position relative to the benchmark. As the summer approached and the economy was slowing significantly, the equity position was cut to underweight. By fiscal year end the Portfolio still maintained a stock-to-bond ratio below the benchmark.

At the beginning of the fiscal year, we believe that equities were expensive relative to bonds and to other equity markets. By the end of calendar 2000 the markets had sold off considerably making equities in our view more attractive. Earnings dynamics were very negative as analysts continued to downgrade corporate profits throughout the year. Meanwhile, we believe that bonds remained attractive most of the year. The combination of good value in bond markets and deteriorating fundamentals in stocks led to the Portfolio's defensive posture. This positioning helped relative performance.

Throughout the year the Federal Reserve cut interest rates eight times. By year-end, the equity portion of the Portfolio was defensive, taking into account declining interest rates. Financial and consumer services remained overweight while technology, consumer durables and non-durables were underweight, due to the economic slowdown. The fixed income portion of the Portfolio had above-benchmark exposure to corporate securities and mortgages since the yield spread relative to Treasury securities seemed attractive. Real interest rates had declined significantly, and the Portfolio's interest rate sensitivity was below the benchmark for most of the year.

The third quarter market declines have brought valuations in the U.S. back to inexpensive levels. However, we remain concerned about the future of corporate profits, as the tragedy will no doubt worsen already weak consumer sentiment and softening productivity. A global recession, which seemed a remote possibility last quarter, now seems almost a certainty. The positive side of this story is that the ECB and US Federal Reserve have coordinated policy actions to inject much needed liquidity into the global markets. If this continues, as we expect, we believe that the eventual economic recovery will be a sharp one. However, as the timing of this recovery is unclear, we remain cautious in the near term.

84

[GROWTH GRAPH]
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

BALANCED
------------------------------------------------------------              Salomon    60/40
                       Institutional   Investment   Adviser    S&P 500     Broad    Blended
                            [ ]            L           P        INDEX      INDEX     INDEX
--------------------------------------------------------------
One Year                 (13.51)%       (13.65)%    (13.79)%   (26.62)%   13.04%    (11.88)%
------------------------------------------------------------------------------------------------
Five Years                 8.76%          8.59%       8.48%     10.22%     8.07%      9.91%
------------------------------------------------------------------------------------------------
Since Inception            9.85%          9.75%       9.69%     12.64%     7.46%     10.89%
------------------------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost.

[ ]Represents an investment in the Institutional Class.

L Represents an investment in the Investment Class which commenced operations 4/3/97. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.15% Shareholder Servicing Fee applicable to the Investment Class.

P Represents an investment in the Adviser Class which commenced operations 11/1/96. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.25% 12b-1 Fee applicable to the Adviser Class.

Total returns for the Adviser Class of the Portfolio reflect expenses reimbursed by the Adviser for certain periods. Without such reimbursements, total returns would have been lower.

*The Balanced Portfolio commenced operations on 12/31/92. Total returns are compared to the S&P 500 Index and the Salomon Broad Investment Grade Index, both unmanaged market indices, as well as the 60/40 Blended Index, an unmanaged index comprised of 60% S&P 500 Index and 40% Salomon Broad Investment Grade Index.

2001 ANNUAL REPORT
September 30, 2001
                                                                              85

Statement of Net Assets

BALANCED PORTFOLIO
FIXED INCOME SECURITIES (53.3%)

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
           SEPTEMBER 30, 2001              & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (32.7%)
Federal Home Loan Mortgage Corporation,
 Conventional Pools:
   10.00%, 9/1/17                            Agy       $      196   $      216
   10.50%, 8/1/19-12/1/19                    Agy              428          477
   12.00%, 3/1/15                            Agy              110          126
 Gold Pools:
   8.00%, 1/1/31                             Agy              655          686
   8.50%, 9/1/30-7/1/31                      Agy            5,294        5,587
   9.50%, 12/1/22                            Agy              264          290
   10.00%, 12/1/19                           Agy              447          495
   11.00%, 5/1/20-9/1/20                     Agy              279          312
 ??October TBA
   6.50%, 10/1/31                            Agy            6,000        6,107
   8.00%, 10/1/31                            Agy            9,000        9,442
 ??November TBA
   6.50%, 11/1/31                            Agy            6,000        6,086
Federal National Mortgage Association
 Conventional Pools:
   8.50%, 4/1/30-12/1/30                     Agy           13,024       13,757
   9.50%, 12/1/17-4/1/30                     Agy            4,229        4,632
   10.00%, 1/1/10-1/1/20                     Agy              279          309
   10.50%, 12/1/16-4/1/22                    Agy            1,485        1,665
   11.50%, 11/1/19                           Agy               19           22
   12.50%, 9/1/15                            Agy               71           84
 ??October TBA
   6.00%, 10/1/31                            Agy            8,400        8,369
   6.50%, 10/1/31                            Agy            7,700        7,827
   7.00%, 10/1/31                            Agy           13,650       14,110
   7.50%, 10/1/31                            Agy            3,250        3,378
   8.00%, 10/1/31                            Agy           14,225       14,912
 ??November TBA
   6.00%, 11/1/31                            Agy            6,100        6,059
   6.50%, 11/1/31                            Agy            3,450        3,495
   7.00%, 11/1/31                            Agy            7,750        7,983
   7.50%, 11/1/31                            Agy            6,450        6,693
   8.00%, 11/1/31                            Agy            1,400        1,466
Government National Mortgage Association,
 Adjustable Rate Mortgages:
   6.375%, 2/20/25-6/20/25                   Tsy            3,455        3,540
   7.38%, 1/20/28                            Tsy              124          127
   7.625%, 11/20/25-12/20/27                 Tsy            1,674        1,718
 Various Pools:
   9.50%, 10/15/18-11/15/21                  Tsy              620          687
   10.00%, 11/15/09-12/15/21                 Tsy            1,881        2,091

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
   10.50%, 2/15/20-12/15/20                  Tsy       $      337   $      379
   11.00%, 1/15/19                           Tsy              322          367
 ??October TBA
   7.00%, 10/15/31                           Tsy           16,700       17,287
------------------------------------------------------------------------------
GROUP TOTAL                                                            150,781
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (4.2%)
Arcadia Automobile Receivables Trust,
 Series:
   97-D A3
   6.20%, 5/15/03                            AAA               94           95
   97-C A4
   6.375%, 1/15/03                           AAA               59           59
Associates Automobile Receivables Trust,
 Series 00-1
   7.15%, 3/15/03                            AAA              441          443
BMW Vehicle Lease Trust,
 Series 00-A A2
   6.65%, 2/25/03                            AAA            1,075        1,089
!Centex Home Equity Loan,
 Series 01-B A1
   4.93%, 11/25/16                           Aaa              956          966
Chevy Chase Auto Receivables Trust,
 Series 97-4 A
   6.25%, 6/15/04                            AAA              156          157
Citibank Credit Card Issuance Trust,
 Series:
   00-A3
   6.875%, 11/16/09                          AAA            1,185        1,297
   00-1 A3
   6.90%, 10/15/07                           AAA            1,385        1,506
Connecticut RRB Special Purpose Trust,
 Series 01-1 A5
   6.21%, 12/30/11                           AAA            1,100        1,156
Daimler Benz Vehicle Trust,
 Series 98-A A3
   5.16%, 1/20/03                            AAA               43           43
DaimlerChrysler Auto Trust,
 Series:
   00-E A2
   6.21%, 12/8/03                            AAA              909          926
   01-C A2
   3.71%, 7/6/04                             AAA            1,600        1,611
Detroit Edison Securitization Funding
 LLC,
 Series 01-1 A5
   6.42%, 3/1/15                             AAA              720          750

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

86

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
EQCC Home Equity Loan Trust,
 Series 99-3 A1
   6.548%, 4/25/10                           AAA       $       65   $       65
First Security Auto Owner Trust,
 Series:
   98-A A
   5.97%, 4/15/04                            AAA               97           97
   00-1 A2
   7.20%, 5/15/03                            AAA              258          260
Ford Credit Auto Owner Trust,
 Series 00-A
   6.82%, 6/17/02                            AAA                2            2
!!Global Rated Eligible Asset Trust,
 Series 98-A A1
   7.33%, 3/15/06                            N/R              246           44
Greenpoint Manufactured Housing,
 Series 99-1 A1
   5.78%, 12/15/09                           AAA                6            6
Honda Auto Receivables Owner Trust,
 Series 00-1 A2
   6.65%, 12/16/02                           AAA              993        1,002
!Household Home Equity Loan Trust,
 Series 99-1 A1
   6.83%, 12/20/16                           Aaa               48           48
MBNA Master Credit Card Trust,
 Series 00-E
   7.80%, 10/15/12                           AAA              900        1,044
Nissan Auto Receivables Owner Trust,
 Series:
   00-C A2
   6.71%, 3/17/03                            AAA              894          904
   00-B A2
   7.15%, 12/16/02                           AAA              450          454
Peco Energy Transition Trust,
 Series 00-A A3
   7.625%, 3/1/10                            AAA            1,700        1,925
PSE&G Transition Funding LLC,
 Series 01-1 A6
   6.61%, 6/15/15                            AAA              610          646

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
Residential Asset Securities Corp.,
 Series 00-KS5 AI1
   7.205%, 8/25/16                           AAA       $      582   $      590
?!!Securitized Multiple Asset Rated
 Trust,
 Series 97-3 A1
   7.71%, 11/15/06                           N/R              295           50
Toyota Auto Receivables Owner Trust,
 Series:
   01-A A2
   5.38%, 12/15/03                           AAA              471          476
   01-C A2
   3.77%, 7/15/04                            AAA            1,750        1,762
------------------------------------------------------------------------------
GROUP TOTAL                                                             19,473
------------------------------------------------------------------------------
ASSET BACKED MORTGAGES (0.0%)
Cityscape Home Equity Loan Trust,
 Series:
   96-3 A IO
   1.00%, 10/25/26                           AAA            2,872           15
   ?@96-3 A YMA,
   10/25/26                                  N/R            2,484           --
Contimortgage Home Equity Loan Trust,
 Series:
   ?96-4 A11 IO
   1.10%, 1/15/28                            AAA            1,777           14
   @96-4 A11 YMA,
   1/15/28                                   AAA            2,047           --
   ?96-4 A12 IO
   1.05%, 1/15/28                            AAA              263            2
   @96-4 A12 YMA,
   1/15/28                                   AAA              315           --
   97-1 A10 IO
   1.10%, 3/15/28                            AAA            2,072           21
   @97-1 A10 YMA,
   3/15/28                                   N/R            2,394           --
------------------------------------------------------------------------------
GROUP TOTAL                                                                 52
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              87

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (0.9%)
Federal Home Loan Mortgage Corporation,
 Series:
   191 IO
   8.00%, 1/1/28                             Agy       $      147   $       24
   215 IO
   8.00%, 7/1/31                             Agy              692           91
   1415-S Inv Fl IO
   15.58%, 11/15/07                          Agy              120           62
   1476-S Inv Fl IO REMIC PAC
   4.05%, 2/15/08                            Agy            1,286          109
   1485 S Inv Fl IO REMIC
   4.54%, 3/15/08                            Agy              952           97
   1600-SA Inv Fl IO REMIC
   2.94%, 10/15/08                           Agy            2,020          164
   ##1710-D IO
   4.14%, 6/15/20                            Agy              346          346
   2141 SD Inv Fl
   1.52%, 4/15/29                            Agy            2,530          274
   2234 SC IO Inv Fl
   2.98%, 10/15/29                           Agy            2,610          152
Federal National Mortgage Association,
 Series:
   90-106 J PAC
   8.50%, 9/25/20                            Agy              124          132
   92-186 S Inv Fl IO
   3.05%, 10/25/07                           Agy            2,124          146
   ##94-97 FC REMIC
   5.64%, 3/25/24                            Agy               92           93
   96-14 PC PO,
   12/25/23                                  Agy               42           38
   96-68 SC Inv Fl IO REMIC
   3.57%, 1/25/24                            Agy            1,250          160
   97-53 PI IO PAC
   8.00%, 8/18/27                            Agy            1,352          227
   270 2 IO
   8.50%, 9/1/23                             Agy            1,108          204
   281-2 IO
   9.00%, 11/1/26                            Agy              408           76
   296 2 IO
   8.00%, 4/1/24                             Agy            1,118          204
   306 IO
   8.00%, 5/1/30                             Agy            2,336          309
   00-32 Inv Fl IO
   4.52%, 3/18/30                            Agy            2,411          148
   ##01-24 FA
   3.73%, 10/25/24                           Agy              340          340

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
   01-4 SA Inv Fl
   3.42%, 2/17/31                            Agy       $    3,064   $      252
Government National Mortgage Association,
 Series:
   99-30 SA Inv FI IO
   1.98%, 8/16/29                            Tsy            3,108          208
   99-30 SA Inv Fl IO
   2.80%, 4/16/29                            Tsy            4,224          300
   99-32 SB Inv Fl IO REMIC
   2.75%, 7/16/27                            Tsy            2,493          159
------------------------------------------------------------------------------
GROUP TOTAL                                                              4,315
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.0%)
American Housing Trust,
 Series VIG
   9.125%, 4/25/21                           AAA              100          104
------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (0.9%)
American Southwest Financial Securities
 Corp.,
 Series 93-2 A1
   7.30%, 1/18/09                            N/R              705          746
?Carousel Center Finance, Inc.,
 Series 1 A1
   6.828%, 11/15/07                          AA               525          538
?Creekwood Capital Corp.,
 Series 95-1A
   8.47%, 3/16/15                            AA               517          582
+GMAC Commercial Mortgage Securities,
 Inc.,
 Series 96-C1 X2 IO
   1.84%, 10/15/28                           Aaa            1,338           76
#!GS Mortgage Securities Corp. II,
 Series 97-GL X2 IO
   0.93%, 7/13/30                            Aaa            1,494           48
Nomura Asset Securities Corp.,
 Series:
   94-MD1 A3
   8.03%, 3/15/18                            N/R              525          525
   ##!97-D5 PS1 IO
   1.64%, 2/14/43                            Aaa            3,178          232
?Prime Property Fund,
 Series 1 A
   6.633%, 7/23/03                           AA               483          490
?Stratford Finance Corp.
   6.776%, 2/1/04                            AA               800          839
------------------------------------------------------------------------------
GROUP TOTAL                                                              4,076
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

88

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
ENERGY (0.2%)
CMS Energy Corp.
   7.50%, 1/15/09                            BB        $      420   $      397
DTE Energy Co.
   7.05%, 6/1/11                             BBB              290          307
aMobile Energy Services LLC
   8.665%, 1/1/17                            D                440           22
------------------------------------------------------------------------------
GROUP TOTAL                                                                726
------------------------------------------------------------------------------
FEDERAL AGENCY (0.2%)
??Federal National Mortgage Association
   6.625%, 11/15/30                          Agy              900          959
------------------------------------------------------------------------------
FINANCE (4.4%)
?AIG SunAmerica Global Financing VI
   6.30%, 5/10/11                            AAA              985        1,004
American General Corp.
   7.50%, 7/15/25                            AA-              650          681
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                             BBB+             565          553
   9.125%, 4/1/10                            BBB+             250          264
Bank of America Corp.
   7.40%, 1/15/11                            A                630          688
Bank One Corp.
   6.00%, 2/17/09                            A-               200          198
   7.625%, 10/15/26                          A-               315          326
   7.875%, 8/1/10                            A-                95          106
   8.00%, 4/29/27                            A-               160          173
Citigroup, Inc.
   7.25%, 10/1/10                            A+             1,195        1,301
EOP Operating LP
   6.763%, 6/15/07                           BBB+             395          414
   7.50%, 4/19/29                            BBB+             265          253
Equitable Companies, Inc.
   6.50%, 4/1/08                             A+               320          330
?Farmers Insurance Exchange
   8.625%, 5/1/24                            A-             1,100        1,117
?Florida Residential Property & Casualty
   7.375%, 7/1/03                            A                200          212
Ford Motor Credit Co.
   7.375%, 10/28/09                          A                460          469
General Motors Acceptance Corp.
   6.875%, 9/15/11                           A                410          404
Goldman Sachs Group, Inc.
   6.875%, 1/15/11                           A+               985        1,015
GS Escrow Corp.
   7.125%, 8/1/05                            BB+              625          636

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
Hartford Financial Services Group, Inc.
   7.90%, 6/15/10                            A         $      155   $      170
Household Finance Corp.
   5.875%, 2/1/09                            A                745          731
   6.40%, 6/17/08                            A                145          148
J.P. Morgan Chase & Co.
   7.00%, 11/15/09                           A+               460          489
?John Hancock Funds
   7.375%, 2/15/24                           AA-            1,100        1,101
MBNA America Bank
   6.50%, 6/20/06                            BBB+             425          435
?Metropolitan Life Insurance Co.
   7.45%, 11/1/23                            A+               600          585
   7.80%, 11/1/25                            A+               250          259
?Nationwide Mutual Insurance Co.
   7.50%, 2/15/24                            A                775          706
?Prime Property Funding II
   6.80%, 8/15/02                            A                210          215
   7.00%, 8/15/04                            A                540          565
?Prudential Insurance Co.
   8.30%, 7/1/25                             A-             1,005        1,051
State Street Corp.
   7.65%, 6/15/10                            A+               390          434
?Systems 2001 Asset Trust LLC
   6.664%, 9/15/13                           AAA            1,373        1,425
Washington Mutual, Inc.
   8.25%, 4/1/10                             BBB              670          756
?World Financial Properties,
 Series:
   96 WFP-B
   6.91%, 9/1/13                             AA-              745          761
   96 WFP-D
   6.95%, 9/1/13                             AA-              425          436
------------------------------------------------------------------------------
GROUP TOTAL                                                             20,411
------------------------------------------------------------------------------
FOREIGN GOVERNMENT BOND (0.9%)
Federal Home Loan Mortgage Corporation
   5.75%, 9/15/10                            Agy       EUR  4,165        3,995
------------------------------------------------------------------------------
INDUSTRIALS (5.4%)
Adelphia Communications Corp.
   7.875%, 5/1/09                            B+        $      390          316
   9.375%, 11/15/09                          B+               245          209
Aetna, Inc.
   7.875%, 3/1/11                            BBB              575          575
Albertson's, Inc.
   7.45%, 8/1/29                             BBB+             435          435

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              89

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
American Home Products Corp.
   6.70%, 3/15/11                            A         $      810   $      850
AOL Time Warner, Inc.
   6.625%, 5/15/29                           BBB+             415          373
   7.57%, 2/1/24                             BBB+             245          241
   7.625%, 4/15/31                           BBB+             555          563
Centex Corp.
   7.875%, 2/1/11                            BBB              405          409
#Charter Communications Holdings
   0.00%, 1/15/11                            B+               455          264
   ?0.00%, 5/15/11                           B+               485          267
Clear Channel Communications, Inc.
   7.65%, 9/15/10                            BBB-             430          455
Conoco, Inc.
   6.95%, 4/15/29                            BBB+           1,045          987
Cox Communications, Inc.
   7.75%, 11/1/10                            BBB              575          612
CSC Holdings, Inc.
   ?7.625%, 4/1/11                           BB+              100           99
   7.625%, 7/15/18                           BB+              550          493
   8.125%, 7/15/09                           BB+              185          190
DaimlerChrysler N.A. Holdings Corp.
   8.00%, 6/15/10                            A-               375          398
   8.50%, 1/18/31                            A-               185          195
?Dana Corp.
   9.00%, 8/15/11                            BBB-             460          403
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                            BBB              200          176
DR Structured Finance,
 Series:
   93-K1 A1
   6.66%, 8/15/10                            BB+              107           87
   94-K2 A2
   9.35%, 8/15/19                            BB+              420          347
Federated Department Stores, Inc.
   6.30%, 4/1/09                             BBB+             275          263
   6.625%, 9/1/08                            BBB+             140          137
   6.90%, 4/1/29                             BBB+             370          312
?Florida Windstorm
   7.125%, 2/25/19                           AAA              960          966
Ford Motor Co.
   6.625%, 10/1/28                           A              1,025          869
   7.45%, 7/16/31                            A                230          217
?Fresenius Medical Capital Trust IV
   7.875%, 6/15/11                           B+               100           99

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
Harrah's Operating Co., Inc.
   8.00%, 2/1/11                             BBB-      $      445   $      433
Hartford Life, Inc.
   7.375%, 3/1/31                            A                610          608
HCA, Inc.
   7.19%, 11/15/15                           BB+              250          236
   7.58%, 9/15/25                            BB+              320          293
   9.00%, 12/15/14                           BB+              225          253
?Health Net, Inc.
   8.375%, 4/15/11                           BBB-             430          444
Host Marriott LP
   8.375%, 2/15/06                           BB               130          116
?International Flavors & Fragrances, Inc.
   6.45%, 5/15/06                            BBB+             535          552
Kellogg Co.
   7.45%, 4/1/31                             BBB              400          419
Kroger Co.
   7.50%, 4/1/31                             BBB-             255          262
 Series B
   7.70%, 6/1/29                             BBB-             635          665
Lenfest Communications, Inc.
   7.625%, 2/15/08                           BBB              425          456
Lowe's Cos., Inc.
   6.50%, 3/15/29                            A                655          603
   6.875%, 2/15/28                           A                205          201
News America Holdings, Inc.
   7.28%, 6/30/28                            BBB-             780          697
   7.75%, 1/20/24-2/1/24                     BBB-             460          435
Nextel Communications, Inc.
   9.375%, 11/15/09                          B                120           74
?Oxymar
   7.50%, 2/15/16                            BBB              470          386
?Pulte Homes, Inc.
   7.875%, 8/1/11                            BBB-             425          400
Raytheon Co.
   8.20%, 3/1/06                             BBB-             445          484
   8.30%, 3/1/10                             BBB-             220          243
Reed Elsevier Capital, Inc.
   6.75%, 8/1/11                             A-               115          118
Safeway, Inc.
   7.25%, 2/1/31                             BBB              460          471
Station Casinos Inc. Senior Notes
   8.375%, 2/15/08                           BB-               85           80
?Station Casinos, Inc.
   8.375%, 2/15/08                           BB-              225          212
Sun Microsystems, Inc.
   7.65%, 8/15/09                            BBB+             375          397

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

90

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
Target Corp.
   7.50%, 8/15/10                            A+        $      590   $      651
Telus Corp.
   8.00%, 6/1/11                             BBB+             155          164
TRW, Inc.
   7.625%, 3/15/06                           BBB              155          163
U.S. Airways Corp.
 Pass Through Certificate,
 Series 00-1 G
   8.11%, 2/20/17                            AAA              279          289
US Airways, Inc.
   7.076%, 3/20/21                           AAA              100          101
Wal-Mart Stores, Inc.
   6.875%, 8/10/09                           AA               160          173
   7.55%, 2/15/30                            AA               125          139
Waste Management, Inc.
   7.00%, 7/15/28                            BBB              585          547
   7.375%, 5/15/29                           BBB              265          255
Williams Cos.,
 Series A
   7.50%, 1/15/31                            BBB-             430          412
WorldCom, Inc.-WorldCom Group
   8.25%, 5/15/31                            BBB+             270          271
------------------------------------------------------------------------------
GROUP TOTAL                                                             24,510
------------------------------------------------------------------------------
NON-AGENCY FIXED RATE MORTGAGE (0.0%)
@(c)First Federal Savings & Loan
 Association,
 Series 92-C
   8.75%, 6/1/06                             AA                --           --
Ryland Acceptance Corp. IV,
 Series 79-A
   9.65%, 7/1/11                             AA                39           40
------------------------------------------------------------------------------
GROUP TOTAL                                                                 40
------------------------------------------------------------------------------
TELEPHONES (1.0%)
AT&T Corp.
   6.50%, 3/15/29                            A                360          314
?AT&T Wireless Services, Inc.
   8.75%, 3/1/31                             BBB              605          667
BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                            A+               630          569
GTE Corp.
   6.94%, 4/15/28                            A+               580          551
#Nextel Communications, Inc.
   0.00%, 9/15/07                            B                655          393

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
Qwest Capital Funding
   7.75%, 2/15/31                            BBB+      $       80   $       77
   ?7.75%, 2/15/31                           BBB+             645          637
   7.90%, 8/15/10                            BBB+             165          174
Verizon New England, Inc.
   6.50%, 9/15/11                            A+               170          175
WorldCom, Inc.-WorldCom Group
   6.95%, 8/15/28                            BBB+           1,180        1,030
------------------------------------------------------------------------------
GROUP TOTAL                                                              4,587
------------------------------------------------------------------------------
TRANSPORTATION (0.3%)
Continental Airlines,
 Series:
   98-1 A
   6.648%, 3/15/19                           AA               380          350
   99-1 A
   6.545%, 2/2/19                            AA               416          372
?Jet Equipment Trust,
 Series 95-C
   10.69%, 5/1/15                            BB+              675          627
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,349
------------------------------------------------------------------------------
UTILITIES (0.4%)
Calpine Corp.
   8.50%, 2/15/11                            BB+              505          490
Nisource Finance Corp.
   7.875%, 11/15/10                          BBB              855          952
PSEG Energy Holdings
   9.125%, 2/10/04                           BBB-             325          346
Williams Cos.
   7.75%, 6/15/31                            BBB-             100           99
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,887
------------------------------------------------------------------------------
YANKEE (1.8%)
Ahold Finance USA, Inc.
   8.25%, 7/15/10                            BBB+             380          425
#British Telecommunications plc
   8.63%, 12/15/30                           A-               620          699
Deutsche Telekom International Finance BV
   8.25%, 6/15/30                            A-               745          787
Fresenius Medical Capital Trust II
   7.875%, 2/1/08                            B+               125          124
Glencore Nickel Property Ltd.
   9.00%, 12/1/14                            BB-              655          458
Global Crossing Holdings Ltd.
   9.125%, 11/15/06                          BB               820          353

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              91

                                           ++RATINGS      FACE
                                           (STANDARD     AMOUNT       VALUE
                                           & POOR'S)     (000)        (000)+
------------------------------------------------------------------------------
YANKEE (CONT'D)
?Hutchison Whampoa Financial,
 Series B
   7.45%, 8/1/17                             A         $      675   $      630
?Hynix Semiconductor Manufacturing
 America, Inc.
   8.625%, 5/15/07                           CC               100           40
Multicanal S.A.
   10.50%, 4/15/18                           B-               150           48
?Oil Purchase Co.
   7.10%, 4/30/02                            BB+              193          192
?Oil Purchase Co. II
   10.73%, 1/31/04                           BB+               58           59
?Pemex Project Funding Master Trust
   9.125%, 10/13/10                          BB+              240          244
?Petrozuata Finance, Inc.
   8.22%, 4/1/17                             BB               670          536
?Ras Laffan Liquefied Natural Gas Co.
   8.294%, 3/15/14                           BBB+             605          638
Republic of Brazil,
 Series C
   8.00%, 4/15/14                            BB-              369          248
Republic of Colombia
   11.75%, 2/25/20                           BB               470          448
Republic of Philippines
   10.625%, 3/16/25                          BB+              125          103
Tyco International Group S.A.
   6.75%, 2/15/11                            A                550          566
   7.00%, 6/15/28                            A                 85           81
United Mexican States
   8.30%, 8/15/31                            BB+              180          161
   8.375%, 1/14/11                           BB+              100           99
United Mexican States Par Bond
   8.125%, 12/30/19                          BB+              360          323
##@United Mexican States Value Recovery
 Rights
   0.00%, 6/30/03                            N/R              853           --
Vodafone Group plc
   7.75%, 2/15/10                            A                250          274
   7.875%, 2/15/30                           A                815          880
------------------------------------------------------------------------------
GROUP TOTAL                                                              8,416
------------------------------------------------------------------------------
TOTAL FIXED INCOME SECURITIES
 (Cost $244,893)                                                       245,681
------------------------------------------------------------------------------

                                                                      VALUE
                                                         SHARES       (000)+
------------------------------------------------------------------------------
------------------------------------------------------------------------------
COMMON STOCKS (55.0%)
------------------------------------------------------------------------------
BANKS (4.4%)
Bank of America Corp.                                     101,902   $    5,951
Comerica, Inc.                                             30,800        1,706
PNC Financial Services Group                                9,200          527
Suntrust Banks, Inc.                                       48,300        3,217
Wachovia Corp.                                             97,301        3,016
Wells Fargo & Co.                                         132,100        5,872
------------------------------------------------------------------------------
GROUP TOTAL                                                             20,289
------------------------------------------------------------------------------
BASIC RESOURCES (1.5%)
Air Products & Chemicals, Inc.                            110,500        4,263
Alcoa, Inc.                                                47,300        1,467
PPG Industries, Inc.                                       15,000          686
Rohm & Haas Co.                                            21,300          698
------------------------------------------------------------------------------
GROUP TOTAL                                                              7,114
------------------------------------------------------------------------------
BEVERAGE & PERSONAL PRODUCTS (2.9%)
Anheuser-Busch Cos., Inc.                                  55,300        2,316
Avon Products, Inc.                                        67,400        3,117
Coca-Cola Co.                                              84,400        3,954
PepsiCo, Inc.                                              61,600        2,988
Procter & Gamble Co.                                       14,000        1,019
------------------------------------------------------------------------------
GROUP TOTAL                                                             13,394
------------------------------------------------------------------------------
CONSUMER DURABLES (0.6%)
Ford Motor Co.                                            102,581        1,780
Masco Corp.                                                58,800        1,202
------------------------------------------------------------------------------
GROUP TOTAL                                                              2,982
------------------------------------------------------------------------------
CONSUMER SERVICES (3.4%)
*AOL Time Warner, Inc.                                    242,433        8,025
Carnival Corp., Class A                                    80,100        1,764
*Charter Communications, Inc., Class A                    128,100        1,586
*Clear Channel Communications, Inc.                        49,300        1,960
General Motors Corp., Class H                              33,100          441
*Park Place Entertainment Corp.                            45,200          331
Royal Carribean Cruises Ltd.                               77,400          830
*Viacom, Inc., Class B                                     18,500          638
------------------------------------------------------------------------------
GROUP TOTAL                                                             15,575
------------------------------------------------------------------------------
CREDIT & FINANCE/INVESTMENT COMPANIES (3.9%)
Capital One Financial Corp.                                52,000        2,394
Citigroup, Inc.                                            90,667        3,672
Federal Home Loan Mortgage Corporation                     38,700        2,515
Goldman Sachs Group, Inc.                                   8,700          621
Household International, Inc.                              51,100        2,881
Lehman Brothers Holdings, Inc.                             18,100        1,029

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

92

                                                                      VALUE
                                                         SHARES       (000)+
------------------------------------------------------------------------------
CREDIT & FINANCE/INVESTMENT COMPANIES (CONT'D)
MBNA Corp.                                                117,600   $    3,562
Merrill Lynch & Co., Inc.                                  30,800        1,250
------------------------------------------------------------------------------
GROUP TOTAL                                                             17,924
------------------------------------------------------------------------------
ENERGY (3.1%)
BP plc ADR                                                 52,900        2,601
Exxon Mobil Corp.                                         277,700       10,941
Texaco, Inc.                                                8,900          579
------------------------------------------------------------------------------
GROUP TOTAL                                                             14,121
------------------------------------------------------------------------------
FOOD, TOBACCO & OTHER (1.4%)
General Mills, Inc.                                        33,300        1,515
Philip Morris Cos., Inc.                                   53,400        2,579
Unilever NV ADR                                            46,800        2,528
------------------------------------------------------------------------------
GROUP TOTAL                                                              6,622
------------------------------------------------------------------------------
HEALTH CARE (9.7%)
Abbott Laboratories                                        73,600        3,816
American Home Products Corp.                               69,900        4,072
Baxter International, Inc.                                 10,900          600
Bristol-Myers Squibb Co.                                   61,801        3,434
CIGNA Corp.                                                11,100          921
*Genentech, Inc.                                           18,500          814
HCA, Inc.                                                  40,700        1,803
*HEALTHSOUTH Corp.                                        152,800        2,484
Johnson & Johnson                                          60,400        3,346
*MedImmune, Inc.                                           38,600        1,375
Merck & Co., Inc.                                          38,600        2,571
Pfizer, Inc.                                              326,375       13,088
Pharmacia Corp.                                            84,000        3,407
*Waters Corp.                                              60,800        2,175
*Wellpoint Health Networks, Inc.                            7,100          775
------------------------------------------------------------------------------
GROUP TOTAL                                                             44,681
------------------------------------------------------------------------------
HEAVY INDUSTRY/TRANSPORTATION (4.8%)
Boeing Co.                                                 25,300          848
Caterpillar, Inc.                                          33,100        1,483
CSX Corp.                                                  64,300        2,025
General Electric Co.                                      250,100        9,304
Honeywell International, Inc.                              22,387          591
Northrop Grumman Corp.                                     12,200        1,232
Tyco International Ltd.                                   102,700        4,673
United Technologies Corp.                                  41,700        1,939
------------------------------------------------------------------------------
GROUP TOTAL                                                             22,095
------------------------------------------------------------------------------

                                                                      VALUE
                                                         SHARES       (000)+
------------------------------------------------------------------------------
INSURANCE (2.4%)
Ace Ltd.                                                   23,500   $      678
American International Group, Inc.                         76,900        5,998
Chubb Corp.                                                27,300        1,949
Hartford Financial Services Group, Inc.                    17,800        1,046
Marsh & Mclennan Cos, Inc.                                 16,200        1,567
------------------------------------------------------------------------------
GROUP TOTAL                                                             11,238
------------------------------------------------------------------------------
RETAIL (3.2%)
CVS Corp.                                                  32,000        1,062
Home Depot, Inc.                                           62,000        2,379
*Kohl's Corp.                                              53,800        2,582
*Kroger Co.                                                67,900        1,673
Limited, Inc.                                              53,100          505
*Safeway, Inc.                                             13,200          524
Wal-Mart Stores, Inc.                                     120,900        5,985
------------------------------------------------------------------------------
GROUP TOTAL                                                             14,710
------------------------------------------------------------------------------
TECHNOLOGY (8.0%)
*Analog Devices, Inc.                                      94,600        3,093
*Applied Materials, Inc.                                   43,100        1,226
*Cisco Systems, Inc.                                      139,500        1,699
*Dell Computer Corp.                                      155,000        2,872
Electronic Data Systems Corp.                              72,800        4,192
Intel Corp.                                                97,500        1,988
International Business Machines Corp.                      27,900        2,575
*KLA-Tencor Corp.                                          32,600        1,030
Linear Technology Corp.                                     3,400          112
Lucent Technologies, Inc.                                 179,900        1,031
*Maxim Integrated Products, Inc.                           42,600        1,488
*Micron Technology, Inc.                                   21,800          411
*Microsoft Corp.                                          158,000        8,085
*Novellus Systems, Inc.                                    34,300          980
*Oracle Systems Corp.                                     120,900        1,521
*Qualcomm, Inc.                                            19,800          941
*Siebel Systems, Inc.                                      36,900          480
*Sun Microsystems, Inc.                                   208,500        1,724
*Teradyne, Inc.                                            36,400          710
*Vitesse Semiconductor Corp.                               14,500          112
Xilinx, Inc.                                               22,800          536
------------------------------------------------------------------------------
GROUP TOTAL                                                             36,806
------------------------------------------------------------------------------
UTILITIES (5.7%)
AT&T Corp.                                                 72,507        1,400
Duke Energy Corp.                                          92,700        3,509
EL Paso Energy Corp.                                       21,419          890
Exelon Corp.                                               21,200          946
Qwest Communications International, Inc.                   43,600          728
Reliant Energy, Inc.                                       35,000          921

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              93

                                           ++RATINGS
                                           (STANDARD                  VALUE
                                           & POOR'S)     SHARES       (000)+
------------------------------------------------------------------------------
UTILITIES (CONT'D)
SBC Communications, Inc.                                  152,617   $    7,191
*Sprint Corp. (PCS Group)                                  60,150        1,581
Verizon Communications, Inc.                              104,800        5,671
*WorldCom, Inc.-WorldCom Group                            212,189        3,191
------------------------------------------------------------------------------
GROUP TOTAL                                                             26,028
------------------------------------------------------------------------------
TOTAL COMMON STOCKS
 (Cost $266,600)                                                       253,579
------------------------------------------------------------------------------
                                                          FACE
                                                         AMOUNT
                                                         (000)
                                                         ------
STRUCTURED INVESTMENT (0.0%) -- SEE NOTE A6
Morgan Guaranty Trust Company, 11/20/05;
 monthly payments equal to 1% per annum
 of the outstanding notional balance
 indexed to GNMA ARM pools
 (Cost $347)                                 N/R       $    3,910           55
------------------------------------------------------------------------------
CASH EQUIVALENTS (14.2%)
------------------------------------------------------------------------------
DISCOUNT NOTES (12.1%)
Federal Home Loan Bank
   3.40%, 10/12/01                                         10,000        9,990
   3.72% 10/15/01                                           8,000        7,988
Federal Home Loan Mortgage Corporation
   3.40%, 10/15/01                                          9,000        8,988
   3.38%, 10/30/01                                         11,000       10,970
Federal National Mortgage Corporation
   3.40%, 10/12/01                                          8,000        7,992
   6.12%, 10/19/01                                         10,000        9,983
------------------------------------------------------------------------------
GROUP TOTAL                                                             55,911
------------------------------------------------------------------------------
REPURCHASE AGREEMENT (2.0%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01                        9,129        9,129
------------------------------------------------------------------------------
U.S. TREASURY SECURITY (0.1%)
(+)U.S. Treasury Bill
   3.35%, 11/15/01                                            430          428
------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS
 (Cost $65,468)                                                         65,468
------------------------------------------------------------------------------
TOTAL INVESTMENTS (122.5%)
 (Cost $577,308)                                                       564,783
------------------------------------------------------------------------------

                                                                         VALUE
                                                                        (000)+
------------------------------------------------------------------------------
                                                         ------
OTHER ASSETS & LIABILITIES (-22.5%)
Cash                                                                $      516
Dividends Receivable                                                       187
Interest Receivable                                                      1,779
Receivable for Investments Sold                                          9,431
Receivable for Forward Commitments                                      31,802
Receivable for Fund Shares Sold                                            177
Receivable for Daily Variation on Futures Contracts                         44
Investments Held as Collateral for Loaned Securities                    49,173
Unrealized Gain on Swap Agreements                                         480
Other Assets                                                                53
Payable for Investments Purchased                                       (3,008)
Payable for Forward Commitments                                       (143,862)
Payable for Fund Shares Redeemed                                          (433)
Payable for Investment Advisory Fees                                      (554)
Payable for Administrative Fees                                            (65)
Payable for Shareholder Servicing Fee -- Investment
 Class                                                                      (2)
Payable for Distribution Fee -- Adviser Class                              (24)
Payable for Trustees' Deferred Compensation Plan --
 Note F                                                                    (40)
Interest Payable on Swaps                                                  (13)
Collateral on Securities Loaned, at Value                              (49,173)
Other Liabilities                                                         (129)
                                                                    ----------
                                                                      (103,661)
------------------------------------------------------------------------------
NET ASSETS (100%)                                                   $  461,122
------------------------------------------------------------------------------
INSTITUTIONAL CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 37,522,919 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                   $  397,666
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $10.60
------------------------------------------------------------------------------
INVESTMENT CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 592,396 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                            $    6,284
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $10.61
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

BALANCED PORTFOLIO

94

                                                                      VALUE
                                                                      (000)+
------------------------------------------------------------------------------
ADVISER CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 5,407,647 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                            $   57,172
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                               $10.57
------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                    $  515,298
 Undistributed Net Investment Income (Loss)                              4,085
 Undistributed Realized Net Gain (Loss)                                (46,012)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                               (12,525)
   Futures and Swaps                                                       276
------------------------------------------------------------------------------
NET ASSETS                                                          $  461,122
------------------------------------------------------------------------------

+     See Note A1 to Financial Statements.
++    Ratings are unaudited.
?     144A security. Certain conditions for public sale may exist.
*     Non-income producing security
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
! Moody's Investors Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
a     Security is in default.
!!    Security is fair valued.
(+) A portion of these securities was pledged to cover margin requirements for futures contracts.
??    Security is subject to delayed delivery. See Note A7 to Financial
      Statements.
# Step Bond -- Coupon rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date disclosed is the ultimate maturity.
## Variable or floating rate securities -- rate disclosed is as of September 30, 2001.
@     Value is less than $500.
ADR   American Depositary Receipt
(c)   Face amount is less than $500.
Inv FlInverse Floating Rate -- Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO    Interest Only
N/R   Not rated by Moody's Investor Service, Inc., or Standard & Poor's
      Corporation.
PAC   Planned Amortization Class
PO    Principal Only
REMIC Real Estate Mortgage Investment Conduit
TBA   To be announced.
YMA   Yield Maintenance Agreement

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                              95

Portfolio Overview

MULTI-ASSET-CLASS PORTFOLIO

The Multi-Asset-Class Portfolio provides global asset allocation among U.S. and foreign stocks, bonds, and high-yield securities. We actively shift assets among them as their relative values and risks change, and manages diversification and risk control across all five asset classes. Diversification across this wide array of asset types is intended to offer a risk/return profile that historically has been more attractive than balanced portfolios consisting only of domestic stocks and bonds.

Our Asset Allocation Team utilizes a variety of quantitative and qualitative measures to determine the relative attractiveness of global asset classes, markets, sectors, and styles. Our analysis is based on a strict adherence to a three-pronged evaluation of valuations, dynamics and technicals.

For the fiscal year 2001, the Portfolio returned -17.23% compared to -15.07% for its custom benchmark of 50% U.S. equities, 14% foreign equities, 24% U.S. fixed income, 6% foreign fixed income, and 6% high yield. Asset allocation added to performance while security selection detracted the balance from overall performance relative to the benchmark. The negative security selection contribution came from all five portions of the Portfolio. U.S. equities were the main detractor, then international equities, followed by, high yield with U.S. and international fixed income slightly detracting from returns for the fiscal year.

During the year, the Portfolio maintained, on average, an underweight equity position. It began the fiscal year with a significant underweight in U.S. equities, neutral international equities, overweight both U.S. fixed income and high yield and underweight international fixed income. By the beginning of calendar 2001 the Portfolio had shifted to an overweight position in equities, underweight in U.S. fixed income and remained overweight high yield. After the rally in the stock markets the Portfolio reduced the equity weighting to below the benchmark also reducing the position in high yield to neutral. By fiscal year end the Portfolio still maintained a stock-to-bond ratio below the benchmark.

At the beginning of the fiscal year, we believe that U.S. equities were expensive relative to bonds and to other equity markets. By the end of 2000 the U.S. markets had sold off considerably making equities more attractive. Earnings dynamics were very negative as analysts continued to downgrade corporate profits throughout the year. The Japanese market continued to look attractive on valuation terms relative to other countries. The Portfolio maintained a neutral position for most of the year, then Japan elected a new government with promises of major reforms. As the new government settled in, the Portfolio took a slight overweight position, however the markets didn't responded positively, slightly detracting from returns.

Meanwhile, bonds remained attractive most of the year. The combination of good value in bond markets and deteriorating fundamentals in stocks led to the Portfolio's defensive posture, and to the overweight in U.S. fixed income relative to foreign fixed income. This positioning helped relative performance.

Throughout the year the Federal Reserve cut interest rates eight times. By year-end, the U.S. equity portion of the Portfolio was defensive, taking into account declining interest rates. Financial and consumer services remained overweight while, technology, consumer durables and non-durables were underweight, due to the economic slowdown. The fixed income portion of the Portfolio had above-benchmark exposure to corporate securities and mortgages since the yield spread relative to Treasury securities remained attractive. Real interest rates had declined significantly, and the Portfolio's interest rate sensitivity was below the benchmark for most of the year. By the end of the year, high yield and foreign fixed income securities were not, in our view, as attractive as U.S. fixed income therefore the Portfolio held a neutral position in both.

Market movements have, in our view, caused equity valuations globally to appear reasonably attractive and bond valuations to become more expensive. However, we remain concerned about the future of corporate profits, as the tragedy will no doubt worsen already weak consumer sentiment and softening productivity. A global recession, which seemed a remote possibility last quarter, now seems almost a certainty. The positive side of this story is that the ECB and US Federal Reserve have coordinated policy actions to inject much needed liquidity into the global markets. If this continues, as we expect, we believe that the eventual economic recovery will be a sharp one. However, as the timing of this recovery is unclear, we remain cautious in the near term.

96

GRAPH
AVERAGE ANNUAL TOTAL RETURNS ENDED 9/30/01*
---------------------------------------------------------------

MULTI-ASSET-CLASS
-------------------------------------------------     S&P      Salomon     MSCI
                       Institutional   Investment     500       Broad      EAFE     50/24/14/6/6
                            [ ]            L         INDEX      INDEX     INDEX     BLENDED INDEX
-----------------------------------------------------------------------------------------------------
One Year                 (17.23)%       (17.42)%    (26.62)%   13.04%    (28.53)%      (15.07)%
-----------------------------------------------------------------------------------------------------
Five Years                 5.74%          5.56%      10.22%     8.07%     (0.14)%        7.79%
-----------------------------------------------------------------------------------------------------
Since Inception            8.31%          8.17%      14.12%     8.03%      1.73%        10.15%
-----------------------------------------------------------------------------------------------------

Total returns are net of all fees. Total returns represent past performance and are not indicative of future results.

The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. Foreign investments are subject to certain risks such as currency fluctuations, economic instability, and political developments. High-yield fixed-income securities, otherwise known as "junk bonds," represent a much greater risk of default and tend to be more volatile than higher-rated bonds.

[ ] Represents an investment in the Institutional Class.

L Represents an investment in the Investment Class which commenced operations 6/10/96. Total returns for periods beginning prior to this date are based on the performance of the Institutional Class and do not include the 0.15% Shareholder Servicing Fee applicable to the Investment Class.

Total returns for the Portfolio reflect expenses waived and/or reimbursed by the Adviser for certain periods. Without such waivers and/or reimbursements, total returns would have been lower.

*The Multi-Asset-Class Portfolio commenced operations on 7/29/94. Total returns are compared to the S&P 500 Index, the Salomon Broad Investment Grade Index, and the Morgan Stanley Capital International EAFE Index, all unmanaged market indices, as well as the 50/24/14/6/6 Blended Index, an unmanaged index comprised of 50% S&P 500 Index, 24% Salomon Broad Investment Grade Index, 14% MSCI EAFE Index, 6% CS First Boston High Yield Index and 6% Salomon World Government Bond Ex-U.S. Index.

2001 ANNUAL REPORT
September 30, 2001
                                                                              97

Statement of Net Assets

MULTI-ASSET-CLASS PORTFOLIO
U.S. EQUITY (47.0%)

                                                                       VALUE
               SEPTEMBER 30, 2001                      SHARES         (000)+
----------------------------------------------------------------------------
U.S. COMMON STOCKS (47.0%)
----------------------------------------------------------------------------
BANKS (3.8%)
Bank of America Corp.                                  23,700   $      1,384
Comerica, Inc.                                          7,400            410
PNC Financial Services Group                            2,300            132
Suntrust Banks, Inc.                                   11,300            753
Wachovia Corp.                                         23,400            725
Wells Fargo & Co.                                      31,300          1,391
----------------------------------------------------------------------------
GROUP TOTAL                                                            4,795
----------------------------------------------------------------------------
BASIC RESOURCES (1.3%)
Air Products & Chemicals, Inc.                         26,300          1,015
Alcoa, Inc.                                            11,500            356
PPG Industries, Inc.                                    3,200            146
Rohm & Haas Co.                                         5,700            187
----------------------------------------------------------------------------
GROUP TOTAL                                                            1,704
----------------------------------------------------------------------------
BEVERAGE & PERSONAL PRODUCTS (2.6%)
Anheuser-Busch Cos., Inc.                              12,700            532
Avon Products, Inc.                                    17,000            786
Coca-Cola Co.                                          20,100            942
PepsiCo, Inc.                                          14,900            723
Procter & Gamble Co.                                    3,700            269
----------------------------------------------------------------------------
GROUP TOTAL                                                            3,252
----------------------------------------------------------------------------
CONSUMER DURABLES (0.6%)
Ford Motor Co.                                         24,518            426
Masco Corp.                                            13,900            284
----------------------------------------------------------------------------
GROUP TOTAL                                                              710
----------------------------------------------------------------------------
CONSUMER SERVICES (2.9%)
*AOL Time Warner, Inc.                                 57,043          1,888
Carnival Corp., Class A                                19,000            419
*Charter Communications, Inc., Class A                 30,300            375
*Clear Channel Communications, Inc.                    11,600            461
*General Motors Corp., Class H                          7,800            104
*Park Place Entertainment Corp.                        10,400             76
Royal Caribbean Cruises Ltd.                           18,200            195
*Viacom, Inc., Class B                                  4,300            149
----------------------------------------------------------------------------
GROUP TOTAL                                                            3,667
----------------------------------------------------------------------------
CREDIT & FINANCE/INVESTMENT COMPANIES (3.3%)
Capital One Financial Corp.                            12,100            557
Citigroup, Inc.                                        21,100            855
Federal Home Loan Mortgage Corporation                  9,200            598
Goldman Sachs Group, Inc.                               2,400            171
Household International, Inc.                          12,300            693

                                                                       VALUE
                                                       SHARES         (000)+
----------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.                          3,900   $        222
MBNA Corp.                                             27,900            845
Merrill Lynch & Co., Inc.                               7,300            296
----------------------------------------------------------------------------
GROUP TOTAL                                                            4,237
----------------------------------------------------------------------------
ENERGY (2.7%)
BP plc ADR                                             12,600            620
Exxon Mobil Corp.                                      66,500          2,620
Texaco, Inc.                                            2,400            156
----------------------------------------------------------------------------
GROUP TOTAL                                                            3,396
----------------------------------------------------------------------------
FOOD & TOBACCO (1.2%)
General Mills, Inc.                                     7,400            337
Philip Morris Cos., Inc.                               12,200            589
Unilever NV ADR                                        11,600            627
----------------------------------------------------------------------------
GROUP TOTAL                                                            1,553
----------------------------------------------------------------------------
HEALTH CARE (8.4%)
Abbott Laboratories                                    17,800            923
American Home Products Corp.                           16,500            961
Baxter International, Inc.                              5,300            292
Bristol-Myers Squibb Co.                               15,125            840
CIGNA Corp.                                             2,100            174
*Genentech, Inc.                                        4,300            189
HCA, Inc.                                               9,200            408
*HEALTHSOUTH Corp.                                     37,900            616
Johnson & Johnson                                      14,800            820
*MedImmune, Inc.                                        9,000            321
Merck & Co., Inc.                                       8,900            593
Pfizer, Inc.                                           76,050          3,049
Pharmacia Corp.                                        19,900            807
*Waters Corp.                                          15,100            540
*Wellpoint Health Networks, Inc.                        1,500            164
----------------------------------------------------------------------------
GROUP TOTAL                                                           10,697
----------------------------------------------------------------------------
HEAVY INDUSTRY/TRANSPORTATION (3.9%)
Boeing Co.                                              5,900            198
Caterpillar, Inc.                                       7,700            345
CSX Corp.                                              15,700            495
General Electric Co.                                   59,100          2,198
Honeywell International, Inc.                           5,962            157
Northrop Grumman Corp.                                    500             50
Tyco International Ltd.                                24,500          1,115
United Technologies Corp.                               9,700            451
----------------------------------------------------------------------------
GROUP TOTAL                                                            5,009
----------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

98

                                                                       VALUE
                                                       SHARES         (000)+
----------------------------------------------------------------------------
INSURANCE (2.0%)
Ace Ltd.                                                5,600   $        162
American International Group, Inc.                     18,200          1,420
Chubb Corp.                                             6,100            436
Hartford Financial Services Group, Inc.                 4,300            252
Marsh & Mclennan Cos, Inc.                              3,800            367
----------------------------------------------------------------------------
GROUP TOTAL                                                            2,637
----------------------------------------------------------------------------
RETAIL (2.7%)
CVS Corp.                                               7,500            249
Home Depot, Inc.                                       14,650            562
*Kohl's Corp.                                          12,300            590
*Kroger Co.                                            16,600            409
Limited, Inc.                                          12,400            118
*Safeway, Inc.                                          2,900            115
Wal-Mart Stores, Inc.                                  28,300          1,401
----------------------------------------------------------------------------
GROUP TOTAL                                                            3,444
----------------------------------------------------------------------------
TECHNOLOGY (6.8%)
*Analog Devices, Inc.                                  22,000            719
*Applied Materials, Inc.                                8,800            250
*Cisco Systems, Inc.                                   33,500            408
*Dell Computer Corp.                                   37,200            689
Electronic Data Systems Corp.                          17,700          1,019
Intel Corp.                                            23,100            471
International Business Machines Corp.                   6,500            600
*KLA-Tencor Corp.                                       7,800            246
Linear Technology Corp.                                   800             26
*Lucent Technologies, Inc.                             42,400            243
*Maxim Integrated Products, Inc.                        9,900            346
*Micron Technology, Inc.                                4,700             89
*Microsoft Corp.                                       37,500          1,919
*Novellus Systems, Inc.                                 8,800            251
*Oracle Systems Corp.                                  28,300            356
*Qualcomm, Inc.                                         4,800            228
*Siebel Systems, Inc.                                   8,600            112
*Sun Microsystems, Inc.                                49,300            408
*Teradyne, Inc.                                         8,900            174
*Vitesse Semiconductor Corp.                            3,700             29
*Xilinx, Inc.                                           5,400            127
----------------------------------------------------------------------------
GROUP TOTAL                                                            8,710
----------------------------------------------------------------------------
UTILITIES (4.8%)
AT&T Corp.                                             17,091            330
Duke Energy Corp.                                      21,900            829
EL Paso Corp.                                           4,912            204
Exelon Corp.                                            5,400            241
Qwest Communications International, Inc.               10,400            174

                                                                   VALUE
                                                     SHARES        (000)+
----------------------------------------------------------------------------
Reliant Energy, Inc.                                    9,000   $        237
SBC Communications, Inc.                               35,370          1,666
*Sprint Corp. (PCS Group)                              14,100            371
Verizon Communications, Inc.                           24,400          1,320
*WorldCom, Inc.-WorldCom Group                         49,372            742
----------------------------------------------------------------------------
GROUP TOTAL                                                            6,114
----------------------------------------------------------------------------
TOTAL U.S. COMMON STOCKS (Cost $61,372)                               59,925
----------------------------------------------------------------------------

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT
                                       & POOR'S)      (000)
                                       ---------      ------
U.S. FIXED INCOME (33.0%)
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (19.5%)
Federal Home Loan Mortgage
 Corporation,
 Conventional Pools:
   10.00%, 6/1/19                        Agy       $         31             34
   10.50%, 4/1/19                        Agy                 85             94
   11.00%, 9/1/16                        Agy                 27             30
   11.50%, 7/1/15-8/1/15                 Agy                 51             58
 Gold Pools:
   8.00%, 7/1/30-9/1/30                  Agy                983          1,031
   8.50%, 8/1/30-7/1/31                  Agy              1,062          1,121
   9.50%, 12/1/16                        Agy                 53             58
   10.00%, 1/1/21                        Agy                 26             29
   11.50%, 1/1/16                        Agy                 76             86
 ??October TBA
   7.00%, 10/1/31                        Agy              1,050          1,087
   8.00%, 10/1/31                        Agy                400            420
Federal National Mortgage
 Association,
 Conventional Pools:
   8.50%, 1/1/15-3/1/31                  Agy              3,084          3,257
   9.50%, 4/1/30                         Agy                389            424
   10.00%, 5/1/22                        Agy                240            266
   10.50%, 12/1/09-6/1/19                Agy                118            132
   11.00%, 11/1/20                       Agy                 39             45
 ??October TBA
   6.00%, 10/1/31                        Agy              2,350          2,341
   6.50%, 10/1/31                        Agy              1,850          1,880
   7.00%, 10/1/31                        Agy              1,700          1,757
   7.50%, 10/1/31                        Agy                150            156
   8.00%, 10/1/31                        Agy              2,050          2,149
 ??November TBA
   6.00%, 11/1/31                        Agy                200            199
   6.50%, 11/1/31                        Agy                775            785
   7.50%, 11/1/31                        Agy              1,400          1,453
   8.00%, 11/1/31                        Agy                700            733

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                              99

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
AGENCY FIXED RATE MORTGAGES (CONT'D)
Government National Mortgage Association,
 Adjustable Rate Mortgages:
   6.375%, 3/20/25-2/20/27               Tsy       $        500   $        513
   7.625%, 11/20/25-12/20/27             Tsy                515            529
   7.75%, 7/20/25-8/20/25                Tsy                182            187
 Various Pools:
   10.00%, 7/15/16-8/15/20               Tsy                145            162
   10.50%, 6/15/16-4/15/25               Tsy                556            626
   11.00%, 12/15/09-8/15/19              Tsy                338            385
   11.50%, 8/15/11-4/15/13               Tsy                101            116
   12.00%, 11/15/12-10/15/15             Tsy                 35             41
 ??October TBA
   7.00%, 10/15/31                       Tsy              2,525          2,614
------------------------------------------------------------------------------
GROUP TOTAL                                                             24,798
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (2.7%)
Arcadia Automobile Receivables Trust,
 Series:
   97-C A4 6.375%, 1/15/03               AAA                 16             16
   97-D A3 6.20%, 5/15/03                AAA                 19             20
Associates Automobile Receivables
 Trust,
 Series 00-1 A2 7.15%, 3/15/03           AAA                104            104
Banc One Home Equity Trust,
 Series 99-1 A1 6.06%, 1/25/12           AAA                 22             22
BMW Vehicle Lease Trust,
 Series 00-A A2 6.65%, 2/25/03           AAA                254            257
Chevy Chase Auto Receivables Trust,
 Series 97-4 A 6.25%, 6/15/04            AAA                 42             42
Citibank Credit Card Issuance Trust,
 Series 00 A3 6.875%, 11/16/09           AAA                420            460
Daimler Benz Vehicle Trust,
 Series 98-A A3 5.16%, 1/20/03           AAA                 10             10
Daimler Chrysler Auto Trust,
 Series:
   00-E A2 6.21%, 12/8/03                AAA                207            210
   01-C A2 3.71%, 7/6/04                 AAA                300            302

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
Detroit Edison Securitization Funding
 LLC,
 Series:
   01-1 A3 5.875%, 3/1/10                AAA       $        115   $        120
   01-1 A5 6.42%, 3/1/15                 AAA                135            141
EQCC Home Equity Loan Trust,
 Series:
   99-2 A1F 6.05%, 1/25/10               AAA                  2              2
   99-3 A1 6.548%, 4/25/10               AAA                 17             17
First Security Auto Grantor Trust,
 Series 98-A A 5.97%, 4/15/04            AAA                 65             65
First Security Auto Owner Trust,
 Series 00-1 A2 7.20%, 5/15/03           AAA                 60             60
@(c)Ford Credit Auto Owner Trust,
 Series 00-A A3 6.82%, 6/17/02           AAA                 --             --
Harley-Davidson Eaglemark Motorcycle
 Trust,
 Series 99-2 A1
   5.84%, 10/15/03                       AAA                 17             17
!Household Home Equity Loan Trust,
 Series 99-1 A1 6.83%, 12/20/16          Aaa                 12             12
MBNA Master Credit Card Trust,
 Series 00-E 7.80%, 10/15/12             AAA                170            197
Nissan Auto Receivables Owner Trust,
 Series:
   00-B A2 7.15%, 12/06/02               AAA                110            111
   00-C A2 6.71%, 3/17/03                AAA                175            177
Peco Energy Transition Trust,
 Series 00-A A3 7.625%, 3/1/10           AAA                350            396
PSE&G Transition Funding LLC,
 Series 01-1 A6 6.61%, 6/15/15           AAA                115            122
Residential Asset Securities Corp.,
 Series 00-KS5 AI1 7.205%, 8/25/16       AAA                125            126

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

100

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (CONT'D)
Toyota Auto Receivables Owner Trust,
 Series:
   01-A A2 5.38%, 12/15/03               AAA       $         88   $         89
   01-C A2 3.77%, 7/15/04                AAA                300            302
------------------------------------------------------------------------------
GROUP TOTAL                                                              3,397
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- AGENCY COLLATERAL SERIES (0.8%)
Federal Home Loan Mortgage Corporation,
 Series:
   191 IO 8.00%, 1/1/28                  Agy                231             39
   215 IO 8.00%, 6/1/31                  Agy                216             28
   1707 S Inv Fl IO 5.30%, 3/15/24       Agy                433             62
   ##1710-D IO 3.95%, 6/15/20            Agy                100            100
   1911-C PO 11/15/23                    Agy                 82             75
Federal National Mortgage
 Association,
 Series:
   296 2 IO 8.00%, 4/1/24                Agy                124             23
   306 IO 8.00%, 5/1/30                  Agy                372             49
   307 IO 8.00%, 6/1/30                  Agy                509             66
   (c)92-89 SQ Inv Fl IO PAC
   6321.956%, 6/25/22                    Agy                 --             11
   97-53 PI IO PAC 8.00%, 8/18/27        Agy                428             72
   99-42 SA Inv Fl IO 5.539%,
   10/25/28                              Agy              1,091             87
   ##01-24 FA 2.811%, 10/25/24           Agy                 68             68
Government National Mortgage Association,
 Series:
   97-13 SB Inv Fl IO 4.50%, 9/16/27     Tsy              1,800            154
   99-30 S Inv FI IO 5.11%, 8/16/29      Tsy                848             57
   99-30 SA Inv Fl IO 4.51%, 4/16/29     Tsy              1,871            133
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,024
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.2%)
American Housing Trust,
 Series V 1G 9.125%, 4/25/21             AAA                 54             56
!##BA Mortgage Securities, Inc.,
 Series 97-1 A2 3.161%, 7/25/26          Aaa                 47             47

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
Mid-State Trust II,
 Series 88-2 A4 9.625%, 4/1/03           AAA       $         66   $         67
##Morserv, Inc.,
 Series 96-2 1A1
   3.511%, 11/25/26                      AAA                 91             91
------------------------------------------------------------------------------
GROUP TOTAL                                                                261
------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (0.2%)
American Southwest Financial
 Securities Corp.,
 Series 93-2 A1 7.30%, 1/18/09           N/R                 74             79
?Beverly Finance Corp.,
 Series 94-1 8.36%, 7/15/04              AAA                100            109
?Carousel Center Finance, Inc.,
 Series 1 A1 6.828%, 11/15/07            AA                 100            102
------------------------------------------------------------------------------
GROUP TOTAL                                                                290
------------------------------------------------------------------------------
ENERGY (0.1%)
CMS Energy Corp.
   7.50%, 1/15/09                        BB                  75             71
DTE Energy Co.
   7.05%, 6/1/11                         BBB                 55             58
aMobile Energy Services LLC
   8.665%, 1/1/17                        D                   85              4
------------------------------------------------------------------------------
GROUP TOTAL                                                                133
------------------------------------------------------------------------------
FEDERAL AGENCY (0.1%)
??Federal National Mortgage
 Association
   6.625%, 11/15/30                      Agy                150            160
------------------------------------------------------------------------------
FINANCE (3.0%)
American General Corp.
   7.50%, 7/15/25                        AA-                150            157
?Anthem Insurance Cos., Inc.
   9.00%, 4/1/27                         BBB+               135            132
Bank of America Corp.
   7.40%, 1/15/11                        A                  120            131

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                             101

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
FINANCE (CONT'D)
Bank One Corp.
   7.625%, 10/15/26                      A-        $        125   $        129
   7.875%, 8/1/10                        A-                  60             67
(+)Citigroup, Inc.
   7.25%, 10/1/10                        A+                 180            196
DR Structured Finance,
 Series 94-K1 A1
   7.60%, 8/15/07                        BB+                 58             51
EOP Operating LP
   6.763%, 6/15/07                       BBB+               100            105
   7.50%, 4/19/29                        BBB+                70             67
?Farmers Exchange Capital
   7.05%, 7/15/28                        A-                 290            243
(+)General Electric Capital Corp.
   7.375%, 1/19/10                       AAA                110            121
General Motors Acceptance Corp.
   6.875%, 9/15/11                       A                   70             69
Goldman Sachs Group, Inc.
   6.875%, 1/15/11                       A+                 185            191
GS Escrow Corp.
   7.125%, 8/1/05                        BB+                110            112
Hartford Financial Services Group,
 Inc.
   7.90%, 6/15/10                        A                   25             27
HMH Properties,
 Series A 7.875%, 8/1/05                 BB                  45             40
(+)Household Finance Corp.
   5.875%, 2/1/09                        A                  170            167
J.P. Morgan Chase & Co.
   7.00%, 11/15/09                       A+                 100            106
MBNA America Bank
   6.50%, 6/20/06                        BBB+                65             66
?(+)Metropolitan Life Insurance Co.
   7.80%, 11/1/25                        A+                 250            259
?(+)Nationwide Mutual Insurance Co.
   7.50%, 2/15/24                        A-                 250            228
?Prime Property Funding II
   6.80%, 8/15/02                        A                   85             87
   7.00%, 8/15/04                        A                  165            173
(+)?Prudential Insurance Co.
   8.30%, 7/1/25                         A-                 175            183
State Street Corp.
   7.65%, 6/15/10                        A+                  95            106
?Systems 2001 Asset Trust LLC
   6.664%, 9/15/13                       AAA                256            266

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
Washington Mutual, Inc.
   8.25%, 4/1/10                         BBB       $        110   $        124
?World Financial Properties,
 Series 96 WFP-B 6.91%, 9/1/13           AA-                219            224
------------------------------------------------------------------------------
GROUP TOTAL                                                              3,827
------------------------------------------------------------------------------
INDUSTRIALS (3.8%)
Adelphia Communications Corp.
   7.875%, 5/1/09                        B+                  50             41
   9.375%, 11/15/09                      B+                  75             64
Aetna, Inc.
   7.875%, 3/1/11                        BBB                105            105
Albertson's, Inc.
   7.45%, 8/1/29                         BBB+                70             70
American Home Products Corp.
   6.70%, 3/15/11                        A                  125            131
AOL Time Warner, Inc.
   6.625%, 5/15/29                       BBB+               125            112
   7.57%, 2/1/24                         BBB+                25             25
   7.625%, 4/15/31                       BBB+                85             86
Centex Corp.
   7.875%, 2/1/11                        BBB                 75             76
#Charter Communications Holdings LLC
   0.00%, 1/15/10                        B+                  30             19
   0.00%, 1/15/11                        B+                  55             32
   ?0.00%, 5/15/11                       B+                  95             52
Clear Channel Communications, Inc.
   7.65%, 9/15/10                        BBB-                75             79
Conoco, Inc.
   6.95%, 4/15/29                        BBB+               195            184
Cox Communications, Inc.
   7.75%, 11/1/10                        BBB                135            144
CSC Holdings, Inc.
   7.875%, 12/15/07                      BB+                135            138
DaimlerChrysler N.A. Holdings Corp.
   8.00%, 6/15/10                        A-                  85             90
   8.50%, 1/18/31                        A-                  20             21
?Dana Corp.
   9.00%, 8/15/11                        BBB-                65             57
Delphi Automotive Systems Corp.
   7.125%, 5/1/29                        BBB                 50             44
Federated Department Stores, Inc.
   6.30%, 4/1/09                         BBB+                20             19
   6.625%, 9/1/08                        BBB+                20             20
   6.90%, 4/1/29                         BBB+               105             88

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

102

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
INDUSTRIALS (CONT'D)
?Florida Windstorm
   7.125%, 2/25/19                       AAA       $        135   $        136
Ford Motor Co.
   ++6.625%, 10/1/28                     A                  150            127
   7.45%, 7/16/31                        A                  170            160
?Fresenius Medical Capital Trust IV
   7.875%, 6/15/11                       B+                  20             20
Harrah's Operating Co., Inc.
   8.00%, 2/1/11                         BBB-                90             87
(+)Hartford Life, Inc.
   7.375%, 3/1/31                        A                  145            145
HCA, Inc.
   7.125%, 6/1/06                        BB+                 20             20
   7.19%, 11/15/15                       BB+                 80             76
   9.00%, 12/15/14                       BB+                 50             56
?Health Net, Inc.
   8.375%, 4/15/11                       BBB-                80             82
#Intermedia Communications, Inc.
   12.50%, 5/15/06                       BBB+                40             43
?International Flavors & Fragrances,
 Inc.
   6.45%, 5/15/06                        BBB+                85             88
Kellogg Co.
   7.45%, 4/1/31                         BBB                 75             79
Kmart Funding Corp.,
 Series F 8.80%, 7/1/10                  BB+                 41             37
Kroger Co.,
 Series B 7.70%, 6/1/29                  BBB-               175            183
Lenfest Communications, Inc.
   7.625%, 2/15/08                       BBB                135            145
Lowe's Companies., Inc.
   (+)6.50%, 3/15/29                      A                  175            161
   6.875%, 2/15/28                       A                   30             29
News America Holdings, Inc.
   7.28%, 6/30/28                        BBB-               195            174
?Oxymar
   7.50%, 2/15/16                        BBB                100             82
?Pulte Homes, Inc.
   7.875%, 8/1/11                        BBB-                75             71
Raytheon Co.
   8.20%, 3/1/06                         BBB-                75             83
   8.30%, 3/1/10                         BBB-                55             61
Reed Elsevier Capital, Inc.
   6.75%, 8/1/11                         A-                  20             20
Safeway, Inc.
   6.50%, 3/1/11                         BBB                 15             15
   7.25%, 2/1/31                         BBB                 65             66

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
Station Casinos, Inc.
   8.375%, 2/15/08                       BB-       $         45   $         42
Sun Microsystems, Inc.
   7.65%, 8/15/09                        BBB+               100            106
(+)Target Corp.
   7.50%, 8/15/10                        A+                 125            138
Telus Corp.
   8.00%, 6/1/11                         BBB+                30             32
TRW, Inc.
   7.625%, 3/15/06                       BBB                 30             32
U.S. Airways Corp.
 Pass Through Certificate,
 Series 00-1 G
   8.11%, 2/20/17                        AAA                 71             74
Wal-Mart Stores, Inc.
   7.55%, 2/15/30                        AA                 140            156
Waste Management, Inc.
   7.00%, 7/15/28                        BBB                 85             80
   7.375%, 5/15/29                       BBB                 70             67
Williams Cos., Inc.,
 Series A 7.50%, 1/15/31                 BBB-                65             62
WorldCom, Inc. -- WorldCom Group
   8.25%, 5/15/31                        BBB+                70             70
------------------------------------------------------------------------------
GROUP TOTAL                                                              4,802
------------------------------------------------------------------------------
TELEPHONES (0.6%)
AT&T Corp.
   6.50%, 3/15/29                        A                   65             57
?AT&T Wireless Services, Inc.
   8.75%, 3/1/31                         BBB                110            121
(+)BellSouth Telecommunications, Inc.
   6.375%, 6/1/28                        A+                  75             68
(+)GTE Corp.
   6.94%, 4/15/28                        A+                 105            100
#Nextel Communications, Inc.
   0.00%, 9/15/07                        B                  190            114
Qwest Capital Funding
   7.75%, 2/15/31                        BBB+               160            158
Verizon New England, Inc.
   6.50%, 9/15/11                        A+                  35             36
WorldCom, Inc. -- WorldCom Group
   6.95%, 8/15/28                        BBB+               195            170
------------------------------------------------------------------------------
GROUP TOTAL                                                                824
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                             103

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
TRANSPORTATION (0.2%)
Continental Airlines, Inc.,
 Series:
   98-1 A 6.648%, 3/15/19                AA        $         64   $         59
   99-1 A 6.545%, 8/2/20                 AA                  98             88
?Jet Equipment Trust,
 Series 94-A A11 10.00%, 12/15/13        A-                 125            122
------------------------------------------------------------------------------
GROUP TOTAL                                                                269
------------------------------------------------------------------------------
UTILITIES (0.3%)
Calpine Corp.
   8.50%, 2/15/11                        BB+                 85             82
Nisource Finance Corp.
   7.875%, 11/15/10                      BBB                165            184
PSEG Energy Holdings
   9.125%, 2/10/04                       BBB-                85             90
Williams Cos., Inc.
   7.75%, 6/15/31                        BBB-                20             20
------------------------------------------------------------------------------
GROUP TOTAL                                                                376
------------------------------------------------------------------------------
YANKEE (1.5%)
Ahold Finance USA, Inc.
   6.875%, 5/1/29                        BBB+                30             28
   8.25%, 7/15/10                        BBB+                75             84
#British Telecommunications plc
   8.625%, 12/15/30                      A-                 135            152
Deutsche Telekom International
 Finance BV
   8.25%, 6/15/30                        A-                 180            190
Fresenius Medical Capital Trust II
   7.875%, 2/1/08                        B+                  25             25
Glencore Nickel Property Ltd.
   9.00%, 12/1/14                        BB-                205            144
Global Crossing Holdings Ltd.
   9.125%, 11/15/06                      BB                 180             78
?Hutchison Whampoa Financial,
 Series B 7.45%, 8/1/17                  A                  125            117
Multicanal S.A.
   10.50%, 4/15/18                       B-                  35             11
?Oil Purchase Co. II
   10.73%, 1/31/04                       BB+                104            105
?Pemex Project Funding Master Trust
   9.125%, 10/13/10                      BB+                 45             46
?Petrozuata Finance, Inc.
   8.22%, 4/1/17                         BB                 200            160
?RAS Laffan Liquefied Natural Gas
   8.294%, 3/15/14                       BBB+               100            105

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
Republic of Brazil,
 Series C 8.00%, 4/15/14                 BB-       $        135   $         91
Republic of Colombia
   11.75%, 2/25/20                       BB                  85             81
Republic of Philippines
   10.625%, 3/16/25                      BB+                 25             20
Tyco International Group S.A.
   6.75%, 2/15/11                        A                  100            103
   7.00%, 6/15/28                        A                   20             19
United Mexican States
   8.30%, 8/15/31                        BB+                 35             31
   8.375%, 1/14/11                       BB+                 80             79
Vodafone Group plc
   7.75%, 2/15/10                        A                   80             88
   7.875%, 2/15/30                       A                  115            124
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,881
------------------------------------------------------------------------------
TOTAL U.S. FIXED INCOME
 (Cost $41,750)                                                         42,042
------------------------------------------------------------------------------
INTERNATIONAL FIXED INCOME (5.0%)
------------------------------------------------------------------------------
FIXED INCOME SECURITIES (5.0%)
------------------------------------------------------------------------------
BRITISH POUND (0.2%)
United Kingdom Treasury Bond
   6.00%, 12/7/28                        AAA        GBP      80            138
   8.00%, 6/10/03                        AAA                 90            140
------------------------------------------------------------------------------
GROUP TOTAL                                                                278
------------------------------------------------------------------------------
CANADIAN DOLLAR (0.2%)
Government of Canada
   5.50%, 6/1/09                         AAA        CAD     435            281
------------------------------------------------------------------------------
DANISH KRONE (0.3%)
Kingdom of Denmark
   5.00%, 8/15/05                        AAA        DKK   1,500            187
   8.00%, 5/15/03                        AA+              1,745            227
------------------------------------------------------------------------------
GROUP TOTAL                                                                414
------------------------------------------------------------------------------
EURO (2.7%)
Government of France O.A.T.
   8.50%, 10/25/19                       AAA        EUR     180            221
Government of Germany
   6.00%, 1/4/07                         AAA                578            571
   6.00%, 7/4/07                         AAA                130            129
   6.25%, 1/4/24                         AAA                315            312
   6.50%, 7/4/27                         AAA                192            196

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

104

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
EURO (CONT'D)
   6.875%, 5/12/05                       AAA        EUR     175   $        175
   7.125%, 1/29/03                       AAA                607            578
   7.25%, 10/21/02                       AAA                530            501
   7.50%, 9/9/04                         AAA                113            113
Government of Italy
   4.25%, 11/1/09                        AA                 420            365
Republic of Italy BTPS
   9.50%, 2/1/06                         AAA                 68             74
   10.00%, 8/1/03                        AAA                160            162
------------------------------------------------------------------------------
GROUP TOTAL                                                              3,397
------------------------------------------------------------------------------
GERMAN MARK (0.1%)
International Bank for Reconstruction
 & Development
   7.125%, 4/12/05                       AAA        DEM      89             89
------------------------------------------------------------------------------
JAPANESE YEN (1.3%)
Federal National Mortgage
 Association -- Global
   1.75%, 3/26/08                        Agy       JPY   10,000             90
Government of Japan
   0.90%, 12/22/08                       AAA            185,400          1,552
------------------------------------------------------------------------------
GROUP TOTAL                                                              1,642
------------------------------------------------------------------------------
SWEDISH KRONA (0.2%)
Swedish Government
   6.00%, 2/9/05                         AA+        SEK   2,300            226
------------------------------------------------------------------------------
TOTAL INTERNATIONAL FIXED INCOME
 (Cost $6,621)                                                           6,327
------------------------------------------------------------------------------
                                                      SHARES
                                                      ------
INTERNATIONAL EQUITY (0.0%)
------------------------------------------------------------------------------
COMMON STOCK (0.0%)
------------------------------------------------------------------------------
SOUTH KOREA (0.0%)
SK Telecom Co., Ltd. ADR (Cost $53)                       2,525             47
------------------------------------------------------------------------------
                                                       FACE
                                                      AMOUNT
                                                      (000)
                                                      ------
HIGH YIELD (4.8%)
------------------------------------------------------------------------------
ASSET BACKED CORPORATES (0.1%)
!!?Commercial Financial Services,
 Inc.,
 Series 97-5 A1 7.72%, 6/15/05           N/R       $        135             22

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
?OHA Auto Grantor Trust,
 Series 97-A B 11.00%, 9/15/03           BB        $         86   $         58
------------------------------------------------------------------------------
GROUP TOTAL                                                                 80
------------------------------------------------------------------------------
CABLE (0.7%)
Adelphia Communications Corp.,
 Series B 7.75%, 1/15/09                 B+                  55             44
   8.375%, 2/1/08                        B+                 145            119
British Sky Broadcasting plc
   6.875%, 2/23/09                       BB+                 25             23
   8.20%, 7/15/09                        BB+                125            126
Cablevision S.A.
   13.75%, 5/1/09                        B-                  50             23
Callahan Nordrhein-Westfalen
   14.00%, 7/15/10                       B-                 110             61
Charter Communications Holdings LLC
   10.25%, 1/15/10                       B+                  75             72
?CSC Holdings, Inc.
   7.625%, 4/1/11                        BB+                 50             50
NTL Communication Corp., Series B
   9.875%, 11/15/09                      B-         EUR     100             41
#NTL, Inc.
   0.00%, 4/1/08                         B-         GBP     150             66
 Series B 0.00%, 4/1/08                  B-        $        175             56
#RCN Corp.
   0.00%, 10/15/07                       B-                 375             86
#Telewest Communications plc
   0.00%, 4/15/09                        B          GBP     150             73
United Pan-Europe Communications N.V.
   10.875%, 8/1/09                       B-        $        115             16
------------------------------------------------------------------------------
GROUP TOTAL                                                                856
------------------------------------------------------------------------------
CHEMICALS (0.2%)
?Acetex Corp.
   10.875%, 8/1/09                       B+                  15             14
?Equistar Chemicals LP/Equistar
 Funding Corp.
   10.125%, 9/1/08                       BBB-                21             19
Huntsman ICI Chemicals LLC
   10.125%, 7/1/09                       B          EUR      75             56

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                             105

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
CHEMICALS (CONT'D)
ISP Holdings, Inc., Series B
   9.00%, 10/15/03                       B+        $         70   $         68
?Messer Griesheim Holding AG
   10.375%, 6/1/11                       B+         EUR      45             39
------------------------------------------------------------------------------
GROUP TOTAL                                                                196
------------------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- NON-AGENCY COLLATERAL SERIES (0.0%)
!Citicorp Mortgage Securities, Inc.,
 Series 90-8 A7 9.50%, 6/25/05           B3        $          7              3
------------------------------------------------------------------------------
COMMERCIAL MORTGAGES (0.0%)
?Federal Mortgage Acceptance Corp.,
 Loan Receivables Trust,
 Series 96-B C 7.90%, 11/15/18           N/R                 97              1
------------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (0.5%)
#Adelphia Business Solutions, Inc.,
 Series B 13.00%, 4/15/03                B+                 125             55
#?aBayan Telecommunications,
 Inc.
   15.00%, 7/15/06                       D                  120             20
aEsprit Telecom Group
   11.00%, 6/15/08                       D          DEM      64              1
aExodus Communications, Inc.
   11.625%, 7/15/10                      D                  130             14
Focal Communications Corp., Series B
   #0.00%, 2/15/08                       C                  150             18
   11.875%, 1/15/10                      CCC                175             35
Global Crossing Holdings Ltd.
   9.625%, 5/15/08                       BB                 195             84
Globix Corp.
   12.50%, 2/1/10                        B-                 130             23
#GT Group Telecom, Inc.
   0.00%, 2/1/10                         B-                 210             42
Hermes Europe Railtel B.V.
   10.375%, 1/15/09                      CC                  15              2
   11.50%, 8/15/07                       CC                 100             15
#Intermedia Communications, Inc.,
 Series B 0.00%, 7/15/07                 BBB+               110            108
McLeodUSA, Inc.
   11.375%, 1/1/09                       CCC+               140             41
Metromedia Fiber Network, Inc.
   10.00%, 12/15/09                      CCC-               145             17
Primus Telecommunications Group, Inc.
   11.25%, 1/15/09                       CCC                 65             12
   12.75%, 10/15/09                      CCC                120             23

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
aPSINet, Inc.
   11.00%, 8/1/09                        D         $        125   $          7
 Series B 10.00%, 2/15/05                D                  160             10
aRhythms NetConnections, Inc.,
 Series B
   #0.00%, 5/15/08                       D                  315             28
   14.00%, 2/15/10                       D                  125              6
aRSL Communications plc
   #0.00%, 3/15/08                       D          DEM     332              7
   9.125%, 3/1/08                        D         $         55              2
   12.00%, 11/1/08                       D                   45              2
   12.25%, 11/15/06                      D                   50              2
Song Networks N.V.
   13.00%, 5/15/09                       B-         EUR     100             18
a#Viatel, Inc.
   0.00%, 4/15/08                        D         $        230              1
a#Winstar Communications, Inc.
   0.00%, 4/15/10                        D                  965              5
#XO Communications, Inc.
   0.00%, 4/15/08                        B                  100              9
   10.75%, 11/15/08                      CCC                 85             16
------------------------------------------------------------------------------
GROUP TOTAL                                                                623
------------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (0.3%)
#CTI Holdings S.A.
   0.00%, 4/15/08                        CCC+               100             25
a#Dolphin Telecom plc
   0.00%, 6/1/08                         D          EUR     110              2
 Series B 0.00%, 5/15/09                 D         $        125              1
aGlobalstar LP/Capital
   11.375%, 2/15/04                      D                  100              4
   11.50%, 6/1/05                        D                   20              1
Grupo Iusacell S.A. de C.V.
   14.25%, 12/1/06                       B+                 100             99
Motient Corp.
   12.25%, 4/1/08                        N/R                130             25
#Nextel Communications, Inc.
   0.00%, 2/15/08                        B                  350            185
PTC International Finance II S.A.
   11.25%, 12/1/09                       B+         EUR      85             71
------------------------------------------------------------------------------
GROUP TOTAL                                                                413
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

106

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
ENERGY (0.3%)
BRL Universal Equipment LP
   8.875%, 2/15/08                       BB-       $         55   $         54
Chesapeake Energy Corp.
   8.125%, 4/1/11                        B+                 100             94
?Hanover Equipment Trust,
 Series:
   01 A 8.50%, 9/1/08                    BB-                 15             15
   01 B 8.75%, 9/1/11                    BB+                 10             10
Key Energy Services, Inc.,
 Series B 8.375%, 3/1/08                 BB-                 10             10
?Pemex Project Funding Master Trust
   9.125%, 10/13/10                      BB+                 40             40
Vintage Petroleum, Inc.
   8.625%, 2/1/09                        BB-                 40             41
   9.75%, 6/30/09                        BB-                 75             79
------------------------------------------------------------------------------
GROUP TOTAL                                                                343
------------------------------------------------------------------------------
FINANCE (0.1%)
?Anthem Insurance Cos., Inc.
   9.125%, 4/1/10                        BBB+                75             79
iStar Financial, Inc.
   8.75%, 8/15/08                        BB+                 30             29
------------------------------------------------------------------------------
GROUP TOTAL                                                                108
------------------------------------------------------------------------------
FOOD & BEVERAGES (0.1%)
Smithfield Foods, Inc.
   7.625%, 2/15/08                       BB+                100             97
------------------------------------------------------------------------------
GAMING (0.2%)
Horseshoe Gaming Holding Corp.
   8.625%, 5/15/09                       B+                 115            113
International Game Technology
   8.375%, 5/15/09                       BB+                 50             50
Park Place Entertainment Corp.
   8.50%, 11/15/06                       BBB-                45             45
Station Casinos, Inc.
   9.875%, 7/1/10                        B+                 100             91
------------------------------------------------------------------------------
GROUP TOTAL                                                                299
------------------------------------------------------------------------------
GENERAL INDUSTRY (0.1%)
Flowserve Corp.
   12.25%, 8/15/10                       B                  100            103
Manitowoc Co., Inc. (The)
   10.375%, 5/15/11                      B+         EUR      35   $         29
------------------------------------------------------------------------------
GROUP TOTAL                                                                132
------------------------------------------------------------------------------

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
HEALTH CARE (0.3%)
?AmerisourceBergen Corp.
   8.125%, 9/1/08                        BB-       $         15             15
Fresenius Medical Capital Trust II
   7.875%, 2/1/08                        B+                  55             54
   9.00%, 12/1/06                        B+                  75             77
HCA, Inc.
   7.125%, 6/1/06                        BB+                 75             77
   8.75%, 9/1/10                         BB+                145            156
?Health Net, Inc.
   8.375%, 4/15/11                       BBB-                30             31
?Omnicare, Inc.
   8.125%, 3/15/11                       BB+                 35             36
------------------------------------------------------------------------------
GROUP TOTAL                                                                446
------------------------------------------------------------------------------
INDUSTRIALS (0.1%)
Harrah's Operating Co., Inc.
   8.00%, 2/1/11                         BBB-               140            137
------------------------------------------------------------------------------
MEDIA (0.3%)
Alliance Atlantis Communications,
 Inc.
   13.00%, 12/15/09                      B                   75             76
?Nextmedia Operating, Inc.
   10.75%, 7/1/11                        B-                  35             33
?PRIMEDIA, Inc.
   8.875%, 5/15/11                       BB-                 70             52
?Quebecor Media, Inc.
   11.125%, 7/15/11                      BB-                 45             45
?Radio One, Inc.
   8.875%, 7/1/11                        B-                  30             30
?Salem Communications Holding Corp.
   9.00%, 7/1/11                         B-                  55             56
Satelites Mexicanos S.A.
   10.125%, 11/1/04                      B-                  85             51
TV Azteca S.A.,
 Series B 10.50%, 2/15/07                B+                 100             85
------------------------------------------------------------------------------
GROUP TOTAL                                                                428
------------------------------------------------------------------------------
METALS (0.2%)
Murrin Murrin Holdings Property Ltd.
   9.375%, 8/31/07                       B+                 150            112
National Steel Corp.,
 Series D 9.875%, 3/1/09                 B-                 175             67

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                             107

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
METALS (CONT'D)
Phelps Dodge Corp.
   8.75%, 6/1/11                         BBB-      $         45   $         46
------------------------------------------------------------------------------
GROUP TOTAL                                                                225
------------------------------------------------------------------------------
PACKAGING (0.3%)
Norampac, Inc.
   9.50%, 2/1/08                         BB                  96             98
Owens-Illinois, Inc.
   7.50%, 5/15/10                        B+                  90             67
   7.80%, 5/15/18                        B+                  15             10
Pacifica Papers, Inc.
   10.00%, 3/15/09                       BB                  75             78
aPindo Deli Financial Mauritius
   10.75%, 10/1/07                       D                  250             25
Tembec Industries, Inc.
   8.50%, 2/1/11                         BB+                 90             90
------------------------------------------------------------------------------
GROUP TOTAL                                                                368
------------------------------------------------------------------------------
REAL ESTATE/BUILDING (0.3%)
Beazer Homes USA, Inc.
   8.625%, 5/15/11                       BB-                 95             90
Centex Corp.
   7.875%, 2/1/11                        BBB                 50             50
Louisiana Pacific Corp.
   8.875%, 8/15/10                       BB                  15             14
   10.875%, 11/15/08                     BB-                 50             46
?Schuler Homes, Inc.
   9.375%, 7/15/09                       B+                  60             57
   10.50%, 7/15/11                       B-                  30             29
Toll Corp.
   8.25%, 2/1/11                         BB+                125            112
------------------------------------------------------------------------------
GROUP TOTAL                                                                398
------------------------------------------------------------------------------
RETAIL (0.2%)
DR Structured Finance,
 Series 93-K1 A1 6.66%, 8/15/10          BB+                219            178
HMV Media Group plc,
 Series B 10.25%, 5/15/08                B-                  80             56
------------------------------------------------------------------------------
GROUP TOTAL                                                                234
------------------------------------------------------------------------------
SERVICES (0.2%)
?Allied Waste of North America
   8.875%, 4/1/08                        BB-                 70             71
?Blum CB Corp.
   11.25%, 6/15/11                       B                   50             45

                                       ++RATINGS       FACE
                                       (STANDARD      AMOUNT         VALUE
                                       & POOR'S)      (000)          (000)+
------------------------------------------------------------------------------
?Encompass Services Corp.
   10.50%, 5/1/09                        B+        $         45   $         31
Waste Management, Inc.
   6.875%, 5/15/09                       BBB                 20             20
   7.125%, 10/1/07                       BBB                 70             74
   7.125%, 12/15/17                      BBB                 25             24
   7.65%, 3/15/11                        BBB                 25             26
------------------------------------------------------------------------------
GROUP TOTAL                                                                291
------------------------------------------------------------------------------
SOVEREIGN & EMERGING MARKETS (0.1%)
?Republic of Colombia
   9.75%, 4/23/09                        BB                  80             78
Republic of Philippines
   10.625%, 3/16/25                      BB+                 20             17
United Mexican States
   8.375%, 1/14/11                       BB+                 30             30
------------------------------------------------------------------------------
GROUP TOTAL                                                                125
------------------------------------------------------------------------------
TRANSPORTATION (0.1%)
Air Canada
   10.25%, 3/15/11                       B+                 105             45
?AutoNation, Inc.
   9.00%, 8/1/08                         BB+                 30             29
?Dana Corp.
   9.00%, 8/15/11                        BBB-                45             39
Hayes Lemmerz International, Inc.
   8.25%, 12/15/08                       B-                  50              8
   9.125%, 7/15/07                       B-                  60              9
TRW, Inc.
   7.625%, 3/15/06                       BBB                 20             21
------------------------------------------------------------------------------
GROUP TOTAL                                                                151
------------------------------------------------------------------------------
UTILITIES (0.1%)
AES Corp.
   8.50%, 11/1/07                        B+                  45             36
Calpine Corp.
   8.50%, 2/15/11                        BB+                 65             63
CMS Energy Corp.
   7.50%, 1/15/09                        BB                  10             10
?PG&E National Energy Corp.
   10.375%, 5/16/11                      BBB                 35             37
------------------------------------------------------------------------------
GROUP TOTAL                                                                146
------------------------------------------------------------------------------
TOTAL HIGH YIELD
 (Cost $10,778)                                                          6,100
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

108

                                       ++RATINGS
                                       (STANDARD                     VALUE
                                       & POOR'S)      SHARES         (000)+
------------------------------------------------------------------------------
COMMON STOCK (0.0%)
------------------------------------------------------------------------------
TELEPHONE SERVICE (0.0%)
*Song Networks Holding AB ADR (Cost
 $0)                                                      1,878   $          1
------------------------------------------------------------------------------
PREFERRED STOCKS (0.4%)
------------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (0.1%)
Broadwing Communications, Inc.,
 Series B 12.50%                         B+                  84             78
*XO Communications,
   14.00% PIK                            CCC-             2,422             11
------------------------------------------------------------------------------
GROUP TOTAL                                                                 89
------------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (0.1%)
*!Dobson Communications Corp.,
   13.00% PIK                            Caa2               150            140
*Nextel Communications, Inc.,
 Series D 13.00% PIK                     CCC+                79             40
------------------------------------------------------------------------------
GROUP TOTAL                                                                180
------------------------------------------------------------------------------
MEDIA (0.1%)
*?Paxson Communications Corp.,
   9.75% PIK Convertible                 N/R                  4             32
*Paxson Communications Corp.,
   13.25% PIK                            CCC+                 5             45
PRIMEDIA, Inc.,
 Series D 10.00%                         B-                 115              7
PRIMEDIA, Inc.,
 Series F 9.20%                          B-                 110              6
------------------------------------------------------------------------------
GROUP TOTAL                                                                 90
------------------------------------------------------------------------------
UTILITIES (0.1%)
*TNP Enterprises, Inc.,
 Series D 14.50% PIK                     BB                 125            131
------------------------------------------------------------------------------
TOTAL PREFERRED STOCKS
 (Cost $550)                                                               490
------------------------------------------------------------------------------
                                       ++RATINGS
                                       (STANDARD      NO. OF         VALUE
                                       & POOR'S)     WARRANTS        (000)+
------------------------------------------------------------------------------
WARRANTS (0.0%)
------------------------------------------------------------------------------
COMMUNICATIONS -- FIXED (0.0%)
*GT Group Telecom, Inc.,
   expiring 2/01/10                      B-               2,100   $          1
------------------------------------------------------------------------------
COMMUNICATIONS -- MOBILE (0.0%)
*?@Globalstar Telecommunications
 Ltd.,
   expiring 2/15/04                      N/R                125             --
*?@Motient Corp.,
   expiring 4/1/08                       N/R              2,350             --
*Occidente y Caribe Celular,
   expiring 3/15/04                      N/R                925              9
------------------------------------------------------------------------------
GROUP TOTAL                                                                  9
------------------------------------------------------------------------------
MEDIA (0.0%)
*?@Paxson Communications Corp.,
   expiring 6/30/03                      N/R                 96             --
------------------------------------------------------------------------------
UTILITIES (0.0%)
*TNP/SW Acquisition LP,
   expiring 4/1/11                       BB                 125              4
------------------------------------------------------------------------------
TOTAL WARRANTS
 (Cost $13)                                                                 14
------------------------------------------------------------------------------
                                                       FACE
                                                      AMOUNT
                                                      (000)
                                                      ------
CASH EQUIVALENTS (9.0%)
------------------------------------------------------------------------------
REPURCHASE AGREEMENT (8.9%)
**J.P. Morgan Securities Inc.,
   3.00%, dated 9/28/01, due 10/1/01               $     11,294         11,294
------------------------------------------------------------------------------
U.S. TREASURY BILLS (0.1%)
!!U.S. Treasury Bill
   2.25%, 10/18/01                                          150            150
------------------------------------------------------------------------------
TOTAL CASH EQUIVALENTS
 (Cost $11,444)                                                         11,444
------------------------------------------------------------------------------
TOTAL INVESTMENTS (99.2%)
 (Cost $132,581)                                                       126,390
------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

MULTI-ASSET-CLASS PORTFOLIO

2001 ANNUAL REPORT
September 30, 2001
                                                                             109

                                                                     VALUE
                                                                     (000)+
------------------------------------------------------------------------------
OTHER ASSETS & LIABILITIES (0.8%)
Cash                                                              $         15
Foreign Currency (Cost $7,545)                                           7,669
Receivable for Investments Sold                                          1,126
Receivable for Forward Commitments                                       4,865
Receivable for Fund Shares Sold                                          1,430
Interest Receivable                                                        697
Dividends Receivable                                                        56
Due from Broker                                                          5,893
Net Unrealized Gain on Forward Foreign Currency
 Contracts                                                                 229
Net Unrealized Gain on Swaps                                                89
Receivable for Daily Variation on Futures
 Contracts                                                                 466
Other Assets                                                                20
Payable for Investments Purchased                                        (812)
Payable for Forward Commitments                                       (20,280)
Payable for Investment Advisory Fees                                     (200)
Payable for Fund Shares Redeemed                                          (71)
Payable for Trustees' Deferred Compensation
 Plan -- Note F                                                           (16)
Payable for Administrative Fees                                            (9)
Interest Payable on Swaps                                                  (3)
Dividends Payable                                                          (2)
Payable for Shareholder Servicing
 Fee -- Investment Class                                                   (1)
Other Liabilities                                                         (84)
                                                                  ------------
                                                                         1,077
------------------------------------------------------------------------------
NET ASSETS (100%)                                                 $    127,467
------------------------------------------------------------------------------
INSTITUTIONAL CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 13,858,660 outstanding shares of beneficial
 interest (unlimited authorization, no par value)                 $    122,912
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $8.87
------------------------------------------------------------------------------
INVESTMENT CLASS
------------------------------------------------------------------------------
NET ASSETS
Applicable to 516,233 outstanding shares of beneficial interest
 (unlimited authorization, no par value)                          $      4,555
------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE                                                $8.82
------------------------------------------------------------------------------

                                                                         VALUE
                                                                        (000)+
------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
 Paid-In Capital                                                  $    155,030
 Undistributed Net Investment Income (Loss)                              (318)
 Undistributed Realized Net Gain (Loss)                               (21,996)
 Unrealized Appreciation (Depreciation) on:
   Investment Securities                                               (6,191)
   Foreign Currency Transactions                                           355
   Futures and Swaps                                                       587
------------------------------------------------------------------------------
NET ASSETS                                                        $    127,467
------------------------------------------------------------------------------

+      See Note A1 to Financial Statements.
++     Ratings are unaudited.
*      Non-Income Producing Security.
** The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this statement of net assets. The investment in the repurchase agreement is through participation in a joint account with affiliated funds.
?      144A security. Certain conditions for public sale may exist.
(+) A portion of these securities was pledged to cover margin requirements for futures contracts.
a      Security is in default.
??     Security is subject to delayed delivery. See Note A7 to Financial
       Statements.
# Step Bond- Coupon Rate increases in increments to maturity. Rate disclosed is as of September 30, 2001. Maturity date is the ultimate maturity.
## Variable or floating rate security -- rate disclosed is as of September 30, 2001.
! Moody's Investor Service, Inc. rating. Security is not rated by Standard & Poor's Corporation.
!!     Security is fair valued.
@      Value is less than $500.
ADR    American Depositary Receipt
(c)    Face amount is less than $500.
Inv Fl Inverse Floating Rate -- Interest rate fluctuates with an inverse relationship to an associated interest rate. Indicated rate is the effective rate at September 30, 2001.
IO     Interest Only
N/R    Not rated by Moody's Investor Service, Inc. or Standard & Poor's
       Corporation.
PAC    Planned Amortization Class
PIK    Payment-in-Kind Security
PO     Principal Only
TBA    To be announced.

    The accompanying notes are an integral part of the financial statements.

110

Statement of Operations
For the Year Ended September 30, 2001

                                                                       SPECIAL PURPOSE
                                                       FIXED INCOME       FIXED INCOME    FIXED INCOME II      DOMESTIC FIXED
                   (IN THOUSANDS)                         PORTFOLIO          PORTFOLIO          PORTFOLIO    INCOME PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Dividends                                              $      5,108    $           471    $           410    $            115
Interest                                                    293,882             25,641             18,815              11,826
---------------------------------------------------------------------------------------------------------------------------------
Total Income                                                298,990             26,112             19,225              11,941
---------------------------------------------------------------------------------------------------------------------------------
EXPENSES
Investment Advisory Services -- Note B                       16,184              1,390              1,079                 684
Administrative Fee -- Note C                                  3,453                297                230                 146
Custodian Fee -- Note E                                         245                 53                 38                  10
Audit Fee                                                        49                 35                 26                  26
Legal Fee                                                       105                  8                  5                   4
Filing & Registration Fees                                       82                 20                 25                  27
Shareholder Servicing Fee -- Investment Class
  shares -- Note D                                              104                 --                 --                  --
Distribution Fees -- Adviser Class shares -- Note D             395                 --                 --                   7
Other Expenses                                                  395                 42                 30                  26
Reimbursement of Expenses -- Note B                              --                 --                 --                  --
---------------------------------------------------------------------------------------------------------------------------------
Total Expenses                                               21,012              1,845              1,433                 930
---------------------------------------------------------------------------------------------------------------------------------
Expense Offset -- Note E                                       (182)               (10)                (5)                (10)
---------------------------------------------------------------------------------------------------------------------------------
Net Expenses                                                 20,830              1,835              1,428                 920
---------------------------------------------------------------------------------------------------------------------------------
Net Investment Income                                       278,160             24,277             17,797              11,021
---------------------------------------------------------------------------------------------------------------------------------
REALIZED NET GAIN (LOSS)
Investment Securities                                       184,225             18,076              9,266               8,750
Foreign Currency Transactions                                    30                (88)                 1                  --
Futures and Swaps                                           (47,223)            (5,142)            (3,411)             (2,769)
---------------------------------------------------------------------------------------------------------------------------------
Realized Net Gain (Loss)                                    137,032             12,846              5,856               5,981
---------------------------------------------------------------------------------------------------------------------------------
CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
Investment Securities                                       107,867             11,093             13,596               6,783
Futures and Swaps                                            (9,308)            (1,119)              (775)               (466)
---------------------------------------------------------------------------------------------------------------------------------
Net Unrealized Appreciation (Depreciation)                   98,559              9,974             12,821               6,317
---------------------------------------------------------------------------------------------------------------------------------
Net Gain (Loss)                                             235,591             22,820             18,677              12,298
---------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM
  OPERATIONS                                           $    513,751    $        47,097    $        36,474    $         23,319
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

For the Year Ended September 30, 2001

2001 ANNUAL REPORT
September 30, 2001
                                                                             111

                                                                                                                 INTERMEDIATE
                                                              CASH RESERVES        GLOBAL FIXED    HIGH YIELD        DURATION
                      (IN THOUSANDS)                              PORTFOLIO    INCOME PORTFOLIO     PORTFOLIO       PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Dividends                                                            $   --    $            168    $   1,393     $         74
Interest                                                              6,357               1,866      109,017            4,604
---------------------------------------------------------------------------------------------------------------------------------
Total Income                                                          6,357               2,034      110,410            4,678
---------------------------------------------------------------------------------------------------------------------------------
EXPENSES
Investment Advisory Services -- Note B                       $307        --                 132        4,145              285
Less: Waived Fees                                             (68)      239                  --           --               --
Administrative Fee -- Note C                                             99                  28          737               61
Custodian Fee -- Note E                                                  22                   7           50                3
Audit Fee                                                                16                  26           40               23
Legal Fee                                                                 3                   1           12                1
Filing & Registration Fees                                               14                  12           77               15
Shareholder Servicing Fee -- Investment Class
  shares -- Note D                                                        5                  --           15               52
Distribution Fees -- Adviser Class shares -- Note D                      --                  --          106               --
Other Expenses                                                           18                   8          151               24
---------------------------------------------------------------------------------------------------------------------------------
Total Expenses                                                          416                 214        5,333              464
---------------------------------------------------------------------------------------------------------------------------------
Expense Offset -- Note E                                                (17)                 (1)         (50)              (3)
---------------------------------------------------------------------------------------------------------------------------------
Net Expenses                                                            399                 213        5,283              461
---------------------------------------------------------------------------------------------------------------------------------
Net Investment Income                                                 5,958               1,821      105,127            4,217
---------------------------------------------------------------------------------------------------------------------------------
REALIZED NET GAIN (LOSS)
Investment Securities                                                     1                (888)     (18,215)           1,853
Foreign Currency Transactions                                            --                (784)       3,527              202
Futures and Swaps                                                        --                (284)         710                1
---------------------------------------------------------------------------------------------------------------------------------
Realized Net Gain (Loss)                                                  1              (1,956)     (13,978)           2,056
---------------------------------------------------------------------------------------------------------------------------------
CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
Investment Securities                                                    --               2,008     (235,212)           2,843
Foreign Currency Transactions                                            --                  22       (3,790)               1
Futures and Swaps                                                        --                (130)        (422)             405
---------------------------------------------------------------------------------------------------------------------------------
Net Unrealized Appreciation (Depreciation)                               --               1,900     (239,424)           3,249
---------------------------------------------------------------------------------------------------------------------------------
Net Gain (Loss)                                                           1                 (56)    (253,402)           5,305
---------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM
  OPERATIONS                                                         $5,959    $          1,765    $(148,275)    $      9,522
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

For the Year Ended September 30, 2001

112

                                                              INTERNATIONAL
                                                               FIXED INCOME    LIMITED DURATION          MUNICIPAL
(IN THOUSANDS)                                                    PORTFOLIO           PORTFOLIO          PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME+
Dividends                                                      $         --    $            171            $   158
Interest                                                              3,608              11,488              6,083
----------------------------------------------------------------------------------------------------------------------
Total Income                                                          3,608              11,659              6,241
----------------------------------------------------------------------------------------------------------------------
EXPENSES
Investment Advisory Services -- Note B                                  351                 572    $516
Less: Waived Fees                                                        --                  --     (17)       499
Administrative Fee -- Note C                                             75                 153                110
Custodian Fee -- Note E                                                  28                  13                  9
Audit Fee                                                                32                  26                 25
Legal Fee                                                                 2                   4                  4
Filing & Registration Fees                                               17                  21                 18
Other Expenses                                                           11                  30                 28
----------------------------------------------------------------------------------------------------------------------
Total Expenses                                                          516                 819                693
----------------------------------------------------------------------------------------------------------------------
Expense Offset -- Note E                                                 (4)                 (5)                (6)
----------------------------------------------------------------------------------------------------------------------
Net Expenses                                                            512                 814                687
----------------------------------------------------------------------------------------------------------------------
Net Investment Income                                                 3,096              10,845              5,554
----------------------------------------------------------------------------------------------------------------------
REALIZED NET GAIN (LOSS)
Investment Securities                                                (3,250)              2,459              1,632
Foreign Currency Transactions                                        (6,172)                 (5)                --
Futures and Swaps                                                       633              (1,529)              (533)
----------------------------------------------------------------------------------------------------------------------
Realized Net Gain (Loss)                                             (8,789)                925              1,099
----------------------------------------------------------------------------------------------------------------------
CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
Investment Securities                                                 8,502               7,049              6,323
Foreign Currency Transactions                                           203                  --                 --
Futures and Swaps                                                      (223)               (173)               572
----------------------------------------------------------------------------------------------------------------------
Net Unrealized Appreciation (Depreciation)                            8,482               6,876              6,895
----------------------------------------------------------------------------------------------------------------------
Net Gain (Loss)                                                        (307)              7,801              7,994
----------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM
  OPERATIONS                                                   $      2,789    $         18,646            $13,548
----------------------------------------------------------------------------------------------------------------------

+ Net of $3 withholding tax for the International Fixed Income Portfolio.

    The accompanying notes are an integral part of the financial statements.

For the Year Ended September 30, 2001

2001 ANNUAL REPORT
September 30, 2001
                                                                             113

                                                               BALANCED     MULTI-ASSET-CLASS
                       (IN THOUSANDS)                         PORTFOLIO             PORTFOLIO
---------------------------------------------------------------------------------------------
INVESTMENT INCOME
Dividends                                                     $  3,477               $  1,232
Interest                                                        14,125                  4,801
---------------------------------------------------------------------------------------------
Total Income                                                    17,602                  6,033
---------------------------------------------------------------------------------------------
EXPENSES
Investment Advisory Services -- Note B                           2,225     $1,032
Less: Waived Fees                                                   --        (60)        972
Administrative Fee -- Note C                                       396                    129
Custodian Fees -- Note E                                            63                     57
Audit Fee                                                           34                     38
Legal Fee                                                            9                      1
Filing & Registration Fees                                          70                     23
Shareholder Servicing Fee -- Investment Class shares -- Note
  D                                                                 10                      8
Distribution Fees -- Adviser Class shares -- Note D                116                     --
Other Expenses                                                      90                     25
---------------------------------------------------------------------------------------------
Total Expenses                                                   3,013                  1,253
---------------------------------------------------------------------------------------------
Expense Offset -- Note E                                           (44)                    (8)
---------------------------------------------------------------------------------------------
Net Expenses                                                     2,969                  1,245
---------------------------------------------------------------------------------------------
Net Investment Income                                           14,633                  4,788
---------------------------------------------------------------------------------------------
REALIZED NET GAIN (LOSS)
Investment Securities                                          (38,712)               (11,998)
Foreign Currency Transactions                                      (97)                (2,133)
Futures and Swaps                                               (2,444)                (8,977)
---------------------------------------------------------------------------------------------
Realized Net Gain (Loss)                                       (41,253)               (23,108)
---------------------------------------------------------------------------------------------
CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
Investment Securities                                          (44,773)               (13,981)
Foreign Currency Transactions                                       --                  2,031
Futures and Swaps                                                 (298)                 1,376
---------------------------------------------------------------------------------------------
Net Unrealized Appreciation (Depreciation)                     (45,071)               (10,574)
---------------------------------------------------------------------------------------------
Net Gain (Loss)                                                (86,324)               (33,682)
---------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM
  OPERATIONS                                                  $(71,691)              $(28,894)
---------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

114

Statement of Changes in Net Assets

                                                                                SPECIAL PURPOSE FIXED         FIXED INCOME II
                                                       FIXED INCOME PORTFOLIO        INCOME PORTFOLIO               PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                                         YEAR                    YEAR                    YEAR
                                                                        ENDED                   ENDED                   ENDED
                                                                SEPTEMBER 30,           SEPTEMBER 30,           SEPTEMBER 30,
(IN THOUSANDS)                                          2000         2001         2000        2001        2000        2001
---------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS:
 Net Investment Income                               $  317,002   $   278,160   $  30,247   $  24,277   $  23,781   $  17,797
 Realized Net Gain (Loss)                               (95,763)      137,032      (5,986)     12,846      (7,438)      5,856
 Change in Unrealized Appreciation (Depreciation)        88,079        98,559       4,934       9,974       3,440      12,821
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase in Net Assets Resulting from
 Operations                                             309,318       513,751      29,195      47,097      19,783      36,474
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS: -- NOTE A10
INSTITUTIONAL CLASS:
 Net Investment Income                                 (295,280)     (278,470)    (28,955)    (27,347)    (24,141)    (19,215)
INVESTMENT CLASS:
 Net Investment Income                                   (3,205)       (4,551)         --          --          --          --
ADVISER CLASS:
 Net Investment Income                                   (9,437)      (10,048)         --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------
   Total Distributions                                 (307,922)     (293,069)    (28,955)    (27,347)    (24,141)    (19,215)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:(1)
INSTITUTIONAL CLASS:
 Issued                                                 758,396       829,478      57,104      44,959      13,340      29,626
 In Lieu of Cash Distributions                          261,360       253,024      26,394      24,990      22,441      17,143
 Redeemed                                            (1,272,237)   (1,237,050)   (114,085)   (224,168)   (137,175)    (64,512)
INVESTMENT CLASS:
 Issued                                                  31,847        33,383          --          --          --          --
 In Lieu of Cash Distributions                            2,599         4,076          --          --          --          --
 Redeemed                                               (10,059)      (30,033)         --          --          --          --
ADVISER CLASS:
 Issued                                                  40,570        48,352          --          --          --          --
 In Lieu of Cash Distributions                            7,098         7,973          --          --          --          --
 Redeemed                                               (44,532)      (32,373)         --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) from Capital Share
 Transactions                                          (224,958)     (123,170)    (30,587)   (154,219)   (101,394)    (17,743)
---------------------------------------------------------------------------------------------------------------------------------
   Total Increase (Decrease)                           (223,562)       97,512     (30,347)   (134,469)   (105,752)       (484)

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             115

                                                                                SPECIAL PURPOSE FIXED         FIXED INCOME II
                                                       FIXED INCOME PORTFOLIO        INCOME PORTFOLIO               PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                                         YEAR                    YEAR                    YEAR
                                                                        ENDED                   ENDED                   ENDED
                                                                SEPTEMBER 30,           SEPTEMBER 30,           SEPTEMBER 30,
(IN THOUSANDS)                                          2000         2001         2000        2001        2000        2001
---------------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
 Beginning of Period                                 $4,519,813   $ 4,296,251   $ 459,674   $ 429,327   $ 384,893   $ 279,141
---------------------------------------------------------------------------------------------------------------------------------
END OF PERIOD                                         4,296,251     4,393,763     429,327     294,858     279,141     278,657
---------------------------------------------------------------------------------------------------------------------------------
 Undistributed net investment income included in
 end of period net assets                            $   83,032   $    65,659   $   7,675   $   4,312   $   5,226   $   4,833
---------------------------------------------------------------------------------------------------------------------------------
(1) Shares Issued and Redeemed
INSTITUTIONAL CLASS:
 Shares Issued                                           69,172        72,608       5,222       3,865       1,282       2,706
 In Lieu of Cash Distributions                           23,857        22,396       2,393       2,196       2,152       1,595
 Shares Redeemed                                       (115,079)     (108,520)    (10,249)    (19,223)    (13,094)     (5,856)
---------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Institutional Class
Shares Outstanding                                      (22,050)      (13,516)     (2,634)    (13,162)     (9,660)     (1,555)
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT CLASS:
 Shares Issued                                            2,884         2,913          --          --          --          --
 In Lieu of Cash Distributions                              237           360          --          --          --          --
 Shares Redeemed                                           (914)       (2,629)         --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Investment Class
 Shares Outstanding                                       2,207           644          --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------
ADVISER CLASS:
 Shares Issued                                            3,701         4,236          --          --          --          --
 In Lieu of Cash Distributions                              648           705          --          --          --          --
 Shares Redeemed                                         (4,053)       (2,874)         --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Adviser Class Shares
 Outstanding                                                296         2,067          --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

116

                                                             DOMESTIC FIXED          CASH RESERVES           GLOBAL FIXED
                                                            INCOME PORTFOLIO           PORTFOLIO           INCOME PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                                          YEAR                    YEAR                   YEAR
                                                                         ENDED                   ENDED                  ENDED
                                                                 SEPTEMBER 30,           SEPTEMBER 30,          SEPTEMBER 30,
(IN THOUSANDS)                                              2000        2001        2000        2001        2000       2001
---------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS:
 Net Investment Income                                    $ 12,191    $ 11,021    $  7,153      $5,958    $  2,407    $ 1,821
 Realized Net Gain (Loss)                                   (3,941)      5,981          --           1      (4,549)    (1,956)
 Change in Unrealized Appreciation (Depreciation)            1,974       6,317          --          --        (630)     1,900
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Net Assets Resulting from
 Operations                                                 10,224      23,319       7,153       5,959      (2,772)     1,765
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS: -- NOTE A10
INSTITUTIONAL CLASS:
 Net Investment Income                                     (11,589)    (11,497)     (7,069)     (5,316)       (666)        --
 In Excess of Net Investment Income                             --          --          --          --      (1,635)    (1,371)
 In Excess of Realized Net Gain                                 --          --          --          --      (1,663)        --
INVESTMENT CLASS:
 Net Investment Income                                          --          --         (84)       (644)         --         --
ADVISER CLASS:
 Net Investment Income                                         (84)       (164)         --          --          --         --
---------------------------------------------------------------------------------------------------------------------------------
       Total Distributions                                 (11,673)    (11,661)     (7,153)     (5,960)     (3,964)    (1,371)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:(1)
INSTITUTIONAL CLASS:
 Issued                                                     20,810      45,307     360,308     214,565       7,646      6,852
 In Lieu of Cash Distributions                              11,332      11,438       6,782       5,456       3,608      1,361
 Redeemed                                                  (38,673)    (54,644)   (408,087)   (202,632)    (33,750)    (7,291)
INVESTMENT CLASS:
 Issued                                                         --          --      14,600      55,067          --         --
 In Lieu of Cash Distributions                                  --          --          84         151          --         --
 Redeemed                                                       --          --     (13,626)    (41,095)         --         --
ADVISER CLASS:
 Issued                                                      1,956       4,044          --          --          --         --
 In Lieu of Cash Distributions                                  84         164          --          --          --         --
 Redeemed                                                   (1,603)     (1,374)         --          --          --         --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) from Capital Share
 Transactions                                               (6,094)      4,935     (39,939)     31,512     (22,496)       922
---------------------------------------------------------------------------------------------------------------------------------
 Total Increase (Decrease)                                  (7,543)     16,593     (39,939)     31,511     (29,232)     1,316
NET ASSETS:
 Beginning of Period                                       191,052     183,509     157,429     117,490      64,059     34,827
---------------------------------------------------------------------------------------------------------------------------------
END OF PERIOD                                             $183,509    $200,102    $117,490    $149,001    $ 34,827    $36,143
---------------------------------------------------------------------------------------------------------------------------------
 Undistributed net investment income (loss) included
 in end of period net assets                              $  3,136    $  3,076    $     13         $12    $ (1,635)   $(1,407)
---------------------------------------------------------------------------------------------------------------------------------
(1) Shares Issued and Redeemed
INSTITUTIONAL CLASS:
 Shares Issued                                               2,028       4,175     360,308     214,564         793        745
 In Lieu of Cash Distributions                               1,107       1,080       6,782       5,456         373        149
 Shares Redeemed                                            (3,756)     (5,101)   (408,088)   (202,632)     (3,543)      (797)
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             117

                                                             DOMESTIC FIXED          CASH RESERVES           GLOBAL FIXED
                                                            INCOME PORTFOLIO           PORTFOLIO           INCOME PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                                          YEAR                    YEAR                   YEAR
                                                                         ENDED                   ENDED                  ENDED
                                                                 SEPTEMBER 30,           SEPTEMBER 30,          SEPTEMBER 30,
(IN THOUSANDS)                                              2000        2001        2000        2001        2000       2001
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Institutional Class Shares
 Outstanding                                                  (621)        154     (40,998)     17,388      (2,377)        97
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT CLASS:
 Shares Issued                                                  --          --      14,600      55,067          --         --
 In Lieu of Cash Distributions                                  --          --          84         151          --         --
 Shares Redeemed                                                --          --     (13,627)    (41,095)         --         --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Investment Class Shares
 Outstanding                                                    --          --       1,057      14,123          --         --
---------------------------------------------------------------------------------------------------------------------------------
ADVISER CLASS:
 Shares Issued                                                 192         373          --          --          --         --
 In Lieu of Cash Distributions                                   8          15          --          --          --         --
 Shares Redeemed                                              (157)       (127)         --          --          --         --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Adviser Class Shares
 Outstanding                                                    43         261          --          --          --         --
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

118

                                                                                           INTERMEDIATE   INTERNATIONAL FIXED
                                                             HIGH YIELD PORTFOLIO    DURATION PORTFOLIO      INCOME PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                                             YEAR                  YEAR                  YEAR
                                                                            ENDED                 ENDED                 ENDED
                                                                    SEPTEMBER 30,         SEPTEMBER 30,         SEPTEMBER 30,
(IN THOUSANDS)                                                2000        2001        2000       2001       2000       2001
---------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS:
 Net Investment Income                                      $ 106,054   $ 105,127   $  4,009   $  4,217   $  4,363   $  3,096
 Realized Net Gain (Loss)                                     (39,153)    (13,978)      (957)     2,056     (6,357)    (8,789)
 Change in Unrealized Appreciation (Depreciation)             (67,461)   (239,424)       189      3,249     (7,862)     8,482
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Net Assets Resulting from
 Operations                                                      (560)   (148,275)     3,241      9,522     (9,856)     2,789
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS: -- NOTE A10
INSTITUTIONAL CLASS:
 Net Investment Income                                       (103,792)   (112,264)    (2,819)    (2,299)        --         --
 In Excess of Net Investment Income                                --          --         --         --     (3,477)    (2,342)
 Realized Net Gain                                                 --          --         --         --       (579)        --
 In Excess of Realized Net Gain                                    --          --         --         --     (1,595)        --
INVESTMENT CLASS:
 Net Investment Income                                           (754)     (1,242)    (1,060)    (1,896)        --         --
ADVISER CLASS:
 Net Investment Income                                         (1,978)     (3,877)        --         --         --         --
---------------------------------------------------------------------------------------------------------------------------------
 Total Distributions                                         (106,524)   (117,383)    (3,879)    (4,195)    (5,651)    (2,342)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:(1)
INSTITUTIONAL CLASS:
 Issued                                                       497,033     500,807      5,467     14,183     44,531     39,463
 In Lieu of Cash Distributions                                 74,128      89,043      2,666      2,294      5,076      1,908
 Redeemed                                                    (556,225)   (607,469)   (20,287)    (6,300)   (47,625)   (76,911)
INVESTMENT CLASS:
 Issued                                                         6,923       7,051     19,630     15,516         --         --
 In Lieu of Cash Distributions                                    754       1,161      1,060      1,896         --         --
 Redeemed                                                      (3,683)     (5,453)    (2,351)   (12,372)        --         --
ADVISER CLASS:
 Issued                                                        24,892     125,589         --         --         --         --
 In Lieu of Cash Distributions                                  1,751       3,646         --         --         --         --
 Redeemed                                                     (15,274)    (41,960)        --         --         --         --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) from Capital Share Transactions       30,299      72,415      6,185     15,217      1,982    (35,540)
---------------------------------------------------------------------------------------------------------------------------------
 Total Increase (Decrease)                                    (76,785)   (193,243)     5,547     20,544    (13,525)   (35,093)
NET ASSETS:
 Beginning of Period                                          958,224     881,439     59,817     65,364    125,981    112,456
---------------------------------------------------------------------------------------------------------------------------------
END OF PERIOD                                               $ 881,439   $ 688,196   $ 65,364   $ 85,908   $112,456   $ 77,363
---------------------------------------------------------------------------------------------------------------------------------
 Undistributed net investment income included in end of
 period net assets                                          $  35,826   $  26,273   $     71   $    264   $ (4,712)  $ (8,802)
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             119

                                                                                           INTERMEDIATE   INTERNATIONAL FIXED
                                                             HIGH YIELD PORTFOLIO    DURATION PORTFOLIO      INCOME PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                                             YEAR                  YEAR                  YEAR
                                                                            ENDED                 ENDED                 ENDED
                                                                    SEPTEMBER 30,         SEPTEMBER 30,         SEPTEMBER 30,
(IN THOUSANDS)                                                2000        2001        2000       2001       2000       2001
---------------------------------------------------------------------------------------------------------------------------------
(1) Shares Issued and Redeemed
INSTITUTIONAL CLASS:
 Shares Issued                                                 58,969      71,129        570      1,401      4,779      4,517
 In Lieu of Cash Distributions                                  8,821      13,130        278        229        532        214
 Shares Redeemed                                              (66,784)    (90,721)    (2,120)      (625)    (5,106)    (8,758)
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Institutional Class Shares
 Outstanding                                                    1,006      (6,462)    (1,272)     1,005        205     (4,027)
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT CLASS:
 Shares Issued                                                    827         999      2,048      1,568         --         --
 In Lieu of Cash Distributions                                     90         170        111        190         --         --
 Shares Redeemed                                                 (429)       (789)      (246)    (1,232)        --         --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Investment Class Shares
 Outstanding                                                      488         380      1,913        526         --         --
---------------------------------------------------------------------------------------------------------------------------------
ADVISER CLASS:
 Shares Issued                                                  2,934      19,445         --         --         --         --
 In Lieu of Cash Distributions                                    209         550         --         --         --         --
 Shares Redeemed                                               (1,806)     (6,216)        --         --         --         --
---------------------------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Adviser Class Shares
 Outstanding                                                    1,337      13,779         --         --         --         --
---------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

120

                                                                             LIMITED               MUNICIPAL
                                                                  DURATION PORTFOLIO               PORTFOLIO
----------------------------------------------------------------------------------------------------------------
                                                                        YEAR                    YEAR
                                                                       ENDED                   ENDED
                                                                   SEPTEMBER 30,           SEPTEMBER 30,
(IN THOUSANDS)                                                    2000        2001        2000        2001
----------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS:
 Net Investment Income                                          $ 10,433    $ 10,845    $  7,055    $  5,554
 Realized Net Gain (Loss)                                         (1,358)        925      (3,659)      1,099
 Change in Unrealized Appreciation (Depreciation)                  1,099       6,876       5,390       6,895
----------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Net Assets Resulting from
 Operations                                                       10,174      18,646       8,786      13,548
----------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS: -- NOTE A10
INSTITUTIONAL CLASS:
 Net Investment Income                                           (10,098)    (10,849)     (6,964)     (5,588)
 In Excess of Realized Net Gain                                       --          --        (680)         --
----------------------------------------------------------------------------------------------------------------
 Total Distributions                                             (10,098)    (10,849)     (7,644)     (5,588)
----------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:(1)
INSTITUTIONAL CLASS:
 Issued                                                           53,049      91,281      47,037      65,374
 In Lieu of Cash Distributions                                     9,100      10,028       4,258       3,813
 Redeemed                                                        (45,987)    (62,524)    (59,137)    (27,860)
----------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) from Capital Share Transactions          16,162      38,785      (7,842)     41,327
----------------------------------------------------------------------------------------------------------------
 Total Increase (Decrease)                                        16,238      46,582      (6,700)     49,287
NET ASSETS:
 Beginning of Period                                             161,538     177,776     121,917     115,217
----------------------------------------------------------------------------------------------------------------
END OF PERIOD                                                   $177,776    $224,358    $115,217    $164,504
----------------------------------------------------------------------------------------------------------------
 Undistributed net investment income included in end of
 period net assets                                              $    175    $    717    $    103    $     69
----------------------------------------------------------------------------------------------------------------
(1) Shares Issued and Redeemed
INSTITUTIONAL CLASS:
 Shares Issued                                                     5,255       9,218       4,216       5,493
 In Lieu of Cash Distributions                                       903         967         381         321
 Shares Redeemed                                                  (4,546)     (6,476)     (5,223)     (2,341)
----------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Institutional Class Shares
 Outstanding                                                       1,612       3,709        (626)      3,473
----------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             121

                                                                                          MULTI-ASSET-CLASS
                                                                   BALANCED PORTFOLIO             PORTFOLIO
---------------------------------------------------------------------------------------------------------------
                                                                        YEAR                   YEAR
                                                                        ENDED                  ENDED
                                                                    SEPTEMBER 30,          SEPTEMBER 30,
(IN THOUSANDS)                                                    2000        2001        2000       2001
---------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS:
 Net Investment Income                                          $ 13,167    $  14,633   $  4,765   $  4,788
 Realized Net Gain (Loss)                                         24,317      (41,253)     9,308    (23,108)
 Change in Unrealized Appreciation (Depreciation)                 16,268      (45,071)    (1,453)   (10,574)
---------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Net Assets Resulting from
 Operations                                                       53,752      (71,691)    12,620    (28,894)
---------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS: -- NOTE A10
INSTITUTIONAL CLASS:
 Net Investment Income                                           (11,714)     (13,709)    (3,856)    (1,037)
 In Excess of Net Investment Income                                   --           --     (1,267)      (348)
 Realized Net Gain                                               (46,224)          --    (17,099)        --
 In Excess of Realized Net Gain                                       --      (23,495)        --    (11,659)
INVESTMENT CLASS:
 Net Investment Income                                              (105)        (207)      (163)       (31)
 In Excess of Net Investment Income                                   --           --        (54)       (10)
 Realized Net Gain                                                   (29)          --       (783)        --
 In Excess of Realized Net Gain                                       --         (402)        --       (364)
ADVISER CLASS:
 Net Investment Income                                              (964)      (1,125)        --         --
 In Excess of Net Investment Income                                   --           --         --         --
 Realized Net Gain                                                (4,100)          --         --         --
 In Excess of Realized Net Gain                                       --       (1,744)        --         --
---------------------------------------------------------------------------------------------------------------
 Total Distributions                                             (63,136)     (40,682)   (23,222)   (13,449)
---------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:(1)
INSTITUTIONAL CLASS:
 Issued                                                          178,002       76,455     13,582     48,522
 In Lieu of Cash Distributions                                    57,872       37,197     20,143     12,510
 Redeemed                                                        (63,836)    (119,906)   (32,973)   (40,576)
INVESTMENT CLASS:
 Issued                                                            9,339          774        124        114
 In Lieu of Cash Distributions                                       134          609      1,000        405
 Redeemed                                                         (1,784)      (1,548)    (2,383)      (164)
ADVISER CLASS:
 Issued                                                            7,360       36,881         --         --
 In Lieu of Cash Distributions                                     5,062        2,868         --         --
 Redeemed                                                         (6,978)      (6,926)        --         --
---------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

122

                                                                                          MULTI-ASSET-CLASS
                                                                   BALANCED PORTFOLIO             PORTFOLIO
---------------------------------------------------------------------------------------------------------------
                                                                        YEAR                   YEAR
                                                                        ENDED                  ENDED
                                                                    SEPTEMBER 30,          SEPTEMBER 30,
(IN THOUSANDS)                                                    2000        2001        2000       2001
---------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) from Capital Share Transactions        $185,171    $  26,404   $   (507)  $ 20,811
---------------------------------------------------------------------------------------------------------------
 Total Increase (Decrease)                                       175,787      (85,969)   (11,109)   (21,532)
NET ASSETS:
 Beginning of Period                                             371,304      547,091    160,108    148,999
---------------------------------------------------------------------------------------------------------------
END OF PERIOD                                                   $547,091    $ 461,122   $148,999   $127,467
---------------------------------------------------------------------------------------------------------------
 Undistributed net investment income included in end of
 period net assets                                              $  3,691    $   4,085   $ (1,321)  $   (318)
---------------------------------------------------------------------------------------------------------------
(1) Shares Issued and Redeemed
INSTITUTIONAL CLASS:
 Shares Issued                                                    13,288        6,511      1,111      4,346
 In Lieu of Cash Distributions                                     4,519        3,161      1,701      1,248
 Shares Redeemed                                                  (4,745)      (9,924)    (2,759)    (4,081)
---------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Institutional Class Shares
 Outstanding                                                      13,062         (252)        53      1,513
---------------------------------------------------------------------------------------------------------------
INVESTMENT CLASS:
 Shares Issued                                                       714           66         10         10
 In Lieu of Cash Distributions                                        10           52         85         41
 Shares Redeemed                                                    (134)        (130)      (198)       (16)
---------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Investment Class Shares
 Outstanding                                                         590          (12)      (103)        35
---------------------------------------------------------------------------------------------------------------
ADVISER CLASS:
 Shares Issued                                                       555        3,223         --         --
 In Lieu of Cash Distributions                                       396          245         --         --
 Shares Redeemed                                                    (524)        (605)        --         --
---------------------------------------------------------------------------------------------------------------
 Net Increase (Decrease) in Adviser Class Shares Outstanding         427        2,863         --         --
---------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             123

Financial Highlights
FIXED INCOME PORTFOLIO
Institutional Class

                                                                                 YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                   1997         1998         1999         2000         2001
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $    11.83   $    12.22   $    12.22   $    11.26   $    11.25
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                             0.80+        0.78+        0.77+        0.77+        0.75
  Net Realized and Unrealized Gain (Loss) on Investments            0.50         0.14        (0.72)       (0.02)        0.62
--------------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                                1.30         0.92         0.05         0.75         1.37
--------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                            (0.78)       (0.75)       (0.71)       (0.76)       (0.78)
  Realized Net Gain                                                (0.13)       (0.17)          --           --           --
  In Excess of Realized Net Gain                                      --           --        (0.30)          --           --
--------------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                            (0.91)       (0.92)       (1.01)       (0.76)       (0.78)
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $    12.22   $    12.22   $    11.26   $    11.25   $    11.84
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                      11.47%        7.90%        0.33%        7.02%       12.74%
--------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $3,219,987   $4,625,015   $4,338,939   $4,087,553   $4,142,009
Ratio of Expenses to Average Net Assets(1)                         0.49%        0.48%        0.48%        0.48%        0.48%
Ratio of Net Investment Income to Average Net Assets               6.73%        6.49%        6.62%        7.03%        6.46%
Portfolio Turnover Rate                                             179%         121%         103%          62%         111%
--------------------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                  0.48%        0.47%        0.47%        0.47%        0.47%
--------------------------------------------------------------------------------------------------------------------------------

Investment Class

                                                             OCTOBER 15, 1996**
                                                                     TO
                                                               SEPTEMBER 30,            YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                      1997           1998      1999      2000      2001
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $     11.80       $ 12.22   $ 12.22   $ 11.27   $ 11.25
---------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                                0.75+         0.76+     0.76+     0.76+     0.72
  Net Realized and Unrealized Gain (Loss) on Investments               0.40          0.14     (0.72)    (0.03)     0.64
---------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                                   1.15          0.90      0.04      0.73      1.36
---------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                               (0.60)        (0.73)    (0.69)    (0.75)    (0.77)
  Realized Net Gain                                                   (0.13)        (0.17)       --        --        --
  In Excess of Realized Net Gain                                         --            --     (0.30)       --        --
---------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                               (0.73)        (0.90)    (0.99)    (0.75)    (0.77)
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                  $     12.22       $ 12.22   $ 11.27   $ 11.25   $ 11.84
---------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                         10.07%         7.72%     0.24%     6.84%    12.59%
---------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                           $     9,527       $48,944   $39,165   $63,944   $74,905
Ratio of Expenses to Average Net Assets(2)                            0.66%*        0.63%     0.63%     0.63%     0.63%
Ratio of Net Investment Income to Average Net Assets                  6.57%*        6.31%     6.50%     6.89%     6.28%
Portfolio Turnover Rate                                                179%          121%      103%       62%      111%
---------------------------------------------------------------------------------------------------------------------------
(2) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver              0.12%*          N/A       N/A       N/A       N/A
  Ratio Including Expense Offsets                                     0.65%*        0.62%     0.62%     0.62%     0.62%
---------------------------------------------------------------------------------------------------------------------------

*  Annualized
** Initial offering of Investment Class shares
+  Per share amount is based on average shares outstanding.
    The accompanying notes are an integral part of the financial statements.

124

Financial Highlights
FIXED INCOME PORTFOLIO
Adviser Class

                                                             NOVEMBER 7, 1996***
                                                                     TO
                                                                SEPTEMBER 30,              YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                      1997             1998       1999       2000       2001
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $     12.04       $  12.22   $  12.23   $  11.26   $  11.24
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                                 0.70+          0.75+      0.74+      0.75+      0.71
  Net Realized and Unrealized Gain (Loss) on Investments                0.20           0.14      (0.72)     (0.02)      0.63
--------------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                                    0.90           0.89       0.02       0.73       1.34
--------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                                (0.59)         (0.71)     (0.69)     (0.75)     (0.75)
  Realized Net Gain                                                    (0.13)         (0.17)        --         --         --
  In Excess of Realized Net Gain                                          --             --      (0.30)        --         --
--------------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                                (0.72)         (0.88)     (0.99)     (0.75)     (0.75)
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                   $     12.22       $  12.23   $  11.26   $  11.24   $  11.83
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                           7.79%          7.63%      0.07%      6.79%     12.43%
--------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                            $    76,683       $131,303   $141,709   $144,754   $176,849
Ratio of Expenses to Average Net Assets(1)                             0.77%*         0.73%      0.73%      0.73%      0.73%
Ratio of Net Investment Income to Average Net Assets                   6.50%*         6.22%      6.38%      6.78%      6.20%
Portfolio Turnover Rate                                                 179%           121%       103%        62%       111%
--------------------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver               0.01%*           N/A        N/A        N/A        N/A
  Ratio Including Expense Offsets                                      0.76%*         0.72%      0.72%      0.72%      0.72%
--------------------------------------------------------------------------------------------------------------------------------

*  Annualized
*** Initial offering of Adviser Class shares
+  Per share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             125

Financial Highlights
SPECIAL PURPOSE FIXED INCOME PORTFOLIO
Institutional Class

                                                                            YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997       1998       1999       2000       2001
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  12.26   $  12.58   $  12.33   $  11.32   $  11.31
----------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                           0.85+      0.84       0.78       0.81       0.82
  Net Realized and Unrealized Gain (Loss) on Investments          0.52       0.03      (0.69)     (0.06)      0.60
----------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              1.37       0.87       0.09       0.75       1.42
----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.87)     (0.85)     (0.73)     (0.76)     (0.84)
  Realized Net Gain                                              (0.18)     (0.27)     (0.04)        --         --
  In Excess of Realized Net Gain                                    --         --      (0.33)        --         --
----------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (1.05)     (1.12)     (1.10)     (0.76)     (0.84)
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  12.58   $  12.33   $  11.32   $  11.31   $  11.89
----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    11.78%      7.31%      0.71%      6.99%     13.04%
----------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $492,784   $552,269   $459,674   $429,327   $294,858
Ratio of Expenses to Average Net Assets(1)                       0.49%      0.49%      0.49%      0.49%      0.50%
Ratio of Net Investment Income to Average Net Assets             6.88%      6.89%      6.46%      7.13%      6.55%
Portfolio Turnover Rate                                           198%       105%       124%        53%       103%
----------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                0.48%      0.48%      0.48%      0.48%      0.49%
----------------------------------------------------------------------------------------------------------------------

+ Per share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

126

Financial Highlights
FIXED INCOME II PORTFOLIO
Institutional Class

                                                                            YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997       1998       1999       2000       2001
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  11.23   $  11.46   $  11.69   $  10.74   $  10.67
----------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income (Loss)                                    0.74       0.61       0.69       0.78       0.68
  Net Realized and Unrealized Gain (Loss) on Investments          0.39       0.40      (0.75)     (0.12)      0.70
----------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              1.13       1.01      (0.06)      0.66       1.38
----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.79)     (0.66)     (0.63)     (0.73)     (0.73)
  Realized Net Gain                                              (0.11)     (0.12)        --         --         --
  In Excess of Realized Net Gain                                    --         --      (0.26)        --         --
----------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (0.90)     (0.78)     (0.89)     (0.73)     (0.73)
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  11.46   $  11.69   $  10.74   $  10.67   $  11.32
----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    10.58%      9.23%      (0.57)%    6.48%     13.45%
----------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $226,662   $443,923   $384,893   $279,141   $278,657
Ratio of Expenses to Average Net Assets(1)                       0.50%      0.50%      0.48%      0.49%      0.50%
Ratio of Net Investment Income to Average Net Assets             6.54%      6.19%      6.20%      6.99%      6.19%
Portfolio Turnover Rate                                           182%        92%       106%        43%        89%
----------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                0.49%      0.49%      0.47%      0.48%      0.50%
----------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             127

Financial Highlights
DOMESTIC FIXED INCOME PORTFOLIO
Institutional Class

                                                                           YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                 1997      1998       1999       2000       2001
--------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 10.89   $ 11.27   $  11.40   $  10.55   $  10.46
--------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                          0.74      0.73       0.71       0.71+      0.65+
  Net Realized and Unrealized Gain (Loss) on Investments         0.33      0.32      (0.83)     (0.12)      0.73
--------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                             1.07      1.05      (0.12)      0.59       1.38
--------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                         (0.67)    (0.79)     (0.52)     (0.68)     (0.69)
  Realized Net Gain                                             (0.02)    (0.13)        --         --         --
  In Excess of Realized Net Gain                                   --        --      (0.21)        --         --
--------------------------------------------------------------------------------------------------------------------
    Total Distributions                                         (0.69)    (0.92)     (0.73)     (0.68)     (0.69)
--------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 11.27   $ 11.40   $  10.55   $  10.46   $  11.15
--------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   10.20%     9.83%      (1.12)%    5.88%     13.68%
--------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $96,954   $76,042   $189,860   $181,884   $195,467
Ratio of Expenses to Average Net Assets(1)                      0.51%     0.51%      0.51%      0.51%      0.51%
Ratio of Net Investment Income to Average Net Assets            6.48%     6.32%      6.09%      6.86%      6.04%
Portfolio Turnover Rate                                          217%      145%       115%        51%        86%
--------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver        0.01%     0.01%        N/A      0.01%        N/A
  Ratio Including Expense Offsets                               0.50%     0.50%      0.49%      0.50%      0.50%
--------------------------------------------------------------------------------------------------------------------

Adviser Class

                                                          MARCH 1, 1999**
                                                                TO          YEAR ENDED
                                                           SEPTEMBER 30,   SEPTEMBER 30,
                                                               1999        2000     2001
-------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $10.85       $10.53   $ 10.43
-------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                         0.39         0.68+     0.62+
  Net Realized and Unrealized Gain (Loss) on Investments       (0.43)       (0.11)     0.72
-------------------------------------------------------------------------------------------
    Total from Investment Operations                           (0.04)        0.57      1.34
-------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                        (0.28)       (0.67)    (0.67)
-------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $10.53       $10.43   $ 11.10
-------------------------------------------------------------------------------------------
TOTAL RETURN                                                  (0.40)%       5.68%    13.29%
-------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $1,192       $1,625   $ 4,635
Ratio of Expenses to Average Net Assets(2)                     0.75%*       0.76%     0.75%
Ratio of Net Investment Income to Average Net Assets           6.73%*       6.61%     5.72%
Portfolio Turnover Rate                                         115%          51%       86%
-------------------------------------------------------------------------------------------
(2)SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver         N/A        0.01%       N/A
  Ratio Including Expense Offsets                              0.74%*       0.75%     0.75%
-------------------------------------------------------------------------------------------

*  Annualized
** Commencement of Operations
+  Per share amount is based on average shares outstanding.
    The accompanying notes are an integral part of the financial statements.

128

Financial Highlights
CASH RESERVES PORTFOLIO
Institutional Class

                                                                           YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                 1997       1998       1999       2000       2001
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 1.000   $  1.000   $  1.000   $  1.000   $  1.000
---------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                         0.052      0.053      0.048      0.058      0.049
---------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                        (0.052)    (0.053)    (0.048)    (0.058)    (0.049)
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 1.000   $  1.000   $  1.000   $  1.000   $  1.000
---------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    5.32%      5.47%      4.93%      5.91%      5.03%
---------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $98,464   $168,228   $156,510   $115,513   $132,901
Ratio of Expenses to Average Net Assets(1)                      0.33%      0.32%      0.33%      0.37%      0.39%
Ratio of Net Investment Income to Average Net Assets            5.20%      5.33%      4.77%      5.72%      4.86%
---------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction of Ratio due to Expense Reimbursement/Waiver        0.07%      0.05%      0.04%      0.05%      0.06%
  Ratio Including Expense Offsets                               0.32%      0.32%      0.32%      0.32%      0.32%
---------------------------------------------------------------------------------------------------------------------

Investment Class

                                                              AUGUST 16, 1999**
                                                                             TO        YEAR ENDED
                                                                  SEPTEMBER 30,       SEPTEMBER 30,
                                                                           1999     2000        2001
------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $     1.000       $ 1.000    $  1.000
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                                0.006         0.056       0.048
----------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                               (0.006)       (0.056)     (0.048)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                   $     1.000       $ 1.000    $  1.000
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                           0.60%         5.75%       4.88%
----------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                            $       919       $ 1,977    $ 16,100
Ratio of Expenses to Average Net Assets(2)                             0.48%*        0.52%       0.54%
Ratio of Net Investment Income to Average Net Assets                   4.83%*        5.74%       4.58%
----------------------------------------------------------------------------------------------------------
(2) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction of Ratio due to Expense Reimbursement/Waiver               0.04%*        0.07%       0.05%
  Ratio Including Expense Offsets                                      0.47%*        0.47%       0.47%
----------------------------------------------------------------------------------------------------------

*  Annualized
** Initial offering of Investment Class shares

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             129

Financial Highlights
GLOBAL FIXED INCOME PORTFOLIO
Institutional Class

                                                                         YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                 1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 11.01   $ 10.64   $ 11.03   $ 10.42   $  9.23
-------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                          0.60+     0.55      0.51      0.53      0.49
  Net Realized and Unrealized Gain (Loss) on Investments        (0.22)     0.38     (0.49)    (1.06)    (0.01)
-------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                             0.38      0.93      0.02     (0.53)     0.48
-------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                         (0.59)    (0.39)    (0.44)    (0.11)       --
  In Excess of Net Investment Income                               --        --        --     (0.27)    (0.37)
  Realized Net Gain                                             (0.16)    (0.15)    (0.19)       --        --
  In Excess of Realized Net Gain                                   --        --        --     (0.28)       --
-------------------------------------------------------------------------------------------------------------
    Total Distributions                                         (0.75)    (0.54)    (0.63)    (0.66)    (0.37)
-------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 10.64   $ 11.03   $ 10.42   $  9.23   $  9.34
-------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    3.53%     9.18%   (0.05)%   (5.39)%     5.26%
-------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $77,493   $71,834   $64,059   $34,827   $36,143
Ratio of Expenses to Average Net Assets(1)                      0.57%     0.56%     0.54%     0.62%     0.61%
Ratio of Net Investment Income to Average Net Assets            5.65%     5.11%     4.83%     4.87%     5.16%
Portfolio Turnover Rate                                          137%       88%       56%       54%       49%
-------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  Average Net Assets:
  Ratio Including Expense Offsets                               0.57%     0.56%     0.53%     0.60%     0.60%
-------------------------------------------------------------------------------------------------------------

+ Per Share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

130

Financial Highlights
HIGH YIELD PORTFOLIO
Institutional Class

                                                                              YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997        1998        1999        2000        2001
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $   9.32    $  10.15    $   8.99    $   8.77    $   7.86
--------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                           0.86+       0.85+       0.86+       0.89+       0.78+
  Net Realized and Unrealized Gain (Loss) on Investments          0.87       (0.93)      (0.10)      (0.88)      (1.95)
--------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              1.73       (0.08)       0.76        0.01       (1.17)
--------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.87)      (0.82)      (0.79)      (0.92)      (0.94)
  Realized Net Gain                                              (0.03)      (0.26)      (0.04)         --          --
  In Excess of Realized Net Gain                                    --          --       (0.15)         --          --
--------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (0.90)      (1.08)      (0.98)      (0.92)      (0.94)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.15    $   8.99    $   8.77    $   7.86    $   5.75
--------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    19.90%       (1.17)%     8.81%       (0.22)%    (16.27)%
--------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $523,899    $703,110    $937,482    $848,507    $583,110
Ratio of Expenses to Average Net Assets(1)                       0.51%       0.50%       0.49%       0.56%       0.57%
Ratio of Net Investment Income to Average Net Assets             9.05%       8.74%       9.61%      10.50%      11.44%
Portfolio Turnover Rate                                            96%         75%         45%         55%         67%
--------------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                0.50%       0.48%       0.48%       0.55%       0.56%
--------------------------------------------------------------------------------------------------------------------------

Investment Class

                                                                              YEAR ENDED SEPTEMBER 30,
                                                                1997        1998        1999        2000        2001
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $   9.31    $  10.16    $   9.00    $   8.78    $   7.87
--------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income (Loss)                                    0.84+       0.83+       0.85+       0.88+       0.77+
  Net Realized and Unrealized Gain (Loss) on Investments          0.88       (0.93)      (0.10)      (0.89)      (1.96)
--------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              1.72       (0.10)       0.75       (0.01)      (1.19)
--------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.84)      (0.80)      (0.78)      (0.90)      (0.93)
  Realized Net Gain                                              (0.03)      (0.26)      (0.04)         --          --
  In Excess of Realized Net Gain                                    --          --       (0.15)         --          --
--------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (0.87)      (1.06)      (0.97)      (0.90)      (0.93)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.16    $   9.00    $   8.78    $   7.87    $   5.75
--------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    19.77%       (1.37)%     8.67%       (0.40)%    (16.42)%
--------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $ 10,916    $ 11,262    $  7,041    $ 10,151    $  9,603
Ratio of Expenses to Average Net Assets(2)                       0.70%       0.65%       0.64%       0.71%       0.72%
Ratio of Net Investment Income to Average Net Assets             8.84%       8.58%       9.50%      10.43%      11.32%
Portfolio Turnover Rate                                            96%         75%         45%         55%         67%
--------------------------------------------------------------------------------------------------------------------------
(2) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver         0.22%         N/A         N/A         N/A         N/A
  Ratio Including Expense Offsets                                0.69%       0.63%       0.63%       0.70%       0.71%
--------------------------------------------------------------------------------------------------------------------------

+  Per share amount is based on average shares outstanding.
    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             131

Financial Highlights
HIGH YIELD PORTFOLIO
Adviser Class

                                                              JANUARY 31 1997**
                                                                     TO
                                                                SEPTEMBER 30,              YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                      1997            1998       1999       2000       2001
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $            9.39    $ 10.15    $  8.99    $  8.76    $  7.85
-------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income (Loss)                                             0.56+      0.83+      0.84+      0.87+      0.72+
  Net Realized and Unrealized Gain (Loss) on Investments                   0.59      (0.93)     (0.11)     (0.88)     (1.92)
-------------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                                       1.15      (0.10)      0.73      (0.01)     (1.20)
-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                                   (0.39)     (0.80)     (0.77)     (0.90)     (0.93)
  Realized Net Gain                                                          --      (0.26)     (0.04)        --         --
  In Excess of Realized Net Gain                                             --         --      (0.15)        --         --
-------------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                                   (0.39)     (1.06)     (0.96)     (0.90)     (0.93)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $           10.15    $  8.99    $  8.76    $  7.85    $  5.72
-------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                             12.63%      (1.37)%    8.44%      (0.42)%   (16.62)%
-------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $           4,327    $10,236    $13,701    $22,781    $95,483
Ratio of Expenses to Average Net Assets(1)                                0.78%*     0.75%      0.74%      0.81%      0.83%
Ratio of Net Investment Income to Average Net Assets                      8.68%*     8.55%      9.29%     10.34%     11.03%
Portfolio Turnover Rate                                                     96%        75%        45%        55%        67%
-------------------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                         0.76%*     0.73%      0.73%      0.80%      0.82%
-------------------------------------------------------------------------------------------------------------------------------

*  Annualized
** Initial offering of Adviser Class shares
+ Per share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

132

Financial Highlights
INTERMEDIATE DURATION PORTFOLIO
Institutional Class

                                                                          YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                 1997       1998      1999      2000      2001
------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 10.28   $  10.48   $ 10.68   $  9.77   $  9.67
------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                          0.61+      0.58      0.72      0.67+     0.57
  Net Realized and Unrealized Gain (Loss) on Investments         0.27       0.28     (0.65)    (0.19)     0.69
------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                             0.88       0.86      0.07      0.48      1.26
------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                         (0.53)     (0.56)    (0.76)    (0.58)    (0.56)
  Realized Net Gain                                             (0.15)     (0.10)       --        --        --
  In Excess of Realized Net Gain                                   --         --     (0.22)       --        --
------------------------------------------------------------------------------------------------------------------
    Total Distributions                                         (0.68)     (0.66)    (0.98)    (0.58)    (0.56)
------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 10.48   $  10.68   $  9.77   $  9.67   $ 10.37
------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    8.93%      8.57%     0.64%     5.84%    13.42%
------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $72,119   $116,891   $50,513   $37,686   $50,814
Ratio of Expenses to Average Net Assets(1)                      0.55%      0.52%     0.49%     0.54%     0.54%
Ratio of Net Investment Income to Average Net Assets            5.93%      5.84%     6.20%     6.95%     5.62%
Portfolio Turnover Rate                                          204%       131%       97%       76%       59%
------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver        0.05%        N/A       N/A       N/A       N/A
  Ratio Including Expense Offsets                               0.52%      0.51%     0.48%     0.53%     0.54%
------------------------------------------------------------------------------------------------------------------

Investment Class

                                                               AUGUST 16, 1999**              YEAR ENDED
                                                                TO SEPTEMBER 30,           SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                        1999             2000       2001
------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $               9.76    $  9.77    $  9.66
------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                                       0.11       0.65+      0.54
  Net Realized and Unrealized Gain (Loss) on Investments                      0.04      (0.23)      0.70
------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                                          0.15       0.42       1.24
------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                                      (0.14)     (0.53)     (0.55)
------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $               9.77    $  9.66    $ 10.35
------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                                 1.49%      5.68%     13.24%
------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $              9,304    $27,678    $35,094
Ratio of Expenses to Average Net Assets(2)                                   0.64%*     0.69%      0.69%
Ratio of Net Investment Income to Average Net Assets                         8.99%*     6.81%      5.47%
Portfolio Turnover Rate                                                        97%        76%        59%
------------------------------------------------------------------------------------------------------------
(2) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                            0.63%*     0.68%      0.69%
------------------------------------------------------------------------------------------------------------

* Annualized
** Initial offering of Investment Class shares
+ Per share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             133

Financial Highlights
INTERNATIONAL FIXED INCOME PORTFOLIO
Institutional Class

                                                                           YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997       1998       1999       2000      2001
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.77   $  10.19   $  10.75   $  10.12   $  8.88
---------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                           0.50       0.45       0.34       0.35      0.28+
  Net Realized and Unrealized Gain (Loss) on Investments         (0.44)      0.56      (0.41)     (1.15)     0.04
---------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              0.06       1.01      (0.07)     (0.80)     0.32
---------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.38)     (0.36)     (0.28)        --        --
  In Excess of Net Investment Income                                --         --      (0.06)     (0.27)    (0.24)
  Realized Net Gain                                              (0.26)     (0.09)     (0.22)     (0.04)       --
  In Excess of Realized Net Gain                                    --         --         --      (0.13)       --
---------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (0.64)     (0.45)     (0.56)     (0.44)    (0.24)
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.19   $  10.75   $  10.12   $   8.88   $  8.96
---------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                     0.44%     10.38%    (0.93)%    (8.23)%     3.63%
---------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $152,752   $150,313   $125,981   $112,456   $77,363
Ratio of Expenses to Average Net Assets(1)                       0.53%      0.52%      0.52%      0.56%     0.55%
Ratio of Net Investment Income to Average Net Assets             5.27%      4.59%      3.68%      3.76%     3.31%
Portfolio Turnover Rate                                           107%        75%        64%        91%       71%
---------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                0.53%      0.52%      0.52%      0.55%     0.55%
---------------------------------------------------------------------------------------------------------------------

+ Per share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

134

Financial Highlights
LIMITED DURATION PORTFOLIO
Institutional Class

                                                                            YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997       1998       1999       2000       2001
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.38   $  10.49   $  10.54   $  10.18   $  10.17
----------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                           0.62       0.59       0.68       0.60       0.59
  Net Realized and Unrealized Gain (Loss) on Investments          0.08       0.03      (0.31)     (0.03)      0.42
----------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              0.70       0.62       0.37       0.57       1.01
----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.59)     (0.57)     (0.73)     (0.58)     (0.59)
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.49   $  10.54   $  10.18   $  10.17   $  10.59
----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                     6.98%      6.13%      3.61%      6.37%     10.23%
----------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $155,570   $252,711   $161,538   $177,776   $224,358
Ratio of Expenses to Average Net Assets(1)                       0.43%      0.42%      0.41%      0.42%      0.43%
Ratio of Net Investment Income to Average Net Assets             6.15%      5.89%      6.16%      6.61%      5.67%
Portfolio Turnover Rate                                           130%       107%       102%        57%        59%
----------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver         0.00%#       N/A        N/A        N/A        N/A
  Ratio Including Expense Offsets                                0.42%      0.41%      0.41%      0.41%      0.43%
----------------------------------------------------------------------------------------------------------------------

# Amount is less than 0.01%

    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             135

Financial Highlights
MUNICIPAL PORTFOLIO
Institutional Class

                                                                           YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                 1997      1998       1997       2000       2001
--------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 11.23   $ 11.64   $  11.96   $  11.39   $  11.43
--------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                          0.53      0.54       0.55       0.62       0.48
  Net Realized and Unrealized Gain (Loss) on Investments         0.40      0.28      (0.53)      0.10       0.72
--------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                             0.93      0.82       0.02       0.72       1.20
--------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                         (0.52)    (0.50)     (0.59)     (0.62)     (0.49)
  In Excess of Realized Net Gain                                   --        --         --      (0.06)        --
--------------------------------------------------------------------------------------------------------------------
    Total Distributions                                         (0.52)    (0.50)     (0.59)     (0.68)     (0.49)
--------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 11.64   $ 11.96   $  11.39   $  11.43   $  12.14
--------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    8.47%     7.20%      0.11%      6.66%     10.69%
--------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $75,120   $82,282   $121,917   $115,217   $164,504
Ratio of Expenses to Average Net Assets(1)                      0.51%     0.52%      0.51%      0.51%      0.51%
Ratio of Net Investment Income to Average Net Assets            4.70%     4.58%      4.72%      5.51%      4.03%
Portfolio Turnover Rate                                           54%      140%        88%        82%        70%
--------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver        0.05%     0.04%      0.09%      0.01%      0.01%
  Ratio Including Expense Offsets                               0.50%     0.50%      0.50%      0.50%      0.50%
--------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

136

Financial Highlights
BALANCED PORTFOLIO
Institutional Class

                                                                            YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997       1998       1999       2000       2001
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  13.81   $  15.30   $  13.46   $  13.83   $  13.37
----------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                           0.51       0.48+      0.45+      0.44+      0.35+
  Net Realized and Unrealized Gain (Loss) on Investments          2.91      (0.11)      1.71       1.45      (2.07)
----------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              3.42       0.37       2.16       1.89      (1.72)
----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.54)     (0.49)     (0.43)     (0.46)     (0.38)
  Realized Net Gain                                              (1.39)     (1.72)     (1.36)     (1.89)        --
  In Excess of Realized Net Gain                                    --         --         --         --      (0.67)
----------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (1.93)     (2.21)     (1.79)     (2.35)     (1.05)
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  15.30   $  13.46   $  13.83   $  13.37   $  10.60
----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    27.44%      2.85%     16.99%     14.75%   (13.51)%
----------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $343,284   $382,339   $341,886   $505,078   $397,666
Ratio of Expenses to Average Net Assets(1)                       0.58%      0.59%      0.58%      0.58%      0.58%
Ratio of Net Investment Income to Average Net Assets             3.56%      3.36%      3.21%      3.29%      2.98%
Portfolio Turnover Rate                                           145%       100%       111%       162%       157%
----------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                0.56%      0.57%      0.57%      0.57%      0.57%
----------------------------------------------------------------------------------------------------------------------

Investment Class

                                                              APRIL 4, 1997**
                                                                    TO
                                                               SEPTEMBER 30,           YEAR ENDED SEPTEMBER 30,
                                                                   1997          1998     1999      2000       2001
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $         13.11   $15.30   $ 13.45   $ 13.82   $   13.37
--------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                                  0.30     0.46+     0.42+     0.42+       0.34+
  Net Realized and Unrealized Gain (Loss) on Investments                 2.09    (0.13)     1.72      1.45       (2.08)
--------------------------------------------------------------------------------------------------------------------------
        Total from Investment Operations                                 2.39     0.33      2.14      1.87       (1.74)
--------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                                 (0.20)   (0.46)    (0.41)    (0.43)      (0.35)
  Realized Net Gain                                                        --    (1.72)    (1.36)    (1.89)         --
  In Excess of Realized Net Gain                                           --       --        --        --       (0.67)
--------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                                 (0.20)   (2.18)    (1.77)    (2.32)      (1.02)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $         15.30   $13.45   $ 13.82   $ 13.37   $   10.61
--------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                           18.40%    2.56%    16.84%    14.59%    (13.65)%
--------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $         3,943   $  445   $   208   $ 8,085   $   6,284
Ratio of Expenses to Average Net Assets(2)                            0.73% *    0.74%     0.74%     0.73%       0.73%
Ratio of Net Investment Income to Average Net Assets                  3.32% *    3.24%     3.03%     3.13%       2.83%
Portfolio Turnover Rate                                                  145%     100%      111%      162%        157%
--------------------------------------------------------------------------------------------------------------------------
(2) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Ratio Including Expense Offsets                                     0.70% *    0.72%     0.72%     0.72%       0.72%
--------------------------------------------------------------------------------------------------------------------------

*  Annualized
** Initial offering of Investment Class shares
+  Per share amount is based on average shares outstanding.
    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             137

Financial Highlights
BALANCED PORTFOLIO
Adviser Class

                                                  NOVEMBER 1, 1996***
                                                          TO
                                                     SEPTEMBER 30,                     YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD           1997               1998          1999          2000          2001
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD              $             14.05    $    15.30    $    13.43    $    13.80    $    13.34
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                          0.42          0.44+         0.42+         0.41+         0.33+
  Net Realized and Unrealized Gain (Loss) on
  Investments                                                    2.60         (0.12)         1.71          1.44         (2.09)
---------------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                             3.02          0.32          2.13          1.85         (1.76)
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                         (0.38)        (0.47)        (0.40)        (0.42)        (0.34)
  Realized Net Gain                                             (1.39)        (1.72)        (1.36)        (1.89)           --
  In Excess of Realized Net Gain                                   --            --            --            --         (0.67)
---------------------------------------------------------------------------------------------------------------------------------
    Total Distributions                                         (1.77)        (2.19)        (1.76)        (2.31)        (1.01)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $             15.30    $    13.43    $    13.80    $    13.34    $    10.57
---------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   23.82%         2.49%        16.76%        14.46%       (13.79%)
---------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)             $            27,366    $   24,654    $   29,210    $   33,928    $   57,172
Ratio of Expenses to Average Net Assets(1)                      0.85%*        0.84%         0.83%         0.83%         0.84%
Ratio of Net Investment Income to Average Net
Assets                                                          3.24%*        3.11%         2.97%         3.04%         2.77%
Portfolio Turnover Rate                                          145%          100%          111%          162%          157%
---------------------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF
  EXPENSES TO AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense
  Reimbursement/ Waiver                                         0.03%*          N/A           N/A           N/A           N/A
  Ratio Including Expense Offsets                               0.84%*        0.82%         0.82%         0.82%         0.83%
---------------------------------------------------------------------------------------------------------------------------------

*  Annualized
*** Initial offering of Adviser Class shares
+  Per share amount is based on average shares outstanding.

    The accompanying notes are an integral part of the financial statements.

138

Financial Highlights
MULTI-ASSET-CLASS PORTFOLIO
Institutional Class

                                                                            YEAR ENDED SEPTEMBER 30,
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD                  1997       1998       1999       2000       2001
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $  12.28   $  13.64   $  11.74   $  12.43   $  11.62
----------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                           0.38+      0.38+      0.37       0.36       0.33
  Net Realized and Unrealized Gain (Loss) on Investments          2.57      (0.45)      1.62       0.60      (2.24)
----------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                              2.95      (0.07)      1.99       0.96      (1.91)
----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                          (0.51)     (0.34)     (0.34)     (0.31)     (0.07)
  In Excess of Net Investment Income                                --         --         --      (0.10)     (0.02)
  Realized Net Gain                                              (1.08)     (1.49)     (0.96)     (1.36)        --
  In Excess of Realized Net Gain                                    --         --         --         --      (0.75)
----------------------------------------------------------------------------------------------------------------------
    Total Distributions                                          (1.59)     (1.83)     (1.30)     (1.77)     (0.84)
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  13.64   $  11.74   $  12.43   $  11.62   $   8.87
----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    26.50%    (0.46)%     17.71%      7.74%   (17.23)%
----------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
  Net Assets, End of Period (Thousands)                       $173,155   $165,039   $152,862   $143,434   $122,912
Ratio of Expenses to Average Net Assets (1)                      0.74%      0.78%      0.78%      0.78%      0.79%
Ratio of Net Investment Income to Average Net Assets             3.07%      2.98%      2.86%      2.93%      3.02%
Portfolio Turnover Rate                                           141%       107%       101%       152%       149%
----------------------------------------------------------------------------------------------------------------------
(1) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver         0.08%      0.04%      0.02%      0.03%      0.04%
  Ratio Including Expense Offsets                                0.74%      0.78%      0.78%      0.78%      0.78%
----------------------------------------------------------------------------------------------------------------------

Investment Class

                                                                          YEAR ENDED SEPTEMBER 30,
                                                               1997      1998      1999      2000       2001
-------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 12.27   $ 13.63   $ 11.74   $ 12.41   $   11.58
-------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income                                          0.36+     0.36+     0.35      0.33        0.29
  Net Realized and Unrealized Gain (Loss) on Investments         2.57     (0.45)     1.62      0.60       (2.21)
-------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations                             2.93     (0.09)     1.97      0.93       (1.92)
-------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net Investment Income                                         (0.49)    (0.31)    (0.34)    (0.30)      (0.07)
  In Excess of Net Investment Income                               --        --        --     (0.10)      (0.02)
  Realized Net Gain                                             (1.08)    (1.49)    (0.96)    (1.36)         --
  In Excess of Realized Net Gain                                   --        --        --        --       (0.75)
-------------------------------------------------------------------------------------------------------------------
    Total Distributions                                         (1.57)    (1.80)    (1.30)    (1.76)      (0.84)
-------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 13.63   $ 11.74   $ 12.41   $ 11.58   $    8.82
-------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   26.32%   (0.61)%    17.53%     7.54%    (17.42)%
-------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
Net Assets, End of Period (Thousands)                         $ 5,075   $ 6,233   $ 7,246   $ 5,565   $   4,555
Ratio of Expenses to Average Net Assets(2)                      0.96%     0.93%     0.93%     0.93%       0.94%
Ratio of Net Investment Income to Average Net Assets            2.85%     2.86%     2.72%     2.77%       2.85%
Portfolio Turnover Rate                                          141%      107%      101%      152%        149%
-------------------------------------------------------------------------------------------------------------------
(2) SUPPLEMENTAL INFORMATION ON THE RATIO OF EXPENSES TO
  AVERAGE NET ASSETS:
  Reduction in Ratio due to Expense Reimbursement/Waiver        0.55%     0.04%     0.02%     0.03%       0.04%
  Ratio Including Expense Offsets                               0.96%     0.93%     0.93%     0.93%       0.93%
-------------------------------------------------------------------------------------------------------------------

+ Per share amount is based on average shares outstanding.
    The accompanying notes are an integral part of the financial statements.

2001 ANNUAL REPORT
September 30, 2001
                                                                             139

Notes to Financial Statements

Morgan Stanley Institutional Fund Trust (formerly MAS Funds) ("MSIFT" or the "Fund") is registered under the Investment Company Act of 1940 as an open-end investment company. At September 30, 2001, the Fund was comprised of twenty-four active portfolios. The accompanying financial statements and financial highlights are those of the Fixed Income, Special Purpose Fixed Income, Fixed Income II, Domestic Fixed Income, Cash Reserves, Global Fixed Income, High Yield, Intermediate Duration, International Fixed Income, Limited Duration, Municipal, Balanced and Multi-Asset-Class Portfolios (each referred to as a "Portfolio").

The Fund offers up to three different classes of shares for certain
Portfolios -- Institutional Class shares, Investment Class shares and Adviser Class shares. Each class of shares has identical voting rights (except shareholders of each Class have exclusive voting rights regarding any matter relating solely to that particular Class of shares), dividend, liquidation and other rights, except each class bears different distribution or service fees as described in Note D.

A. SIGNIFICANT ACCOUNTING POLICIES. The following significant accounting policies are in conformity with accounting principles generally accepted in the United States of America for investment companies. Such policies are consistently followed by the Fund in the preparation of its financial statements. Accounting principles generally accepted in the United States of America may require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results may differ from those estimates.

 1. Security Valuation: Market values for equity securities listed on the New York Stock Exchange ("NYSE") or other U.S. exchanges or NASDAQ are based on the latest quoted sales prices as of the close of the NYSE (normally 4:00 p.m. Eastern Time) on the valuation date; securities not traded on the valuation date are valued at the mean of the most recent quoted bid and asked prices. Equity securities not listed are valued at the mean of the most recent bid and asked prices. Securities listed on foreign exchanges are valued at the latest quoted sales prices. Bonds and other fixed income securities are valued using brokers' quotations or on the basis of prices, provided by a pricing service, which are based primarily on institutional trading in similar securities. Mortgage-backed securities issued by certain government-related organizations are valued using brokers' quotations based on a matrix system which considers such factors as other security prices, yields and maturities. Securities in the Cash Reserves Portfolio, and other Portfolios' short term securities, maturing in 60 days or less, are valued using the amortized cost method of valuation, which in the opinion of the Board of Trustees reflects fair value. Securities for which no quotations are readily available (including restricted securities) are valued at their fair value as determined in good faith using methods approved by the Board of Trustees.

 2. Federal Income Taxes: It is each Portfolio's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for Federal income taxes is required in the financial statements.

 3. Repurchase Agreements: Securities pledged as collateral for repurchase agreements are held by the Portfolios' custodian until maturity of the repurchase agreements. Provisions of the agreements ensure that the market value of the collateral is at least equal to the repurchase value in the event of a default; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

    Pursuant to an exemptive order issued by the Securities and Exchange Commission, the Portfolios may transfer their uninvested cash balances into a joint trading account with other Portfolios of the Fund which invests in one or more repurchase agreements. Any such joint repurchase agreement is covered by the same collateral requirements as discussed above.

 4. Futures: Financial futures contracts (secured by cash and securities deposited with brokers as "initial margin") are valued based upon their quoted daily settlement prices; changes in initial settlement value (represented by cash paid to or received from brokers as "variation margin") are accounted for as unrealized appreciation (depreciation). When futures contracts are closed, the difference between the opening value at the date of purchase and the value at closing is recorded as realized gain or loss in the Statement of Operations.

    Futures contracts may be used by each Portfolio, except the Cash Reserves Portfolio, in order to hedge against unfavorable changes in the value of securities or to attempt to realize profits from the value of the related securities.

    Futures contracts involve market risk in excess of the amounts recognized in the Statement of Net Assets. Risks arise from the possible movements in the prices of securities relating to these instruments. The change in value of futures contracts primarily corresponds with the value of their related securities, but may not precisely correlate with the change in value of such securities. In addition, there is the risk that a Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

 5. Swap Agreements: Each Portfolio, except the Cash Reserves Portfolio, may enter into swap agreements to exchange the interest rate on, or return generated by, one nominal instrument for the return generated by another nominal instrument. The following summarizes swaps entered into by the
    Portfolios:

   Interest Rate Swaps: Interest rate swaps involve the exchange of commitments to pay and receive interest based on a notional principal amount. Net periodic interest payments to be received or paid are accrued daily and are recorded in the Statement of Operations as an adjustment to interest income. Interest rate swaps are marked-to-market daily based upon quotations from

140

   market makers and the change, if any, is recorded as unrealized appreciation or depreciation in the Statement of Operations.

   Total Return Swaps: Total return swaps involve commitments to pay interest in exchange for a market-linked return based on a notional amount. To the extent the total return of the security or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Portfolio will receive a payment from or make a payment to the counterparty, respectively. Total return swaps are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as unrealized appreciation or depreciation in the Statement of Operations. Periodic payments received or made at the end of each measurement period, but prior to termination, are recorded as realized gains or losses in the Statement of Operations.

    Realized gains or losses on maturity or termination of swaps are presented in the Statement of Operations. Because there is no organized market for these swap agreements, the unrealized gain/loss reported in the Statement of Net Assets may differ from that which would be realized in the event the Portfolio terminated its position in the agreement. Risks may arise upon entering into these agreements from the potential inability of the counterparties to meet the terms of the agreements and are generally limited to the amount of net payments to be received, if any, at the date of default.

 6. Structured Investments: Certain Portfolios may invest in structured investments whose values are linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices, equity securities or other underlying instruments. A Portfolio uses these securities to increase or decrease its exposure to different underlying instruments and to gain exposure to markets that might be difficult to invest in through conventional securities. Structured investments may be more volatile than their underlying instruments, but any loss is limited to the amount of the original investment.

 7. Delayed Delivery Commitments: Each Portfolio, except the Cash Reserves Portfolio, may purchase or sell securities on a when-issued or forward commitment basis. Payment and delivery may take place a month or more after the date of the transaction. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. Liquid securities or cash is earmarked in an amount at least equal to these commitments. Securities held for this purpose cannot be sold while this strategy is outstanding, unless replaced with other assets. As a result, there is a possibility that as asset earmarking reaches certain levels, a Portfolio may lose some flexibility in managing its investments, responding to shareholder redemption requests, or meeting other current obligations.

 8. Purchased Options: Certain Portfolios may purchase call and put options on their portfolio securities. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. The purchase of a call option might be intended to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase the instrument. A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer the obligation to buy, the instrument at the exercise price. A Portfolio may purchase a put option to protect its holdings in the underlying instrument, or a similar instrument, against a substantial decline in the market value of such instrument by giving the Portfolio the right to sell the instrument at the option exercise price. Possible losses from purchased options cannot exceed the total amount invested.

 9. Foreign Exchange and Forward Currency Contracts: The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the bid prices of such currencies against U.S. dollars quoted by a bank. Net realized gains (losses) on foreign currency transactions represent net foreign exchange gains (losses) from forward foreign currency contracts, disposition of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amount of investment income and foreign withholding taxes recorded on a Portfolio's books and the U.S. dollar equivalent of amounts actually received or paid.

    A forward foreign currency contract is an agreement between two parties to buy or sell currency at a set price on a future date. Each Portfolio (except the Domestic Fixed Income, Cash Reserves, and Limited Duration Portfolios) may enter into forward foreign currency contracts to protect securities and related receivables and payables against future changes in foreign exchange rates. Fluctuations in the value of such contracts are recorded as unrealized appreciation or depreciation; realized gains or losses, which are disclosed in the Statement of Operations, include net gains or losses on contracts which have been terminated by settlements. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and are generally limited to the amount of unrealized gain on the contract, if any, at the date of default. Risks may also arise from unanticipated movements in the value of the foreign currency relative to the U.S. dollar.

    At September 30, 2001, the net assets of certain Portfolios were substantially comprised of foreign-currency denominated securities and foreign currency. The net assets of these Portfolios are presented at the foreign exchange rates and market values at the close of the period. The Portfolios do not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Portfolios do not isolate the effect of changes in

2001 ANNUAL REPORT
September 30, 2001
                                                                             141

    foreign exchange rates from the fluctuations arising from changes in the market prices of securities sold during the period. Accordingly, the components of realized and unrealized foreign currency gains (losses) representing foreign exchange changes on investments is included in the reported net realized and unrealized gains (losses) on investment transactions and balances. Changes in currency exchange rates will affect the value of and investment income from such securities and currency.

    Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibly lower level of governmental supervision, relative currency valuation fluctuation, regulation of foreign securities markets and the possibility of political or economic instability.

10. Dividends and Distributions to Shareholders: Dividends from net investment income, if any, are declared and paid quarterly except for those of the Cash Reserves Portfolio which are declared daily and paid monthly and Intermediate Duration, Limited Duration and Municipal Portfolios which are declared and paid monthly. Net realized capital gains are distributed at least annually. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America. These differences are primarily due to differing book and tax treatments in the timing of the recognition of gains or losses on securities, forwards and futures, including Post October Losses and permanent differences such as gain (loss) on in-kind redemptions (Note J), foreign currency transactions and gains on certain equity securities designated as issued by "passive foreign investment companies".

    Permanent book and tax differences relating to shareholder distributions may result in reclassifications to undistributed net investment income (loss), undistributed realized net gain (loss) and paid-in capital. Permanent book-tax differences, if any, are not included in ending undistributed net investment income (loss) for the purpose of calculating net investment income (loss) per share in the Financial Highlights.

11. Other: Security transactions are accounted for on the date the securities are purchased or sold. Costs used in determining realized gains and losses on the sale of investment securities are those of specific securities sold.

    Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recognized on the accrual basis. Discounts and premiums on securities purchased are amortized over their respective lives. Most expenses of the Fund can be directly attributed to a particular Portfolio. Expenses which cannot be directly attributed are apportioned among the Portfolios on the basis of their relative net assets. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses are allocated to each class of shares based upon their relative net assets.

B. INVESTMENT ADVISORY FEE. Under the terms of an Investment Advisory Agreement, each Portfolio has agreed to pay Morgan Stanley Investments LP (formerly Miller Anderson & Sherrerd, LLP) ("MSI LP" or the "Adviser"), wholly owned by indirect subsidiaries of Morgan Stanley for investment advisory services performed at a fee calculated by applying a quarterly rate based on an annual percentage rate to each Portfolio's average daily net assets for the quarter. For the year ended September 30, 2001 the investment advisory fees of each of the Portfolios were:

                                 ANNUAL        VOLUNTARY EXPENSE LIMITATIONS
                               INVESTMENT   ------------------------------------
                                ADVISORY    INSTITUTIONAL   INVESTMENT   ADVISER
PORTFOLIO                         FEE           CLASS         CLASS       CLASS
--------------------------------------------------------------------------------
Fixed Income                        0.375%             --%          --%       --%
Special Purpose Fixed Income        0.375              --           --        --
Fixed Income II                     0.375              --           --        --
Domestic Fixed Income               0.375            0.50           --      0.75
Cash Reserves                       0.250            0.32         0.47        --
Global Fixed Income                 0.375              --           --        --
High Yield                          0.450              --           --        --
Intermediate Duration               0.375              --           --        --
International Fixed Income          0.375              --           --        --
Limited Duration                    0.300              --           --        --
Municipal                           0.375            0.50           --        --
Balanced                            0.450              --           --        --
Multi-Asset-Class                   0.650            0.78         0.93        --

The Adviser has voluntarily agreed to reduce the fees payable to it and, if necessary, reimburse the Portfolios for certain expenses so that annual operating expenses, after giving effect to custody fee offsets, will not exceed voluntary expense limitations established for each class of shares as presented in the table above.

C. ADMINISTRATION FEE. MSI LP serves as Administrator to the Fund pursuant to an Administration Agreement. Under the agreement, MSI LP receives an annual fee, accrued daily and payable monthly, of 0.08% of each Portfolio's average daily net assets. J.P. Morgan Investor Services Co. serves as Transfer Agent to the Fund and provides fund accounting and other services pursuant to a sub-administration agreement with MSI LP and receives compensation from MSI LP for these services.

D. DISTRIBUTOR. Morgan Stanley Distribution, Inc. (formerly MAS Distribution, Inc.) ("MSDI" or the "Distributor"), a wholly-owned subsidiary of the Adviser, is the distributor for the Fund. MSDI is a limited-purpose broker/dealer whose only function is to distribute open-end mutual fund shares. The Distributor provides all classes of shares in each Portfolio with distribution services, and receives fees in connection with these services, pursuant to separate Distribution and

142

Shareholder Servicing Plans (the "Plans") in accordance with Rule 12b-1 under the Investment Company Act of 1940.

Under the Plans, the Distributor is entitled to distribution fees and shareholder servicing fees for Adviser Class and Investment Class shares, respectively. The distribution fee is an asset-based fee to support distribution efforts and/or servicing of accounts. The Adviser Class of shares pays an annual distribution fee of 0.25% of average net assets of the class for such services under the 12b-1 plan adopted by the Fund. The Investment Class of shares pays an annual shareholder servicing fee of 0.15% of average net assets of the class. The shareholder servicing fee is used to support the expenses associated with servicing and maintaining accounts. Both fees are paid directly to MSDI. The distribution fee may be retained by MSDI if an Adviser Class shareholder invests directly through MSDI. Usually the fees are paid by MSDI to external organizations such as 401(k) alliance sponsors, discount brokers and bank trust departments who distribute MSIF Trust Portfolios to the public.

E. CUSTODY. JPMorgan Chase Bank (formerly The Chase Manhattan Bank) serves as custodian for the Fund in accordance with a custodian agreement.

The Portfolios have entered into an arrangement with their custodian whereby credits realized on uninvested cash balances were used to offset a portion of each applicable Portfolio's expenses. Expense offsets appearing in the Statement of Operations include custodian balance credits totaling $345,000 for the year ended September 30, 2001.
F. TRUSTEES' FEES. The Fund pays each Trustee, an interested person, as defined under the Investment Company Act of 1940, as amended, an annual fee plus reimbursement of travel and other expenses incurred in attending Board meetings. Trustees who are also affiliated persons receive no remuneration for their service as Trustees.

Each eligible Trustee of the Fund who is not an interested person, as defined under the Investment Company Act of 1940, as amended, participates in the Trustees' Deferred Compensation Plan. Under the Trustees' Deferred Compensation Plan, such Trustees must defer at least 25% of their fees and may elect to defer payment of up to 100% of their total fees earned as a Trustee of the Fund. These deferred amounts are invested in the Portfolios selected by the Trustee. Total Trustees fees incurred, for the year ended September 30, 2001 by the Portfolios were $116,000.

G. PORTFOLIO INVESTMENT ACTIVITY.

 1. Purchases and Sales of Securities: For the year ended September 30, 2001, purchases and sales of investment securities other than temporary cash investments were:

                                                         (000)
                                                ------------------------
PORTFOLIO                                       PURCHASES       SALES
------------------------------------------------------------------------
Fixed Income                                    $5,566,360    $5,694,817
Special Purpose Fixed Income                       458,629       597,531
Fixed Income II                                    305,928       329,903
Domestic Fixed Income                              196,206       182,756
Global Fixed Income                                 16,301        17,382
High Yield                                         619,506       562,141
Intermediate Duration                               75,953        48,163
International Fixed Income                          55,809        99,723
Limited Duration                                   129,557       109,461
Municipal                                          163,597       102,365
Balanced                                           910,037       787,539
Multi-Asset-Class                                  230,428       211,929

 2. Federal Income Tax Cost and Unrealized Appreciation (Depreciation): At September 30, 2001, cost, unrealized appreciation, unrealized depreciation and net unrealized appreciation (depreciation) of securities for Federal income tax purposes were:

                                                   (000)
                            ----------------------------------------------------
PORTFOLIO                      COST      APPRECIATION   DEPRECIATION      NET
--------------------------------------------------------------------------------
Fixed Income                $6,571,157   $    106,501   $   (102,924)  $   3,577
Special Purpose Fixed
 Income                        428,730          9,261        (11,396)     (2,135)
Fixed Income II                405,528          7,619         (3,902)      3,717
Domestic Fixed Income          286,666          5,617         (2,338)      3,279
Cash Reserves                  149,368             --             --          --
Global Fixed Income             41,108            648         (2,176)     (1,528)
High Yield                   1,031,407         15,396       (387,616)   (372,220)
Intermediate Duration          121,267          2,428           (535)      1,893
International Fixed Income      84,248            915         (3,741)     (2,826)
Limited Duration               264,323          6,296           (605)      5,691
Municipal                      193,800          8,930         (1,290)      7,640
Balanced                       585,815         17,192        (38,224)    (21,032)
Multi-Asset-Class              134,134          5,394        (13,138)     (7,744)

2001 ANNUAL REPORT
September 30, 2001
                                                                             143

 3. Forward Foreign Currency Contracts: Under the terms of the forward foreign currency contracts open at September 30, 2001, each Portfolio is obligated to deliver or receive currency in exchange for U.S. dollars as indicated in the following table:

                                                       (000)
                       ----------------------------------------------------------------------
                                                                                    NET
                                          IN                                     UNREALIZED
                       CURRENCY TO     EXCHANGE      SETTLEMENT                 APPRECIATION
PORTFOLIO                DELIVER          FOR           DATE        VALUE      (DEPRECIATION)
---------------------------------------------------------------------------------------------
Global Fixed Income
Purchases:               US$    50      AUD    100     10/10/01     US$   49        US$    (1)
                               250      CAD    385     10/16/01          244               (6)
                                52      CAD     80     10/17/01           51               (1)
                             3,056     EUR   3,355     10/29/01        3,049               (7)
                               245      AUD    475      11/7/01          234              (11)
                               814      EUR    930      11/9/01          845               31
                               446      EUR    500     11/14/01          454                8
                               472      AUD    965     11/28/01          476                4
                               557     AUD   1,055     11/29/01          520              (37)
                             1,599    JPY  189,000     12/13/01        1,594               (5)
                               146      GBP    100     12/14/01          147                1
                             3,155    JPY  368,000     12/19/01        3,106              (49)
                                                                               --------------
                                                                                    US$   (73)
                                                                               --------------
Sales:                   CAD   385      US$    252     10/16/01     US$  244         US$    8
                         CAD    80              51     10/17/01           51               --
                        SEK  4,585             445     11/15/01          429               17
                         CAD   395             250      12/5/01          250               --
                                                                               --------------
                                                                                     US$   25
                                                                               --------------
                                                                                    US$   (48)
                                                                               --------------
High Yield
Purchases:              US$  2,427     GBP   1,650      10/9/01    US$ 2,424        US$    (3)
                             1,955     EUR   2,100     10/29/01        1,909              (46)
                                                                               --------------
                                                                                    US$   (49)
                                                                               --------------
Sales:                  GBP 13,140     US$  18,593      10/9/01   US$ 19,307        US$  (714)
                        EUR  4,645           4,230     10/29/01        4,223                7
                        EUR  5,110           4,456     10/31/01        4,645             (189)
                        EUR  7,095           6,183     10/31/01        6,449             (266)
                        EUR  7,270           6,514     11/14/01        6,605              (91)
                                                                               --------------
                                                                                   US$ (1,253)
                                                                               --------------
                                                                                   US$ (1,302)
                                                                               ==============

                                                       (000)
                       ----------------------------------------------------------------------
                                                                                    NET
                                          IN                                     UNREALIZED
                       CURRENCY TO     EXCHANGE      SETTLEMENT                 APPRECIATION
PORTFOLIO                DELIVER          FOR           DATE        VALUE      (DEPRECIATION)
---------------------------------------------------------------------------------------------
International Fixed Income
Purchases:              US$  1,701     AUD   3,355     10/10/01    US$ 1,658        US$   (43)
                             9,741   JPY 1,205,000     10/15/01       10,113              372
                               636      CAD    980     10/16/01          620              (16)
                               224      CAD    345     10/17/01          219               (5)
                             4,175     CAD   6,400     10/17/01        4,051             (124)
                             1,025     EUR   1,125     10/29/01        1,023               (2)
                             9,168     EUR  10,200     10/29/01        9,272              104
                             1,554     EUR   1,750     10/29/01        1,564               10
                               998     DKK   8,050      11/9/01          983              (15)
                               572     AUD   1,170     11/28/01          577                5
                               710     AUD   1,345     11/29/01          663              (47)
                             4,121    JPY  499,000     12/12/01        4,209               88
                            11,357   JPY 1,342,000     12/13/01       11,320              (37)
                             1,891     GBP   1,295     12/14/01        1,896                5
                                                                               --------------
                                                                                    US$   295
                                                                               --------------
Sales:                   CAD   980      US$    641     10/16/01     US$  620         US$   21
                        CAD  2,470           1,568     10/17/01        1,564                4
                        SEK  6,940             650     10/26/01          649                1
                        DKK 12,345           1,446     10/31/01        1,509              (63)
                        JPY 81,000             654      11/2/01          681              (27)
                        DKK 23,550           2,769      11/9/01        2,878             (109)
                        SEK  3,195             310     11/15/01          299               11
                        JPY 98,000             840     12/12/01          826               14
                        SEK  1,670             157      1/31/02          156                1
                                                                               --------------
                                                                                    US$  (147)
                                                                               --------------
                                                                                    US$   148
                                                                               --------------
Multi-Asset-Class
Purchases:               US$    63      AUD    125     10/10/01     US$   62        US$    (1)
                                97      CAD    150     10/16/01           95               (2)
                               372      CAD    570     10/17/01          361              (11)
                               482      EUR    529     10/29/01          481               (1)
                                 9      EUR     10     10/29/01            9               --
                               119      AUD    230      11/7/01          114               (5)
                               174      EUR    195     11/14/01          177                3
                               174      EUR    195     11/15/01          177                3
                                64      AUD    130     11/28/01           63               (1)
                                45      AUD     85     11/28/01           42               (3)
                             2,250    JPY  271,260      12/7/01        2,287               37

144

                                                       (000)
                       ----------------------------------------------------------------------
                                                                                    NET
                                          IN                                     UNREALIZED
                       CURRENCY TO     EXCHANGE      SETTLEMENT                 APPRECIATION
PORTFOLIO                DELIVER          FOR           DATE        VALUE      (DEPRECIATION)
---------------------------------------------------------------------------------------------
                               991    JPY  120,000     12/12/01    US$ 1,012         US$   21
                               292      GBP    200     12/14/01          293                1
                             2,951     EUR   3,360       2/4/02        3,046               95
                             2,374     GBP   1,670       2/4/02        2,439               65
                                                                               --------------
                                                                                    US$   201
                                                                               --------------
Sales:                   GBP   100      US$    142      10/9/01     US$  147        US$    (5)
                         CAD   150              98     10/16/01           95                3
                         CAD   220             140     10/17/01          140               --
                         EUR    70              64     10/29/01           64               --
                        DKK  1,175             138     10/31/01          144               (6)
                         EUR    40              35     10/31/01           36               (1)
                        JPY  8,000              65      11/2/01           67               (2)
                         DKK   460              54      11/9/01           56               (2)
                         EUR   100              90     11/14/01           91               (1)
                         EUR   195             174     11/15/01          177               (3)
                         EUR   110             100     11/29/01          100               --
                       JPY 410,000           3,492      12/7/01        3,457               35
                        JPY 23,000             197     12/12/01          194                3
                        SEK  1,410             133      1/31/02          132                1
                        EUR  1,100           1,003       2/4/02          997                6
                                                                               --------------
                                                                                     US$   28
                                                                               --------------
                                                                         Net        US$   229
                                                                               --------------

---------------
AUD -- Australian Dollar
CAD -- Canadian Dollar
DKK -- Danish Krone
EUR -- Euro
GBP -- British Pound
JPY -- Japanese Yen
SEK -- Swedish Krona
US $ -- U.S. Dollar

 4. Futures Contracts: At September 30, 2001, the following Portfolios had futures contracts open:

                                                                   UNREALIZED
                            NUMBER     AGGREGATE                  APPRECIATION
                              OF       FACE VALUE   EXPIRATION   (DEPRECIATION)
PORTFOLIO                  CONTRACTS     (000)         DATE          (000)
-------------------------------------------------------------------------------
Purchases:
 Domestic Fixed Income
   U.S. Treasury
     10 yr. Note                  35    US$ 3,807       Dec-01        $      (2)
 Global Fixed Income
   Euro-Bobl                       2    EUR   197       Dec-01                1
   Euro-Schatz                    28    EUR 2,656       Dec-01               15
   Japanese Yen
     10 yr. Bond                   2   JPY  2,341       Dec-01                2
 Intermediate Duration
   U.S. Agency
     10 yr. Note                  15    US$ 1,566       Dec-01               31
   U.S. Treasury
     2 yr. Note                   43    US$ 9,041       Dec-01              151
   U.S. Treasury
     5 yr. Note                  102   US$ 11,035       Dec-01              260
 International Fixed
   Income Euro-Schatz             37    EUR 3,509       Dec-01               20
   Euro-Bond                      11    EUR 1,087       Dec-01                8
   Japanese Yen
     10 yr. Bond                   8   JPY  9,364       Dec-01                8
   U.S. Treasury
     10 yr. Note                   5    US$   544       Dec-01               12
 Limited Duration U.S.
   Treasury
     2 yr. Note                  200   US$ 42,053       Dec-01              666
   U.S. Treasury
     5 yr. Note                    7    US$   757       Dec-01               15
 Municipal
   Municipal Bond                 18    US$ 1,911       Dec-01                2
   U.S. Treasury
     10 yr. Note                 219   US$ 23,823       Dec-01              487

2001 ANNUAL REPORT
September 30, 2001
                                                                             145

                                                                   UNREALIZED
                            NUMBER     AGGREGATE                  APPRECIATION
                              OF       FACE VALUE   EXPIRATION   (DEPRECIATION)
PORTFOLIO                  CONTRACTS     (000)         DATE          (000)
-------------------------------------------------------------------------------
 Multi-Asset Class
   DJ Euro Stoxx 50 Index        225    EUR 6,796       Dec-01         $    310
   FTSE 100 Index                 64    GBP 4,624       Dec-01               46
   Hang Seng Index                 5    HKD   320       Oct-01               22
   SPI 200 Index                  17    AUD   645       Dec-01               21
   TOPIX Index                    64   JPY  5,451       Dec-01              138
   U.S. Treasury
     2 yr. Note                   10    US$ 2,103       Dec-01               35
Sales:
 Fixed Income
   U.S. Treasury
     5 yr. Note                 4377   US$473,537       Dec-01           (2,520)
   U.S. Treasury
     10 yr. Note               1,811   US$197,003       Dec-01           (1,666)
   U.S. Treasury
     Long Bond                   755   US$ 79,653       Dec-01             (587)
 Special Purpose Fixed
   Income
   U.S. Treasury
     5 yr. Note                  473   US$ 51,173       Dec-01             (568)
   U.S. Treasury
     10 yr. Note                  41    US$ 4,460       Dec-01              (44)
   U.S. Treasury Long
     Bond                         46    US$ 4,853       Dec-01              (43)
 Fixed Income II
   U.S. Treasury
     10 yr. Note                  29    US$ 3,155       Dec-01              (31)
   U.S. Treasury
     5 yr. Note                  430   US$ 46,521       Dec-01             (494)
   U.S. Treasury
     Long Bond                   117   US$ 12,344       Dec-01              (99)
 Domestic Fixed Income
   U.S. Treasury
     5 yr. Note                  231   US$ 24,991       Dec-01             (185)
   U.S. Treasury
     Long Bond                    69    US$ 7,280       Dec-01              (46)

                                                                   UNREALIZED
                            NUMBER     AGGREGATE                  APPRECIATION
                              OF       FACE VALUE   EXPIRATION   (DEPRECIATION)
PORTFOLIO                  CONTRACTS     (000)         DATE          (000)
-------------------------------------------------------------------------------
 Global Fixed Income
   Euro-Bond                       1    EUR    99       Dec-01         $     --
   U.S. Treasury
     Long Bond                     7    US$   739       Dec-01               (8)
   U.S. Treasury
     2 yr. Note                    2    US$   421       Dec-01               --
   U.S. Treasury
     5 yr. Note                   29    US$ 3,137       Dec-01                1
   U.S. Treasury
     10 yr. Note                  56    US$ 6,092       Dec-01             (158)
 High Yield
   U.S. Treasury
     10 yr. Note                 203   US$ 22,083       Dec-01             (580)
 Intermediate Duration
   U.S. Treasury
     10 yr. Note                  99   US$ 10,769       Dec-01             (259)
   U.S. Treasury
     Long Bond                    35    US$ 3,693       Dec-01              (36)
 Limited Duration
   U.S. Treasury
     10 yr. Note                 411   US$ 44,709       Dec-01           (1,182)
 Municipal
   U.S. Treasury
     Long Bond                   376   US$ 39,668       Dec-01             (322)
 Balanced
   U.S. Treasury
     Bond                         35    US$ 3,693       Dec-01              (30)
   U.S. Treasury
     5 yr. Note                  134   US$ 14,497       Dec-01              (27)
   U.S. Treasury
     10 yr. Note                 147   US$ 15,991       Dec-01             (147)
 Multi-Asset Class
   U.S. Treasury
     Long Bond                     5    US$   528       Dec-01               (5)
   U.S. Treasury
     5 yr. Note                   55    US$ 5,950       Dec-01              (64)
   U.S. Treasury
     10 yr. Note                   6    US$   653       Dec-01               (5)

---------------
AUD -- Australian Dollar
EUR -- Euro
GBP -- British Pound
HKD -- Hong Kong Dollar
JPY -- Japanese Yen
US $ -- U.S. Dollar

146

 5. Swap Agreements: At September 30, 2001, the following Portfolios had open Swap Agreements:

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
Fixed Income
$35,000    Agreement with Bank of America Corp. terminating
           November 1, 2001 to pay 6 month LIBOR less 30
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $  957
$17,400    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                 1,366
$32,000    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                  2,165
$27,000    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                  1,409
$21,325    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                    874
$11,000    Agreement with Credit Suisse First Boston
           terminating February 1, 2002 to pay 6 month LIBOR
           less 35 basis points, and receive if positive
           (pay if negative), the total rate of return on
           the Lehman Brothers Commercial Mortgage-Backed
           Securities Index -- Investment Grade.                     457
$15,000    Agreement with Lehman Brothers terminating
           February 1, 2002 to pay at a fixed rate of
           3.1575% and to receive if positive (pay if
           negative), the total rate of return on the Lehman
           Brothers CMBS Index.                                      332
$17,425    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                   575
$20,025    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                    443

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$33,980    Agreement with Bank of America Corp. terminating
           March 8, 2002 to pay 6 month LIBOR less 30 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $  928
$12,000    Agreement with Bank of America Corp. terminating
           March 29, 2002 to pay 7.1 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                   293
$21,500    Agreement with Bank of America Corp. terminating
           May 1, 2002 to pay 7.5 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                   103
$ 8,700    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
$17,000    Agreement with Bank of America Corp. terminating
           July 1, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                   (18)
$19,850    Agreement with Credit Suisse First Boston
           terminating October 1, 2031 to pay at a fixed
           rate of 5.922% and to receive 3 month LIBOR.             (106)
                                                                  ------
                                                                  $9,778
                                                                  ------
Special Purpose Fixed Income
$ 3,375    Agreement with Bank of America Corp. terminating
           November 1, 2001 to pay 6 month LIBOR less 30
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $   92
$ 1,615    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                   127
$ 3,000    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                    203

2001 ANNUAL REPORT
September 30, 2001
                                                                             147

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$ 2,100    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                 $  109
$ 1,625    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     67
$   850    Agreement with Credit Suisse First Boston
           terminating February 1, 2002 to pay 6 month LIBOR
           less 35 basis points, and receive if positive
           (pay if negative), the total rate of return on
           the Lehman Brothers Commercial Mortgage-Backed
           Securities Index -- Investment Grade.                      35
$ 1,325    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    44
$   875    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                     19
$ 3,240    Agreement with Bank of America Corp. terminating
           March 8, 2002 to pay 6 month LIBOR less 30 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    89
$   850    Agreement with Bank of America Corp. terminating
           May 1, 2002 to pay 7.5 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                     4
$   810    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
$ 1,350    Agreement with Credit Suisse First Boston
           terminating October 1, 2031 to pay at a fixed
           rate of 5.922% and to receive 3 month LIBOR.               (7)
                                                                  ------
                                                                  $  782
                                                                  ------

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
Fixed Income II
$ 1,185    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                $   93
$ 2,200    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                    149
$ 1,700    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     89
$ 1,375    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     56
$   750    Agreement with Credit Suisse First Boston
           terminating February 1, 2002 to pay 6 month LIBOR
           less 35 basis points, and receive if positive
           (pay if negative), the total rate of return on
           the Lehman Brothers Commercial Mortgage-Backed
           Securities Index -- Investment Grade.                      31
$   925    Agreement with Lehman Brothers terminating
           February 1, 2002 to pay at a fixed rate of
           3.1575% and to receive if positive (pay if
           negative), the total rate of return on the Lehman
           Brothers CMBS Index.                                       20
$ 3,200    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                   106
$ 1,375    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                     30
$ 2,100    Agreement with Bank of America Corp. terminating
           March 29, 2002 to pay 7.1 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                    51

148

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$ 1,500    Agreement with Bank of America Corp. terminating
           May 1, 2002 to pay 7.5 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $    7
$   590    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
$ 1,250    Agreement with Bank of America Corp. terminating
           July 1, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    (1)
$ 1,250    Agreement with Credit Suisse First Boston
           terminating October 1, 2031 to pay at a fixed
           rate of 5.922% and to receive 3 month LIBOR.               (6)
                                                                  ------
                                                                  $  625
                                                                  ------
Domestic Fixed Income
$   715    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                $   56
$ 1,350    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     91
$ 1,200    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     63
$   900    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     37
$   650    Agreement with Lehman Brothers terminating
           February 1, 2002 to pay at a fixed rate of
           3.1575% and to receive if positive (pay if
           negative), the total rate of return on the Lehman
           Brothers CMBS Index.                                       14

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$ 2,050    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $   68
$   825    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                     18
$ 2,850    Agreement with Bank of America Corp. terminating
           March 29, 2002 to pay 7.1 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                    70
$   900    Agreement with Bank of America Corp. terminating
           May 1, 2002 to pay 7.5 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                     4
$   360    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
$ 1,100    Agreement with Bank of America Corp. terminating
           July 1, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    (1)
$   900    Agreement with Credit Suisse First Boston
           terminating October 1, 2031 to pay at a fixed
           rate of 5.922% and to receive 3 month LIBOR.               (5)
                                                                  ------
                                                                  $  415
                                                                  ------
Intermediate Duration
$   285    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                $   22
$   550    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     37

2001 ANNUAL REPORT
September 30, 2001
                                                                             149

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$   550    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                 $   29
$   375    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     15
$   835    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    28
$   325    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                      7
$   400    Agreement with Bank of America Corp. terminating
           May 1, 2002 to pay 7.5 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                     2
$   140    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
                                                                  ------
                                                                  $  140
                                                                  ------
Municipal
$ 5,000    Agreement with Deutsche Bank terminating December
           1, 2001 to pay 1 month LIBOR less 5 basis points
           and to receive if positive (pay if negative) the
           total rate of return on the Lehman Brothers High
           Yield Bond Index.                                      $   64
$20,000    Agreement with Citibank terminating February 28,
           2002 to pay 1 month LIBOR plus 22.5 basis points
           and to receive the total rate of return on the
           Salomon Credit Index.                                   1,510
$ 5,000    Agreement with Merrill Lynch terminating
           September 26, 2021 to pay a fixed rate of 4.607%
           and to receive a rate determined on the basis of
           the BMA Municipal Swap Index.                              (7)
                                                                  ------
                                                                  $1,567
                                                                  ------

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
Balanced
$ 1,900    Agreement with Bank of America Corp. terminating
           November 1, 2001 to pay 6 month LIBOR less 30
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $   52
$   800    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                    63
$ 1,500    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                    102
$ 1,300    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     68
$ 1,025    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     42
$   750    Agreement with Lehman Brothers terminating
           February 1, 2002 to pay at a fixed rate of
           3.1575% and to receive if positive (pay if
           negative), the total rate of return on the Lehman
           Brothers CMBS Index.                                       16
$   830    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    27
$   925    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                     20
$ 1,825    Agreement with Bank of America Corp. terminating
           March 8, 2002 to pay 6 month LIBOR less 30 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    50

150

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$ 1,750    Agreement with Bank of America Corp. terminating
           March 29, 2002 to pay 7.1 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                $   43
$   450    Agreement with Bank of America Corp. terminating
           May 1, 2002 to pay 7.5 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                     2
$   400    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
$   900    Agreement with Credit Suisse First Boston
           terminating October 1, 2031 to pay at a fixed
           rate of 5.922% and to receive 3 month LIBOR.               (5)
                                                                  ------
                                                                  $  480
                                                                  ------
Multi-Asset-Class
$   375    Agreement with Bank of America Corp. terminating
           November 1, 2001 to pay 6 month LIBOR less 30
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                $    9
$   150    Agreement with Bank of America Corp. terminating
           November 30, 2001 to pay 6 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                    12
$   275    Agreement with Merrill Lynch terminating December
           13, 2001 to pay 5.5 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     19
$   250    Agreement with Salomon Brothers terminating
           December 14, 2001 to pay 4.5 month LIBOR less 40
           basis points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                     13

                                                                UNREALIZED
NOTIONAL                                                       APPRECIATION
AMOUNT                                                        (DEPRECIATION)
(000)                         DESCRIPTION                         (000)
----------------------------------------------------------------------------
$   175    Agreement with Merrill Lynch terminating January
           31, 2002 to pay 6 month LIBOR less 35 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the
           Commercial Mortgage-Backed Securities AAA Custom
           Index.                                                 $    7
$   125    Agreement with Lehman Brothers terminating
           February 1, 2002 to pay at a fixed rate of
           3.1575% and to receive if positive (pay if
           negative), the total rate of return on the Lehman
           Brothers CMBS Index.                                        3
$   125    Agreement with Bank of America Corp. terminating
           February 15, 2002 to pay 6 month LIBOR less 35
           basis points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                     4
$   175    Agreement with Credit Suisse First Boston
           terminating February 28, 2002 to pay 6 month
           LIBOR less 35 basis points, and receive if
           positive (pay if negative), the total rate of
           return on the Lehman Brothers Commercial
           Mortgage-Backed Securities Index -- Investment
           Grade.                                                      4
$   345    Agreement with Bank of America Corp. terminating
           March 8, 2002 to pay 6 month LIBOR less 30 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                     9
$   375    Agreement with Bank of America Corp. terminating
           March 29, 2002 to pay 7.1 month LIBOR, and
           receive if positive (pay if negative), the total
           rate of return on the Banc of America Securities
           LLC AAA 10-year Commercial Mortgage-Backed
           Securities Daily Index.                                    10
$    75    Agreement with Bank of America Corp. terminating
           May 31, 2002 to pay 9 month LIBOR less 40 basis
           points, and receive if positive (pay if
           negative), the total rate of return on the Banc
           of America Securities LLC AAA 10-year Commercial
           Mortgage-Backed Securities Daily Index.                    --
$   150    Agreement with Credit Suisse First Boston
           terminating October 1, 2031 to pay at a fixed
           rate of 5.922% and to receive 3 month LIBOR.               (1)
                                                                  ------
                                                                  $   89
                                                                  ------

---------------
LIBOR -- London Interbank Offer Rate

2001 ANNUAL REPORT
September 30, 2001
                                                                             151

H. CAPITAL LOSS CARRY FORWARD. At September 30, 2001, the following Portfolios had available for Federal income tax purposes unused capital losses, which will expire on the indicated dates:

                                              EXPIRATION DATE
                                               SEPTEMBER 30,
                                                   (000)
                                  ----------------------------------------
PORTFOLIO                         2003   2004    2007     2008      2009
--------------------------------------------------------------------------
Fixed Income                      $--    $--    $   --   $ 8,107   $    --
Fixed Income II                    --     --     1,082     5,127        --
Domestic Fixed Income              --     --        --     1,704        --
Global Fixed Income                --     --        --        92     1,576
High Yield                         --     --       718    12,236    26,962
Intermediate Duration              --     --        --       738        --
International Fixed Income         --     --        --        --     1,532
Limited Duration                  779    172        --     1,717        --
Municipal                          --     --        --     1,040     1,279
Balanced                           --     --        --        --     4,254
Multi-Asset-Class                  --     --        --        --     1,364

To the extent that capital gains are offset, such gains will not be distributed to shareholders.

For the fiscal year ended September 30, 2001, the following Portfolios utilized capital loss carryforward, for U.S. federal income tax purposes:

                                                               (000)
----------------------------------------------------------------------
Fixed Income                                                  $105,494
Special Purpose Fixed Income                                    12,758
Fixed Income II                                                  3,095
Domestic Fixed Income                                            2,883
Intermediate Duration                                            1,541
Limited Duration                                                 2,132

I. POST OCTOBER LOSSES. Under current tax law, certain capital and net foreign exchange losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. For the fiscal year ended September 30, 2001, the following Portfolios may elect to defer capital and currency losses occurring between November 1, 2000 and September 30, 2001 up to the following amounts:

                                            POST-OCTOBER     POST-OCTOBER
                                           CAPITAL LOSSES   CURRENCY LOSSES
PORTFOLIO                                      (000)             (000)
---------------------------------------------------------------------------
Fixed Income                               $       28,964   $            --
Special Purpose Fixed Income                        5,209                88
Fixed Income II                                     3,194                40
Domestic Fixed Income                                  50                --

                                            POST-OCTOBER     POST-OCTOBER
                                           CAPITAL LOSSES   CURRENCY LOSSES
PORTFOLIO                                      (000)             (000)
---------------------------------------------------------------------------
Global Fixed Income                        $          440   $         1,400
High Yield                                         14,599             2,704
International Fixed Income                            121             7,827
Limited Duration                                       --                 5
Balanced                                           32,357               117
Multi-Asset-Class                                  18,873               342

J. IN-KIND TRANSACTIONS. For the year ended September 30, 2001, the following Portfolios realized gains (losses) from in-kind redemptions:

PORTFOLIO                                                     (000)
-------------------------------------------------------------------
Fixed Income                                                  $(14)
High Yield                                                     508

K. SECURITIES LENDING. Certain Portfolios loan securities to certain brokers and receive security lending fees. Security lending fees are included as interest income in the Statement of Operations. For the year ended September 30, 2001, the following Portfolios had security lending fees totaling:

PORTFOLIO                                                     (000)
--------------------------------------------------------------------
Fixed Income                                                  $  360
Special Purpose Fixed Income                                      79
Fixed Income II                                                   22
Domestic Fixed Income                                             47
High Yield                                                       315
Balanced                                                          72

Portfolios that lend securities receive securities issued or guaranteed by the U.S. Government or its agencies, cash or letters of credit as collateral in an amount at least equal to 100% of the current market value of loaned securities. The value of loaned securities and related collateral outstanding at September 30, 2001, were as follows:

                                                    VALUE OF
                                                     LOANED       VALUE OF
                                                   SECURITIES    COLLATERAL
PORTFOLIO                                            (000)         (000)
---------------------------------------------------------------------------
Fixed Income                                        $195,531      $198,915
Special Purpose Fixed Income                          13,167        13,343
Fixed Income II                                       14,473        14,590
Domestic Fixed Income                                 24,397        24,794
High Yield                                            91,611        97,181
Balanced                                              49,053        49,173

152

The market value of the loaned securities is determined at the close of business of the Fund and any additional collateral is delivered to the Fund on the next business day.

L. OTHER. At September 30, 2001, the High Yield Portfolio's net assets were substantially comprised of high yield fixed income securities. The financial condition of an issuer of these securities and general economic and industry specific conditions may affect the issuer's ability to make payments of income and principal on these securities and ultimately impact their valuation.

A portion of the securities of the Municipal Portfolio are insured by certain companies specializing in the insurance of municipal debt obligations. At September 30, 2001, approximately 50.4% of the net assets of the Municipal Portfolio are covered by such insurance. Listed below are the insurers that insure obligations constituting more than 10% of the Portfolios' net assets:

FGIC                                                          14.6%
MBIA                                                          11.5
AMBAC                                                         10.1

At September 30, 2001, certain Portfolios had otherwise unaffiliated record owners of 10% or greater. Investment activities of these shareholders could have a material impact on these Portfolios. These Portfolios and the aggregate percentage of such owners was as follows:

                                                        PERCENTAGE
                                                       OF OWNERSHIP
                                           ------------------------------------
                                           INSTITUTIONAL   INVESTMENT   ADVISER
PORTFOLIOS                                     CLASS         CLASS       CLASS
-------------------------------------------------------------------------------
Fixed Income                                       11.3%         58.3%     69.3%
Special Purpose Fixed Income                        35.1           --        --
Fixed Income II                                     41.5           --        --
Domestic Fixed Income                               54.9           --     100.0
Cash Reserves                                       64.0        100.0        --
Global Fixed Income                                 89.5           --        --
High Yield                                          22.7         68.4      86.8
Intermediate Duration                               76.3        100.0        --
International Fixed Income                          91.5           --        --
Limited Duration                                    36.5           --        --
Municipal                                           36.7           --        --
Balanced                                            45.2         98.1      89.3
Multi-Asset-Class                                   66.6        100.0        --

2001 ANNUAL REPORT
September 30, 2001
                                                                             153

Independent Auditors' Report

To the Board of Trustees and Shareholders of Morgan Stanley Institutional Fund Trust
(formerly MAS Funds):

We have audited the accompanying statements of net assets of Fixed Income Portfolio, Special Purpose Fixed Income Portfolio, Fixed Income II Portfolio, Domestic Fixed Income Portfolio, Cash Reserves Portfolio, Global Fixed Income Portfolio, High Yield Portfolio, Intermediate Duration Portfolio, International Fixed Income Portfolio, Limited Duration Portfolio, Municipal Portfolio, Balanced Portfolio and Multi-Asset-Class Portfolio, thirteen of the portfolios constituting Morgan Stanley Institutional Fund Trust (formerly MAS Funds), (hereafter referred to as the "Funds") as of September 30, 2001 and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the respective periods then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to provide reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the securities owned at September 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of September 30, 2001, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the respective periods then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 16, 2001

154

Federal Income Tax Information: (Unaudited)

Each Portfolio hereby designates the following amount as long-term capital gain dividends for the purpose of the dividend paid deduction on its federal income tax return.

                                                            LONG-TERM
                                                       CAPITAL GAINS - 20%
PORTFOLIO                                                     (000)
---------------------------------------------------------------------------
Balanced                                                            $10,995
Multi-Asset-Class                                                     4,788

For the fiscal year ended September 30, 2001, the percentage of dividends that qualify for the 70% dividend received deduction for corporate shareholders for each Portfolio were:

PORTFOLIO                                                     AMOUNT
--------------------------------------------------------------------
High Yield                                                       1.2%
Intermediate Duration                                            1.6
Balanced                                                        11.8
Multi-Asset-Class                                                4.5

Foreign tax incurred during the fiscal year ended September 30, 2001 amounting to $3,000 for the International Fixed Income Portfolio is expected to be passed through to shareholders as foreign tax credits on Form 1099-DIV for the year ending December 31, 2001. In addition, for the fiscal year ended September 30, 2001, gross income derived from sources within foreign countries amounted to $3,670,000 for the International Fixed Income Portfolio.

For the fiscal year ended September 30, 2001*, the percentage of exempt interest dividends paid by the Municipal Portfolio was 93.1%.

For the fiscal year ended September 30, 2001*, the percentage of income earned from direct U.S. Treasury Obligations was as follows:

                                                               INCOME
PORTFOLIO                                                      EARNED
-------------------------------------------------------------------------
Fixed Income                                                          3.2%
Special Purpose Fixed Income                                          1.9
Fixed Income II                                                       4.7
Domestic Fixed Income                                                 8.7
Cash Reserves                                                         6.7
Global Fixed Income                                                   3.1
High Yield                                                            1.0
Intermediate Duration                                                12.8
International Fixed Income                                            4.5
Limited Duration                                                      5.7
Balanced                                                              4.8
Multi-Asset-Class                                                     1.1

* Amounts for the period ending December 31, 2001 will be provided with Form 1099-DIV to be mailed in January 2002.

TRUSTEES

Barton M. Biggs
Chairman of the Board
Chairman, Director and Managing Director
Morgan Stanley Investment Management Inc. and
Morgan Stanley & Co. Incorporated;
Chairman and Director,
Morgan Stanley Investment Management Limited

John D. Barrett II
Chairman and Director,
Barrett Associates, Inc.

Thomas P. Gerrity
Professor of Management,
Wharton School of Business,
University of Pennsylvania

Gerard E. Jones
Counsel of Shipman & Goodwin, LLP

Joseph J. Kearns
Investment Consultant

Vincent R. McLean
Formally Executive Vice President,
Chief Financial Officer
and Director, Sperry Corporation

C. Oscar Morong, Jr.
Managing Director, Morong
Capital Management

William G. Morton, Jr.
Chairman Emeritus and Former Chief Executive Officer,
Boston Stock Exchange

Michael Nugent
General Partner, Triumph Capital, LP

Fergus Reid
Chairman and Chief Executive Officer,
Lumelite Plastics Corporation

Ronald E. Robison
Chief Operations Officer and
Managing Director of
Morgan Stanley Investment Management

INVESTMENT ADVISER AND ADMINISTRATOR

Morgan Stanley Investments LP
One Tower Bridge
West Conshohocken, PA 19428

DISTRIBUTOR

Morgan Stanley Distribution, Inc.
One Tower Bridge
West Conshohocken, PA 19428
            OFFICERS

            Ronald E. Robison
            President

            Stefanie V. Chang
            Vice President

            Lorraine Truten
            Vice President

            Joseph P. Stadler
            Vice President and Treasurer

            Mary E. Mullin
            Secretary

            Belinda Brady
            Assistant Treasurer
            CUSTODIAN

            JP Morgan Chase Bank
            3 Chase MetroTech Center
            Brooklyn, New York 11245

            LEGAL COUNSEL

            Mayer, Brown & Platt
            1675 Broadway
            New York, New York 10019

            INDEPENDENT AUDITORS

            Deloitte & Touche LLP
            200 Berkeley Street
            Boston, MA 02116

                      Morgan Stanley Investment Management
                         Morgan Stanley Investments LP

                                One Tower Bridge
                        West Conshohocken, PA 19428-2899
        Investment Adviser: (610) 940-5000 - MSIF Trust: (800) 354-8185

                               Printed in U.S.A.
                       This Report has been prepared for
                     shareholders and may be distributed to
                  others only if preceded or accompanied by a
                              current prospectus.

                                                              932-fbmannrpt-1101